As filed with the Securities and Exchange Commission on February 28, 2003

                           Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   -----------

         ICON Income Fund Ten, LLC, a Delaware limited liability company (Exact name of registrant as specified in governing instruments)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      7394
            (Primary Standard Industrial Classification Code Number)

                                   35-2193184
                     (I.R.S. Employer Identification Number)

           100 Fifth Avenue, New York, New York 10011, (212) 418-4700
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              Louis J.C. Cusano, Senior Vice President and Counsel
                               ICON Capital Corp.
                          100 Fifth Avenue, Tenth Floor
                            New York, New York 10011
                                 (212) 418-4705
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with a copy to:

                            Joseph S. Radovsky, Esq.
                              Adam P. Siegman, Esq.
                       Greene Radovsky Maloney & Share LLP
                       Four Embarcadero Center, Suite 4000
                         San Francisco, California 94111
                                 (415) 981-1400
                             (counsel to registrant)
                                   -----------

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

                            ICON INCOME FUND TEN, LLC
                         $150,000,000 (Maximum Offering)
                                 150,000 Shares
                    (Minimum Capitalization of 5,000 Shares)
                               $1,000.00 per Share
                      Minimum Investment: 5 Shares ($5,000)
    (50 Shares for foreign investors; 3 Shares for IRAs and qualified plans;
                 no minimum for investors in another ICON Fund)

                                                        Price                  Sales               Proceeds To
                                                      to Public             Commissions              Company
Per Share                                         $           1,000      $           100       $               900
Minimum Offering of 5,000 Shares                  $       5,000,000      $       500,000       $         4,500,000
Maximum Offering of 100,000 Shares                $     150,000,000      $    15,000,000       $       135,000,000

These are speculative securities and this investment involves a high degree of risk. You should consider carefully the risk factors beginning on page 6, which include the following:

      o A substantial portion of the distributions you will receive will be a return of capital

      o There is no guarantee you will receive a return of all of your investment or any income

      o We will receive substantial fees from the Company, and our fees are likely to exceed the income portion of distributions made to you during the Company's early years

      o You may be unable to resell your shares and therefore you should be prepared to hold them for the life of the Company

This prospectus describes an investment in shares of ICON Income Fund Ten, LLC, an equipment leasing business in the form of a limited liability company which we refer to as the Company in this prospectus. We, ICON Capital Corp., formed the Company as its manager. We will invest at least 79.00% of the capital raised from the sale of shares in equipment, and establish a reserve of 1.00%. One of our affiliates, ICON Securities Corp., will act as the dealer-manager for this offering of shares. Brokers selling the shares are not required to sell any specific number of shares, but will use their best efforts to sell shares. No shares will be sold unless a minimum of $5,000,000 is received within one year from the start of the offering. We will deposit subscriptions in a bank escrow account until that amount is received.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY IS NOT PERMITTED.

Notice to Pennsylvania investors: Because the minimum amount of this offering is less than $7,500,000 (a maximum to minimum offering ratio of 20:1), you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of investments.

                  This prospectus is dated [___________, 2003].

Q.    What is ICON Income Fund Ten, LLC?

      ICON Income Fund Ten, LLC (the Company) is what is often referred to as an Equipment Leasing Program. In an Equipment Leasing Program, the capital you invest is pooled with the capital contributed by other investors. This pool of cash is then used to make investments, to pay fees and expenses and to establish a small reserve. On pages 77 and 16, respectively, you can find additional information about subscribing to this offering and the specific use of proceeds from this offering.

Q.    How do Equipment Leasing Programs work?

      An Equipment Leasing Program raises money from investors, uses a portion of it to pay fees and expenses, and then makes investments and establishes a small reserve with the rest. The majority of investments made by an Equipment Leasing Program is the purchase of items of equipment which are leased out. One party to each lease owns the equipment; commonly this party is referred to as the owner or lessor. The other party uses the equipment for a specific period of time and pays rent for its use; this is the user or lessee. When the lease matures, the lessee typically purchases the equipment, extends the lease, or returns the equipment to the lessor. An Equipment Leasing Program anticipates receiving cash from both rental payments made by lessees and the sale of the equipment when a lease is over.

Q.    What will ICON Equipment Fund Ten, LLC do?

      As is typical of Equipment Leasing Programs, the Company will be a lessor, using a portion of the offering proceeds to buy items of equipment on lease to various lessees. Although the makeup of the Company's leased equipment portfolio cannot be determined in advance, other Equipment Leasing Programs we (ICON Capital Corp.) manage invested in marine vessels, commercial aircraft, railcars, power plants, production facilities, store fixtures and technology equipment (and many other types of equipment). It is also not possible to determine who will be the lessees of the Company's equipment, but in our other Equipment Leasing Programs the lessees were often Fortune 500 companies or large foreign businesses.

Q. What can I expect to happen after I make an investment in ICON Income Fund Ten, LLC?

      The Company has three phases of different lengths. It is very important to be aware of how the Company will operate during these three phases so you can evaluate this investment opportunity and have appropriate expectations.

      We call the period when we are raising money from investors the offering period. This period will not exceed two years. The more quickly the Company raises money, the shorter the offering period will be. After the Company has raised $5,000,000, it will begin investing offering proceeds in equipment subject to leases. This will continue until all offering proceeds have been spent on equipment, fees and expenses, and establishing a small reserve.

      Once the offering is complete, the reinvestment period begins. Unless extended, it will last for five years. No new investors are admitted during this period. The operating period is when the Company expects to invest operating proceeds in additional equipment to the extent that cash is available after distributions are made and expenses are paid.

      In both the offering and operating periods, the Company plans to make monthly distributions of cash to investors. Cash is expected to be distributed in the early part of each month, commencing shortly after you make an investment and once the Company has raised $5,000,000. The planned rate of the cash distributions to you will initially be at 7.50% per year. Cash distributions are expected to continue each month for the entire offering and operating periods. However, the rate of cash distributions could vary and is not guaranteed.

      At the end of the operating period will be the liquidation period. The liquidation period is likely to last for several years. It is during the liquidation period that the Company gradually disposes of its equipment. If equipment is still on lease at the start of the liquidation period, it will typically be sold when the lease matures rather than re-leased to third parties, if market conditions permit. If we believe that it would be in the best interests of investors to have the Company acquire further equipment during the liquidation period, we may do so, but we will not receive any fees in connection with acquiring, leasing or selling that equipment.

Q. How do the planned cash distributions from the Company to me compare to fixed income investments?

      You should carefully review the Risk Factors section of the prospectus to see how an investment in the Company differs from more conservative alternatives. Among other things, you are not guaranteed a return of or a return on your investment in the Company. The amount of distributions made to you during the offering and operating periods may vary depending on the performance of the Company's equipment lease investments. Distributions made to you during the liquidation period will be irregular and there is no one guaranteeing that, when combined with prior distributions, they will add up to more than 100% of your investment. The possibility that the internal rate of return from this investment may be more or less than the initial distribution rate is an important difference between an investment in the Company and fixed income alternatives. Understanding the opportunities and risks of the Company prior to investing is very important, and you should not invest if you believe you do not fully understand this investment.

Q. Are there tax considerations of this investment of which I need to be aware?

      Tax considerations are described beginning on page 43. You may want to consult your tax advisor if you have questions about the appropriateness of this investment for your own tax situation.

      Investing in equipment has certain tax characteristics which are generally favorable. Essentially, the Company will generate taxable income from rents received and equipment sales. A substantial part of this income is offset by deductions for depreciation, interest and other expenses. The result may be that, in the offering period and early years of the operating period, you will receive cash distributions which are not fully subject to income tax when you receive them. You will receive a Form K-1 early each year, which tells you what share of the Company's income you will need to put on your tax return.

      This is not an appropriate investment if you are seeking to shelter other sources of income from taxation, although in some instances passive losses from this investment can offset passive income. Based on our experience managing other Equipment Leasing Programs, in the early years of the Company you will receive distributions but have to pay very little current income tax on them. However, you will pay additional taxes in later years to offset this. By the time the Company is liquidated, the total tax you pay in the aggregate will likely be consistent with the tax you would pay with respect to other taxable investments. The benefit of paying taxes later instead of currently is commonly referred to as tax deferral. An investment in the Company should not be made solely because of the potential for tax deferral. In addition, in some cases other taxes may offset the deferral benefit. Again, see the tax discussion beginning on page 43.

      Other Equipment Leasing Programs we manage have, on average for the first five years after their commencement, experienced that 80.5% of distributions to investors were a return of capital and 19.5% of distributions were returns on investments. A newer Equipment Leasing Program we manage has, in its first three years, experienced that 84.6% of distributions to investors were a return of capital and 15.4% of distributions were a return on investment.

Q.    Can I have my distributions redirected elsewhere each month?

      Investors can have their distributions routed to several different accounts which they specify. There is an opportunity to have your distributions invested in additional shares of the Company during the offering period.

Q.    What ability will I have to sell my investment in the Company?

      This is an illiquid investment and your ability to sell will probably be extremely limited. It is best only to invest money which you can afford to have tied up for at least 10 years, net of distributions which are expected to be made to you during those years. There is a limited redemption feature which allows you to request that the Company purchase your shares, which is more fully described on page 70. From time to time informal trading markets have existed where owners of investments in Equipment Leasing Programs can buy and sell such investments. You should assume that the financial result of a redemption or sale may be for less than your original expectation for this investment.

                                TABLE OF CONTENTS

      We include cross-references in this prospectus to section titles where you can find further related discussions. The following table provides the pages on which these sections are located. In this prospectus, "manager," "we," "us" and "our" refer to ICON Capital Corp., the manager of the Company.

SUMMARY OF THE OFFERING............................................................................................................1

       Investment Objectives And Policies..........................................................................................1

       SUMMARY OF PRIMARY RISK FACTORS.............................................................................................1

       USES OF OFFERING PROCEEDS...................................................................................................2

       OUR COMPENSATION............................................................................................................2

       OUR RELATIONSHIP TO THE COMPANY IS NOT FREE OF CONFLICTS....................................................................2

       OUR MANAGEMENT RESPONSIBILITY...............................................................................................3

       OTHER BUSINESSES WE MANAGE..................................................................................................3

       MANAGEMENT; FINANCIAL STATEMENTS............................................................................................3

       FEDERAL INCOME TAX MATTERS..................................................................................................3

       CAPITALIZATION..............................................................................................................3

       SUMMARY OF THE OPERATING AGREEMENT..........................................................................................3

       RESTRICTIONS ON YOUR ABILITY TO TRANSFER SHARES.............................................................................4

       REDEMPTION OF SHARES........................................................................................................4

       INVESTOR SUITABILITY........................................................................................................4

       Who Should Invest...........................................................................................................4

       MINIMUM INVESTMENT..........................................................................................................5

       PLAN OF DISTRIBUTION........................................................................................................5

RISK FACTORS.......................................................................................................................6

       A SUBSTANTIAL PORTION OF THE DISTRIBUTIONS YOU WILL RECEIVE WILL BE DEEMED A RETURN OF CAPITAL..............................6

       THERE IS NO GUARANTEE YOU WILL RECEIVE A RETURN OF ALL OF YOUR INVESTMENT OR ANY INCOME.....................................6

       WE WILL RECEIVE SUBSTANTIAL FEES FROM THE COMPANY, AND OUR FEES ARE LIKELY TO EXCEED THE INCOME PORTION OF
       DISTRIBUTIONS MADE TO YOU DURING THE COMPANY'S EARLY YEARS..................................................................6

       YOU MAY BE UNABLE TO RESELL YOUR SHARES AND THEREFORE YOU SHOULD BE PREPARED TO HOLD THEM FOR THE LIFE OF
       THE COMPANY.................................................................................................................6

       IF YOU CHOOSE TO REDEEM YOUR SHARES YOU MAY RECEIVE SIGNIFICANTLY LESS THAN YOU WOULD RECEIVE IF YOU WERE TO
       HOLD YOUR SHARES............................................................................................................7

       THE RATE OF MONTHLY CASH DISTRIBUTIONS IS NOT FIXED.........................................................................7

       THE AMOUNT OF CAPITAL RAISED BY THE COMPANY MAY DETERMINE ITS LEVEL OF EQUIPMENT DIVERSIFICATION AND
       PROFITABILITY...............................................................................................................7

       THE COMPANY DOES NOT YET OWN ANY EQUIPMENT AND THE COMPOSITION OF ITS EQUIPMENT PORTFOLIO IS CURRENTLY
       UNKNOWN.....................................................................................................................7

       THE VALUE OF THE COMPANY'S EQUIPMENT WILL DECLINE OVER TIME.................................................................7

       IF LEASED EQUIPMENT IS NOT PROPERLY MAINTAINED ITS RESIDUAL VALUE MAY BE LESS THAN EXPECTED.................................8

       THE COMPANY COULD INCUR LOSSES IF A LESSEE DEFAULTS ON ITS LEASE............................................................8

       BECAUSE THE COMPANY WILL ACQUIRE SOME OF ITS EQUIPMENT WITH BORROWED FUNDS, LOSSES AS A RESULT OF LESSEE
       DEFAULTS MAY BE GREATER THAN IF DEBT WERE NOT INCURRED......................................................................8

       IF A LESSEE FILES FOR BANKRUPTCY THE COMPANY MAY HAVE DIFFICULTY RECOVERING THE LEASED EQUIPMENT............................9

       THE COMPANY MAY INVEST IN OPTIONS THAT COULD BECOME WORTHLESS IF THE OPTION GRANTOR FILES FOR BANKRUPTCY....................9

       LEASING EQUIPMENT IN FOREIGN COUNTRIES MAY BE RISKIER THAN LEASING IN THE UNITED STATES.....................................9

       SELLERS OF LEASED EQUIPMENT COULD USE THEIR KNOWLEDGE OF THE LEASE TERMS FOR GAIN AT THE COMPANY'S EXPENSE..................9

       THE COMPANY COULD INCUR LOSSES AS A RESULT OF FOREIGN CURRENCY FLUCTUATION.................................................10

       INVESTMENT IN JOINT VENTURES MAY SUBJECT THE COMPANY TO RISKS RELATING TO ITS CO-INVESTORS.................................10

       WE MAY BE UNABLE TO OBTAIN INSURANCE FOR CERTAIN TYPES OF LOSSES...........................................................10

       THE COMPANY COULD SUFFER LOSSES IF IT FAILS TO MAINTAIN EQUIPMENT REGISTRATION AND from the cost of
       REGULATORY compliance......................................................................................................10

       IF A LEASE WERE DETERMINED TO BE A LOAN, IT WOULD BE SUBJECT TO USURY LAWS WHICH COULD LOWER THE COMPANY'S
       LEASE REVENUE..............................................................................................................11

       LOSSES COULD RESULT IN REDUCED DISTRIBUTIONS...............................................................................11

       OUR MANAGEMENT DECISIONS ARE SUBJECT TO CONFLICTS OF INTEREST..............................................................11

       WE WILL NOT DEVOTE OUR TIME EXCLUSIVELY TO MANAGING THE COMPANY............................................................11

       YOU WILL HAVE LIMITED VOTING RIGHTS AND NO MANAGEMENT AUTHORITY............................................................12

       THERE IS NO GUARANTEE YOU WILL RECEIVE A RETURN COMPARABLE TO THAT OF INVESTORS IN SIMILAR BUSINESSES WE
       SPONSOR AND MANAGE.........................................................................................................12

       WE CANNOT GUARANTEE THE TAX CONSEQUENCES OF THIS INVESTMENT................................................................12

       IF THE IRS CLASSIFIES THE COMPANY AS A CORPORATION, YOUR DISTRIBUTIONS WOULD BE REDUCED UNDER CURRENT TAX LAW..............12

       THE COMPANY COULD LOSE COST RECOVERY OR DEPRECIATION DEDUCTIONS IF THE IRS TREATS ITS LEASES AS SALES OR
       FINANCINGS.................................................................................................................13

       YOU MAY INCUR TAX LIABILITY IN EXCESS OF THE CASH DISTRIBUTIONS YOU RECEIVE in a particular year...........................13

       THERE ARE LIMITATIONS ON YOUR ABILITY TO DEDUCT COMPANY LOSSES.............................................................13

       THE IRS MAY ALLOCATE MORE TAXABLE INCOME TO YOU THAN THE OPERATING AGREEMENT PROVIDES......................................13

       IF YOU ARE A TAX-EXEMPT ORGANIZATION YOU WILL HAVE UNRELATED BUSINESS TAXABLE INCOME FROM THIS INVESTMENT..................13

       IF YOU ARE A FOREIGN INVESTOR YOU MAY BE SUBJECT TO U.S. TAX WITHHOLDING AND BE REQUIRED TO FILE U.S. TAX
       RETURNS....................................................................................................................13

       THIS INVESTMENT MAY CAUSE YOU TO PAY ADDITIONAL TAXES......................................................................13

       THE ASSETS OF THE COMPANY MAY BE PLAN ASSETS FOR ERISA PURPOSES............................................................14

SOURCES AND USES OF OFFERING PROCEEDS.............................................................................................15

OUR COMPENSATION..................................................................................................................17

       ORGANIZATION AND OFFERING STAGE............................................................................................17

       OPERATIONAL STAGE..........................................................................................................19

       INTEREST IN PROFITS OR LOSSES..............................................................................................22

CONFLICTS OF INTEREST.............................................................................................................23

       NO ARM'S-LENGTH NEGOTIATION OF AGREEMENTS..................................................................................23

       OUR COMPENSATION...........................................................................................................23

       EFFECT OF LEVERAGE ON OUR COMPENSATION.....................................................................................23

       COMPETITION WITH THE COMPANY FOR EQUIPMENT.................................................................................23

       JOINT VENTURES.............................................................................................................24

       LEASE REFERRALS............................................................................................................24

       LACK OF INDEPENDENT MANAGEMENT AND DIRECTORS...............................................................................25

       PARTICIPATION OF AN AFFILIATE IN THIS OFFERING.............................................................................25

       TAX MATTERS PARTNER........................................................................................................25

MANAGEMENT RESPONSIBILITY.........................................................................................................26

       CONFLICTS..................................................................................................................26

       INDEMNIFICATION............................................................................................................26

       INVESTOR REMEDIES..........................................................................................................27

OTHER BUSINESSES WE MANAGE........................................................................................................28

RELATIONSHIPS WITH SOME OF OUR AFFILIATES.........................................................................................30

MANAGEMENT........................................................................................................................31

       THE MANAGER................................................................................................................31

       OUR AFFILIATES.............................................................................................................32

INVESTMENT OBJECTIVES AND POLICIES................................................................................................33

       GENERAL....................................................................................................................33

       LEASES.....................................................................................................................33

       TRANSACTION APPROVAL PROCEDURES............................................................................................35

       CREDITWORTHINESS CONSIDERATIONS............................................................................................35

       EQUIPMENT CONSIDERATIONS...................................................................................................36

       PORTFOLIO ACQUISITIONS.....................................................................................................38

       OPTIONS AND OTHER INTERESTS IN EQUIPMENT...................................................................................38

       OTHER INVESTMENTS..........................................................................................................38

       INTERIM FINANCING..........................................................................................................38

       PORTFOLIO REVIEW AND REMARKETING...........................................................................................39

CASH DISTRIBUTIONS................................................................................................................40

       MONTHLY CASH DISTRIBUTIONS.................................................................................................40

       FIRST CASH DISTRIBUTIONS TO MEMBERS........................................................................................40

       PURCHASING ADDITIONAL SHARES WITH DISTRIBUTIONS DURING THE OFFERING PERIOD.................................................41

       CASH DISTRIBUTIONS DURING THE LIQUIDATION PERIOD...........................................................................41

FEDERAL INCOME TAX CONSEQUENCES...................................................................................................42

       OPINION OF TAX COUNSEL.....................................................................................................42

       CLASSIFICATION AS A PARTNERSHIP............................................................................................42

       TAXATION OF LIMITED LIABILITY COMPANIES IN GENERAL.........................................................................42

       PUBLICLY TRADED PARTNERSHIPS...............................................................................................43

       TAXATION OF DISTRIBUTIONS..................................................................................................44

       COMPANY INCOME VERSUS COMPANY DISTRIBUTIONS................................................................................45

       ALLOCATIONS OF PROFITS AND LOSSES..........................................................................................45

       DEDUCTIBILITY OF LOSSES; PASSIVE LOSSES, TAX BASIS AND "AT-RISK" LIMITATION................................................46

       DEDUCTIONS FOR ORGANIZATIONAL AND OFFERING EXPENSES; START-UP COSTS........................................................47

       TAX TREATMENT OF LEASES....................................................................................................47

       COST RECOVERY..............................................................................................................48

       LIMITATIONS ON COST RECOVERY DEDUCTIONS....................................................................................48

       DEFERRED PAYMENT LEASES....................................................................................................49

       SALE OR OTHER DISPOSITION OF COMPANY PROPERTY..............................................................................49

       SALE OR OTHER DISPOSITION OF SHARES........................................................................................50

       TREATMENT OF CASH DISTRIBUTIONS UPON REDEMPTION............................................................................50

       GIFTS OF SHARES............................................................................................................50

       CONSEQUENCE OF NO SECTION 754 ELECTION.....................................................................................51

       TAX TREATMENT OF TERMINATION OF THE COMPANY PURSUANT TO THE OPERATING AGREEMENT............................................51

       AUDIT BY THE IRS...........................................................................................................51

       ALTERNATIVE MINIMUM TAX....................................................................................................52

       INTEREST EXPENSE...........................................................................................................52

       SELF-EMPLOYMENT TAX........................................................................................................52

       LIMITED DEDUCTIONS FOR ACTIVITIES NOT ENGAGED IN FOR PROFIT................................................................52

       FOREIGN SOURCE TAXABLE INCOME..............................................................................................53

       REGISTRATION, INTEREST AND PENALTIES.......................................................................................53

       STATE AND LOCAL TAXATION...................................................................................................54

       FOREIGN RESIDENTS..........................................................................................................54

       TAX TREATMENT OF CERTAIN TRUSTS AND ESTATES................................................................................55

       TAXATION OF EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ORGANIZATIONS......................................................55

       CORPORATE INVESTORS........................................................................................................55

       PROPOSED FEDERAL TAX LAW CHANGE............................................................................................55

INVESTMENT BY QUALIFIED PLANS AND IRAS............................................................................................56

       FIDUCIARIES UNDER ERISA....................................................................................................56

       PROHIBITED TRANSACTIONS UNDER ERISA AND THE TAX CODE.......................................................................56

       PLAN ASSETS................................................................................................................57

       OTHER ERISA CONSIDERATIONS.................................................................................................57

CAPITALIZATION....................................................................................................................59

MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION....................................................................................60

       LIQUIDITY AND CAPITAL RESOURCES............................................................................................60

       OPERATIONS.................................................................................................................60

SUMMARY OF THE OPERATING AGREEMENT................................................................................................61

       ESTABLISHMENT AND NATURE OF THE COMPANY....................................................................................61

       NAME AND ADDRESS OF THE COMPANY............................................................................................61

       THE COMPANY'S PURPOSES.....................................................................................................61

       DURATION OF THE COMPANY....................................................................................................61

       CAPITAL CONTRIBUTIONS......................................................................................................61

       MANAGEMENT OF THE COMPANY..................................................................................................61

       LIMITATIONS ON OUR POWERS..................................................................................................62

       OUR RIGHT TO INDEMNIFICATION...............................................................................................63

       LIABILITY..................................................................................................................63

       NON-ASSESSABILITY OF SHARES................................................................................................63

       CASH DISTRIBUTIONS.........................................................................................................63

       ALLOCATION OF PROFITS AND LOSSES FOR TAX PURPOSES..........................................................................64

       CHANGE OF MANAGEMENT.......................................................................................................64

       TRANSFER OF SHARES.........................................................................................................65

       DISSOLUTION AND WINDING-UP.................................................................................................65

       ACCESS TO COMPANY BOOKS AND RECORDS........................................................................................65

       MEETINGS AND VOTING RIGHTS OF MEMBERS......................................................................................65

       AMENDING THE OPERATING AGREEMENT...........................................................................................66

TRANSFER OF SHARES / WITHDRAWAL...................................................................................................67

       RESTRICTIONS ON THE TRANSFER OF SHARES and withdrawal......................................................................67

       ADDITIONAL TRANSFER RESTRICTION FOR RESIDENTS OF CALIFORNIA................................................................68

       CONSEQUENCES OF TRANSFER...................................................................................................68

REDEMPTION OF SHARES..............................................................................................................69

       RESTRICTIONS ON THE REDEMPTION OF SHARES...................................................................................69

       CONSEQUENCES OF REDEMPTION.................................................................................................69

REPORTS TO MEMBERS................................................................................................................71

       ANNUAL REPORTS.............................................................................................................71

       QUARTERLY REPORTS..........................................................................................................71

PLAN OF DISTRIBUTION..............................................................................................................72

       GENERAL....................................................................................................................72

       SEGREGATION OF SUBSCRIPTION PAYMENTS.......................................................................................72

INVESTOR SUITABILITY..............................................................................................................74

       CONSIDERATIONS.............................................................................................................74

       SUITABILITY STANDARD FOR QUALIFIED PLANS AND IRAS..........................................................................74

       SUITABILITY STANDARD FOR OTHER FIDUCIARIES.................................................................................74

       ADDITIONAL CONSIDERATIONS FOR IRAS, QUALIFIED PLANS AND TAX-EXEMPT ENTITIES................................................74

       SUITABILITY REQUIREMENTS IN CONNECTION WITH TRANSFERS OF SHARES............................................................75

SUBSCRIPTIONS.....................................................................................................................76

       MINIMUM INVESTMENT.........................................................................................................76

       SUBSCRIBER REPRESENTATIONS AND SUBSCRIPTION PROCEDURES.....................................................................76

       INSTRUCTIONS CONCERNING "IMPORTANT INFORMATION"............................................................................77

       BINDING EFFECT OF THE OPERATING AGREEMENT ON YOU...........................................................................77

       YOUR CITIZENSHIP AND RESIDENCY.............................................................................................77

       CO-SIGNATURE BY SELLING DEALER.............................................................................................77

       HOW TO SUBSCRIBE...........................................................................................................78

FURTHER INFORMATION...............................................................................................................79

       EXPERTS....................................................................................................................79

       CHANGE IN INDEPENDENT AUDITORS ............................................................................................79

       LEGAL MATTERS..............................................................................................................79

       ADDITIONAL INFORMATION.....................................................................................................79

       TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS.......................................................................79

       BALANCE SHEETS.............................................................................................................79

       SALES MATERIAL.............................................................................................................79

INDEX TO FINANCIAL STATEMENTS.....................................................................................................80

Exhibit A--Operating Agreement of ICON Income Fund Ten, LLC
Exhibit B--Prior Performance Tables
Exhibit C--Subscription Documents


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                             SUMMARY OF THE OFFERING

      This  summary   highlights   information   contained   elsewhere  in  this
prospectus. You should read the entire prospectus, including the section entitled "RISK FACTORS," carefully before making an investment decision.

      ICON Income Fund Ten, LLC is an equipment leasing business formed on January 2, 2003. The Company primarily will engage in the business of acquiring equipment subject to leases and, to a lesser degree, acquiring ownership rights to items of leased equipment at lease expiration. The Company may also engage in other business activities that are consistent with the Company's objectives. Some of the Company's equipment leases will be acquired for cash and are expected to provide current cash flow, which we refer to as income leases. The majority of the purchase price of the Company's other equipment leases will be borrowed, so these leases will generate little or no current cash flow because all of the rental payments received from a lessee will be paid to a lender. For these "growth" leases, we anticipate that the future value of the leased equipment will exceed the cash portion of the purchase price the Company pays for the equipment.

      We expect that the Company will invest most of the net proceeds of this offering in items of equipment that will be subject to a lease. After the net offering proceeds have been invested, additional investments will be made with the cash generated from the Company's initial investments to the extent that cash is not needed for the Company's expenses, reserves and distributions to investors. The investment in additional equipment in this manner is called "reinvestment." We anticipate the Company will purchase equipment from time to time until five years from the date we complete this offer to sell shares. That time frame is called the operating period, which we may extend at our discretion for an additional three years. After the operating period, the Company will then sell its assets in the ordinary course of business during a time frame called the liquidation period. If we believe it would benefit investors to reinvest the Company's cash flow in equipment during the liquidation period, the Company may do so, but we will not receive any additional fees in connection with such reinvestments. Our goal is to complete the liquidation period in three years, but it may take longer to do so. Accordingly, you should expect to hold your shares for at least 10 years from the time you invest.

Investment Objectives And Policies

      We have four investment objectives:

      (1) INVEST IN LEASED EQUIPMENT: to invest at favorable prices in equipment subject to leases with creditworthy lessees.

      (2) MAKE CASH DISTRIBUTIONS: to make substantially tax-deferred cash distributions during the early years of the Company, beginning the month after the first investor is admitted as a member.

      (3) DIVERSIFY TO REDUCE RISK: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment subject to leases. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact the Company. Further, a diverse portfolio of creditworthy lessees makes it less likely that a lessee's default or bankruptcy will significantly impact the Company. We intend to emphasize investments in used, long-lived, low-obsolescence equipment to reduce the impact of economic depreciation and, to a lesser degree, emphasize investments where high rates of rent compensate the Company for the expected economic depreciation of the underlying equipment.

      (4) PROVIDE A FAVORABLE TOTAL RETURN: to provide you a total return on your investment which, by the time the Company's investments are sold, compares favorably with fixed income investments.

SUMMARY OF PRIMARY RISK FACTORS

      This investment involves a high degree of risk. In addition to this summary of the primary risks of this investment, you should read the entire section of this prospectus entitled "RISK FACTORS" before making an investment decision.

      (1) A substantial portion of distributions you will receive from the Company will be a return of capital. Until all of the Company's equipment is sold and the Company has made its final distribution, you will not be able to determine what portion of cash distributions received were a return of capital or a return on your investment.

      (2) There is no guarantee you will receive a return of all of your investment or any income.


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      (3)   The  Company  will pay us and our  affiliates  substantial  fees for organizing the Company, selling shares and acquiring and managing equipment for the Company. The amount of these fees is likely to exceed the income portion of distributions made to you in the Company's early years.

      (4) There are significant limitations on your right to sell shares since there will be no public trading market for them. You should be prepared to hold them for the life of the Company.

USES OF OFFERING PROCEEDS

      Assuming all of the shares are sold, we will:

      o invest at least 80.25% of the funds we receive from investors in equipment;

      o     retain 1% of the funds in a reserve; and

      o use the remaining 18.75% of the funds to pay fees and expenses relating to this offering and organizing the Company.

      Assuming only the minimum number of the shares (5,000) is sold, we will:

      o invest at least 79.00% of the funds we receive from investors in equipment;

      o     retain 1% of the funds in a reserve; and

      o use the remaining 20.00% of the funds to pay fees and expenses relating to this offering and organizing the Company.

OUR COMPENSATION

      The dealer-manager, which is a corporation affiliated with us, will select the brokers, manage this offering, and be compensated for those and other services. We will acquire the assets for, and manage the business of, the Company. The section of this prospectus entitled "OUR COMPENSATION" details the estimated amount and range of each item of compensation that we and the dealer-manager will be paid. The most significant items are:

      o not more than 18.75% of the proceeds from the offering (assuming all 150,000 shares are sold) will pay fees and expenses relating to this offering and organizing the Company. We and our affiliates will receive approximately 10.75% of the proceeds, and up to 8.0% will be paid to unrelated brokers;

      o we are entitled to a management fee of between 2% and 7% of gross rental payments from the Company's leases, but not from rental payments for equipment acquired during the liquidation period;

      o we will receive an additional fee of 2% of gross rental payments for providing re-leasing services to the Company when equipment comes off lease and is re-leased to a new lessee during the operating period;

      o initially, we will receive 1% and the investors (sometimes called members) as a group will receive 99% of cash distributions from the Company's operations and sales. This will continue until the investors have received what we call payout, which is a total cash distribution equal to the amount of their investment plus an 8.0% cumulative annual return, compounded daily, on their unreturned investment;

      o after payout, the Company will pay 10% of cash distributions from sales and operations to us and 90% to the investors;

      o after payout, the Company will pay us a re-sale fee equal to 3% of the contract sales price of equipment, and interests in equipment, that the Company sells (excluding sales of equipment acquired during the liquidation period); and

      o commencing six months after the offering is complete, and provided that all of the offering proceeds have been invested in equipment, used to pay organizational and offering expenses, or committed to reserves, the Company will pay us 3% of the purchase price of equipment we acquire for the Company.

OUR RELATIONSHIP TO THE COMPANY IS NOT FREE OF CONFLICTS

      The Company will be subject to conflicts of interest because of our relationship to it. These conflicts may include:


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      o     the  lack  of   arm's-length   negotiations   in   determining   our
            compensation;

      o competition with other leasing businesses that we sponsor for the acquisition, lease or sale of equipment;

      o competition with our affiliates for the acquisition, lease or sale of equipment; and

      o competition for management services with other leasing businesses that we or our affiliates sponsor.

      In addition to the fiduciary duty that we owe as the manager of the Company, the Operating Agreement contains provisions to minimize conflicts between us, our affiliates and you. See "CONFLICTS OF INTEREST" and "SUMMARY OF THE OPERATING AGREEMENT."

OUR MANAGEMENT RESPONSIBILITY

      As manager of the Company, we will act with integrity, in good faith, and exercise due diligence in conducting the business of the Company. However, the Company will indemnify us for many of our acts on its behalf, and we will be permitted to take actions that may involve a conflict of interest. See "CONFLICTS OF INTEREST."

OTHER BUSINESSES WE MANAGE

      We sponsor, and are currently managing, seven other public leasing businesses. See "OTHER Businesses We Manage" and Exhibit B for more detailed information about these other businesses.

MANAGEMENT; FINANCIAL STATEMENTS

      We are the sole manager of the Company. We are a Connecticut corporation located at 100 Fifth Avenue, Tenth Floor, New York, New York 10011 (telephone 212-418-4700). We will manage and control the affairs of the Company. See "MANAGEMENT" for a description of our officers and other key personnel who will be responsible on our behalf to manage the Company's business. Our financial statements and those of the Company are located in "FINANCIAL STATEMENTS" section of this prospectus.

FEDERAL INCOME TAX MATTERS

      This prospectus contains a discussion of significant federal income tax issues pertinent to you in the section entitled "FEDERAL INCOME TAX CONSEQUENCES." We have obtained an opinion from our tax counsel concerning the Company's classification for federal income tax purposes as a partnership. See "FEDERAL INCOME TAX CONSEQUENCES--Classification as a Partnership." Tax counsel has also reviewed the summaries of federal income tax consequences to individual investors and to certain tax-exempt entities, including qualified plans, set forth in this prospectus under the sections entitled "RISK FACTORS" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS and IRAs." Tax counsel believes that the statements and conclusions in those sections of the prospectus are correct under present tax law. If the proposed legislation to eliminate the double federal income tax on corporate dividends is enacted, we will evaluate whether causing the Company to be taxed as a corporation rather than as a partnership would benefit investors. If we conclude that it would, we will seek investor approval to change the Company's method of federal income taxation.

CAPITALIZATION

      A table showing the Company's current and projected capitalization, after deduction of the costs of this offering and organizing the Company, is located in the section of the prospectus entitled "CAPITALIZATION."

SUMMARY OF THE OPERATING AGREEMENT

      The relationship between you, the members, and us, the manager, is governed by the Operating Agreement. You should be particularly aware that under the Operating Agreement:

      o     you will have limited voting rights;

      o     your shares will not be freely transferable; and


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      o     our fiduciary duty as the manager of a limited liability company has
            been  modified   because  of  our   sponsorship   of  other  similar
            businesses. This was done to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one such business.

      See "MANAGEMENT RESPONSIBILITY," "SUMMARY OF THE OPERATING AGREEMENT," "TRANSFER OF SHARES / WITHDRAWAL" and "REPORTS TO MEMBERS" for further details.

RESTRICTIONS ON YOUR ABILITY TO TRANSFER SHARES

      The Operating Agreement restricts your ability to transfer shares. These restrictions are imposed so that the Company is not treated as a "publicly traded partnership," which would make it subject to taxation as a corporation. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships." As a result of these restrictions, you will be unable to transfer your shares in a given year if the annual limit on the total number of share transfers has been reached during that particular year. See "TRANSFER OF SHARES / WITHDRAWAL."

REDEMPTION OF SHARES

      While an investment in shares should only be made if you can afford to hold onto them for at least 10 years, to the extent the Company has available cash, at our discretion the Company will allow a limited number of redemptions (up to two percent of the total shares outstanding) each year. During the offering period, any shares approved for redemption will be redeemed for their net asset value. During the operating period, shares accepted for redemption will be redeemed for a price of 100% of the price paid per share, plus 4% for each full year in which the shares were held, less 100% of all previous distributions received on account of the shares. During the liquidation period, shares accepted for redemption will be purchased for an amount equal to the equity per share of the Company (based on the most recent quarterly balance sheet), less all distributions made since the date of the balance sheet. See "Redemption of shares--Restrictions on the Redemption of Shares" for further details.

INVESTOR SUITABILITY

      You must meet our basic suitability requirements to invest. In general, you must either have:

      (1)   a net worth of at least $60,000 PLUS $60,000 of annual gross income;
            or

      (2)   a net worth of at least $225,000.

      Certain State Requirements

      If you are a resident of Arizona, Missouri, Nebraska, Ohio or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have (a) a net worth of at least $250,000 or
(b) a net worth, excluding the value of your home, home furnishings and automobiles, of at least $125,000, and an annual gross income of at least $50,000 in order to invest.

WHO SHOULD INVEST

      You should only invest if you:

      o     are prepared to hold this investment for at least 10 years;

      o have no need for this investment to be liquid except for cash that you may receive from monthly distributions; and

      o are prepared to assume the substantial risks associated with this investment.

      See the section of this prospectus entitled "INVESTOR SUITABILITY AND SUBSCRIPTION PROCEDURES," and the Subscription Agreement, for a more detailed explanation of these requirements.

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MINIMUM INVESTMENT

      The minimum number of shares you must purchase is five. For IRAs and qualified plans, you must purchase at least three shares, and if you are not a resident of the United States, the minimum investment is 50 shares. There is no minimum investment if you are a citizen of the United States and purchased at least $5,000 of shares in ICON Income Fund Nine, LLC.

PLAN OF DISTRIBUTION

      The Offering--The Company is offering between 5,000 and 150,000 shares, with a maximum offering amount of $150,000,000. We do not guarantee that any specified amount of money will be raised. The dealer-manager and the brokers will offer the shares for sale.

      Offering Period--We anticipate the offering of shares most likely will close two years from the date of this prospectus. The applicable state securities authority in most states must approve our continuing the offering for more than one year after it commences. We may terminate the offering of shares at any time.

      Minimum Offering--Unless the Company receives subscriptions for 5,000 shares prior to the completion of its offering period, no shares will be issued, and all funds received in connection with its offering will be promptly refunded to investors. Although we (and our affiliates) may buy up to 10% of the total shares purchased by non-affiliates, not more than 60 of the shares we purchase will be included in determining whether the minimum offering size for the Company has been achieved.

      Escrow Agent; Distribution of Escrow Interest--We will deposit and hold your investment in an interest-bearing escrow account at a national bank until:

      o the minimum offering size of $5,000,000 has been received, excluding investments from Pennsylvania residents; or

      o     one year after the offering begins, whichever comes first.

If you are a Pennsylvania resident, your investment is subject to the further conditions that:

      o it must be held in escrow until at least $7,500,000 (5% of the maximum offering of $150,000,000) has been received; and

      o you are offered the opportunity to rescind your investment if $7,500,000 has not been received within 120 days following the date your funds are received by the escrow agent, and every 120 days thereafter, during the period of the offering in Pennsylvania.

While your investment is held in escrow, your money will be invested in savings or money-market accounts bearing interest at prevailing rates. This will occur from the time the investment is deposited with the escrow agent until:

      o     you are admitted to the Company as a member;

      o if you are a Pennsylvania investor, the end of the 120-day period following the effective date of the offering during which your money was received. During this period, aggregate subscriptions of $7,500,000 must be satisfied for you to be admitted as a member, or you will have the option to have your investment refunded; or

      o one year from the time the offering period began, whichever comes first.

Upon admission to the Company, and you will receive a one-time distribution equal to 7.5.% of your investment (divided by 12) for each full month after you invest until you are admitted as a member, if cash on hand permits. If you are not admitted as a member of the Company, the interest will be paid to you when your investment funds are returned.

      Subscription--You must fill out a Subscription Agreement (Exhibit C to this prospectus) in order to purchase shares. By signing the Subscription Agreement, you will be making the representations and warranties contained in the Subscription Agreement and you will be bound by all of the terms of the Subscription Agreement and of the Operating Agreement.

      Closings--The initial closing of the offering for the Company will be held after subscriptions for at least 5,000 shares have been received by the escrow agent. At that time, subscribers for at least that number of shares may be admitted to the Company as members. After the initial closing, the Company intends to hold daily closings until the offering is completed or terminated.

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                                  RISK FACTORS

      This investment involves a high degree of risk. You should carefully read the following risks and the other information in this prospectus before purchasing shares. The Company's business, operating results and financial condition could be adversely affected by any of the following risks, which could result in the Company failing to provide any returns on your investment or even a loss of your investment.

      This prospectus also contains certain forward-looking statements based upon current expectations that involve risks and uncertainties. These statements relate to our future plans for the Company, objectives, expectations and intentions, and the assumptions underlying or relating to any of these statements. These statements may be identified by the use of words such as "expects," "anticipates," "intends," and "plans" and similar expressions. Actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include those discussed below and elsewhere in this prospectus.

A SUBSTANTIAL PORTION OF THE DISTRIBUTIONS YOU WILL RECEIVE WILL BE DEEMED A RETURN OF CAPITAL

      A substantial portion of cash distributions you will receive from the Company will be a return of capital. The portion of total distributions which is a return of capital and the portion which is investment income will depend on a number of factors in the Company's operations and cannot be determined until all of its equipment is sold, at which time you will be able to compare the total amount of all cash distributions received to your total capital invested, and determine your investment income.

THERE IS NO GUARANTEE YOU WILL RECEIVE A RETURN OF ALL OF YOUR INVESTMENT OR ANY INCOME

      There are a number of uncertainties associated with the equipment leasing business which will affect the Company's ability to make cash distributions to you that in total will be equal to all of your investment, or provide for any return on your investment. These include:

      o     the quality of the equipment the Company buys and leases;

      o the continuing economic life and value of the equipment upon lease expiration;

      o     the price paid for equipment;

      o     the technological and economic obsolescence of equipment;

      o     potential defaults by lessees; and

      o     increases  in  Company  expenses   (including  taxes  and  insurance
            expenses).

WE WILL RECEIVE SUBSTANTIAL FEES FROM THE COMPANY, AND OUR FEES ARE LIKELY TO EXCEED THE INCOME PORTION OF DISTRIBUTIONS MADE TO YOU DURING THE COMPANY'S EARLY YEARS

      The Company will pay us and our affiliates substantial fees for organizing the Company, selling shares, and acquiring, managing, re-leasing and selling equipment for the Company. The amount of these fees is likely to exceed the income portion of distributions made to you in the Company's early years. Furthermore, because the Company is likely to borrow a substantial portion of the purchase price of its equipment investments, the Company will pay greater fees to us than if no debt were incurred because our management, re-leasing and reinvestment acquisition fees are based upon the gross rental payments earned from, or purchase price of, equipment, and the use of debt should permit the Company to acquire more equipment than if debt was not utilized. Through December 31, 2002, ICON Income Fund Eight B L.P., a similar business we manage which is still in its operating period, has paid us offering-related fees and expenses of $9,375,000, and acquisition and management fees of $12,574,812, for a total of $21,949,812. To date, that business has distributed $13,526,647 to investors, of which $1,111,345 was income.

YOU MAY BE UNABLE TO RESELL YOUR SHARES AND THEREFORE YOU SHOULD BE PREPARED TO HOLD THEM FOR THE LIFE OF THE COMPANY

      The shares will not be listed on any exchange at any time, and we will take steps to assure that no public trading market develops for them. Your ability to sell or otherwise transfer your shares, other than at a substantial discount, is extremely limited and will depend on your ability to identify a buyer, which will be difficult. You must view your investment in the Company as a long-term, illiquid investment. See "TRANSFER OF SHARES / WITHDRAWAL."

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IF YOU CHOOSE TO REDEEM YOUR SHARES YOU MAY RECEIVE  SIGNIFICANTLY LESS THAN YOU
WOULD RECEIVE IF YOU WERE TO HOLD YOUR SHARES

      After you have been admitted as a member, you may request that the Company redeem up to 100% of your shares. The Company is under no obligation to do so, however, and will not maintain any cash reserve for this purpose. If we allow the Company to redeem your shares, the redemption price has been unilaterally set and is described in the section of this prospectus entitled "redemption of shares--Restrictions on the Redemption of Shares." Depending upon when you request redemption, the redemption price may be less than the unreturned amount of your investment. If your shares are redeemed, the redemption price may provide you a significantly lower value than the value you would realize by retaining your shares for the duration of the Company.

THE RATE OF MONTHLY CASH DISTRIBUTIONS IS NOT FIXED

      While we intend to have the Company make monthly cash distributions, we may determine it is in the best interest of the Company to periodically change the amount of the cash distributions you receive or not make any distributions in some months. During the liquidation period, regularly scheduled distributions will decrease because there will be fewer leases available to generate cash flow, although it is expected that lump sums will be distributed from time to time if and when financially significant assets are sold. See "CASH DISTRIBUTIONS--Monthly Cash Distributions."

THE AMOUNT OF CAPITAL RAISED BY THE COMPANY MAY DETERMINE ITS LEVEL OF EQUIPMENT DIVERSIFICATION AND PROFITABILITY

      The Company may begin operations with minimum capitalization of approximately $5,000,000. Our ability to diversify the Company's equipment portfolio, and its potential to provide attractive returns, will be adversely affected by having only the minimum amount of funds at our disposal. If only the minimum number of shares are sold, it will be harder to diversify both the Company's equipment portfolio and its lessees, and any single lease transaction will have a greater impact on its financial performance. See "SOURCES AND USES OF OFFERING PROCEEDS."

THE COMPANY DOES NOT YET OWN ANY EQUIPMENT AND THE COMPOSITION OF ITS EQUIPMENT PORTFOLIO IS CURRENTLY UNKNOWN

      You cannot assess all of the potential risks of this investment because none of the equipment to be purchased and the lessees to which the equipment will be leased have been identified. You will not have advance information as to the types, ages, manufacturers, model numbers or condition of the Company's equipment portfolio, the number of leases the Company will acquire, the identity, financial condition and creditworthiness of the lessees, the terms and conditions in the leases, the purchase price that will be paid for the equipment subject to lease or the expected residual value of the equipment. You must rely upon our judgment and ability to select the equipment to purchase, evaluate the equipment's condition, evaluate the ability of lessees to continue paying rent, and negotiate purchase documents. No assurance can be given that we will be able to perform such functions so as to achieve the investment objectives of the Company.

THE VALUE OF THE COMPANY'S EQUIPMENT WILL DECLINE OVER TIME

      A significant part of the value of any equipment which the Company will purchase is the potential value of the equipment once the lease term matures. We call this value the residual value. Generally, leased equipment is expected to decline in value over its useful life. In acquiring equipment, we will assume a value for the equipment at the end of the lease which, when combined with lease payments, is expected to be enough to return the cost of the Company's investment in the equipment and provide a profit in spite of the expected decline in equipment value over the lease term. However, the value of the equipment at the end of a lease, and whether that value meets our expectations, will depend to a significant extent on the following factors, many of which are beyond our control:

      o our ability to acquire or, to a lesser degree, enter into lease agreements that preserve or enhance the relative value of the equipment;

      o our ability to maximize the value of the equipment upon its sale or re-lease when the lease matures;

      o     market conditions prevailing at lease expiration;

      o the cost of new equipment at the time we are remarketing used equipment;

      o the extent to which technological or regulatory developments during the lease term reduce the market for the used equipment;

      o     the strength of the economy; and

      o     the condition of the equipment at lease maturity.

      We cannot assure you that our value assumptions will be accurate or that the equipment will not lose value more rapidly than we anticipate. For example, an equipment leasing business we manage had to reduce the value of one of its residual interests by $368,000 due to the unexpected withdrawal of software support by the equipment manufacturer, which withdrawal rapidly made the equipment obsolete. Due to changing market conditions and manufacturing advances resulting in decreased prices for new equipment, another equipment leasing business expects to realize about $1,300,000 less than originally expected with respect to the residual value of circuit board and microchip manufacturing machines when the lease for such machines expires.

IF LEASED EQUIPMENT IS NOT PROPERLY MAINTAINED ITS RESIDUAL VALUE MAY BE LESS THAN EXPECTED

      If a lessee fails to maintain equipment in accordance with a lease, the Company may make unanticipated expenditures to repair the equipment in order to protect its investment. While we plan to inspect large items of used equipment prior to purchase, there is no assurance that an inspection of used equipment prior to purchasing it will reveal defects, and problems with the equipment may occur after the Company acquires it.

      We will seek to obtain representations from the sellers and lessees of used equipment that:

      o the equipment has been maintained in compliance with the terms of their leases;

      o that neither the seller, as lessor, nor the lessee, is in violation of any material terms of such leases; and

      o the equipment is in good operating condition and repair and that the lessee has no defenses to rents payable for the equipment resulting from its condition.

      The Company would have rights against the seller of the equipment for any losses arising from a breach of representations made to the Company, and against the lessee for default under the lease. There is no assurance, however, that these rights would make the Company whole for all of its investment in the equipment or its expected returns on the equipment, including legal costs, costs of repair and lost revenue from a delay in being able to sell or re-lease the equipment due to undetected problems or issues. Some items of computer equipment in a portfolio of leased equipment acquired by an equipment leasing business we manage were either returned damaged upon lease expiration or not returned at all, and legal proceedings were necessary to recover the stipulated loss value.

THE COMPANY COULD INCUR LOSSES IF A LESSEE DEFAULTS ON ITS LEASE

      If a lessee does not make lease payments to the Company when they are due, or violates the terms of its lease in another important way, the Company may be forced to terminate the lease and attempt to recover the equipment. The Company may do this at a time when it may not be able to arrange for a new lease or to sell the equipment right away, if at all. The Company would then lose the expected lease revenues and might not be able to recover the entire amount or any of its original investment in the equipment. The cost of recovering equipment upon a lessee's default, enforcing the lessee's obligations under the lease, and transporting, storing, repairing and finding a new lessee for the equipment may be high and may negatively affect the value of the Company's investment in the equipment.

BECAUSE THE COMPANY WILL ACQUIRE SOME OF ITS EQUIPMENT WITH BORROWED FUNDS, LOSSES AS A RESULT OF LESSEE DEFAULTS MAY BE GREATER THAN IF DEBT WERE NOT INCURRED

      Although we expect the Company to acquire some of its investments for cash, the Company is likely to borrow a substantial portion of the purchase price of its equipment investments. While we expect the majority of the Company's borrowings to be non-recourse, some of its borrowings may be recourse, whereby the lender can look to the general assets of the Company in the case of nonpayment. Recourse debt may increase the Company's risk of loss because the Company must meet its loan payment obligations regardless of the rental revenue it receives from the equipment. With respect to non-recourse borrowings, a lessee default could force the Company to make debt service payments so as to protect its investment in equipment and prevent it from being subject to repossession. An equipment leasing business we managed acquired encapsulation equipment, subject to non-recourse debt, on lease to a dietary supplement maker. When the lessee's primary buyer stopped purchasing supplements, the lessee was unable to make lease payments, which payments were the source of funds to pay the related debt. The lender repossessed and sold the equipment for less than the outstanding loan balance, and therefore kept all of the sales proceeds. This resulted in a loss of approximately $300,000.

IF A LESSEE FILES FOR BANKRUPTCY THE COMPANY MAY HAVE DIFFICULTY RECOVERING THE LEASED EQUIPMENT

      If an equipment lessee files for protection under the bankruptcy laws, the remaining term of the lease could be shortened or the lease could be rejected, and unpaid pre-bankruptcy lease payments may be cancelled as part of the bankruptcy. The Company may also experience difficulty and delays in recovering equipment from a bankrupt lessee. If a lease is rejected in a bankruptcy, the Company would bear the cost of retrieving and storing the equipment, and then have to remarket it, and the Company would be an unsecured creditor for any amounts due under the lease. For example, other equipment leasing businesses we manage have equipment currently on lease to K-Mart, National Steel and US Airways, all of which are attempting to reorganize under bankruptcy protection. K-Mart has made all scheduled monthly payments on the mini-lab photo equipment it has leased, although it has neither affirmed nor rejected the lease. Prior to bankruptcy, National Steel failed to make one lease payment (in the amount of $150,000) for its earth-moving equipment and has neither affirmed nor rejected its lease. In December of 2002, the monthly rental payments for an aircraft leased to US Airways was reduced by mutual agreement from $49,000 to $20,000 and US Airways had failed to make payments of approximately $115,000 before the lease was restructured.

THE COMPANY MAY INVEST IN OPTIONS THAT COULD BECOME WORTHLESS IF THE OPTION GRANTOR FILES FOR BANKRUPTCY

      The Company may acquire options to purchase equipment, usually for a fixed price at a future date, typically at the end of a lease term. In the event of a bankruptcy by the party granting the option, the Company might be unable to enforce the option or recover the option price paid.

LEASING EQUIPMENT IN FOREIGN COUNTRIES MAY BE RISKIER THAN LEASING IN THE UNITED STATES

      While we expect the Company primarily to acquire equipment in the U.S. subject to lease with U.S. lessees, the Company will also lease equipment for use by domestic or foreign lessees outside of the United States, including aircraft and marine vessels that may travel to or between locations outside of the U.S. Regulations of foreign countries may apply which may adversely effect the Company's title to equipment in those countries. Foreign courts may not recognize judgments obtained in United States courts, and different accounting or financial reporting practices may make it difficult to judge lessees' financial viability, heightening the risk of default and the loss of the Company's investments.

      It may be difficult for the Company to repossess its equipment if a foreign lessee defaults, and lease enforcement outside the U.S. could be more expensive as external legal counsel would be hired in the foreign jurisdiction. An equipment leasing business we manage leased construction equipment to a U.K. company which went into bankruptcy. A lender with a security interest in the equipment repossessed and sold it, and kept all of the sales proceeds, which we believe violated the loan agreement with that lender. That equipment leasing business is now suing the lender in the U.K. to recover its share of the proceeds from the sale of the equipment.

      The Company may have difficulty enforcing its rights under a lease. Moreover, foreign jurisdictions may confiscate equipment. Use of equipment in a foreign country will be subject to that country's tax laws, which may impose unanticipated taxes. While we will seek to require lessees to reimburse the Company for all taxes on the use of the equipment and require them to maintain insurance covering the risks of confiscation of the equipment, there is no assurance that we will be successful or that insurance reimbursements will be adequate to allow for recovery of and a return on foreign investments.

SELLERS OF LEASED EQUIPMENT COULD USE THEIR KNOWLEDGE OF THE LEASE TERMS FOR GAIN AT THE COMPANY'S EXPENSE

      The Company may acquire equipment subject to lease from leasing companies that have an ongoing relationship with the lessees. A seller could use its knowledge of the terms of the lease, particularly the end of lease options and date the lease ends, to compete with the Company. In particular, a seller may approach a lessee with an offer to substitute similar equipment at lease end for lower rental amounts. This may adversely affect the Company's opportunity to maximize the residual value of the equipment. A joint venture involving equipment leasing businesses we manage acquired a portfolio of leased equipment in the United Kingdom. The equipment seller seemingly caused lessees to return the equipment in order to sell replacement equipment to the lessees. Another joint venture involving equipment leasing businesses we manage acquired a portfolio of approximately 120 leases on lease to various U.S. lessees.
Approximately 35 items in the portfolio had previously been sold to the seller by a leasing company, and that leasing company may have sold or leased replacement equipment to some lessees at lease maturity since a larger than expected amount of such leased equipment was returned rather than re-leased.

THE COMPANY COULD INCUR LOSSES AS A RESULT OF FOREIGN CURRENCY FLUCTUATION

      The Company may, to a small extent, acquire some leases where the rental payments are not in U.S. dollars. The Company's investment returns could be reduced in the event of unfavorable currency fluctuation when lease payments are not made in U.S. dollars. In these cases, the Company may then enter into a contract to protect it from fluctuations in the currency exchange rate. These contracts, known as hedge contracts, would allow the Company to receive a fixed number of U.S. dollars for the rent and any other fixed, periodic payments due under the lease even if the exchange rate between the U.S. dollar and the currency of the lease changes over the lease term. If the lease payments were disrupted due to default by the lessee, the Company would try to continue to meet its obligations under the hedge contract by acquiring the foreign currency equivalent of the missing payments, but at possibly unfavorable exchange rates. If a lease is denominated in a major currency such as the pound sterling, which historically has a stable relationship with the U.S. dollar, we may consider hedging to be unnecessary to protect the value of the rental payments, but our assumptions concerning currency stability may turn out to be incorrect.

      Furthermore, when the Company acquires a residual interest in foreign equipment, it may be impossible to hedge foreign currency exposure with respect to residual values. This is because the amount and timing of receipt of the residual interest is unpredictable and hedge contracts typically require a precise monetary amount and date. Even with leases requiring rental payment in U.S. dollars, the equipment may be sold at lease expiration for an amount that cannot be pre-determined to a buyer paying in a foreign currency. This could positively or negatively affect the Company's income from such a transaction, when the proceeds are converted into U.S. dollars. See "Investment Objectives and Policies--LEASES--Leases Denominated in Foreign Currencies."

INVESTMENT IN JOINT VENTURES MAY SUBJECT THE COMPANY TO RISKS RELATING TO ITS CO-INVESTORS

      The Company may invest in joint ventures with other businesses we sponsor and manage or with unrelated third parties. Investing in joint ventures involves additional risks not present when acquiring leased equipment that will be owned 100% by the Company. These risks include the possibility that the Company's co-investors might become bankrupt or otherwise fail to meet financial commitments, thereby obliging the Company to pay all of the debt associated with the joint venture, as each party to a joint venture typically must guarantee all of the joint venture's obligations. Alternatively, the co-investors may have economic or business interests or goals that are inconsistent with those of the Company and want to manage the joint ventures in ways that do not maximize the return to the Company. Among other things, actions by a co-investor might subject leases that are owned by the joint venture to liabilities greater than those contemplated by the joint venture agreement. Also, when none of the joint owners control a joint venture, there might be a stalemate on decisions, including when to sell the equipment or prices or terms of a lease.

WE MAY BE UNABLE TO OBTAIN INSURANCE FOR CERTAIN TYPES OF LOSSES

      Equipment may be damaged or lost. Fire, weather, accident, theft or other events can cause damage or loss of equipment. While the Company's leases will generally require lessees to have comprehensive insurance and assume the risk of loss, some losses, such as from acts of war, terrorism or earthquakes, may be either uninsurable or not economically feasible to insure. Furthermore, not all possible contingencies affecting equipment can be anticipated or insured against, and, if insured, the insurance proceeds may not be sufficient to cover a loss. If such a disaster would occur to the equipment, the Company could suffer a total loss of investments in affected equipment. In leasing some types of equipment, especially pressurized railroad tank cars that may carry hazardous materials, the Company may be exposed to environmental tort liability. Although the Company will use its best efforts to minimize the possibility and exposure of such liability including by means of attempting to obtain insurance, no assurances can be given that its assets will be protected against any claims.

THE COMPANY COULD SUFFER LOSSES IF IT FAILS TO MAINTAIN EQUIPMENT REGISTRATION AND from the cost of REGULATORY compliance

      Many types of transportation equipment are subject to registration requirements by U.S. governmental agencies, as well as foreign governments if the equipment is to be used outside of the U.S. Failing to register the equipment, or losing the registration, could result in substantial penalties, forced liquidation of the equipment and/or the inability to operate and lease the equipment. Governmental agencies may also require changes or improvements to equipment, and the Company may have to spend its own capital to comply if the lessee of the equipment is not required to do so under the lease. These changes could force the equipment to be removed from service for a period of time. Two marine vessels owned by an equipment leasing business we manage required routine refurbishing at a total cost of $317,000 (borne by the business) to comply with Coast Guard requirements. Six other vessels may require similar refurbishing, some of which the businesses owning the vessels will have to bear. Prior to 2005, two MD83 aircraft, each jointly owned by equipment leasing businesses we manage, will require Mylar-covered insulation blankets, at an aggregate cost of between $300,000 and $500,000, in order to comply with airworthiness directives, which costs ultimately may be borne by these equipment leasing businesses. A 767-300ER aircraft jointly owned by equipment leasing businesses we manage will require cockpit door modifications, at a cost of $40,000, if it is to fly into, out of or within the United States.

      The terms of leases may provide for rent reductions if the equipment must remain out of service for an extended period or is removed from service. The Company may then have reduced rental income from the lease for this item of equipment. If the Company did not have the capital to make a required change, it might be required to sell the affected equipment. If so, the Company could suffer a loss on its investment, might lose future revenues, and also might have adverse tax consequences.

IF A LEASE WERE DETERMINED TO BE A LOAN, IT WOULD BE SUBJECT TO USURY LAWS WHICH COULD LOWER THE COMPANY'S LEASE REVENUE

      Equipment leases have sometimes been held by the courts to be loan transactions subject to state usury laws, which limit the interest rate that can be charged. Although we anticipate entering into or acquiring leases which we believe are structured so that they avoid being deemed loans, and would therefore not be subject to the usury laws, there can be no assurance that we will be successful in doing this. Loans at usurious interest rates are subject to a reduction in the amount of interest due under the loans and, if an equipment lease is held to be a loan with a usurious rate of interest, the amount of the lease payment could be reduced.

LOSSES COULD RESULT IN REDUCED DISTRIBUTIONS

      While we will do our best to avoid and minimize losses, Company losses from operations (of the types described in these risk factors) and unexpected liabilities could result in a reduced level of distributions to you.

OUR MANAGEMENT DECISIONS ARE SUBJECT TO CONFLICTS OF INTEREST

      The Company will be subject to various conflicts of interest arising out of its relationship to us and our affiliates, meaning that as manager of the Company, we could be confronted with decisions whereby we will have an economic incentive to place our interests above those of the Company. We sponsor, and are currently managing, seven other equipment leasing businesses. See "OTHER
Businesses We Manage" and Exhibit B for more detailed information about those other businesses. See "CONFLICTS OF INTEREST." These conflicts may include:

      o     the  lack  of  separate  legal   representation   and   arm's-length
            negotiations regarding compensation payable to us;

      o the fact that we will receive more fees for acquiring equipment if the Company utilizes debt to fund these transactions than if debt is not utilized;

      o the lack of prohibitions in the Operating Agreement on our ability to compete with the Company for equipment acquisitions and other types of business;

      o     our   opportunities   to  earn  fees  for  referring  a  prospective
            acquisition opportunity to purchasers other than the Company;

      o the fact that the dealer-manager, who is affiliated with us and is not an independent securities firm, will review and investigate the Company and the information in this prospectus;

      o our ability as tax matters partner to negotiate with the IRS to settle tax disputes that would bind the Company and the members might not be in your best interest given your tax situation; and

      o our decisions as to when and whether to sell a jointly owned asset when the co-owner is another business we manage.

WE WILL NOT DEVOTE OUR TIME EXCLUSIVELY TO MANAGING THE COMPANY

      The Company will not employ its own full-time officers, directors or employees. Instead, we will supervise and control the business affairs of the Company. Our officers and employees will also be spending time supervising the affairs of other businesses we manage, so they will only devote the amount of time they think is necessary to conduct the Company's business. See "CONFLICTS OF INTEREST."

YOU WILL HAVE LIMITED VOTING RIGHTS AND NO MANAGEMENT AUTHORITY

      We will make all management decisions for the Company, including determining which leased equipment it will purchase. The success of the Company will depend on the quality of the investment decisions we make, particularly relating to the acquisition of equipment and the re-leasing and disposition of equipment. You are not permitted to take part in managing the Company or establishing the Company's investment objectives or policies. Accordingly, you should not invest unless you are willing to entrust all aspects of Company management to us.

      An affirmative vote of members owning not less than a majority of the Company's shares is required to remove us (or anyone else) as manager.

THERE IS NO GUARANTEE YOU WILL RECEIVE A RETURN COMPARABLE TO THAT OF INVESTORS IN SIMILAR BUSINESSES WE SPONSOR AND MANAGE

      You should not assume that you will experience investment results or returns comparable to those experienced by investors in any other businesses we sponsor and manage. See Table III that appears in Exhibit B.

WE CANNOT GUARANTEE THE TAX CONSEQUENCES OF THIS INVESTMENT

      Although this investment may be appealing to certain investors for federal income tax purposes, you should invest based on economic rather than tax factors. While tax counsel has reviewed the section of the prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" for accuracy, their opinion about that section is limited largely to tax matters they believe are material to an individual taxpayer. Furthermore, the opinion is not binding on the IRS, and the IRS has not ruled on any federal income tax issue in relation to the Company. In addition, the Company will not apply for an IRS ruling that it will be classified as a partnership for federal income tax purposes. Because your other income and expenses may affect the tax consequences of this investment, there can be no assurance that you will obtain the tax consequences described in this prospectus. You and your advisors should not only review the "FEDERAL INCOME TAX CONSEQUENCES" section with care, but also carefully review your tax circumstances.

      The tax benefits described may be challenged by the IRS upon audit of any tax return of the Company. If an audit adjusts the Company's tax return, you might have to adjust your income tax return as well. This might also result in an examination of your return for items unrelated to the Company, or an examination of your prior years' returns. You could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome. The Company will not reimburse you for any legal and accounting expenses you incur because of an examination of your income tax return. Nor will the Company represent you in connection with an audit of your tax return by the IRS. See "FEDERAL INCOME TAX CONSEQUENCES--Audit by the IRS."

IF THE IRS CLASSIFIES THE COMPANY AS A CORPORATION, YOUR DISTRIBUTIONS WOULD BE REDUCED UNDER CURRENT TAX LAW

      If the IRS successfully contends that the Company should be treated as a "publicly traded partnership," the Company would then be treated as a corporation for federal income tax purposes rather than as a partnership. If so:

      o     losses realized by the Company would not pass through to you;

      o the income of the Company would be taxed at tax rates applicable to corporations, thereby reducing the Company's cash available to distribute to you; and

      o your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

      To minimize the possibility that the Company is treated as a publicly traded partnership by the IRS, Section 10 of the Operating Agreement places restrictions on your ability to transfer shares. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships." Also see "FEDERAL INCOME TAX CONSEQUENCES--Proposed Tax Law Change," which discusses the possible elimination of double federal income taxation on dividends paid by corporations and how that might affect the taxation of the Company.

THE COMPANY COULD LOSE COST RECOVERY OR DEPRECIATION DEDUCTIONS IF THE IRS TREATS ITS LEASES AS SALES OR FINANCINGS

      We expect that, for federal income tax purposes, the Company will be treated as the owner and lessor of the equipment it owns or co-owns and/or leases. However, the IRS may challenge the leases and instead assert that they are sales or financings. If the IRS determines that the Company is not the owner of its equipment, it would not be entitled to cost recovery, depreciation or amortization deductions, and its leasing income might be deemed to be portfolio income instead of passive income. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of Leases" and "--Deductibility of Losses; Passive Losses, Tax Basis and `At-Risk' Limitation."

YOU MAY INCUR TAX LIABILITY IN EXCESS OF THE CASH DISTRIBUTIONS YOU RECEIVE in a particular year

      Your tax liability from this investment may exceed the cash distributions you receive from it. While we expect that your taxable income from this investment for most years will be less than your cash distributions in those years, to the extent any Company debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Additionally, a sale of Company property may result in taxes in any year that are greater than the amount of cash from the sale and give you tax liability in excess of cash distributions.

THERE ARE LIMITATIONS ON YOUR ABILITY TO DEDUCT COMPANY LOSSES

      Your ability to deduct losses generated by the Company is limited to the amounts that you have at risk in this activity. This is generally the amount of your investment, plus any profit allocations and minus any loss allocation and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because the Company's operations will constitute passive activities, you can only use losses from the Company to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income. See "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses; Passive Losses, Tax Basis and `At-Risk' Limitation."

THE IRS MAY ALLOCATE MORE TAXABLE INCOME TO YOU THAN THE OPERATING AGREEMENT PROVIDES

      The IRS might successfully challenge our allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for you than the Operating Agreement allocates. See "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses." IF YOU ARE A TAX-EXEMPT ORGANIZATION YOU WILL HAVE UNRELATED BUSINESS TAXABLE INCOME FROM THIS INVESTMENT

      Tax-exempt organizations are nevertheless subject to unrelated business tax on unrelated business taxable income ("UBTI"). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. The Company's leasing income will constitute UBTI. Furthermore, for tax-exempt organizations in the form of charitable remainder trusts, having any UBTI will cause all otherwise non-taxable income of the charitable remainder trust to be subject to tax. Pending legislation would subject charitable remainder trusts to a 100% excise tax on UBTI. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations."

IF YOU ARE A FOREIGN INVESTOR YOU MAY BE SUBJECT TO U.S. TAX WITHHOLDING AND BE REQUIRED TO FILE U.S. TAX RETURNS

      Foreign residents should be aware that their share of the income from the Company will be subject to U.S. income tax withholding and they may be required to file U.S. income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors." Foreign investors that are corporations would be subject to a 30% (or lower rate as prescribed by an applicable tax treaty) tax on their "dividend equivalent amount" for purposes of the United States branch profits tax.

THIS INVESTMENT MAY CAUSE YOU TO PAY ADDITIONAL TAXES

      You may be required to pay alternative minimum tax in connection with this investment, since you will be allocated a proportionate share of the Company's tax preference items. Our operation of the Company may lead to other adjustments that could also increase your alternative minimum tax. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. See "FEDERAL INCOME TAX CONSEQUENCES--Alternative Minimum Tax." You also may be subject to state and local taxation, such as income, franchise or personal property taxes in your state and other states, as a result of this investment. The Company's use of equipment outside the U.S. might also subject the Company and you to income or other types of taxation in foreign countries.

THE ASSETS OF THE COMPANY MAY BE PLAN ASSETS FOR ERISA PURPOSES

      ERISA and the Internal Revenue Code may apply what is known as the look-through rule to this investment. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisor and carefully consider the effect of that treatment if that were it to occur. See "INVESTMENT BY QUALIFIED PLANS and IRAs."

                      SOURCES AND USES OF OFFERING PROCEEDS

      The first table below is our best estimate of the use of the offering proceeds if only the minimum number of shares (5,000) is sold. The second table below is our estimate of offering expenses assuming the maximum number of shares (150,000) is sold. If the maximum number of shares offered is sold, resulting in proceeds of $150,000,000, we project that we will invest 80.25% of the offering proceeds in equipment. The column in each table expressing expenses and fees as a percentage of the Company's assets assumes that 40% of the purchase price for the Company's investment assets will be paid from the proceeds of this offering and the remaining 60% will be paid with borrowed funds, which reflects the approximate level of borrowing by similar equipment leasing businesses we formed and manage. The actual level of borrowing by the Company when purchasing equipment could exceed 60%, however.

                                                                       Minimum Offering               Fees and Expenses
                                                                       of 5,000 Shares               As a Percentage of:
                                                                                            --------------------------------------
                                                                                            Offering Proceeds           Assets
Offering Proceeds(1)--Assets ......................................      $ 5,000,000         $    5,000,000         $   10,000,000
Expenses:
               Sales Commissions(2) ...............................         (400,000)                  8.00%                  4.00%
               Underwriting Fees(3) ...............................         (100,000)                  2.00%                  1.00%
               O&O Expense Allowance(4) ...........................         (175,000)                  3.50%                  1.75%
               Formation Fees(5) ..................................         (325,000)                  6.50%                  3.25%
                                                                         -----------         --------------         --------------
         Public Offering Expenses as a % of Offering Proceeds(6,7)        (1,000,000)                 20.00%
         Public Offering Expenses as a % of Assets ................                                                          10.00%

                                                                   Maximum Offering of                Fees and Expenses
                                                                      150,000 Shares                 As a Percentage of:
                                                                                            ----------------------------------------
                                                                                            Offering Proceeds             Assets
Offering Proceeds(1)--Assets .................................        $ 150,000,000         $   150,000,000         $   304,687,500
Expenses:
      Sales Commissions(2) ...................................          (12,000,000)                   8.00%                   3.94%
      Underwriting Fees(3) ...................................           (3,000,000)                   2.00%                   0.98%
      O&O Expense Allowance(4) ...............................           (3,375,000)                   2.25%                   1.11%
      Formation Fees (5) .....................................           (9,750,000)                   6.50%                   3.20%
                                                                      -------------         ---------------         ---------------
Public Offering Expenses as a % of Offering Proceeds(6,7) ....          (28,125,000)                  18.75%
Public Offering Expenses as a % of Assets ....................                                                                 9.23%

----------

(1) Excluding $1,000 contributed by us to the Company at the time of its formation.

(2) The Company will pay $80.00 per share sold to brokers as sales commissions, but no sales commission will be paid on shares sold to members affiliated with us. You may be able to purchase shares from a broker who charges a fee based upon the size of your total investment portfolio under management (wrap accounts, for example) rather than the $80.00 per share sales commission for this investment. If you purchase shares through a broker who has agreed with us to waive the sales commission, you would pay the Company $920.00 per share and pay an investment management fee to your broker in lieu of the sales commission. To the extent shares are purchased this way, the offering proceeds and the expenses of the offering reflected in this table may be reduced.

(3) The Company will pay ICON Securities Corp., an affiliate of ours who is acting as dealer-manager, an underwriting fee equal to $20.00 for each share sold (2.0% of offering proceeds assuming all shares are sold for $1,000 each) for managing the offering and to reimburse it, on a non-accountable basis, for wholesaling fees and expenses.

(4) The Company will pay us organizational and operating expense allowance, called an O & O Expense Allowance, equal to $35.00 for each share sold (3.5% of offering proceeds assuming all shares are sold for $1,000 each) if the offering results in offering proceeds of $37,500,000 or less. We will reduce the O & O expense allowance payable to us by the Company from $35.00 to

      $25.00  per  share  for  that  portion  of  offering  proceeds   exceeding
      $37,500,000 but less than $75,000,000; and from $25.00 to $15.00 per share for that portion of offering proceeds exceeding $75,000,000.

      The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in:

      (a) organizing the Company and offering shares for sale, which includes legal, accounting, printing, advertising and promotional expenses for preparing the Company for registration and then offering and distributing the shares to the public; and

      (b) fees and expenses actually incurred and charged to us by the dealer-manager and prospective selling dealers. Due diligence fees and expenses to selling dealers are limited to an aggregate amount not to exceed the lesser of (i) one-half of 1% of the offering proceeds or (ii) the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rules. We will pay all O&O expenses in excess of those previously noted, in the aggregate, without reimbursement from the Company.

(5) The Company will pay us an additional amount, equal to $65.00 for each share sold (6.5% of offering proceeds assuming all shares are sold for $1,000 each) for selecting and acquiring equipment with the offering proceeds.

(6) Based upon our experience in raising and investing funds for similar businesses we manage, the total public offering expenses paid to us and our affiliates would be $14,175,000 in the first year of the Company's operations.

(7) The Company intends to establish an initial reserve equal to $10.00 per share (1.0% of offering proceeds assuming all shares are sold for $1,000 each), which will be used for insurance, certain repairs, replacements and miscellaneous contingencies.

                                OUR COMPENSATION

      The following table summarizes the types and estimated amounts of all compensation or distributions that we, our affiliates and selling dealers may be paid, directly or indirectly, by the Company. Some of this compensation will be paid regardless of the success or profitability of the Company's operations, and none was determined by arm's-length negotiations.

      Although some of the compensation described below may vary from the amounts projected, the total amounts of compensation payable to all persons, including us, is limited by provisions in the Operating Agreement.

                         ORGANIZATION AND OFFERING STAGE

        TYPE OF COMPENSATION                  METHOD OF COMPENSATION                 ESTIMATED DOLLAR AMOUNT
Underwriting Fee--payable to ICON      $20.00 per share (2.0% of the         Not determinable at this time.
Securities Corp., the dealer-manager   offering proceeds assuming all
                                       shares are sold for $1,000 per        $100,000 if the minimum offering of
                                       share) on all shares sold.            5,000 shares is sold, up to a maximum
                                                                             of $3,000,000 if all 150,000 shares are
                                                                             sold.

Sales Commission--paid to              Up to $80.00 per share (8.0% of the   Not determinable at this time.
selling dealers, who are not           offering proceeds assuming all
affiliated with us                     shares are sold for $1,000 per        If all shares sold were sold by the
                                       share) from all shares sold, other    dealer-manager, which we do not expect,
                                       than for shares sold to affiliated    the dealer-manager would receive sales
                                       members which will be sold on a net   commissions of $400,000 if the minimum
                                       of sales commission basis.(1)         offering of 5,000 shares is sold and
                                                                             $12,000,000 if all 150,000 shares are
                                                                             sold. In each case, these amounts are
                                                                             calculated without giving effect to
                                                                             possible reduction of the sales
                                                                             commissions due to commissions that are
                                                                             not payable for shares purchased by
                                                                             affiliated members and by investors
                                                                             whose broker has waived the sales
                                                                             commission, if any.
O & O Expense Allowance - payable to   $35.00 per share from the first       Not determinable at this time.
us or the dealer-manager, or both,     $37,500,000 of offering proceeds;
for organizational and offering        $25.00 per share for that portion     $175,000 if the minimum offering of
expenses                               of offering proceeds in excess of     5,000 shares is sold, up to a maximum
                                       $37,500,000 but less than             of $3,375,000 if all 150,000 shares are
                                       $75,000,000; and $15.00 per share     sold.
                                       for that portion of offering
                                       proceeds exceeding $75,000,000, on
                                       a non-accountable basis (exclusive
                                       of sales commissions) whether or
                                       not incurred. We will pay actual
                                       organizational and offering
                                       expenses for this offering to the
                                       extent such expenses exceed the O &
                                       O expense  allowance.

----------
(1) Investors may be able to purchase shares from brokers who charge a fee based upon the size of their total investment portfolio under management (wrap accounts, for example) rather than the $80.00 per share sales commission for this investment. Investors who purchase shares through a broker who has agreed to waive the sales commission would pay the Company $920.00 per share and pay an investment management fee to their broker in lieu of the $80.00 per share sales commission. To the extent shares are purchased this way, the estimated amount of the expenses of the offering reflected in this chart may be reduced.

        TYPE OF COMPENSATION                  METHOD OF COMPENSATION                 ESTIMATED DOLLAR AMOUNT
                                       We will pay or advance bona fide
                                       due diligence fees and expenses of
                                       the dealer-manager and actual and
                                       prospective selling dealers on a
                                       fully accountable basis from such
                                       allowance up to, but not in excess
                                       of, the lesser of the maximum
                                       amount payable under the NASD
                                       Conduct Rules, or 1/2 of 1% of the
                                       offering proceeds.

Formation Fee--payable to us in         $65.00 per share (6.5% of the         Not determinable at this time.
connection with the selection and      offering proceeds assuming all
acquisition of equipment and           shares are sold for $1,000 per        $325,000 if the minimum offering of
interests in equipment with the        share).                               5,000 shares is sold, up to a maximum
offering proceeds                                                            of $9,750,500 if all 150,000 shares are
                                       We will reduce or refund Formation    sold.
                                       Fees if the Company's investment in
                                       equipment is less than the greater
                                       of (a) 80% of the offering proceeds
                                       reduced by .0625% for each 1% of
                                       borrowings encumbering the
                                       Company's equipment, or (b) 75% of
                                       the offering proceeds.

                                OPERATIONAL STAGE

          TYPE OF COMPENSATION                    METHOD OF COMPENSATION                  ESTIMATED DOLLAR AMOUNT
Management Fee--payable to us for         The lesser of:                           Not determinable at this time.
actively managing the leasing of the
Company's equipment portfolio, although   (i)(a) 5% of gross rental payments       We have agreed to subordinate,
not payable with respect to rental        from operating leases(2), except         without interest, receipt of one-half
payments from any equipment acquired      operating leases for which management    of our monthly payments of the
during the liquidation period             services are performed by                management fees during the offering
                                          non-affiliates under our supervision     and operating periods to the
                                          for which 1% of annual gross rental      members' receipt of all accrued, but
                                          payments shall be payable;               previously unpaid, and current,
                                                                                   installments of first cash
                                             (b) 2% of gross rental payments and   distributions.(5)  Any management fees
                                          debt service interest payments from      so deferred will be deferred without
                                          full payout leases(3) with net lease     interest.
                                          provisions; and

                                             (c) 7% of gross rental payments
                                          from equipment operated by the
                                          Company(4); or

                                          (ii) management fees which are
                                          competitive and/or customarily charged
                                          by others rendering similar services
                                          as an ongoing public activity in the
                                          same geographic location for similar
                                          equipment transactions.

Re-Leasing Fee--payable to us for         The lesser of:                           Not determinable at this time
re-leasing the Company's equipment
portfolio through the end of the          (i) 2% of gross rental payments and
operating period                          debt service interest payments from
                                          the re-lease of equipment; or

                                          (ii) leasing fees which are
                                          competitive and/or customarily charged
                                          by others rendering comparable
                                          services for similar equipment
                                          transactions.

----------
(2) Operating leases are leases under which the aggregate rental payments due during the initial term of the lease, on a net present value basis, are less than the purchase price of the equipment.

(3) Full-payout leases are leases under which the rental payments due during the initial term of the lease, on a net present value basis, are sufficient to recover the purchase price of the equipment. Net lease provisions are provisions in leases in which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased equipment.

(4) If we provide both equipment management and additional services relating to the continued and active operation of Company equipment, such as ongoing marketing and re-leasing of equipment, hiring or arranging for the hiring of crews or operating personnel for the Company's equipment and similar services, we may charge the Company a management fee not to exceed 7.0% of the gross rental payments from equipment operated by the Company.

(5) See "CASH DISTRIBUTIONS--First Cash Distributions to Members" for an explanation of first cash distributions.

          TYPE OF COMPENSATION                    METHOD OF COMPENSATION                  ESTIMATED DOLLAR AMOUNT
Re-Sale Fee--payable to us in connection  The lesser of:                           Not determinable at this time
with the sale of equipment, but not
payable with respect to any equipment     3.00% of the purchase price paid to      Our receipt of re-sale fees is
acquired during the liquidation period    the Company by the purchaser of each     subordinate to the members' receipt
                                          item of equipment, or direct or          of their capital contribution plus a
                                          indirect interest in equipment,          cumulative return of 8% per annum on
                                          acquired; the purchase price includes    unreturned capital contributions.
                                          debt incurred or assumed, debt           Any re-sale fees that cannot be paid
                                          associated with equipment in which the   to us when earned will be deferred,
                                          Company sold an interest (such as a      without interest, and paid to us when
                                          residual interest or an interest in a    the Members have received the
                                          joint venture), and debt which would     aforementioned return.
                                          be assumed if, in the case of options
                                          to acquire residual value interests,
                                          such options were immediately
                                          exercised; or

                                          One-half of reasonable, customary and
                                          competitive brokerage fees paid for
                                          services rendered in connection with
                                          the sale of equipment of similar size,
                                          type and location.

Reinvestment Acquisition Fee--payable to  3.00% of the purchase price paid by      Not determinable at this time, and
us commencing six months after the        the Company to the seller of each item   affected by the amount of
closing of the offering and provided      of equipment, or direct or indirect      indebtedness incurred or assumed in
that all of the offering proceeds have    interests in equipment, acquired; the    the purchase of equipment, as higher
been invested in equipment, used to pay   purchase price includes debt incurred    levels of debt will result in our
organizational and offering expenses or   or assumed, debt associated with         receipt of greater reinvestment
committed to reserves.(6)                 equipment in which the Company           acquisition fees.
                                          acquired an interest (such as a
                                          residual interest or an interest in a
                                          joint venture), and debt which would
                                          be assumed if, in the case of options
                                          to acquire residual value interests,
                                          such options were immediately
                                          exercised.

----------
(6) Total reinvestment acquisition fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., sales commissions, underwriting fees, formation fees and the O & O expense allowance, which fees may total up to 13.50% of the offering proceeds). Pursuant to the Operating Agreement, the maximum front-end fees which the Company may pay is 20% of offering proceeds (if no debt is employed by the Company to acquire its investments) which percentage is increased by .0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of offering proceeds.

          TYPE OF COMPENSATION                    METHOD OF COMPENSATION                  ESTIMATED DOLLAR AMOUNT
                                          In calculating reinvestment
                                          acquisition fees, fees payable by or
                                          on behalf of the Company to
                                          unaffiliated finders and brokers will
                                          be deducted from reinvestment
                                          acquisition fees otherwise payable to
                                          us. No finder's or broker's fees may
                                          be paid to any of our affiliates.

                                          We will  reduce or refund  Reinvestment
                                          Acquisition   Fees  if  the   Company's
                                          investment  in  equipment  is less than
                                          the greater of (a) 80% of the  offering
                                          proceeds  reduced by .0625% for each 1%
                                          of    borrowings     encumbering    the
                                          Company's equipment,  or (b) 75% of the
                                          offering proceeds.

Cash Flow--share distributable to us       Prior to payout, which is the time       Not determinable at this time.
                                          when cash distributions in an amount
                                          equal to (1) the sum of the investors'
                                          capital contributions and (2) an 8.0%
                                          cumulative annual return, compounded
                                          daily, on such capital contributions
                                          as reduced by distributions in excess
                                          of such 8.0% have been made,
                                          distributions of cash from operations
                                          and sales will be made 99% to the
                                          members (based upon their shares) and
                                          1% to us. After payout, distributions
                                          of cash will be made 90% to the
                                          members (based upon their shares) and
                                          10% to us.

Reimbursement for out-of-pocket           The Company will reimburse our           Not determinable at this time.
acquisition expenses directly             affiliates and us for some expenses
attributable to the acquisition of        incurred in connection with the
equipment--payable to us and our          Company's operations.
affiliates(7)

----------
(7) In the event we or an affiliate purchases equipment with our own funds in order to facilitate the later purchase by the Company, or borrows on behalf of the Company for any Company purpose, we or the affiliate will be entitled to receive interest on the funds expended on behalf of the Company until the Company purchases the equipment or repays the loan. Interest will be paid at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. See "INVESTMENT OBJECTIVES AND POLICIES--Interim Financing."

      The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in:

      (a) organizing the Company and offering shares for sale, which may include legal, accounting, printing, advertising and promotional expenses for preparing the Company for registration and then offering and distributing the shares to the public; and

                          INTEREST IN PROFITS OR LOSSES

         TYPE OF COMPENSATION                   METHOD OF COMPENSATION                  ESTIMATED DOLLAR AMOUNT
Company's  Profits  and  Losses for Tax  We will be  allocated  shares  of the   Not determinable at this time.
Purposes--                               Company's  profits and losses for tax
Share allocable to us                    purposes that  generally  approximate
                                         our share of available cash.

--------------------------------------------------------------------------------

      (b) fees and expenses actually incurred and charged to us by the dealer-manager and prospective selling dealers. Due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of the offering proceeds or (b) the amount permitted to be paid pursuant to NASD Conduct Rules, of which organization the dealer-manager is a member. We will pay all O&O expenses in excess of those previously noted, in the aggregate, without reimbursement from the Company.

      In addition to the O&O Expense Allowance, the Company will also reimburse us and our affiliates for: (1) the actual costs of goods and materials used for or by the Company and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of the Company's equipment incurred prior to the time that the Company has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of the Company (such as accounting, professional, secretarial and investor relations staff, and capital items including computers and related equipment), not in excess of the lesser of our, or our affiliate's, costs, or 90% of the cost that the Company would be required to pay to independent parties for comparable services. The Company's annual reports to the limited partners will provide a breakdown of services performed by, and amounts reimbursed to, our affiliates and us.

      Section 6.4(k) of the Operating Agreement limits the types and annual amounts of expenses of the Company that may actually be paid by the Company to us. No reimbursement is permitted for services for which we are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of the Operating Agreement, will be:

      (1) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in us or any of our affiliates; and

      (2) expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

                              CONFLICTS OF INTEREST

      The Company will be subject to various conflicts of interest arising out of its relationship to us and our affiliates. There are some provisions in the Operating Agreement that are intended to protect your interests when conflicts arise. Please review Sections 6.2 and 6.4 of the Operating Agreement, which limits the actions we can take on behalf of the Company and limits our compensation from the Company. In addition, see "MANAGEMENT RESPONSIBILITY" for a discussion of our fiduciary obligations to you, which require us to consider your best interests in managing the Company's assets and affairs. The conflicts include the following:

NO ARM'S-LENGTH NEGOTIATION OF AGREEMENTS

      We are represented by the same legal counsel as the Company and the dealer-manager. The members, as a group, have not been represented by legal counsel and the Company's legal counsel has not acted on behalf of prospective investors or conducted a review or investigation on their behalf. Therefore, none of the agreements and arrangements between the Company and either the dealer-manager or us was negotiated on an arm's-length basis. The attorneys, accountants and other experts who perform services for the Company will also perform services for us, the dealer-manager, some of our affiliates and other businesses that we or our affiliates may sponsor. However, should a dispute arise between the Company and us, we will have the Company retain separate legal counsel to represent the Company in connection with the dispute.

OUR COMPENSATION

      We have unilaterally determined the compensation that we and the dealer-manager will be paid by the Company. However, we believe that the amount of compensation is representative of practices in the industry and complies with the NASAA Guidelines (guidelines for publicly offered, finite-life equipment leasing businesses reflecting the policies of the North American Securities Administrators' Association) in effect on the date of this prospectus. Both we and the dealer-manager will receive substantial compensation upon the closing of this offering and upon, or from, the Company's acquisition, use and sale of its equipment and leases. We will make decisions involving these transactions in our sole discretion. See "OUR COMPENSATION."

      A conflict of interest may also arise from our decisions concerning the timing of the Company's purchases and sales of equipment or the termination of the Company, each of which events will have an effect on the timing and amounts of our compensation. In such circumstances, our interest in continuing the Company and receiving management fees, for example, may conflict with the interests of the members in realizing an earlier return from this investment.

EFFECT OF LEVERAGE ON OUR COMPENSATION

      We intend for the Company to incur indebtedness that will total approximately 60% of the aggregate purchase price of its total portfolio of equipment and interests in equipment; but the actual level of borrowings may vary from this estimate, and there is no limit on the amount of the aggregate purchase price of the Company's investments that can be financed. Since we will earn reinvestment acquisition fees from reinvesting cash flow into equipment, and those fees are based upon the purchase price of the equipment we acquire for the Company, which price includes related borrowings incurred and/or debt associated with equipment, we will earn a greater amount of reinvestment acquisition fees if a greater percentage of the purchase price of equipment acquisitions is financed. Additionally, our management and re-leasing fees are based upon the gross lease rental payments to the Company, so we may earn greater management and re-leasing fees as a result of the Company's utilizing a greater amount of debt (leverage) to increase the amount of its investments. See "OUR COMPENSATION."

COMPETITION WITH THE COMPANY FOR EQUIPMENT

      We and our affiliates are engaged directly and indirectly in the business of acquiring equipment for our own accounts as well as for other businesses. In the future, we, or any of our affiliates, may form, sponsor, and act as a general partner or manager of, or as an advisor to, other investment entities (including other public equipment ownership and leasing businesses). Those businesses could have investment objectives similar to the Company's and may be in a position to acquire the same equipment at the same time as the Company. See "RELATIONSHIPS WITH SOME OF OUR AFFILIATES" and "MANAGEMENT" for a chart of and a description of our relationship to the Company.

      If the investments available from time to time to the Company and to other businesses we manage are less than the aggregate amount of investment then sought by them, in addition to the factors listed below, we will take into account the time period each business has been seeking investments. In allocating investments among the Company and other businesses we manage, we will take into consideration:

      o whether the required cash investment is greater than the cash that the businesses have available for investment;

      o whether the amount of debt to be incurred or assumed is above levels that we believe are acceptable for the businesses;

      o     whether the  investment  is  appropriate  to the  objectives  of the
            businesses,   which  include  seeking  to  avoid  concentrations  of
            exposure to any one class of equipment;

      o whether the lessee's credit quality satisfies the objectives of the businesses of maintaining high-quality portfolios with creditworthy lessees while avoiding concentrations of exposure to any individual lessee or user;

      o whether the remaining lease term extends beyond the date by which the existence of the businesses will end;

      o whether the available cash flow of the businesses is sufficient to purchase the investment and to make distributions;

      o whether the structure of the proposed transaction, particularly the end-of-lease options governing the equipment, provides the opportunity to obtain the residual values needed to meet the businesses' total return objectives for their investments; and

      o whether the transaction complies with the terms of the operating agreement or partnership agreement of the businesses.

      Any conflicts in determining and allocating investments between the Company and another business will be resolved by the investment committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Company or other businesses.

      The Operating Agreement does not prohibit us or our affiliates from investing in equipment leases, and we can engage in acquisitions, leasing and re-leasing opportunities on our or their own behalf or on behalf of other businesses. We and our affiliates shall have the right to take for our or their own account, or to recommend to any business we manage, any particular investment opportunity after considering the factors in the preceding paragraph.

      Conflicts may also arise between two or more businesses (including the Company) that we or one of our affiliates advise or manage, or between one or more of businesses and an affiliate of ours acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In these cases, the first opportunity to re-lease or sell equipment will generally be allocated to the business attempting to re-lease or sell equipment that has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, we may make exceptions to this general policy where equipment is subject to remarketing commitments with contrary provisions or where, in our judgment, other circumstances make applying this policy inequitable or not economically feasible for a particular business.

JOINT VENTURES

      For added diversification, the Company may invest in joint ventures with other businesses that we sponsor and manage, or with third parties. If the Company enters into a joint venture, we would have a fiduciary duty to the Company and to any other businesses we manage that participate in it. Having this duty to several businesses may result in conflicts in determining when and whether to dispose of any jointly owned investment. To minimize the likelihood of a conflict between these fiduciary duties, the Operating Agreement restricts our ability to make investments in joint ventures by requiring that the joint investment comply with the investment criteria and investment objectives of the Company. See "RISK FACTORS." Other than with respect to investments in these types of joint ventures, Section 6.2(e) of the Operating Agreement prohibits us from investing the Company's funds in other businesses that we or our affiliates sponsor or manage.

LEASE REFERRALS

      From time to time, we may have the opportunity to earn fees for referring prospective equipment to a purchaser other than the Company. This could involve conflicts of interest because we would receive compensation as a result of the referral even though the Company would not receive any benefits. Section 6.5 of the Operating Agreement provides that, if the Company has funds available for investment, we will not refer prospective equipment transactions to third parties for compensation, unless, using the criteria listed above under "Competition with the Company for Equipment," we decide that the investment in question is inconsistent with the investment and diversification objectives of the Company.

LACK OF INDEPENDENT MANAGEMENT AND DIRECTORS

      Our directors, who are listed and described in the section of this prospectus entitled "Management," are also our shareholders (through a company they own). In their roles as our directors and executive officers, they will make management decisions on behalf of the Company. Since they also are our owners, their decisions regarding managing the Company are subject to conflicts of interest, since such decisions could also benefit us.

PARTICIPATION OF AN AFFILIATE IN THIS OFFERING

      Shares will be sold on a best-efforts basis through ICON Securities Corp. (the dealer-manager), which will receive underwriting fees for all shares sold in addition to sales commissions for any shares sold by its securities representatives. Because ICON Securities Corp. is affiliated with us, its review and investigation of the Company and the information provided in this prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager. ICON Securities Corp. is controlled by Beaufort J.B. Clarke, Paul B. Weiss and Thomas W. Martin, who also are its owners. As such, ICON Securities Corp.'s relationship with the Company is subject to conflicts of interests, just as is our relationship to the Company, since it is controlled by the same people who are our owners, who can be presumed to seek to maximize the sale of shares.

TAX MATTERS PARTNER

      We are the Company's tax matters partner for purposes of dealing with the IRS on any audit or other administrative proceeding before the IRS and/or any legal proceeding. As tax matters partner, we are empowered to negotiate with the IRS and to settle tax disputes, thereby binding the members and the Company by any settlement. While we will seek to take into consideration the interest of the members as a whole in agreeing to any settlement of any disputed items of Company's income and expense, there is no assurance that any settlement will be in the best interest of any specific member given his or her specific tax situation.

                            MANAGEMENT RESPONSIBILITY

CONFLICTS

      General. The Company is a Delaware limited liability company formed pursuant to the Delaware Limited Liability Company Act. The Delaware Limited Company Act was enacted in the early 1990s and there is very little case law interpreting it. The Delaware Limited Liability Company Act does not set forth any duties that a manager owes to a limited liability company and to its members. Nevertheless, it does allow for duties to be imposed on a manager contractually through a limited liability company's operating agreement. In this regard, under the terms of the Operating Agreement, we have imposed upon ourselves the following duties: to act diligently; to faithfully exercise discretion to the best of our abilities; and to use our best efforts to carry out the purposes and conduct the business of the Company in the best interest of the Company, subject to the limitations set forth therein. Under the Delaware Limited Liability Company Act, a manager who acts under an operating agreement that imposes such duties will not be liable to the limited liability company or its members when acting in good faith in reliance upon the provisions of the operating agreement.

      Competing Activities. Because we and other businesses that we manage (or in the future may manage) will acquire, lease and/or manage equipment, we may be deemed to have interests that differ from the interests of the Company. In recognition of this fact, Section 6.5 of the Operating Agreement expressly provides that neither we nor our affiliates will be obligated to present any particular investment opportunity to the Company; and we and our affiliates have the right, subject to certain limitations, to take for our or their own accounts (without the use of Company funds), or to recommend to any affiliate (including the Company), any particular investment opportunity. Provisions to resolve conflicts of interest that may arise between the Company and other businesses we manage with respect to particular investment opportunities that become available, as well as conflicts that arise between the Company and one or more other businesses which may be seeking to re-lease or sell similar equipment at the same time, are included in Section 6.5 of the Operating Agreement. See "CONFLICTS OF INTEREST--Competition with the Company for Equipment."

      Detriment and Benefit. If the Operating Agreement did not explicitly permit us to acquire investments or to management similar businesses and thereby allocate investment opportunities among the Company and other businesses we manage, it is possible that a Delaware court could, by analogy to partnership law, apply certain fiduciary obligations to us commonly applied to the general partner of a partnership. If so, we might not be permitted to serve as the manager of the Company as well as the manager or general partner of any business that might acquire and lease equipment, at the same time. The provisions in the Operating Agreement benefit us since they allow us to act as manager for more than one business and to acquire investments, which a Delaware court might not permit absent such provisions, although this is not certain. Our right to manage similar businesses and make investments on our own behalf may operate as a detriment to you because there may be opportunities that will not be made available to the Company. However, we believe the Company should benefit from the experience we have gained from acting as a manager or general partner to more than one business. Furthermore, the Operating Agreement attempts to resolve any conflicts arising from our management of multiple businesses in a manner consistent with the expectations of the investors of all of these businesses, our duties and the Company's and other businesses' investment objectives, especially including that of investment diversification.

INDEMNIFICATION

      The Company will indemnify us and our affiliates, from its assets, for any liability, loss, cost and expense of litigation arising out of our acts or omissions provided that:

      (1) we or our affiliate made a determination in good faith that the action or inaction was in the best interests of the Company;

      (2) we or our affiliate were acting on behalf of or performing services for the Company; and

      (3) the course of conduct did not constitute negligence or misconduct on our part or that of our affiliate.

      We and each of our affiliates will be liable, responsible and accountable, and the Company will not be so liable for, liability, loss, cost or expense due to our or our affiliate's fraud, negligence, misconduct or breach of fiduciary duty to the Company or any member, as determined by a court. The Company will not have to pay the cost of insurance that insures us or any affiliate for any liability for which we cannot be indemnified.

      In addition, the Company has agreed to indemnify the dealer-manager and the selling dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of shares. Any successful claim for indemnification would deplete the Company's assets by the amount paid and could reduce the amount of distributions subsequently made to you.

      The Company is not permitted to indemnify us, any of our affiliates, or any selling dealer for any losses, liabilities, litigation, settlement or any other costs or expenses arising out of an alleged violation of federal or state securities laws unless the following have occurred:

      (1)

            a. there was a successful adjudication on the merits in favor of us, our affiliate or the selling dealer on each count of alleged securities laws violation;

            b.    the claims were dismissed on the merits by the court; or

            c.    the  court   approved   a   settlement   of  the   claims  and
                  indemnification regarding the costs of claims; plus

      (2) we have advised the court regarding the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Texas and any other relevant regulatory body on the issue of indemnification for securities law violations.

INVESTOR REMEDIES

      There are a number of remedies available to you if you believe we have breached our fiduciary duty. You may sue on behalf of yourself and all other similarly situated members (a class action) to recover damages, or you may bring suit on behalf of the Company (a derivative action) to recover damages from us or from third parties where we have failed or refused to enforce an obligation. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or state securities laws in connection with the purchase or sale of shares, you may be able to recover the losses from a selling dealer, the dealer-manager, or anyone associated with either of them.

      We will provide quarterly and annual reports of operations and must, on demand, give you or your legal representative a copy of Form 10-K and other information concerning the Company's affairs. Further, you may inspect or copy the Company's books and records at any time during normal business hours upon reasonable advance written notice. See "SUMMARY OF THE OPERATING AGREEMENT--Access to Books and Records."

      This is a developing and constantly changing area of the law; and this summary, which describes in general terms the remedies available to you if we breach our fiduciary duty, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning our duties or you believe that we have breached a fiduciary duty, you should consult your own counsel.

      In the opinion of the SEC, indemnifying an entity for liabilities arising under the Securities Act is contrary to public policy and therefore unenforceable. If we assert a claim against the Company for indemnification of such liabilities (other than for expenses incurred in a successful defense) under the Operating Agreement or otherwise, the Company will submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act.

                           OTHER BUSINESSES WE MANAGE

      We were formed in 1985 to finance and lease equipment, and act as the manager or general partner for publicly offered, income-oriented equipment leasing businesses. In addition to acting as the manager of the Company, we are the manager or general partner of: ICON Cash Flow Partners, L.P., Series D; ICON Cash Flow Partners, L.P., Series E; ICON Cash Flow Partners L.P. Six; ICON Cash Flow Partners L.P. Seven; ICON Income Fund Eight A L.P.; ICON Income Fund Eight B L.P., and ICON Income Fund Nine, LLC; and we were the general partner of ICON Cash Flow Partners, L.P., Series A, ICON Cash Flow Partners, L.P., Series B; ICON Cash Flow Partners, L.P., Series C; which were liquidated and dissolved in 1999 and 2001. These businesses are referred to collectively as our prior public programs. All were publicly offered and are income-oriented equipment leasing limited partnerships. We and our affiliates have also engaged in the past, and may in the future engage in the business of brokering or acquiring equipment leasing transactions which do not meet the investment criteria we have established for the Company and for our prior public programs (such as criteria for creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

              PRIOR PROGRAMS SUBSCRIPTIONS AS OF DECEMBER 31, 2001

                                  Total Number
    Limited Partnership           of Investors           Subscriptions
    -------------------           ------------           -------------
   A (dissolved in 1999)                226              $  2,504,500
   B (dissolved in 2001)              1,756                20,000,000
   C (dissolved in 2001)              1,741                20,000,000
             D                        3,105                40,000,000
             E                        3,736                61,041,151
            Six                       2,267                38,385,712
           Seven                      4,578                99,999,682
          Eight A                     2,892                74,996,504
          Eight B                     2,825                75,000,000
            Nine                        114                 2,834,024

      Our prior public programs that are still in the reinvestment phase are all actively engaged in purchasing equipment and entering into and acquiring lease and other transactions. Through December 31, 2001, our prior public programs had originated or acquired investments as follows:

                            INVESTMENTS ORIGINATED OR
                        ACQUIRED BY PRIOR PUBLIC PROGRAMS
                            THROUGH DECEMBER 31, 2001
              (ALL AMOUNTS IN DOLLARS OF ORIGINAL ACQUISITION COST)

 Limited Partnership              Leased Equipment              Other Transactions             Total Investments
 -------------------              ----------------              ------------------             -----------------
A (dissolved in 1999)               $  6,226,774                  $  1,556,694                    $  7,783,468
B (dissolved in 2001)                 40,950,305                    26,850,666                      67,800,971
C (dissolved in 2001)                 45,800,967                    26,853,123                      72,654,090
          D                           55,577,669                    81,733,088                     137,310,757
          E                           80,651,864                   198,673,604                     279,325,468
         Six                          93,104,306                    80,543,188                     173,647,494
        Seven                        251,479,444                    74,628,128                     326,107,572
       Eight A                        94,464,101                    57,348,895                     151,812,996
       Eight B                       108,969,439                    18,940,638                     127,910,077
        Nine                                   0                             0                               0

As of December 31, 2001, our prior public programs had leases and other transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) in the U.S. dollar amounts shown below.

                             INVESTMENT PORTFOLIO OF
                              PRIOR PROGRAMS AS OF
                                DECEMBER 31, 2001

 Limited Partnership              Leased Equipment              Other Transactions             Total Investments
 -------------------              ----------------              ------------------             -----------------
A (dissolved in 1999)                    --                            --                             --
B (dissolved in 2001)                    --                            --                             --
C (dissolved in 2001)                    --                            --                             --
          D                         $  4,880,730                    $ 1,152,982                   $  6,033,712
          E                           54,242,996                     21,810,531                     76,053,527
         Six                          33,380,638                      1,408,832                     34,789,470
        Seven                        175,127,868                      1,021,143                    176,149,011
       Eight A                        76,145,420                     57,348,895                    133,494,315
       Eight B                       107,926,895                     18,940,638                    126,867,533
        Nine                                   0                              0                              0

      The amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series D through Nine for each year from 1998 through December 31, 2001 are included in TABLE III and table iv of Exhibit B to the Prospectus. Additional investment information concerning such prior programs as of December 31, 2001, is also included in Tables I, II and V of Exhibit B to this prospectus.

      The information presented in this section of the prospectus concerning our prior public programs, as well as the information and data in the Tables included as Exhibit B, is not audited. IF YOU PURCHASE SHARES IN THE COMPANY YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OTHER BUSINESS AS A RESULT OF YOUR PURCHASE. YOU SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN OUR PRIOR PUBLIC PROGRAMS.

                    RELATIONSHIPS WITH SOME OF OUR AFFILIATES

      The following diagram shows our relationship to some of our affiliates. The solid lines indicate ownership and the broken lines indicate contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

[The diagram depicting our relationship to some of our affiliates is omitted here. The diagram consists of four boxes that are interconnected as follows:

o The first box, located in the center and at the top of the diagram, contains the text "ICON Holdings Corp."

o The first box (for ICON Holdings Corp.) is connected by solid lines, indicating ownership, to two separate boxes located side by side in the middle of the diagram. The box located on the left, middle side of the diagram contains the text "ICON Securities Corp. (the dealer-manager), a wholly owned subsidiary of ICON Holdings Corp." The box located on the right, middle side of the diagram contains the text "ICON Capital Corp. (the manager), a wholly owned subsidiary of ICON Holdings Corp."

o Each of the two middle boxes (for ICON Securities Corp. and ICON Capital Corp.) are connected by broken lines, indicating contractual relationships, with the fourth box, located in the center and at the bottom of the diagram, that contains the text "ICON Income Fund Ten, LLC."]

                                   MANAGEMENT

THE MANAGER

      We (ICON Capital Corp.) are a Connecticut corporation formed in 1985. Our balance sheet is included in this prospectus. Our principal office is located at 100 Fifth Avenue, Tenth Floor, New York, NY 10011 ((212) 418-4700), and we have an additional office at 260 California Street, 7th Floor, San Francisco, California 94111 ((415) 981-4266). Our seniormost officers, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

      All services relating to the day-to-day management of equipment and acquiring of leases and will be performed by us or under our direction. These services include collecting payments due from the lessees, remarketing equipment which is off-lease, inspecting equipment, being a liaison with lessees, supervising equipment maintenance, and monitoring performance by the lessees of their obligations, including payment of rent and all operating expenses.

      Our officers and directors are:

      Beaufort J. B. Clarke     Chairman, Chief Executive Officer and Director
      Paul B. Weiss             President and Director
      Thomas W. Martin          Executive Vice President, Treasurer and Director
      Louis J.C. Cusano         Senior Vice President and Counsel
      Jeremiah J. Silkowski     Senior Vice President of Operations
      Michael A. Reisner        Vice President and Associate Counsel
      Sean Hoel                 Senior Vice President, Acquisitions

      Beaufort J. B. Clarke, 57, became our Chairman, Chief Executive Officer and Director and those of the dealer-manager as well in August of 1996. He was our President from August of 1996 until December 31, 1998. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Prior to that, Mr. Clarke was President of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Previously, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina. Mr. Clarke has been in the equipment leasing business, as a business person and lawyer, since 1979.

      Paul B. Weiss, 42, became our President and Director on January 1, 1999. Mr. Weiss was our Director and Executive Vice President responsible for lease acquisitions from November of 1996 until December 31, 1998. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. from October of 1993 through November of 1996. Prior to that, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1988 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College. Mr. Weiss has been in the equipment leasing business since 1988.

      Thomas W. Martin, 49, became our Executive Vice President, Treasurer and Director and those of the dealer-manager as well in August of 1996. Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to that, Mr. Martin was Senior Vice President of Gemini Financial Holdings, Inc. from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

      Louis J.C. Cusano, Esq., 42, became our Senior Vice President and Counsel in June of 1999. Previously, from 1995 to 1999 Mr. Cusano was Executive Vice President and General Counsel to Nikko Hotel's Essex House Real Estate Corporation, a subsidiary of Japan Airlines' hotel and hospitality group. Prior to that, Mr. Cusano was an attorney with Dewey Ballantine and in private practice concentrating on leasing, corporate finance and real estate transactions. Mr. Cusano received a J.D. from the Boston University School of Law and a B.A. from the University of Virginia.

      Jeremiah J. Silkowski, 33, became our Senior Vice President of Operations in June of 2002. Mr. Silkowski has over ten years of experience with us in various capacities. During his tenure, Mr. Silkowski has been responsible for
asset-backed   securitizations,   the
collections and portfolio management departments, the sales and property tax departments, and day-to-day administration. Mr. Silkowski now spends the majority of his time as the head of the remarketing department, engaged in maximizing residual realizations. Mr. Silkowski received a B.A. in Economics from New York University.

      Michael A. Reisner, Esq., 32, became our Vice President and Associate Counsel in March of 2001. Previously, from 1996 to 2001, Mr. Reisner was an attorney with Brodsky Altman & McMahon, LLP in New York, concentrating on commercial transactions. Mr. Reisner received a J.D. from New York Law School and a B.A. from the University of Vermont.

      Sean E. Hoel, 33, our Senior Vice President, joined ICON in June 1999. Mr. Hoel is responsible for the acquisition of equipment subject to lease. Mr. Hoel has a Masters Degree in Finance from Seattle University, preceded by Law School at the University of Oslo, a B.A. in Finance at the University of Wyoming, as well as three years of military service as a naval officer.

OUR AFFILIATES

      ICON Securities Corp., the dealer-manager, is a New York corporation and a wholly owned subsidiary of ICON Holdings Corp. It was formed in 1982 to manage the equity sales for investor programs sponsored by its affiliates. It is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. is the dealer-manager of this offering.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

      Investment Objectives. The Company will purchase various types of equipment that will usually be leased at the time of purchase. The leases will primarily be with businesses located in North America and Europe that we determine are creditworthy. We have four investment objectives:

      (1) INVEST IN LEASED EQUIPMENT: to invest at favorable prices in equipment subject to leases with creditworthy lessees.

      (2) MAKE CASH DISTRIBUTIONS: to make substantially tax-deferred cash distributions during the early years of the Company, beginning the month after the first investor is admitted as a member.

      (3) DIVERSIFY TO REDUCE RISK: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment subject to leases. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact the Company. Further, a diverse portfolio of creditworthy lessees makes it less likely that the default or bankruptcy of a single lessee will significantly impact the Company. We intend to emphasize investments in used, long-lived, low-obsolescence equipment to reduce the impact of economic depreciation and to a lesser degree emphasize investments where high rates of rent compensate the Company for the expected economic depreciation of the underlying equipment.

      (4) PROVIDE A FAVORABLE TOTAL RETURN: to provide you a total return on your investment which, by the time the Company's investments are sold, compares favorably with fixed income investments.

      We expect the Company initially to make equipment investments equal to the sum of the following:

      o     80.25% of the funds received from investors; plus

      o borrowed funds, which are expected to be in an amount of approximately 60% of the purchase price of the Company's investment portfolio, but there is no limit on the amount the Company can borrow to fund equipment purchases; plus

      o     excess cash flow not held in reserve or distributed.

LEASES

      Leases in General. In a typical lease, the Company will own and lease equipment and the lessee will make periodic payments to the Company, usually of a predetermined (and usually level) dollar amount, payable for a fixed length of time. The most important characteristic that distinguishes a lease from other financing arrangements involving equipment is that when the lessee's right to use the equipment ends (upon the expiration of a lease), a significant part of the equipment's economic life remains. The potential value that may be realized upon the expiration of the initial lease term is commonly referred to as the residual value of the equipment. Your ultimate return, if any, on an investment in shares will partly depend on the residual value of the equipment we acquire for the Company.

      The majority of the investments made by the Company will be the outright purchase of equipment which is already subject to lease. From this type of investment, the Company will be legally entitled to receive rental payments from leasing the equipment, and, as owner of the equipment, may sell or re-lease it at lease maturity. The Company will purchase equipment subject to lease either in its own name or through special purpose entities it owns. The Company may, in some cases, jointly purchase equipment with other businesses we sponsor and manage or with unaffiliated third parties. In such cases, the Company may co-own a special purpose entity with other parties.

      The Company will seek to acquire a portfolio of equipment leases that is comprised of both (a) transactions that provide current cash flow in the form of rental payments made directly to the Company, and (b) transactions where the cash flow in the form of rental payments has been pledged or assigned in whole or in part to a lender. We refer to current cash flow leases which the Company acquires for cash as income leases. We call leases where the cash flow (and perhaps a portion of the expected residual value of the equipment) has been pledged or assigned to a lender as growth leases (also known within the equipment leasing industry as leveraged leases). Most of the borrowings by the Company to pay a portion of the purchase price for growth leases will be non-recourse to the

Company's other assets, meaning that in the event the lender is not paid, the other assets of the Company would not be at risk as a source of payment; only the particular item of financed equipment would be at risk.

      Equipment acquired that is subject to income leases generally will have shorter economic lives (at least 3 and sometimes 7-10 years), and more rapid technological obsolescence, than equipment subject to growth leases. It is typical of income leases that we intend to acquire for the Company for the value of the leased equipment at lease expiration to be a smaller percentage of the purchase price of the equipment than is the case with growth leases. As a result, income leases provide for the payment of a higher relative amount of rent than will growth leases. Rental payments under income leases are expected to be, on average, in the range of 2-3% of equipment cost per month. The higher anticipated rental rate on income leases is expected to enable the Company to achieve a favorable return on these lease investments in spite of the anticipated decline in the value of the equipment.

      In spite of the aforementioned anticipated decline in the value of the underlying equipment, we believe that income leases will be available to the Company which have appealing total return opportunities resulting from the possible extension of the leases with the lessees, or the exercise of renewal options by the lessees. A meaningful amount of the cash distributions the Company makes to members in its early years is expected to derive from the cash flow associated with income leases. As such, income leases are an important component of a balanced portfolio of equipment leases, given the objectives of the Company.

      Equipment acquired that is subject to growth leases generally will have longer economic lives (at least 10 and sometimes 40 or more years) and much less rapid technological obsolescence than equipment which is subject to income leases. We anticipate that in growth leases that we acquire for the Company, the future value of these types of leased equipment will exceed the cash portion of the purchase price paid by the Company. With growth leases, a lender provides a significant percentage of the purchase price, and the rental payments from the lease are used, in whole or in part, to pay interest on, and reduce the principal balance of, the financed portion of the purchase price. Rental payments under growth leases are expected to be, on average, close to 1% per month (most of which will be pledged to a lender). The outstanding indebtedness is expected to be reduced at a faster rate than the gradual economic depreciation for this class of equipment. As a result, we hope to build up the Company's equity in the equipment over time if the future value of the equipment is equal to or exceeds our expectations.

      Growth leases typically will provide little or no current cash flow to the Company. The Company will receive most or all of its cash from growth leases upon the sale or re-lease of the equipment at lease maturity when the underlying equipment is sold or is re-leased to the lessees or third parties. Because we expect that a meaningful amount of distributions to members in the Company's early years will come from the cash flow associated with income leases, we believe we can prudently invest at least 50% of the Company's portfolio in growth leases.

      There can be no assurance as to what percentage of the Company's equipment leasing portfolio will consist of income leases and what percentage will consist of growth leases. We believe the optimal mix depends on the specific leases identified for acquisition and their rental amounts, lease terms, and forecast residual values. The mix of lease types during the term of the Company may vary significantly as leases mature and reinvestment occurs, and the mix of leases we believe optimal at later dates may be materially different than what we consider optimal today. It is our general philosophy that income leases, having lower total return prospects but higher current cash flow than growth leases, are an important part of a prudently structured portfolio when combined with growth leases, which we believe have higher total return prospects.

      The Company's authority to carry out these acquisition policies and endeavor to meet its investment objectives is contained in Sections 3.1 through
3.3 of the Operating Agreement. Any changes to those provisions of the Operating Agreement could not be made without the approval of a majority of the shares.

      Lease Provisions. The terms and provisions of each lease that the Company acquires or enters into will vary depending upon a number of factors that existed at the time the lease began, including the type and intended use of the equipment, the business, operations and financial condition of the lessee, any regulatory considerations and the tax consequences and accounting treatment of the lease transaction.

      We anticipate each lease that the Company acquires will hold the lessee responsible for:

      (1)   paying rent without deduction or offset of any kind;

      (2) bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;

      (3) paying sales, use or similar taxes relating to the lease or other use of the equipment;

      (4) indemnifying the Company against any liability resulting from any act or omission of the lessee or its agents;

      (5) maintaining the equipment in good working order and condition during the term of the lease; and

      (6) not permitting the assignment or sublease of the equipment without our prior written consent.

      The Company's leases will usually have terms ranging from 2 to 7 years. We also anticipate that most leases will not be cancelable during their initial terms, although some leases may provide the lessee with a termination right in exchange for a payment to the Company. We may agree to allow cancellation of a lease that does not have a termination right if it appears to be in the Company's best interest, provided a lessee pays compensation to the Company or a superior alternative to the Company exists that will enable Company to achieve its objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to current fair market value at the end of the lease.

      Leases Denominated in Foreign Currencies. To a small extent, the Company may acquire some leases where the rental payments are denominated in a currency other than U.S. dollars. In these cases, the Company may enter into a contract to protect it from fluctuations in the currency exchange. If a lease is denominated in a major currency such as the pound sterling, which historically has a stable exchange relationship with the U.S. dollar, U.S. dollar hedging may be unnecessary or not cost effective to protect the value of the rental payments. To hedge a lease, the Company would enter into a hedge contract so that it would receive a fixed number of U.S. dollars for the rent and any other fixed, periodic payments due under the lease even if the exchange rate between the U.S. dollar and the currency of the lease changes over the lease term. We expect that the Company would enter into hedge contracts only if two additional requirements could be satisfied. First, the hedge transaction expenses would have to be low enough so that the return on the lease in question, even with these hedge transaction expenses taken into account, is attractive. Second, the lessee whose lease payment obligations are being hedged must have what we consider to be superior credit, since the Company would typically remain obligated under the hedge contract even if the lessee in question defaulted on the lease obligations being hedged. See "RISK FACTORS."

TRANSACTION APPROVAL PROCEDURES

      We have established an investment committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential leases. The investment committee is responsible for supervising and approving all individual transactions and portfolio purchases. The investment committee will consist of at least two persons whom we designate. We expect that all such persons will be our officers or those of one of our affiliates. The investment committee will make decisions by the greater of a majority vote or the approval of two committee members. As of the date of this prospectus, the members of the investment committee are Messrs. Clarke, Martin and Weiss.

      The investment committee will make investment decisions using the investment policies described in this prospectus and the undertakings set forth under "CONFLICTS OF INTEREST." All potential equipment acquisitions will be evaluated on the basis of:

      o the extent to which the transaction appears to satisfy the Company's investment objectives;

      o the creditworthiness of the prospective lessee and the character of its business, and, to the extent deemed prudent for lessees whose senior debt is rated investment grade by an independent rating agency, the availability of credit enhancements to secure the transaction in the event the potential lessee defaults; and

      o the type of equipment to be purchased for lease and its condition, location, and expected residual value.

CREDITWORTHINESS CONSIDERATIONS

      We maintain credit review procedures in reviewing potential lessees. The procedures generally are the following, but they may be revised as the investment committee believes appropriate:

      o for lessees which have senior debt rated investment grade by an independent rating agency, an intensive and comprehensive analysis of a potential lessee's current and past years' financial statements and any and all additional information on the lessee's business which may help determine the ability of the lessee to meet its obligations; and

      o for lessees which do not have senior debt rated investment grade by an independent rating agency and whom we believe warrant additional investigation beyond the review noted above, review and verification of the potential lessee's credit and payment history, bank accounts, trade references, and credit reports from credit agencies such as Moody's, Standard & Poor's, Dun & Bradstreet, TRW, etc.

EQUIPMENT CONSIDERATIONS

      "Used" Equipment. We anticipate that the majority of the Company's investments will be in used equipment, that is, equipment delivered to the current lessee prior to the Company's purchase of the equipment. Used equipment transactions can be advantageous because we will have the opportunity to analyze payment histories and compliance with other lease provisions, the condition of the equipment, and how it is used and maintained by the lessee prior to purchasing it. In general, we will not make substantial equipment purchases (particularly in the case of growth leases) without obtaining information and reports, and making (or having made on our behalf) inspections and surveys of the equipment and its service, maintenance and repair records, and utilization history we deem prudent and necessary to determine the probable economic life, reliability and productivity of the equipment, as well as the competitive position, suitability and desirability of investing in the equipment compared with other investment opportunities.

      Types of Equipment. We expect the Company to invest in the following types of equipment (among others):

      o transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy-duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels);

      o machine tools and manufacturing equipment such as computer- and mechanically controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods;

      o materials handling equipment such as forklifts and more specialized equipment for moving materials in warehouse or shipping areas; o furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment and patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture);

      o     office   technology,   personal  computers  and  computer  networks,
            servers, communication and related peripheral equipment, scanners and copy machines; and

      o other equipment which we expect to have a value in the future and which would allow the Company to meet its objectives.

      The following chart shows the types of equipment purchased since 1996 by other equipment leasing business we manage, based upon the cash portion of the purchase price for the equipment.

                            ICON Acquisitions in Cash
                       By Equipment Type Since August 1996

   [The following table was depicted as a pie chart in the printed material.]

        Aircraft .............................................  20%
        Fixed Plant and Machine ..............................  16%
        Marine Vessels .......................................  13%
        Technology - Copiers .................................  11%
        Furniture & Fixtures .................................  11%
        Other Air ............................................   9%
        Over-The-Road-Construction - Forklifts ...............   7%
        Energy ...............................................   6%
        Miscellaneous ........................................   4%
        Telecom ..............................................   2%
        Railroad .............................................   1%

      Economic Useful Lives of Equipment. We will generally seek to buy equipment subject to leases having a remaining term of 2 to 7 years and, on expiration of the lease, at least one-third of the economic useful life of the equipment is likely to remain, based upon its age or utilization history. To maximize the Company's end-of-lease disposal options and investment returns, we will seek to avoid investing in equipment that may become technologically obsolete or, as in the case of income leases, otherwise of limited utility for reasons including excessive wear and tear. However, we will make exceptions for equipment which we have reason to believe will contribute to the Company's overall objectives. An example of this in the case of income leases is if the lease rental rate enables the Company to achieve a favorable return in spite of the anticipated decline in the value of the equipment.

      Equipment Registration and Regulation. Before acquiring transportation equipment for the Company, we will evaluate the impact and costs of maintaining the registration of the equipment with appropriate governmental agencies and complying with the requirements such agencies place on the operation and qualities of the equipment. Aircraft and marine vessels are subject to registration requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Most foreign countries have similar regulatory requirements. If for any reason the equipment is not appropriately registered or registration lapses or is lost, substantial penalties could be imposed or the Company could be forced to liquidate the equipment. Often, until registration is obtained or regained, equipment may not be operated. Regulatory agencies sometimes require changes or improvements to equipment, and the Company may have to spend its own capital to make the changes if the lessee of the equipment is not required to do so under a lease. Making changes may cause the equipment to be removed from service for a period of time. Additionally, federal law restricts the extent to which U.S. registered aircraft and marine vessels which are registered in the United States may be owned or controlled by people who are not United States citizens. As a consequence of these rules, the Company may transfer title of certain aircraft and vessels to a trust of which the Company is the sole beneficiary, or to a limited liability company beneficially owned by the Company, or to a limited liability company of which the Company is a member.

PORTFOLIO ACQUISITIONS

      The Company may purchase portfolios of equipment subject to leases. In evaluating a portfolio acquisition, we expect to follow one or more of the following procedures:

      o review for completeness and accuracy of the lease documentation (a) the largest of the leases in the portfolio, and/or (b) a substantial random sampling of smaller leases (particularly in the event that there is not a concentration of large transactions);

      o review and verify lessee and user payment histories where necessary and practicable;

      o evaluate underlying equipment or other collateral and verify their values (either directly or by an independent appraiser with respect to some or all of the leases);

      o     take commercially  reasonable steps to evaluate the creditworthiness
            of  a  representative  number  of   non-investment-grade   potential
            lessees; and

      o perform Uniform Commercial Code lien searches against selected potential lessees, as well as against the current holder of the portfolio.

      In connection with the acquisition of any portfolio, we may require that such acquisition be full or partially recourse to the current holder of the portfolio in the event that any underlying lessee defaults.

OPTIONS AND OTHER INTERESTS IN EQUIPMENT

      The Company may purchase options to acquire equipment, usually for a fixed price at a future date. The Company will acquire options, with the intent of exercising them, if we believe the residual value of the equipment is significantly greater than the price of the option plus the agreed price of the equipment at which the option can be exercised. The Company may also purchase direct and indirect interests in equipment, including ownership rights to equipment after lease expiration or make future commitments to lease, purchase or purchase options in, equipment. Indirect interests in equipment may include residual interests, which include the right to the proceeds from lease payments and equipment sales after all of the debt associated with the equipment has been paid.

OTHER INVESTMENTS

      The Company may also, from time to time, invest in other types of property, tangible and intangible, including contract rights, lease rights, debt instruments and equity interests in corporations, partnerships, affiliated programs, joint ventures, other entities. However, the Company may make such investments only in furtherance of its investment objectives, in accordance with its investment policies, and in relation to the acquisition of equipment or other transactions as described in this section of this prospectus.

INTERIM FINANCING

      We or any of our affiliates (but not our prior programs) may acquire equipment for the Company on an interim basis not to exceed six months, so long as the acquisition is in the best interest of the Company and the equipment is purchased by the Company for a price no greater than our cost for the equipment. Neither we nor our affiliates may benefit from the acquisition, except for allowable compensation to us as described in "OUR COMPENSATION." When we or an affiliate purchases equipment on this type of interim basis with our own funds in order to facilitate the ultimate purchase by the Company, we or our affiliates, as the case may be, will be entitled to receive interest on the funds expended on behalf of the Company at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. But, the Company will not pay a higher rate of interest than that which we or our affiliate is paying if we or our affiliate either assumes an existing loan or borrows money to acquire the equipment. The Company will pay interest on such funds until the Company buys the equipment. Interest on these loans will begin to accrue on the date we or our affiliate buys the equipment. Any rental payments received or accrued by us or our affiliate prior to the sale of the equipment to the Company will either reduce the sales price of the equipment to the Company or will be assigned to the Company upon its purchase of the equipment. If a loan secured by equipment is assumed in connection with such an acquisition, the loan must have the same interest terms at the time the Company acquires the equipment as it had when we or our affiliate first acquired the equipment.

PORTFOLIO REVIEW AND REMARKETING

      We intend to evaluate the Company's investments at least annually, and more frequently if circumstances require, to determine whether each item of equipment should remain in the portfolios or should be sold, and if such a sale would achieve the Company's objectives given market conditions. We will make that decision based upon the Company's operating results, general economic conditions, tax considerations, the nature and condition of items of equipment, the financial condition of the parties obligated to make payments under leases, alternate investment opportunities then available to the Company and other factors that we deem appropriate to the evaluation.

      Following the expiration of any lease, we will try either (i) extending or renewing the lease with the existing lessee, (ii) leasing the equipment to a new lessee, or (iii) selling the equipment to the existing lessee or a third party. The activity of disposing of or redeploying equipment upon maturity of a lease is known in the equipment leasing industry as remarketing.

                               CASH DISTRIBUTIONS

      WHILE IT IS THE COMPANY'S OBJECTIVE TO MAKE THE MONTHLY CASH DISTRIBUTIONS TO THE MEMBERS AS DESCRIBED BELOW, WE CAN MAKE NO PREDICTION AS TO WHAT LEVEL OF DISTRIBUTIONS OR RETURN ON INVESTMENT, IF ANY, WILL BE ACHIEVED. NO SPECIFIC AMOUNT OF DISTRIBUTIONS IS GUARANTEED, AND INVESTORS BEAR A SIGNIFICANT RISK OF LOSS ON THIS INVESTMENT.

MONTHLY CASH DISTRIBUTIONS

      Section 8.1(a) of the Operating Agreement provides that each member, other than us (in our role as manager only), is entitled to receive monthly cash distributions computed as described below. These monthly distributions will be made for the period beginning with the month after the member's admission to the Company and ending with the termination of the reinvestment period, to the extent that cash on hand is available for this purpose. The operating period is the Company's period of active investment and reinvestment, which we anticipate will end five years after the final closing date of the offering but which we may extend.

      During the reinvestment period, the Company intends to reinvest substantially all of its undistributed cash not held in reserve, as well as proceeds of financings not needed to pay current obligations, in additional equipment. The annual amount of these distributions initially will be computed by: (1) multiplying 7.50% by a member's original investment; and then (2) reducing that amount by any portion of the original investment that has either been returned to the member because the Company did not invest all of the offering proceeds or any portion which was redeemed by the Company. A ratable portion (that is, one-twelfth) of the annual distribution amount will be payable monthly. Those members who invest prior to the minimum offering size being achieved (with all invested funds being held in escrow until that time) will receive a one-time distribution after the minimum offering is achieved for the time period that the Company could not pay a distribution because its funds were in escrow.

      Cash on hand will be distributed to members in an amount that we believe can be prudently distributed without adversely affecting the operations of the Company, including meeting all of its investment objectives. In determining how much cash to distribute, we will consider the following: (a) the Company's expenses, the timing and amounts of which are expected to be largely non-discretionary; and (b) monies which we determine are necessary to set aside as reserves or reinvest in additional investments. Thus, our decisions to establish additional reserves might affect the ability of the Company to make monthly cash distributions. Furthermore, the Company's ability to make cash distributions to the members may be subject to restrictions imposed upon the Company by its banks or other lenders.

      If cash on hand is insufficient in any calendar month to pay the full amount of the distributions described above, a lesser amount may be distributed. Cash distributions are non-cumulative, meaning that if there is insufficient cash available to make a distribution at the annual rate of 7.50% (as described above) in a given month, the shortfall will not necessarily be made up in any subsequent monthly distribution.

      The Operating Agreement also provides that each member (other than us) is entitled to receive monthly cash distributions, if the scheduled distributions described above are inadequate, sufficient to permit the members to pay federal and state income taxes resulting from any equipment sales. For this purpose, the Operating Agreement assumes that all members are subject to income taxation at a 35% rate on taxable profits from such sales. These distributions will be made to the extent that cash on hand is sufficient for that purpose.

      We anticipate that the monthly cash distributions, provided funds are available, will be made approximately five days after the end of each month, commencing in the first full month following the initial closing date, which is the date the minimum offering size is achieved. Since monthly cash distributions are subject to the availability of funds, there can be no assurance that any anticipated monthly distributions will be made.

FIRST CASH DISTRIBUTIONS TO MEMBERS

      During the offering and reinvestment periods, one-half of our monthly management fees will be deferred for any month in which each member does not receive all of what are called "first cash distributions." First cash distributions refer to the distributions members receive in a given month on their unreturned capital, up to the lesser of: (a) 0.42% of their unreturned capital; or (b) the five-year U.S. Treasury bill rate (divided by 12) on the first business day of the month of the distribution. Monthly distributions received in excess of 0.625% of a member's unreturned capital will be allocated as a return of capital, thereby decreasing the amount of unreturned capital for this purpose. We will not receive interest on the deferred management fees when paid. It is the objective of the Company to make the first cash distributions regardless of the number of shares sold, subject only to the limitations described in "--Monthly Cash Distributions" above.

      The ratio of cash distributions to members other than us, and to us, is different before and after payout. See "OUR COMPENSATION--Operational Stage." Payout is the time when cash distributions have been made in an amount equal to the sum of the investors' capital contributions plus an 8% cumulative annual return on their capital contributions, compounded daily. Prior to payout, distributions of cash flow will be made 99% to the investors and 1% to us. After payout, distributions of cash flow will be made 90% to the investors and 10% to us.

PURCHASING ADDITIONAL SHARES WITH DISTRIBUTIONS DURING THE OFFERING PERIOD

      You may elect to have your periodic cash distributions invested in additional shares of the Company during the time period when shares of the Company are offered for sale. We will invest distributions not later than 30 days from the distribution date, to the extent that shares are available for purchase. Any distributions that you choose to invest in shares will be purchased at the public offering price. Commissions of up to 8.0% of the additional shares' purchase price may be paid to the unaffiliated selling dealer responsible for your original purchase of shares. You may choose to reinvest your distributions at any time by completing the authorization form that appears in Exhibit C, "Subscription Documents." Reinvestment of distributions will commence with the next distribution payable after the Company receives your authorization form or subscription agreement. We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause the underlying assets of the Company to constitute "plan assets." See "INVESTMENT BY QUALIFIED PLANS and IRAs."

CASH DISTRIBUTIONS DURING THE LIQUIDATION PERIOD

      After the operating period, the Company will sell its assets in the ordinary course of business during a timeframe called the liquidation period. These sales will occur as soon as we deem it prudent, which may or may not be before the expiration of the remaining term of the related lease. At our option, equipment returned from expired leases may be leased to third parties rather than sold if, in our judgment, the release of the equipment is in best economic interest of the members. Because there can be no assurance that equipment coming off lease can be sold in a timely fashion during the liquidation period, or that sales proceeds will be adequate to allow a distribution to be made in a given month, you should expect the amount and frequency of distributions during the liquidation period to be unpredictable. Distributions made during the liquidation period will, among other things, depend upon the amount of cash on hand at the end of the operating period, the cash from sales of the Company's investments, and the amount of cash flow, if any, that the Company derives from the ownership of its remaining investments during the liquidation period. If we believe it would benefit investors to reinvest the Company's cash flow in equipment during the liquidation period, we will do so, and that would impact the amount and timing of distributions during the liquidation period.

                         FEDERAL INCOME TAX CONSEQUENCES

      This section discusses the federal income tax consequences for an individual investor who is a U.S. citizen or resident. The tax consequences of investing in the Company will not be the same for all investors. A careful analysis of your particular tax situation is required to evaluate this investment properly. Therefore, we urge you to consult your own tax advisor.

      Tax treatment for other investors--such as trusts, corporations, tax-exempt organizations and employee benefit plans, and foreign investors--are likely to differ significantly from the principal tax consequences outlined in this section. See "--Foreign Investors," "--Tax Treatment of Certain Trusts and Estates," "--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "--Corporate Investors." State and local tax consequences may differ from the federal income tax consequences described below. See "--State and Local Taxation."

OPINION OF TAX COUNSEL

      We have obtained a legal opinion from Greene Radovsky Maloney & Share LLP, our tax counsel, concerning the Company's classification as a partnership for federal tax purposes. The opinion of tax counsel on a number of tax issues is discussed in this prospectus. Tax counsel reviewed the summaries of federal tax consequences to individual investors of an investment in shares and the federal tax consequences to some tax-exempt entities, including qualified plans, that are set forth in this section of the prospectus and the sections under the headings "RISK FACTORS" and "INVESTMENT BY QUALIFIED PLANS and IRAs." To the extent those summaries contain statements or conclusions of law, tax counsel is of the opinion that these statements or conclusions are correct under the present Internal Revenue Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS, and judicial decisions.

      Tax counsel's opinion is based on the facts described in this prospectus and on additional facts that we provided to tax counsel about how we plan to operate the Company. Any alteration of Company activities from the description we gave to tax counsel may render the opinion unreliable. Furthermore, the opinion of tax counsel is based upon existing law, which is subject to change either prospectively or retroactively.

      You should note that the tax opinion represents only tax counsel's best legal judgment and has no binding effect or official status of any kind. We cannot guarantee that the IRS will accept the conclusions set forth in tax counsel's opinion.

CLASSIFICATION AS A PARTNERSHIP

      Tax counsel have given us their opinion that, under current tax laws and regulations, the Company will be classified for tax purposes as a partnership and not as a corporation. We will not request a ruling from the IRS on this matter. Tax counsel's opinion on this issue is based partially on our representations that: (1) the business of the Company will be conducted as described in this prospectus; and (2) the Company will not elect to be classified as an association taxable as a corporation. While the Company is not a partnership for state law purposes, for tax purposes we expect it will be treated as a partnership. Business organizations generally are treated either as corporations or partnerships for tax purposes.

TAXATION OF LIMITED LIABILITY COMPANIES IN GENERAL

      For income tax purposes, limited liability companies that do not elect to be taxed as corporations are treated as partnerships and, thus, pass through entities. This means that the individual members, and not the limited liability company, pay tax on the limited liability company income and deduct the limited liability company's losses. As a member, you will report your share of the Company's income, deductions, capital gains and losses on your federal tax return. You will also pay the taxes on your share of any taxable income or gains earned by the Company.

      One tax advantage of a limited liability company taxed as a partnership is that its earnings are only taxed once by the federal government. The limited liability company files an informational return with the IRS, but has no federal income tax liability. Because it pays no federal income taxes, the limited liability company has more income to distribute to its investors. By contrast, a corporation's earnings are effectively taxed twice. The corporation itself must pay corporate income taxes, reducing the amount available to distribute in dividends to its shareholders; the shareholders are then required to pay personal income taxes on the dividends they receive. Another tax advantage of limited liability companies is that, subject to the limitations discussed in this section, investors often can deduct their share of any losses the limited liability company incurs; a corporation does not pass through deductible losses to investors.

      We believe that your most substantial tax risk from this investment would be for the IRS to treat the Company as a corporation for tax purposes, by classifying it as a "publicly traded partnership." Were that to happen, the Company would have to pay tax on its income, reducing the amount of income available for distribution to you; and you would not be able to deduct your share of any losses. Such a classification would adversely affect your after-tax return, especially if the classification were to occur retroactively.
Furthermore, a change in the Company's tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See "--Publicly Traded Partnerships."

      Your ability to deduct losses generated by the Company is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because the Company's operations will constitute passive activities, you can only use losses from the Company to offset passive income in calculating your tax liability. For example, passive losses may not be used to offset portfolio income. See "--Deductibility of Losses; Passive Losses, Tax Basis and `At-Risk' Limitation."

      Leasing activities will generate the overwhelming majority of the Company's income. We expect that, for federal income tax purposes, the Company's equipment leases will be treated as true leases and the Company will be considered the owner and lessor of the equipment. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of cost recovery or depreciation deductions by the Company. See "--Tax Treatment of Leases."

PUBLICLY TRADED PARTNERSHIPS

      Some limited liability companies otherwise treated as partnerships for tax purposes are classified as publicly traded partnerships, referred to as "PTPs." If the Company were classified as a PTP, it would taxed as a corporation. A PTP is a limited liability company (or partnership) in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. If the PTP derives less than 90% of its gross income from sources such as interest and dividends, rents from real property, and gains from the sale of real property, the PTP is taxed as a corporation.

      We do not intend to list the shares in the Company on any market. Shares also will not be readily tradable on a secondary market, nor do we expect them to be in the future. Therefore, the Company will be a PTP only if the shares become readily tradable on the substantial equivalent of a secondary market. Shares do not become readily tradable merely because we provide information to members regarding other members' desires to buy or sell shares to each other or occasionally arrange transfers between members.

      Transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following:

      (1) it consists of a system that lists customers' bid and ask quotes in order to match sellers and buyers;

      (2) deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;

      (3) sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;

      (4) the closing of the sale does not occur until at least 45 days after information about the offering is made available;

      (5) the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;

      (6) the seller's information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and

      (7) the percentage of interests in the capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in capital or profits.

      In the opinion of tax counsel, the IRS will not treat the Company as a PTP. This opinion is based in part on our representation to tax counsel that the shares will not be listed on a securities exchange or NASDAQ and that, in accordance with Section 10.2 of the Operating Agreement, we will refuse to permit any assignment of shares which would result in the transfer of more than 2% of the shares in any year. See "TRANSFER OF SHARES / Withdrawal--Restrictions on the Transfer of Shares and Withdrawal."

      If the Company were classified as a PTP, it would be treated for federal income tax purposes as a corporation unless, as noted above, 90% or more of its income were to come from certain "qualified sources." The Company's business will be the leasing of personal (but not real) property, and income from this source is not "qualified." Thus, if the Company were a PTP, it would be taxed as a corporation. The major consequences of corporate tax treatment would be that, in addition to being taxed when distributed to you, the Company's income would be subject to corporate income tax and its losses would not be passed through its members. If the Company were taxed as a corporation, and particularly if the PTP classification were made retroactively, corporate taxation would have a substantial adverse effect on your after-tax return. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for the members if the Company's debt exceeded the tax basis of the Company's assets at the time of the change in tax status--even though members likely would not receive cash distributions from the Company to cover such tax liabilities. See "--Classification as a Partnership" and "--Sale or Other Disposition of Company Interest."

TAXATION OF DISTRIBUTIONS

      As long as the Company is classified as a partnership under federal tax law, it will not be subject to federal income tax. Rather, you will be required to report on your federal income tax return, and pay taxes with respect to, your share of the Company's annual income, gains, losses, deductions and credits.

      You will be furnished with all information about the Company necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. The Company will also file an annual information return with the IRS and will report its finances on an accrual basis using a December 31 fiscal year. The Company's income and loss for the year will be allocated among the members based on the number of shares held by each member during the year. If any members hold their shares for less than the entire year, they will be allocated income and loss in proportion to the part of the year during which they held their shares. For purposes of allocating income or loss among the partners, the Company will treat its operations as occurring ratably over each fiscal year--in other words, we will assume that income and loss are spread evenly over the fiscal year. Depreciation or other cost recovery with respect to equipment may create a deferral of tax liability. Larger cost recovery deductions in the early years may reduce or eliminate the Company's taxable income in the initial years of the Company's operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less Company income, while an increasing portion of the Company's revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions.

      With the exception noted below, you do not have to pay income tax on cash distributions that exceed your share of the Company's taxable income. The excess will reduce your tax basis for your shares, however. Your tax basis will also increase or decrease annually based on your allocable share of the Company's income or loss for the year. Any cash distributions you receive that exceed your tax basis (after adjustment for your allocated share of the Company's income or loss) will be taxable to you, generally as capital gains, provided the shares are capital assets in your hands. A portion of any distribution in excess of your tax basis will, however, be recharacterized as ordinary income in the same percentage that ordinary income would be realized upon a sale by the Company of all its assets, for example, because of depreciation recapture.

      The Company intends to make sufficient cash distributions to enable you to pay your federal income taxes on your share of taxable income. To determine how much cash will be necessary to cover your tax liability, we will assume that all members are in the 31% marginal federal income tax bracket for individuals.

COMPANY INCOME VERSUS COMPANY DISTRIBUTIONS

      The taxable income reported to you each year by the Company will not equal the cash distributions that you receive. The difference between reported income and cash distributions arises primarily from two facts: first, depreciation and other cost recovery deductions reduce the Company's taxable income but not its cash available for distribution. Conversely, the Company's revenues that we reinvest or use to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See "--Cost Recovery." Therefore, the cash distributions that we make to you may be greater or less than your share of the Company's taxable income in any given year.

ALLOCATIONS OF PROFITS AND LOSSES

      Your share of any item of income, gain, loss, deductions or credits is determined by the Operating Agreement. As a general rule, when we are reinvesting proceeds in equipment (the first five to eight years after the Company is closed to new investors), 99% of the Company's profits will be allocated among its members (including us) in proportion to their shares, and we will be allocated 1%. This allocation will continue until the later of: (1) each member's capital contribution is reduced to zero by distributions from the Company that are in excess of his or her 8% cumulative return; or (2) each member has been allocated profits equal to the sum of his or her aggregate 8% cumulative return plus any Company losses previously allocated to the member. Thereafter during the operating period, the Company's profits will be allocated 90% among the members (including us) in proportion to their shares and 10% to us. Then, while we sell the Company's assets, which we refer to as the liquidation period, gross income first will be allocated to all members (including us) in the amount necessary to eliminate any deficits in their capital accounts. Profits will thereafter be allocated as described immediately above.

      As a general rule, for the duration of the Company, 1% of its losses will be allocated to us and 99% will be allocated among the other members in proportion to their shares. Nonrecourse deductions will be allocated 90% to us and 10% among the other members.

      The IRS respects a limited liability company's allocation of income, gain, loss, deductions or credits if:

            (a)   the allocation is substantial and has economic effect, or

            (b) the members can show that the allocation accords with the member's interest in the limited liability company, and

            (c) in the case of either (a) or (b), the allocation complies with special rules requiring that members receiving allocations of losses or deductions generated by purchasing assets with borrowed money be charged back income and gain as those funds are repaid.

      IRS regulations generally provide that, for an allocation to have economic effect, the following conditions must be true:

      o the allocation must be reflected by an increase or decrease in the relevant member's capital account;

      o liquidation proceeds must be distributed in accordance with the member's capital account balances;

      o the operating agreement must provide that if a member will have a deficit balance in his or her capital account upon liquidation of the limited liability company, the member either must be required to restore the deficit amount to the limited liability company, so that amount may be distributed to other members with positive capital account balances, or, in the absence of an obligation to restore the deficit, the operating agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a member receives a distribution from the limited liability company which cause a deficit in the member's capital account or increases a preexisting deficit, that member must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

      The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount to be received by the members from the limited liability company, independent of tax consequences. An economic effect is not substantial if, at the time the allocation becomes part of the operating agreement: (1) at least one member's after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in the operating agreement; and (2) there is a strong likelihood that no member's after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in the operating agreement. The IRS regulations on this issue state that, in determining after-tax return, a member's entire tax situation, including aspects unrelated to the limited liability company, will be taken into account.

      The Operating Agreement contains several provisions designed to ensure that allocations have a substantial economic effect.

      (1) It requires that all allocations of income, gains, losses, deductions and distributions are reflected by an increase or decrease in the relevant members' capital accounts.

      (2) All members who are allocated losses and deductions generated by assets acquired with borrowed money will be charged back income and gains generated by those assets.

      (3) Although no member (other than us) having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to the Company to eliminate the deficit, the Operating Agreement does contain a provision for a qualified income offset.

      Based on the foregoing, the allocations provided in the Operating Agreement should be respected for tax purposes. If upon audit, however, the IRS takes the position that any of those allocations should not be recognized, and if the IRS position were sustained by the courts, you could be taxed on a portion of the income allocated to us, and part of the deductions allocated to you could be disallowed.

DEDUCTIBILITY OF LOSSES; PASSIVE LOSSES, TAX BASIS AND "AT-RISK" LIMITATION

      Passive Losses. The passive activity loss rules generally allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers generally will be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely held corporations (including S corporations).

      A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates; furthermore, the IRS generally considers the status of non-managing members to be passive with respect to a limited liability company's activities. Accordingly, we expect that you must treat your share of the Company's income or losses as passive income or loss. Any interest you incur on debt used to acquire or maintain shares will also be treated as a passive activity deduction, and deduction of such amounts will be limited by the same principles as those applicable to losses passed through by the Company. You may have some portfolio income or loss; for example, interest earned on the Company's funds pending their investment in equipment would be portfolio income.

      You can deduct passive losses against passive income to reduce your overall income tax liability; but you cannot offset ordinary or portfolio income with passive losses. Your tax deduction for passive losses will be limited by the amount of your passive income in any given tax year. If your share of the Company's passive losses is greater than your passive income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from the Company or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a gain or loss from the sale of your entire interest in the Company. Finally, passive income from the Company can be used to absorb losses from other passive activities, subject to the rules regarding PTPs.

      Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. The Company has been structured to avoid being classified as a PTP; however, these rules mean that income or losses from the Company may not be used to offset any losses or income you may derive from another limited liability company or partnership which is classified as a PTP.

      Tax Basis. Your initial tax basis in your Company interest will be the price you paid for your shares. Your tax basis will then be increased by your share of Company income, and by your share of any increases in the Company's nonrecourse debt (that is, debt for which none of the members are personally liable). Your basis will be reduced by the amount of any cash distributions you receive, your share of any losses and any reductions in your share of the Company's nonrecourse debt; you may deduct your share of the Company's losses, if any, only to the extent of the basis in your shares.

      "At-Risk" Limitation. Generally, taxpayers may not deduct limited liability company losses they incur that exceed the total amount they have at risk in the limited liability company at the end of a limited liability company's tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the limited liability company.

      You will not be at risk, and will not be entitled to increase the at-risk basis of your shares, with respect to the Company's recourse liabilities, like trade payables. Nor will you be at risk with respect to nonrecourse liabilities incurred by the Company, like amounts borrowed to finance equipment purchases, even though nonrecourse liabilities may increase the tax basis of the shares. Thus your initial amount at risk will be the amount of your investment. This at-risk amount will be reduced by your cash distributions and loss allocations, and increased by income allocations.

      As noted above, the at-risk rules limit your ability to use Company losses to offset your income from other sources. Losses from the Company may only be taken up to the amount that you have at risk in this investment. Although the Company may generate tax losses for a taxable year, you will be unable to use such losses should they exceed your at-risk amount. Any unused losses may be carried forward indefinitely until you have sufficient at risk amounts in the Company to use the losses.

DEDUCTIONS FOR ORGANIZATIONAL AND OFFERING EXPENSES; START-UP COSTS

      The costs of organizing the Company and selling its shares, as well as other start-up costs, may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and start-up costs may be written off by the Company over a 60-month period.

      Syndication expenses, which are the costs incurred to promote or effect the sale of shares, may be deducted, if at all, only upon liquidation of the Company, and then, in most cases, only as a capital loss. Syndication expenses include brokerage fees (such as the underwriting fees and sales commissions provided for in the Operating Agreement); registration and filing fees with the SEC and each state in which shares are sold; legal fees of the Company for securities advice and advice concerning the adequacy of tax disclosures in the offering materials; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

      We will endeavor to treat the organizational, start-up and syndication costs of the Company in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some Company expenses on the grounds that the expenses are not deductible in the year incurred.

TAX TREATMENT OF LEASES

      Your depreciation and cost recovery deductions with respect to any item of Company equipment depends, in part, on the tax classification of the rental agreement under which it is leased. These deductions are only available if the rental agreement is a true lease of equipment, meaning the Company retains ownership of it. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement where, for tax purposes, ownership is treated as if it shifted to a purchaser, the nominal lessee.

      Whether the Company is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

      Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether the Company will be treated for tax purposes as the owner of each item of equipment acquired by the Company, would depend on the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, tax counsel can render no opinion on this issue.

COST RECOVERY

      The equipment we plan to acquire and lease for the Company generally is classified as 3-year, 5-year or 7-year property, and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period. The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

      The Company will allocate all or part of the acquisition fees, which are fees paid to us in connection with the selection and purchase of equipment, to the cost basis of equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to the Company would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary for each piece of equipment acquired by the Company, tax counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

      In some circumstances, a taxpayer will be required to recover the cost of an asset over longer period of time than described above. These circumstances include the use of equipment predominantly outside the United States and the use of equipment by a tax-exempt entity. See "--Limitations on Cost Recovery Deductions."

LIMITATIONS ON COST RECOVERY DEDUCTIONS

      Property Used Predominantly Outside the United States. The Company may own and lease equipment that is used predominantly outside the United States. The cost of this equipment must be written off for federal income tax purposes using the straight-line method of depreciation over a period corresponding to the equipment's ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the equipment does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the United States nevertheless qualify for the normal rules discussed above, that is, a shorter depreciable life should be allowable. The exceptions include the following:

            (1) aircraft registered in the United States that are operated to and from the United States;

            (2) some railroad rolling stock used within and without the United States;

            (3) vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and

            (4) containers owned by a United States taxpayer which are used in the transportation of property to and from the United States.

      Tax-exempt Leasing. The Company may lease equipment to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

      o the equipment's ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or

      o 125% of the term of the lease, including all options to renew as well as some successor leases for the equipment.

      The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities, and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

      The term tax-exempt use property does not include:

            (1) property which is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;

            (2) property leased to a tax-exempt entity under a short-term lease, meaning a lease which has a term of either less than one year, or less than 30% of the property's ADR Class Life as long as that is less than three years; and

            (3)   certain high-technology equipment.

      If any property is owned by a partnership or limited liability company (taxed as a partnership and not as a corporation) which has both a tax-exempt entity and a non-exempt person or entity as partners or members, the tax-exempt entity's proportionate share of the property is treated as tax-exempt use property, unless specific requirements relating to the allocation of profits and losses among the partners or members are met. These requirements will not be met by the Company. Substantially all of the taxable income from the Company, however, will be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations." Additionally, a substantial portion of the Company's taxable income will be treated as United States source business income in the hands of foreign members for which no exemption is available. See "--Foreign Investors." Therefore, we do not anticipate that the depreciation limitations applicable to tax-exempt use property will be material as they relate to equipment owned by the Company and not leased to or used by a tax-exempt entity.

DEFERRED PAYMENT LEASES

      Section 467 of the Internal Revenue Code requires both the lessor and lessee in certain rental agreements to annually accrue the rent and interest on any rental payments which will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either provides for increasing rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rent will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present-value principles; the present-value amount would accrue as interest until paid. The Company may enter into transactions that meet the definition of a Section 467 rental agreement, which could result in the acceleration of income recognition by the Company prior to receipt of the corresponding cash flow.

SALE OR OTHER DISPOSITION OF COMPANY PROPERTY

      Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

      Upon a sale or other disposition of equipment, the Company will realize gain or loss equal to the difference between the basis of the equipment at the time of disposition and the price received for it upon disposition. Any foreclosure of a security interest in equipment would be considered a taxable disposition, and the Company would realize gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though the Company would receive no cash.

      Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions taken by the Company will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale. Recapture cannot be avoided by holding the equipment for any specified period of time. If the Company were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

      Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of certain assets, including equipment used in a trade or business such as that to be owned by the Company and held for more than one year, are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges and conversions, the excess gains will be taxed as capital gains (subject to the general rules of depreciation recapture described above and a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gain if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

SALE OR OTHER DISPOSITION OF SHARES

      The gain or loss you realize on the sale of shares includes the cash or other consideration you receive from the purchaser, as well as your share of the Company's nonrecourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your shares, assuming that your shares qualify as capital assets in your hands.

      The portion of your gain attributable to ordinary income assets, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of the Company's properties are sold at the time you sell your shares. Thus, it is likely that most of any gain upon the sale of your shares will be treated as ordinary income.

      You must promptly notify us of any sale or exchange of your shares. Once we are notified, we are required to inform the IRS, the buyer and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the shares you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If you fail to notify us of the transfer of your shares, you will be penalized $50 per failure.

TREATMENT OF CASH DISTRIBUTIONS UPON REDEMPTION

      The redemption by the Company of all or a portion of your shares will be treated as a sale or exchange of the shares for tax purposes and may generate taxable income to you. The amount you realize in such redemption will equal the sum of the cash you receive plus your share of the Company's non-recourse liabilities.

      Simultaneously with your receipt of a cash distribution from the Company in connection with a redemption, your share of the Company's ordinary income assets will be reduced. You will be treated as if you have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a distribution (that is, you will recognize income only to the extent that the cash distributions exceed your adjusted basis in your shares). See "--Taxation of Distributions."

      We anticipate that funds used to redeem shares will be payable out of cash flow that otherwise would be available for distribution to all members or for reinvestment in additional equipment. Accordingly, while any redemption of shares would decrease the aggregate number of shares outstanding, and thereby proportionally increase each remaining member's distributive share of the Company's income, gain, loss and deductions, it may also reduce the total amount of cash which is available for investment or reinvestment.

GIFTS OF SHARES

      Generally, no gain or loss is recognized upon the gift of property. A gift of shares, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of the Company's nonrecourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of nonrecourse debt and, in the case of a charitable contribution, the portion of the basis in the shares allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of your share of the nonrecourse debt is offset by your entire basis in the shares. Charitable contribution deductions for the fair market value of the shares will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income on a sale of your shares.

CONSEQUENCE OF NO SECTION 754 ELECTION

      Because of the complexities of the tax accounting required, the Company does not presently intend to file elections under Section 754 of the tax code to adjust the basis of property in the case of transfers of shares. As a consequence, a person who obtains shares may be subject to tax upon the portion of the proceeds of sales of the Company's property that represents a return of capital to that person. This may affect adversely the price that potential purchasers would be willing to pay for shares.

TAX TREATMENT OF TERMINATION OF THE COMPANY PURSUANT TO THE OPERATING AGREEMENT

      In the event the Company terminates pursuant to the Operating Agreement, we are required to dispose of the Company assets, apply the proceeds and other Company funds to repayment of Company liabilities, and distribute any remaining funds to the members in accordance with their positive capital accounts balances. Sales and other dispositions of the Company's assets would have the tax consequences described in "--Sale or Other Disposition of Company Property." Cash distributions made at liquidation that exceed the tax basis of your interest in the Company generally would be taxable as capital gain, provided your shares constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deductibility of losses.

AUDIT BY THE IRS

      No tax rulings have been sought by the Company from the IRS. While the Company (and any joint ventures in which the Company participates) intends to claim only those deductions and assert only those tax positions for which there is a substantial basis, the IRS may audit the returns of the Company or any joint venture involving the Company, and it may not agree with some or all of the tax positions we take.

      An audit of the Company's information return may result in an increase in its income, the disallowance of deductions, and the reallocation of income and deductions among the members. In addition, an audit of the Company's information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

      You must report your share of the Company's income, gains, losses, deductions and credits on your individual return in a manner consistent with the Company's return unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by the Company. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

      In most circumstances, the federal tax treatment of the income, gains, losses, deductions and credits of a limited liability company taxed as a partnership will be determined at the limited liability company level in a unified limited liability company proceeding, rather than in separate proceedings with its members. In any audit of a limited liability company, the IRS will deal with the limited liability company's "tax matters partner." We, as manager, are designated as the Company's tax matters partner in the Operating Agreement. Only members having at least a 1% interest in the Company will be entitled to receive a separate notice from the IRS of any audit of the Company's return and of the results of the audit. Members who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of members who together own a 5% or greater interest in the Company may, by notification to the IRS, become a "notice group" and designate a member of their group to receive IRS notices. All members have the right to participate in any audit of the Company. We are required to keep you informed of any administrative and judicial proceedings involving the tax matters of the Company. Also, we will keep you advised of any significant audit activities with respect to the Company.

      As the tax matters partner, we are authorized to enter into settlement agreements with the IRS that are binding upon members with less than a 1% interest, except for those who belong to a notice group or who have filed a statement with the IRS that we do not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another member with respect to a Company item applied to you.

      We are empowered by the Operating Agreement to conduct, on behalf of the Company and its members, all examinations by tax authorities relating to the Company at the expense of the Company. See "SUMMARY OF THE OPERATING AGREEMENT." A tax controversy could result in substantial legal and accounting expenses being charged to the Company, even if the outcome is favorable.

ALTERNATIVE MINIMUM TAX

      Some taxpayers must pay an alternative minimum tax (AMT) if the AMT exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the AMT is imposed on alternative minimum taxable income
(AMTI) that is above an exemption amount. The AMTI is based on a recomputation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The principal adjustment associated with an investment in shares relates to depreciation or cost recovery deductions. In this case depreciation deductions are limited to those that do not exceed those computed using the 150% declining balance method.

      We do not anticipate that any significant tax preference items will be generated by the Company. You should be aware, however, that, for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as shares in the Company) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of shares, you may only be allowed a limited deduction for that interest in computing AMTI.

      The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the shares should consult their tax advisors as to the possible AMT consequences of investing in shares.

INTEREST EXPENSE

      In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, like the Company, may only be deducted in accordance with the rules for losses derived from passive activities. See "--Deductibility of Losses; Passive Losses, Tax Basis and `At-Risk' Limitation."

      Interest paid by the Company likely will be treated as passive activity interest, except to the extent it is allocable to reserves being maintained by the Company, as would any interest expense you incur on money borrowed to purchase shares. The Company may enter into transactions involving the prepayment of interest or the payment of points, commitment fees, and loan origination or brokerage fees. In general, prepaid interest, points and similar costs may not be deducted currently; they usually have to be capitalized and expensed over the life of the related loan.

SELF-EMPLOYMENT TAX

      If you are self-employed, your distributive share of Company income will not be subject to self-employment tax.

LIMITED DEDUCTIONS FOR ACTIVITIES NOT ENGAGED IN FOR PROFIT

      The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of five consecutive years, ending with the tax year at issue. We intend to operate the Company for the purpose of providing an economic profit and anticipate that the Company will have sufficient income to entitle it to the benefit of the presumption that it operates for profit. If the IRS were to treat the Company's activities as not being engaged in for profit, any deductions of the Company in excess of its income might be permanently disallowed.

FOREIGN SOURCE TAXABLE INCOME

      Rental income and interest received by the Company from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, gains on the sale of equipment may also be subject to taxes in foreign countries where the Company sells equipment. Tax treaties between some countries and the United States may reduce or eliminate such taxes. The foreign activities of the Company, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate Company income will be subject to in other countries, since the amount of the Company's assets to be invested in various countries is not known.

      We will inform you of your proportionate share of any foreign income and the foreign taxes, if any, paid by the Company; you then will be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction (subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

      Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign-source taxable income. Your share of the Company's rental income and interest income attributable to equipment used outside the U.S. generally will qualify as foreign-source income; the source of income from the sale of equipment will usually be attributed to the location of the equipment. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign-source income, including foreign-source passive income like interest income; special limits also apply to income from the sale of capital assets. The foreign tax credit may offset only 90% of the alternative minimum tax imposed on corporations and individuals. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign-source income is reduced by various deductions that are allocated and/or apportioned to the foreign-source income. One such deduction is interest expense, a portion of which will generally reduce the foreign-source income of any member who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by the Company will be treated as owned by the members, and indebtedness incurred by the Company will be treated as incurred by members.

      Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to the income of the Company. In addition, any foreign losses generated by the Company could reduce the tax credits available to you from foreign-source income unrelated to the Company. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstance, we advise you to consult your own tax advisor.

REGISTRATION, INTEREST AND PENALTIES

      Tax Shelter Registration. Tax shelters must registered with the IRS. Under temporary IRS regulations, an investment is a tax shelter if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment will be greater than twice the amount to be invested for any of the first five years. The Company is likely to be a tax shelter under the IRS definition because the term "amount of deductions" means gross deductions, and gross income expected to be realized by the Company is not counted. A tax shelter is not required to be registered initially, however, if it is a projected income investment. A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor in the first five years of the investment. If and when we determine that your cumulative tax liability during the first five years will be reduced, we will register the Company as a "tax shelter" with the IRS and the Company will have a tax shelter registration number. However, if the Company is a projected income investment, you are not required to include the Company's registration number on your tax returns.

      Even though the Company may be a projected income investment, it will nonetheless be required to maintain a list identifying each person who purchased a share and including information required by the IRS regulations. This list must be made available to the IRS upon its request.

      If the Company ceases to be a projected income investment, the Company and its members will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that you will be required to include the Company's registration number on your tax returns. We are required to notify you if the Company no longer qualifies as a projected income investment, and to inform you that you must begin to report the Company's registration number on your tax return if you claim a deduction, credit or other tax benefit from the Company.

      WE ARE REQUIRED BY IRS REGULATIONS TO INCLUDE THE FOLLOWING STATEMENT IN THIS PROSPECTUS: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

      Interest on Underpayments. The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

      Penalty for Substantial Understatements. The tax code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a "tax shelter,"
(a) there was substantial authority for the taxpayer's treatment of the item, or
(b) the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return, provided that the taxpayer had a "reasonable basis" for the tax treatment of such item. In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if (a) there was substantial authority for the taxpayer's treatment of the item, and (b) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

      For purposes of the understatement penalty, a "tax shelter" includes a limited liability company if a significant purpose of the limited liability company is "the avoidance or evasion of Federal income tax." The Company should not be treated as a "tax shelter" within the meaning of this provision because
(1) the Company's objectives include the provision of cash distributions (real economic gain) to the investors throughout the operating life of the Company, and (2) claiming the tax benefits associated with the ownership of equipment would be consistent with Congressional purpose in providing those benefits.

STATE AND LOCAL TAXATION

      In addition to the federal income tax consequences described above, you should consider potential state and local tax consequences of this investment. Your share of the taxable income or loss of the Company generally must be included in determining reportable income for state or local tax purposes in the jurisdiction where you reside. In addition, other states in which the Company owns equipment or does business may require you to file state income tax returns and may impose taxes on your pro rata share of the Company's income derived from that state. Any tax losses generated by the Company's operations in such states may not be available to offset income from other sources in other states. To the extent that you pay tax to a state by virtue of the operations of the Company within that state, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that you itemize deductions. We advise you to consult your own tax advisor to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

FOREIGN RESIDENTS

      Investors who are foreign residents should be aware that, to a substantial degree, the income of the Company will consist of trade or business income that is attributable to or effectively connected with a fixed place of business maintained by the Company in the United States. As such, the Company's income will be subject to U.S. taxation in the hands of foreign residents and it is unlikely that any exemption will be available under any applicable tax treaty. Foreign residents may be required to file a U.S. federal income tax return to report their distributive shares of the Company's income, gains, losses and deductions. Additionally, the Company is required to withhold tax on each foreign resident's distributive share of income from the Company, whether or not any cash distributions are made; any amount required to be withheld will be deducted from distributions otherwise payable to the foreign resident, and the investor will be liable to repay the Company for any withholdings in excess of the distributions to which he or she is otherwise entitled. Foreign corporations are subject to a 30% (or lower rate prescribed by an applicable tax trust) tax on their "dividend equivalent amount" for purposes of the United States branch profits tax. Foreign residents should consult with their tax advisors regarding the applicability of these rules and regarding the other tax consequences described in this section.

TAX TREATMENT OF CERTAIN TRUSTS AND ESTATES

      The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this section.

TAXATION OF EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ORGANIZATIONS

      Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans, and IRAs, generally are exempt from federal income tax, except that any unrelated business taxable income that exceeds $1,000 in any taxable year is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. A charitable remainder trust that recognizes unrelated business taxable income will be required to pay tax on all income recognized during a year, whether or not such other income is unrelated business taxable income. Tax-exempt investors will be deemed to be engaged in the business carried on by the Company and will be subject to the unrelated business income tax. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in the Company.

CORPORATE INVESTORS

      The federal income tax consequences to investors which are corporations may differ materially from the tax consequences discussed in this section, particularly as they relate to the alternative minimum tax. Such investors should consult with tax advisors as to the tax consequences to them of this investment.

proposed federal tax law change

      Legislation has been proposed which would eliminate "double" taxation on dividends paid by corporations to their shareholders. If this legislation is passed, we will evaluate whether it would be beneficial to the Company and the members to change the federal tax election of the Company so that the Company is taxed as a corporation rather than a partnership. If we believe it would be beneficial, we will submit the matter to a vote of the members.

                     INVESTMENT BY QUALIFIED PLANS AND IRAS

FIDUCIARIES UNDER ERISA

      Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan's participants and beneficiaries. A fiduciary must:

      o perform its duties with the skill, prudence and diligence of a prudent person;

      o diversify the qualified plan's investments so as to minimize the risk of large losses; and

      o     act in accordance with the qualified plan's governing documents.

      Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan's investments, or who is a member of a committee that is responsible for choosing a qualified plan's investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan is a fiduciary of that qualified plan, along with any other person with special knowledge or influence with respect to a qualified plan's investment or administrative activities.

      IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement generally will be held responsible for the consequences of his or her investment decisions. Some qualified plans of sole proprietorships, partnerships and closely held corporations are generally not subject to ERISA's fiduciary duty rules, although they, as well as IRAs and self-directed accounts, are subject to the IRS' prohibited transaction rules, explained below.

      A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in shares with a portion of the qualified plan's assets.

PROHIBITED TRANSACTIONS UNDER ERISA AND THE TAX CODE

      The Internal Revenue Code and ERISA prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons or parties in interest. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

      Types of prohibited transactions include:

      o direct or indirect transfers of a qualified plan's or IRA's assets to, or use by or for the benefit of, a disqualified person,

      o acts by a fiduciary involving the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account; and

      o a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the IRA.

      Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustained. The Internal Revenue Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if you engage in a prohibited transaction with an IRA in which you are a beneficiary, the IRA ceases to be treated as an IRA and, therefore, all of the assets are treated as if they are distributed to you in the year in which such transaction occurred.

      In order to avoid the occurrence of a prohibited transaction under the tax code or ERISA, shares may not be purchased by a qualified plan or IRA from assets for which we or any of our affiliates are fiduciaries.

PLAN ASSETS

      If the Company's assets were determined under ERISA or the Internal Revenue Code to be plan assets of qualified plans and/or IRAs owning shares, fiduciaries of such qualified plans and IRAs might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which the Company might engage, including transactions with our affiliates, might constitute prohibited transactions under the Internal Revenue Code and ERISA for qualified plans and IRAs, even if their purchase of shares did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us in violation of ERISA.

      In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets. ERISA and the Internal Revenue Code, however, exempt investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the look-through principle. Under the Department of Labor's current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as the shares, undivided interests in the underlying assets of a collective investment entity such as the Company will not be treated as plan assets of qualified plan or IRA investors if either:

      o     the shares are publicly offered;

      o less than 25% of the shares are owned by qualified plans, IRAs, and certain other employee benefit plans; or

      o     the Company is an operating company.

      To qualify for the publicly-offered exception, the shares must be freely transferable, owned by at least 100 investors independent of the Company and of one another, and either (a) be part of a class of securities registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of the Company's fiscal year during which the offering occurred. Shares are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether the shares will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor's regulations.

      Whether a share is freely transferable is a factual determination. However, we believe that the limits on assigning shares and on substituting members contained in Sections 10.2, 10.3 and 10.4 of the Operating Agreement fall within the scope of certain restrictions which are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of the shares, is $10,000 or less.

      Whether the assets of the Company will constitute "plan assets" is a factual issue which may depend in large part on our ability throughout the life of the Company to satisfy either the publicly-offered shares exception or the 25% ownership exception. Accordingly, the tax counsel we have retained are unable to express an opinion on this issue.

OTHER ERISA CONSIDERATIONS

      In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a qualified plan or IRA to acquire shares should involve, among other factors, considerations that include whether:

      (1) the investment is in accordance with the documents and instruments governing the qualified plan or IRA;

      (2) the purchase is prudent in light of the diversification-of-assets requirement for the qualified plan and the potential difficulties that may exist in liquidating shares;

      (3) the investment will provide sufficient cash distributions in light of the qualified plan's likely required benefit payments and other needs for liquidity;

      (4)   the investment is made solely in the interests of plan participants;

      (5) the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that will be owed on unrelated business taxable income derived from the Company; and

      (6) the fair market value of shares will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

                                 CAPITALIZATION

      The capitalization of the Company as of the date of this prospectus, and as adjusted to reflect the sale of the minimum and maximum offering of shares, is as follows:

                                                             As of the           Minimum Offering            Maximum Offering
                                                           date hereof(1)        of 5,000 Shares            of 150,000 Shares
Our Capital Contribution1 .......................             $1,000                $     1,000                $      1,000
Other Member's Capital Contribution .............                -0-                  5,000,000                 150,000,000

Total Capitalization(2) .........................             $1,000                $ 5,001,000                $150,001,000
Less Estimated Offering Expenses(3) .............                 --                 (1,000,000)                (28,125,000)

Net Capitalization ..............................             $1,000                $ 4,001,000                $121,876,000

----------
(1)   The Company was originally capitalized by our contribution of $1,000.

(2) The amounts shown reflect the offering proceeds from sale of shares at $1,000.00 per share before deduction of (a) sales commissions of $80.00 per share sold, which will be paid except in the case of shares sold to our affiliates or purchased through brokers who charge their clients an investment management fee rather than receive the $80.00 commission, (b) underwriting fees of $20.00 per share, and (c) the allowance for organization and offering expenses (without regard to the actual amount of the expenses) of $35.00 per share of the first $37,500,000 of offering proceeds; $25.00 per share for that portion of offering proceeds in excess of $37,500,000 but less than $75,000,000; and $15.00 per share for that portion of offering proceeds exceeding $75,000,000. No fees or compensation were payable with regard to our original investment.

(3) The maximum dollar amount of these items of compensation payable to us, our affiliates and non-affiliated selling dealers will equal $1,000,000 for the minimum offering of 5,000 shares and $28,125,000 for the maximum offering of 150,000 shares, in each case computed as if all shares are sold to the general public without purchases by our affiliates or through brokers who waive the sales commission. Our affiliates may acquire shares (for investment purposes only) on a net of sales commissions basis for a price of $920.00 per share. To the extent that shares are purchased by our affiliates or through brokers who waive the sales commission, both the total capital contributions of the members and the Company's obligation to pay sales commissions will be reduced accordingly. See "SOURCES AND USES OF OFFERING PROCEEDS."


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

                 MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION

LIQUIDITY AND CAPITAL RESOURCES

      The Company had limited funds at its formation (January 2, 2003). To date, the Company has not had any operations. The Company intends to use the proceeds of this offering primarily to acquire equipment subject to lease and to establish working capital reserves of approximately 1.0% of the offering proceeds. However, unanticipated or greater than anticipated operating costs or losses (including a lessee's inability to make timely lease payments) would adversely affect liquidity. To the extent that working capital reserves may be insufficient to satisfy the cash requirements of the Company, we anticipate that the Company would use cash from operations, proceeds from the sale of equipment or bank loans. The Company may use a portion of cash on hand to re-establish working capital reserves. We, ICON Capital Corp., have no intent to fund any cash flow deficit of the Company or, except as may be described in this prospectus, provide other financial assistance to the Company.

OPERATIONS

      The Company has had no operations to date. Until receipt and acceptance of subscriptions for 5,000 shares and the admission of subscribers as members on the initial closing date, the Company will not begin to acquire equipment or incur indebtedness. The level of the Company's indebtedness cannot be predicted until the offering proceeds are mostly invested. If the Company requires additional cash or we determine that it is in the best interests of the Company to obtain additional funds to increase cash available for investment or for any other proper business need, the Company may borrow funds, on a secured or unsecured basis. The Company currently has no arrangements with, or commitments from, any lender with respect to any such borrowings.


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

                       SUMMARY OF THE OPERATING AGREEMENT

      The following is a summary of the material provisions of the Company's Operating Agreement. The Operating Agreement sets forth the terms and conditions upon which the Company will conduct its business and affairs and it sets forth the rights and obligations of the members. This summary is not complete and is subject to and qualified by the detailed provisions of the Operating Agreement. A copy of the Operating Agreement is included as Exhibit A to this prospectus. Potential investors should study the Operating Agreement carefully before making any investment.

ESTABLISHMENT AND NATURE OF THE COMPANY

      We organized the Company as a limited liability company under the Delaware Limited Liability Company Act, with us as its manager. A limited liability company is a non-corporate business entity having one or more managers and one or more members (who may also be managers). A member who is not also a manager ordinarily does not play a role in the management or control of a limited liability company's affairs, and his or her liability for limited liability company obligations is generally limited to his or her investment.

NAME AND ADDRESS OF THE COMPANY

      The Company will conduct business under the name "ICON Income Fund Ten, LLC," with its principal office and place of business at 100 Fifth Avenue, 10th Floor, New York 10011 (unless we change the offices with written notice to you).

THE COMPANY'S PURPOSES

      We have organized the Company for the purposes of:

      o acquiring, investing in, owning, leasing, re-leasing, transferring or otherwise disposing of, and dealing in or with, equipment of all kinds, residual interests in equipment, and options to purchase both equipment and residual interests in equipment; and

      o establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection with the above, in order to generate monthly cash distributions to you during the term of the Company.

DURATION OF THE COMPANY

      The term of the Company commenced when we filed a Certificate of Limited Liability Company with the Delaware Secretary of State on January 2, 2003. It will terminate at midnight on December 31, 2023, or earlier if a dissolution event occurs. See "--Dissolution and Winding-Up."

CAPITAL CONTRIBUTIONS

      Our Contribution. We have contributed $1,000, in cash, as our capital contribution to the Company in exchange for one share and an interest in the Company's cash flow, as described in "OUR COMPENSATION."

      Members' Contributions. Each member (other than us, members affiliated with us and members described in the next sentence) will make a capital contribution to the Company's capital, in cash, in an amount equal to $1,000 for each share purchased. Each member affiliated with us, and members who acquire shares through brokers who charge an investment management fee rather than a sales commission, will make a capital contribution, in cash, in an amount equal to $920.00 for each share purchased.

MANAGEMENT OF THE COMPANY

      Our Powers. Except as otherwise specifically provided in the Operating Agreement, we will have complete and exclusive discretion in the management and control of the affairs and business of the Company and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs, and exercise the powers of the Company. For example, we will have the right to make investments for and on behalf of the Company and to manage the investments and all other assets of the Company. You will not be permitted to participate in the management of the Company. We will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a member to the Company. Except to the extent limited by Delaware law or the Operating Agreement, we may delegate all or any of our duties under the

Operating  Agreement  to  any  person,  including  any of  our  affiliates.  The
Operating Agreement designates us as the Company's tax matters partner and authorizes and directs us to represent the Company and its members in connection with all examinations of the Company's affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend the Company's funds in doing so.

      Members' Powers. No member shall participate in or have any control over the Company's business or have any right or authority to act for, or to bind or otherwise obligate, the Company.

LIMITATIONS ON OUR POWERS

      The Operating Agreement and Delaware law subject us to limitations on how we administer the business and affairs of the Company, as outlined below.

      Dealings With Affiliates. The Company will not purchase or lease investments from, or sell or lease investments to, us or any of our affiliates (including any program in which we or any of our affiliates has an interest, other than joint ventures as described below) unless certain conditions are satisfied. These conditions include:

      (1) a determination that the investment is in the best interests of the Company;

      (2)   the  investment is upon terms no less  favorable to the Company than
            the  terms  upon  which  we  or  our  affiliate   entered  into  the
            investment;

      (3) neither we nor our affiliate will receive any compensation, other than as set forth in the section of this prospectus entitled "OUR COMPENSATION," as a result of the investment; and

      (4) we or our affiliate hold the investment only on an interim basis (generally not longer than six months) for purposes of facilitating the acquisition of the investment by the Company, borrowing money or obtaining financing for the Company or for other purposes related to the business of the Company.

      The Company may not make any loans to us or any of our affiliates. We or any of our affiliates, however, may make loans to the Company, provided the terms of the loan include:

      (1)   interest at a rate that does not exceed the lowest of the following:

            a. the rate at which we or the affiliate borrowed funds for the purpose of making the loan; or

            b. if no borrowing was incurred, the interest rate the Company could obtain in an arm's-length borrowing, without reference to our or our affiliate's financial abilities or guarantees;

      (2) repayment of the loan not later than 12 months after the date on which it was made; and

      (3) neither we nor our affiliate may receive financial charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

      The Company will not acquire any investments in exchange for shares.

      The Company may make investments in joint ventures provided that: we determine that the investment is in the best interests of the Company and will not result in duplicate fees to us or any of our affiliates; if the investment is made with participants affiliated with us then, it will be made upon terms that are substantially identical to the terms upon which the participants have invested in the joint venture; if the investment is made with affiliates, the Company will have a right of first refusal to buy if an affiliate desires to sell equipment held in the joint venture; if the investment is made with non-affiliates, the Company will have veto power on disposition decisions; and the joint venture will own and lease specific equipment or interests in specific equipment.

      Neither we nor any of our affiliates may receive a commission or fee (except the types and amounts described in "Our Compensation") in connection with the reinvestment of cash or of the proceeds of the refinancing of equipment. In addition, in connection with any agreement entered into by the Company with us or any of our affiliates, we or our affiliate may not receive any rebates or give-ups, nor may we or any of our affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of the Operating Agreement. Neither we nor any of our affiliates shall pay or award any commissions or other compensation to any person engaged by a potential investor as an investment advisor as an inducement to the person to advise the potential investor about the Company. However, this does not prohibit us from paying underwriting fees and sales commissions otherwise in accordance with the terms of the Operating Agreement.

OUR RIGHT TO INDEMNIFICATION

      With limited exceptions, the Company will indemnify us, our affiliates and individual officers from the Company's assets. The indemnification will apply to any liability, loss, cost and expense of litigation that we or an affiliate suffer, arising out of certain acts or omissions. See "MANAGEMENT RESPONSIBILITY--Indemnification."

LIABILITY

      Our Limited Liability. Except in the case of negligence or misconduct, neither we nor any of our affiliates will have any personal liability for obligations of the Company. All decisions we make will be binding upon the Company. See "MANAGEMENT RESPONSIBILITY--Conflicts."

      Limited Liability of the Members. You will have no personal liability for any obligations or liabilities of the Company. You will only be liable, in your capacity as a member, to the extent of your capital contribution and your pro rata share of any undistributed profits and other assets of the Company.

      Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to the Company for the distribution if both of the following are true:

      (1) after giving effect to the distribution, all liabilities of the Company exceed the fair value of its assets; and

      (2) you knew at the time you received the distribution that it was made in violation of Delaware law.

NON-ASSESSABILITY OF SHARES

      The shares are not assessable. After you pay for your shares, you will not have any further obligations to the Company, be subject to any assessment or be required to contribute any additional capital to, or loan any funds to, the Company. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described in the immediately preceding paragraph.

CASH DISTRIBUTIONS

      Prior to payout, which is the time when cash distributions in an amount equal to the sum of the investors' (1) capital contributions and (2) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0%, (measured from the date the investor is admitted as a member), compounded daily, have been made, distributions of cash will be made 99% to the investors and 1% to us. Income earned on escrowed funds and distributed to investors will be counted toward the 8% cumulative return. After payout, distributions of cash will be made 90% to the investors and 10% to us.

      During the operating period, we will have the sole discretion to determine the amount of cash on hand that is to be reinvested and the amount that is to be distributed. However, during the operating period, before any cash on hand is reinvested in equipment, you will receive, to the extent available, monthly cash distributions equal to one-twelfth of 7.5% of your original investment, reduced by (a) any portion of your original investment that has been returned to you because we did not invest all of the offering proceeds and (b) any amounts you received in redemption of your shares. Our decision regarding the amount of reserves to establish and the amount of funds to reinvest may affect the ability of the Company to make cash distributions. Cash distributions will be noncumulative, meaning that if there is insufficient cash to pay the full monthly distributions, only the amount available is required to be distributed and any shortfall will not necessarily be made up. We expect that a substantial portion of all of these cash distributions (for example, the portion that exceeds taxable income) will be treated for federal income tax purposes (but not for purposes of GAAP or for purposes of Section 6.4(g) of the Operating Agreement) as a return of the members' original investment, and that the balance of these distributions will be treated as a return on the original investment. After the operating period, the Company intends to promptly distribute substantially all cash after taking into account anticipated expenditures and reserves for unanticipated costs, provided that the Company may use cash to acquire additional equipment if we believe it is in the best interests of the members; however, we will not receive acquisition or management fees with respect to any equipment acquired during the liquidation period.

ALLOCATION OF PROFITS AND LOSSES FOR TAX PURPOSES

      As a general rule, during the operating period the Company's profits will be allocated as follows:

      o First, 1% will be allocated to us and 99% to the members (including us) in proportion to their shares, until each member has been allocated profits equal to the excess, if any, of:

            (1) the amount still needed for distribution to provide the member an 8% annual cumulative return, compounded daily, on his or her adjusted capital contribution (which amount we call the unpaid target distribution); over

            (2)   the member's capital account balance;

      o Next, in a manner that will create a ratio of 90% to 10% between (a) the excess of the members' (including us but only with respect to our shares) aggregate capital account balances over the amount of their aggregate unpaid target distributions and (b) our capital account balance; and

      o Thereafter, 10% to us and 90% to the members (including us) in proportion to their shares.

      After the operating period, profits first will be allocated to all members in the amount necessary to eliminate any deficits in their capital accounts and, thereafter, they will be allocated as described above.

      Generally, 1% of the Company's losses will be allocated to us and 99% will be allocated among the other members throughout the life of the Company. Nonrecourse deductions will be allocated 90% to us and 10% among the other members.

      In addition to the general provisions regarding allocations of profits and losses, the Operating Agreement contains a number of special allocations that are intended to meet certain tax safe-harbor provisions relating to allocations. One such safe harbor is a qualified income offset provision, which requires that profits be allocated to any members developing deficits in their capital account in an amount necessary to eliminate such deficits. Another safe harbor is a minimum gain chargeback provision, which requires that depreciation recapture and other similar items of income be allocated back to the members who were initially allocated the depreciation deductions or other related items of deduction. Other special allocations provisions are designed to reflect the business deal among the members (see Section 8.2(f)(vii) of the Operating Agreement) or to protect the members in the event the Company is subjected to an unexpected tax liability because of a particular member. For example, local taxes that are imposed on the Company because of a member's residence in that locality will be charged to that member.

      Members who own shares for less than an entire year will be allocated profits or losses based on the proportionate part of the year that they owned their shares. For this purpose, profits and losses will be treated as if they occurred ratably throughout the year.

CHANGE OF MANAGEMENT

      Voluntary Withdrawal. We may not voluntarily withdraw as the manager from the Company without (a) 60 days' advance written notice to you, (b) an opinion of tax counsel that the withdrawal will not cause the termination of the Company or materially adversely affect the federal tax status of the Company as a partnership, and (c) selection of, and acceptance of its appointment as manager by, a substitute manager who is acceptable to the members owning a majority of the shares.

      Involuntary Withdrawal. We may be removed by the members owning a majority of the shares or upon the occurrence of any other event that constitutes an event of withdrawal under Delaware law. Neither we nor any of our affiliates may participate in any vote by the members to remove us as manager or cancel any management or service contract with us or an affiliate.

      Management fees for equipment (and interests in equipment) acquired by the Company prior to the effective date of our withdrawal will be payable when the Company receives the gross rental payment from the investments creating the obligation to pay the management fees. In the event that we pledge the management fees receivable to a lender, the assignment to the lender shall be binding in the event of our voluntary or involuntary withdrawal.

TRANSFER OF SHARES

      Withdrawal of a Member. You may withdraw from the Company only by selling, transferring or assigning your shares or having all or your shares redeemed in accordance with the Operating Agreement. You may generally transfer all or a portion of your shares except to impermissible types of transferees or by transfers which would adversely effect the Company. See Section 10.2 of the Operating Agreement and "TRANSFER OF SHARES / WITHDRAWAL."

      Limited Redemption of Shares. Section 10.5 of the Operating Agreement provides a method for you to have your shares redeemed. In brief, after the closing of this offering of shares, and from time to time thereafter until termination of the Company, you may request that the Company redeem all or any portion of your shares. This right is subject to the availability of funds and the other provisions of Section 10 of the Operating Agreement. See "Redemption OF SHARES--Restrictions on the Redemption of Shares."

DISSOLUTION AND WINDING-UP

      The Company will be dissolved when any of the following events occurs:

      o the withdrawal of the manager if a substitute manager has not been duly elected;

      o the voluntary dissolution of the Company by the manager with the consent of the members owning a majority of the shares or, subject to Section 13 of the Operating Agreement, by the consent of the same majority without action by the manager;

      o     the sale of all or substantially all of the assets of the Company;

      o     the expiration of the term of the Company;

      o any other event which causes the dissolution or winding-up of the Company under Delaware law.

      Liquidation of the Company. When a dissolution event occurs, the investments and other assets of the Company will be liquidated and the proceeds thereof will be distributed to the members after we pay liquidation expenses and pay the debts of the Company, including our fees, in the order of priority set forth in the Operating Agreement. The existence of the Company will then be terminated. You are not guaranteed the return of, or a return on, your investment.

ACCESS TO COMPANY BOOKS AND RECORDS

      We will maintain the books and records of the Company at our principal office. We or the selling broker will maintain investor suitability records for a period of six years. Members will have the right to have a copy of the list of members mailed to them for a nominal fee. However, members requesting the list must certify that the list will not be sold or otherwise provided to another party or used for a commercial purpose other than for the member's interest relative to his or her shares in the Company. In addition, members or their representatives will have the right, upon written request, subject to reasonable notice and at their own expense, to inspect and copy other Company books and records that we maintain.

MEETINGS AND VOTING RIGHTS OF MEMBERS

      Meetings. We may call a meeting of the members at any time on our own initiative to act upon any matter on which the members may vote. If we receive written requests for a meeting from members holding 10% or more of the outstanding shares, we will call a meeting as well. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of the members may be submitted for action by written consent of the members.

      Voting Rights of Members. The members, with the consent of the members owning a majority of the shares, may take action on the following matters without our concurrence:

      o an amendment of the Operating Agreement (except as set forth in the following section);

      o     the dissolution of the Company;

      o the sale of all or substantially all of the Company's assets, except for sales while liquidating the Company's investments after the operating period; and

      o the removal of the manager and the election of one or more substitute managers.

An affirmative vote of members owning not less than a majority of the Company's shares (excluding shares we and our affiliates own) is required to remove us (or anyone else) as manager as well as to approve of transactions between the Company and us. Neither we nor our affiliates may vote on those matters, and the total number of shares that we and our affiliates may purchase cannot exceed 10% of the number of shares purchased by non-affiliates. Members who dissent from any matter approved by members owning a majority of the shares are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their shares. We and our affiliates are entitled to vote on all matters other than our removal as manager and transactions between the Company and us or our affiliates.

AMENDING THE OPERATING AGREEMENT

      Amendment by Members Without Our Concurrence. The members may amend the Operating Agreement with the consent of the members owning a majority of the shares without our concurrence so long as the amendment does not allow the members to take part in the control or management of the Company's business, or alter our rights, powers and duties as set forth in the Operating Agreement. However, any amendment that will increase the liability of any member or adversely affect in a disproportionate manner (other than results that are due to a difference in relative number of shares owned) any member's share of cash distributions, allocations of profits or losses for tax purposes, or of any investment tax credit will require the consent of each member affected by the change.

      Amendment by Us Without the Consent of the Members. We may, without the consent of the members, amend the Operating Agreement to effect any change for the benefit or protection of the members, including:

      o adding to our duties or obligations, or surrendering any of our rights or powers;

      o curing any ambiguity in the Operating Agreement, or correcting or supplementing any provision of the Operating Agreement;

      o preserving the status of the Company as a "partnership" for federal income tax purposes;

      o deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;

      o under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the IRS, to the minimum extent necessary; and

      o changing the name of the Company or the location of its principal office.


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

                         TRANSFER OF SHARES / WITHDRAWAL

      You may withdraw from the Company only by selling or transferring all of your shares, or if all of your shares are redeemed by the Company in accordance with Section 10.2 of the Operating Agreement.

RESTRICTIONS ON THE TRANSFER OF SHARES AND WITHDRAWAL

      There is no public or secondary market for the shares, and none is expected to develop. Consequently, you may not be able to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept the shares as collateral. You may transfer shares only upon the satisfaction of the conditions and subject to the restrictions discussed below. In addition, the transfer of shares may subject you to the securities laws of the state or other jurisdiction in which the transfer is deemed to take place. The recipient must also own a sufficient number of shares to meet the minimum investment standard. Anyone to whom you transfer shares may become a substitute member only upon our approval, which is at our sole and absolute discretion; otherwise, they will be an assignee. While assignees will hold all economic rights that come with ownership of shares, they will not have the other rights of members, including voting rights and the right to a copy of the list of members. We will also require that no adverse effect to the Company results from the transfer of shares, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in the Operating Agreement.

      You may transfer or assign your own shares to any person, whom we called an assignee, only if you and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

      (a) states your intention that your shares be transferred to the assignee;

      (b)   reflects  the  assignee's   acceptance  of  all  of  the  terms  and
            provisions of the Operating Agreement; and

      (c) includes a representation by both you and the assignee that the assignment was made in accordance with all applicable laws and regulations, including minimum investment and investor suitability requirements under state securities laws.

      Furthermore, unless we consent, no shares may be transferred or assigned:

      o     to  a  minor  or  incompetent   unless  a  guardian,   custodian  or
            conservator has been appointed to handle the affairs of the person;

      o to any person if, in the opinion of tax counsel, the assignment would result in the termination of the Company's taxable year or its status as a partnership for federal income tax purposes;

      o to any person if the assignment would affect the Company's existence or qualification as a limited liability company under Delaware law or the applicable laws of any other jurisdiction in which the Company is conducting business;

      o     to any person not permitted to be an assignee under  applicable law,
            including,   without   limitation,   applicable  federal  and  state
            securities laws;

      o to any person we reasonably believe is acquiring shares for the purpose of obtaining a list of members;

      o if the assignment would result in the transfer of less than the minimum required share purchase, unless the assignment is of all of the shares owned by the member;

      o if the assignment would result in your retaining a portion of your investment that is less than the minimum required share purchase;

      o     if,  in  our  reasonable   belief,   the  assignment  might  violate
            applicable law;

      o if the assignment would cause an impermissible percentage of shares to be owned by non-United States citizens.

      Any attempt to transfer or assign shares in violation of the provisions of the Operating Agreement or applicable law will be null and void from the outset and will not bind the Company. Assignments of shares will be recognized by the Company as of the first day of the month following the date upon which all conditions to the assignment have been satisfied.

      The Operating Agreement provides further that we will not permit any share (or interest in a share) to be sold on a secondary market or the substantial equivalent of a secondary market, as defined by tax law. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships." If we determine that a proposed sale was effected on a secondary market, the Company and we have the right to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that such proposed sale is not in fact recognized.

      All members and assignees must provide us with all information respecting assignments which we deem necessary in order to determine whether a proposed transfer occurred on a secondary market.

ADDITIONAL TRANSFER RESTRICTION FOR RESIDENTS OF CALIFORNIA

      California law requires that all certificates for shares that we issue to residents of California, or that are subsequently transferred to residents of California, bear the following legend:

      "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF A MEMBERSHIP INTEREST, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

CONSEQUENCES OF TRANSFER

      If you transfer or assign all of the shares you own, you will cease to be a member and will no longer have any of the rights or privileges of a member. Whether or not any assignee becomes a substitute member, however, your assignment of your entire Company interest will not release you from liability to the Company to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. See: "FEDERAL INCOME TAX CONSEQUENCES - Sale or Other Disposition of Shares."

                              REDEMPTION OF SHARES

      Your shares can be redeemed subject to the limitations discussed below. Because these limitations may often prevent redemption, you should view an investment in shares as illiquid. If the Company does redeem your shares, the applicable redemption price for any shares you redeem will be determined, as of the date of redemption, as follows:

      (a) during the offering period, you will receive a price equal to the net asset value of a share;

      (b) during the operating period, you will receive a price equal to 100% of your unreturned investment per share plus 4% for each full year in which you were a member, less the sum of (i) 100% of previous distributions to you, and (ii) 100% of any previous allocations to you of investment tax credit amounts; and

      (c) during the liquidation period, you will receive a price equal to the equity per share of the redeemed shares (as set forth on the balance sheet of the Company contained in the Company's Form 10-Q filed immediately prior to the redemption request, less distributions made to you on account of such shares since the date of the balance sheet.

      If you desire to have a portion or all of your shares redeemed, you must submit a written request to us on a form we have approved. The request must be duly signed by all owners of the shares on the books of the Company. Redemption requests will be deemed given on the earlier of the date the request is personally delivered with receipt acknowledged or mailed by certified mail, return receipt requested, postage prepaid, at our address set forth in this prospectus. Within the times specified above, we will accept or deny each redemption request.

      The applicable redemption price is unlikely to reflect the fair market value of the shares at the time of redemption, and this is particularly likely to be the case during the liquidation period.

RESTRICTIONS ON THE REDEMPTION OF SHARES

      The Company will have no obligation to redeem your shares, but will do so only in our sole and absolute discretion. Beginning after you are admitted as a member and at any time thereafter, you may request that the Company redeem your shares. In any calendar year, the Company will not redeem such number of shares that, in the aggregate, along with all other transfers of shares made to date during a year, exceed 2% of the total shares outstanding as of the last day of the calendar year, so as to avoid being treated as a public traded partnership for tax purposes. If we believe that the volume of redemption requests may cause the 2% limitation to be reached before year end, we may redeem only a portion, or none, of the shares for which redemption is sought, and we may decide to allocate, at the date of request or later in the year, redemption capacity based upon the financial hardship of the members requesting redemption. Otherwise, subject to cash availability and with our prior consent, the Company will redeem in cash up to 100% of your shares at the applicable redemption price.

      The availability of funds for redeeming shares will be subject to the Company having sufficient cash. In this connection, it should be noted that we intend to reinvest a substantial portion of the Company's cash during the operating period and possibly during the liquidation period. Furthermore, shares may be redeemed only if the redemption would not impair the capital or the operations of the Company (which we will decide in our sole discretion) and would not result in the termination of the Company's taxable year or of its federal income tax status as a partnership. Any amounts used to redeem shares will reduce the Company's available funds for making investments and distributions to the remaining members.

      In the event the Company receives requests to redeem more shares than there are funds sufficient to redeem, we will use our reasonable efforts to honor requests for redemptions of shares first as to hardship redemptions (requests arising from death, major medical expense and family emergency related to disability or a material loss of family income), second so as to provide liquidity for IRAs or qualified plans to meet required distributions and finally, as to all other redemption requests.

CONSEQUENCES OF REDEMPTION

      Any shares tendered to, and accepted by, the Company for redemption will be canceled when redeemed. If all of your shares are accepted for redemption by the Company, you will cease to be a member and will no longer have any of the rights or privileges of a member. A redemption of your entire Company interest will not release you from liability to the Company to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law.

      Gain or loss realized on the redemption of your shares, if you hold them as a capital asset and if you held them for more than one year, will be a capital gain or loss, as the case may be. However, any gain realized will be treated as ordinary income to the extent attributable to your share of potential depreciation recapture on the Company's equipment, substantially appreciated inventory items and unrealized receivables. See "FEDERAL INCOME TAX CONSEQUENCES--Treatment of Cash Distributions Upon Redemption."

                               REPORTS TO MEMBERS

ANNUAL REPORTS

      By March 15 of each year, we will send you a statement of your share of the Company's income, gains, losses, deductions and credits, if any, for the year most recently completed to enable you to prepare your federal income tax return.

      Within 120 days after the end of the year, we will send to each person who was a member or assignee at any time during the year an annual report which will include:

      o financial statements for the Company for the fiscal year prepared in accordance with GAAP, including a balance sheet as of the year end and related statements of operations, cash flows and changes in members' equity, accompanied by an auditors' report containing an opinion of the Company's accountants;

      o a breakdown, by source, of distributions made during the year to you and to us;

      o a status report with respect to each item of equipment that individually represents at least 10% of the aggregate purchase price of the Company's investments at the end of the year, including our knowledge of the condition and utilization of the equipment;

      o a breakdown of the compensation and amounts reimbursed to us (if any), and a summary of the terms and conditions of (a) any contract (if any) with us that was not filed as an exhibit to the registration statement of which this prospectus forms a part and (b) any other programs we sponsor, demonstrating the allocation of the compensation between the Company and the other programs; and

      o until all amounts invested by members have been invested or committed to investments and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by the Company during the fiscal year.

QUARTERLY REPORTS

      Within 60 days after the end of each of the first three quarters each year, we will send to each person who was a member or assignee at any time during the quarter an interim report for the quarter which will include:

      o unaudited financial statements for the Company for the quarter, including a balance sheet and related statements of operations, cash flows and changes in members' equity;

      o a tabular summary of the compensation paid, and any amounts reimbursed, to us, including a statement of the services we performed or expenses we incurred, and a summary of the terms and conditions of any contract (if any) with us which was not filed as an exhibit to the registration statement of which this forms a part; and

      o     until  all  amounts  invested  by  members  have  been  invested  or committed to investment and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by the Company during the quarter.

                              PLAN OF DISTRIBUTION

GENERAL

      Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Operating Agreement, the Company, through the dealer-manager, will offer, on a best efforts basis, a maximum of 150,000 shares, all of which are priced at $1,000 per share, except for certain shares which may be purchased by: (i) members affiliated with us; or (ii) by investors whose broker does not charge a commission for each investment, for the net share price of $920.00 per share. The minimum subscription is five shares for U.S. residents, except for IRAs and qualified plans for which the minimum investment is three shares, and for non-U.S. residents (whom we will admit in our discretion), for which the minimum investment is 50 shares. If you purchased at least $5,000 of shares of ICON Income Fund Nine, LLC, there is no minimum investment. See "SUBSCRIPTION--How to Subscribe."

      The offering period for the Company will begin on the date of this prospectus. We expect the offering period to terminate two years after the date of this prospectus, but in no event will the offering period for the Company continue for longer than two years from the date of this prospectus. We have a reasonable period of time to conclude the Company's closing after the termination of the Company's offering period. We may terminate the offering period at our option at any time.

      Subscribers will generally not have the right to withdraw or receive their funds from the escrow account unless and until the offering of the Company is terminated, which may be as late as 24 months after the effective date of this prospectus.

      Shares will be sold primarily through the selling dealers and, to a limited extent, by the dealer-manager. The Company will pay to the selling dealer or the dealer-manager, as the case may be, a sales commission of up to $80.00 per share.

      Generally, shares are purchased by subscribers at a price of $1,000.00 per share. However, our officers, employees, securities representatives and those of our affiliates and selling dealers may purchase shares, for investment purposes only, for the net share price of $920.00 per share. The Company will incur no obligation to pay any sales commissions with respect to these purchases. Investors may also be able to purchase shares for $920.00 per share from brokers or registered investment advisors who do not charge a commission for each investment but rather are paid a percentage of assets under management. The purchase of shares by us and our affiliates is limited to a maximum of 10% of the number of shares sold to non-affiliates, and we have already purchased one share. Neither we nor our affiliates intend to resell our shares.

      Payments of sales commissions and underwriting fees to the dealer-manager and participating selling dealers will not exceed 10.0% of the offering proceeds. One of our affiliates, ICON Securities Corp., is the dealer-manager of this offering and will be receiving underwriting fees equal to $20.00 per share. Additionally, we may pay bona fide due diligence fees and expenses incurred by the dealer-manager and prospective selling dealers from our O&O expense allowance up to the lesser of an additional 1/2 of 1% of offering proceeds or the maximum amount allowable under the NASD Conduct Rules. Any payments made in connection with due diligence activities will be paid only on a fully accountable basis and only for bona fide due diligence activities. We will make payments or advances for sales commissions and due diligence fees and expenses only for bona fide sales or due diligence activities. We will require commissions and expenses to be proven by receipt of duly signed subscription documents, invoices and other evidence satisfactory to us. The sums we may expend in connection with due diligence activities are included in the O&O expense allowance paid by the Company to us. See "OUR COMPENSATION."

      The dealer-manager agreement and the selling dealer agreements contain provisions for the Company to indemnify the participating selling dealers with respect to some types of liabilities, including liabilities arising under the Securities Act.

SEGREGATION OF SUBSCRIPTION PAYMENTS

      We will place all funds that the dealer-manager receives from subscribers in an escrow account at The Chase Manhattan Bank at the Company's expense. We will do so beginning on the effective date of this prospectus and until we have accepted subscriptions for 5,000 shares (or 7,500 shares in the case of residents of Pennsylvania) and the subscribers have been admitted as members on the initial closing date (or a subsequent closing date in the case of Pennsylvania residents). Thereafter, we will deposit funds received through the termination date in an interest-bearing account pending the next closing.

      We will promptly accept or reject subscriptions for shares after we receive a prospective investor's subscription documents and subscription funds. Brokers have agreed to provide each investor with a final prospectus prior to an investor signing a subscription agreement. Each subscriber has the right to cancel his or her subscription for a period of five business days after receiving a final prospectus. The initial closing date will be as soon as practicable after the Company receives and accepts subscriptions for 5,000 shares excluding, for this purpose, subscriptions from residents of Pennsylvania. Subsequent to the initial closing date, we anticipate holding daily closings, provided the number of subscribed shares is sufficient to justify the burden and expense of a closing. Once subscriptions total of 7,500 shares, including subscriptions from residents of Pennsylvania, we will release from escrow all subscription payments then remaining in escrow and terminate the escrow agreement. At each closing, the Company will admit as members, effective as of the next day, all subscribers whose subscriptions have been received and accepted by the Company and who are then eligible to be admitted to the Company. Pennsylvania subscribers are not eligible to be admitted as members prior to sale of 7,500 shares in the Company.

      If 5,000 shares have not been subscribed on or before the anniversary of the date on the cover of this prospectus, then the Company will direct the escrow agent to release the applicable subscription payments from escrow and return them promptly to subscribers, together with all interest earned on the subscriptions, and the Company will be terminated. For a subscriber from Pennsylvania, this will happen if 7,500 shares have not be sold within 120 days of the escrow agent's receipt of their subscription, and the subscriber has been offered and has elected to rescind his or her subscription. We will apply the same procedure to return subscription payments which are held in the escrow account for one year from the date of this prospectus. In addition, any proceeds from the sale of shares in the Company which have not been invested or committed for investment within three years after the date of this prospectus, except for reserves and necessary operating capital, will be returned, without interest, to the members in proportion to their respective investments. These returned proceeds will include a return of the proportionate share of the formation fees, underwriting fees and any sales commissions paid to us or any of our affiliates.

                              INVESTOR SUITABILITY

CONSIDERATIONS

      Shares are an illiquid asset. They are not freely transferable, there is no public market in which to sell them, and none is expected to develop. Therefore, only if you have adequate financial means, do not need liquidity and are able to make a long-term investment should you purchase shares. Shares are not an appropriate investment if you must rely on cash distributions from the Company as an essential source of income to meet your necessary living expenses.

      Before purchasing shares you should carefully consider the risk factors of this investment, including the lack of a market in which to sell your shares, the limited availability of redemption, the unfavorable formula by which the redemption price will be calculated and the resulting long-term nature of an investment in shares. See "RISK FACTORS."

      You must meet the suitability requirements described below to invest in the Company. We and the selling dealer have a duty to make reasonable efforts to determine that an investment in shares is suitable for you. To verify that you meet such standards, we will rely upon your representations as to suitability on the Subscription Agreement. WHEN EVALUATING YOUR SUITABILITY FOR THIS INVESTMENT USING THE STANDARDS LISTED BELOW, KEEP IN MIND THAT NET WORTH DOES NOT INCLUDE THE VALUE OF YOUR HOME FURNISHINGS, PERSONAL AUTOMOBILES AND THE EQUITY IN YOUR HOME. The assets included in your net worth calculation must be valued at their fair market value.

      You must meet our basic suitability requirements to invest. In general, you must have either:

      (1)   a net worth of at least $60,000 plus $60,000 of annual gross income;
            or

      (2)   a net worth of at least $225,000.

      If you are a resident of Arizona, Missouri, Nebraska, Ohio or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have either (a) a net worth of at least $250,000 or (b) a net worth, exclusive of the value of your home, home furnishings and automobiles, of at least $125,000 and an annual gross income of at least $50,000 in order to invest.

      It may be important for you to consider that, if you are unsure as to whether you meet these standards (or only meet them by a small margin), an investment in the shares may not be prudent for you.

SUITABILITY STANDARD FOR QUALIFIED PLANS AND IRAS

      An IRA can purchase shares if the IRA owner meets both the basic suitability standard and any standard applicable in the owner's state of residence. Pension, profit-sharing or stock bonus plans, including Keogh Plans, that meet the requirements of Section 401 of the Internal Revenue Code are called qualified plans in this prospectus. Qualified plans that are self-directed may purchase shares if the plan participant meets both the basic suitability standard and any standard applicable in the participant's state of residence. Qualified plans that are not self-directed may purchase shares if the plan itself meets both our basic suitability standard and any relevant state standard.

SUITABILITY STANDARD FOR OTHER FIDUCIARIES

      When shares are purchased for fiduciary accounts other than IRAs and qualified plans, such as a trust, both the basic suitability standard and any applicable state suitability standard must be met by either the fiduciary account itself, or by the beneficiary on whose behalf the fiduciary is acting. If you are both the fiduciary and the person who directly or indirectly supplies the funds for the purchase of shares, then you may purchase shares for the fiduciary account if you meet both the basic suitability standard and any applicable state standard.

ADDITIONAL CONSIDERATIONS FOR IRAS, QUALIFIED PLANS AND TAX-EXEMPT ENTITIES

      An investment in shares will not, in and of itself, create an IRA or qualified plan. To form an IRA or qualified plan, an investor must comply with all applicable provisions of the tax code and ERISA.

      IRAs, qualified plans and other tax-exempt organizations should consider the following when deciding whether to invest:

      o any income or gain realized will be unrelated business taxable income, which is subject to the unrelated business income tax;

      o for qualified plans and IRAs, ownership of shares may cause a pro rata share of the Company's assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the tax code;

      o any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by the Company; and

      o charitable remainder trusts that have any UBTI will be taxed on all otherwise non-taxable income.

See "RISK FACTORS," "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "INVESTMENT BY QUALIFIED PLANS and IRAs."

      If you are a fiduciary or investment manager of a qualified plan or IRA, or if you are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns--including those unrelated to tax considerations--in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See "RISK FACTORS," "FEDERAL INCOME TAX CONSEQUENCES" AND "INVESTMENT BY QUALIFIED PLANS AND IRAS."

      Although we believe that shares may represent suitable investments for some IRAs, qualified plans and other tax-exempt organizations, shares may not be suitable for your plan or organization due to the particular tax rules that apply to it. For example, we believe that shares will only be a suitable investment for charitable remainder trusts under very specific circumstances. Furthermore, the investor suitability standards represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable. You should consult your plan's tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

SUITABILITY REQUIREMENTS IN CONNECTION WITH TRANSFERS OF SHARES

      Shares are subject to substantial transfer restrictions and may be transferred only under certain circumstances and then subject to certain conditions. See "TRANSFER OF SHARES / WITHDRAWAL--Restrictions on the Transfer of Shares and Withdrawal." One condition is that you may sell or transfer your shares only to a recipient who meets all applicable suitability standards. If the transfer is effected through a member firm of the National Association of Securities Dealers, Inc. (the NASD), the member firm must be satisfied that a proposed buyer meets suitability standards for this investment. The NASD conduct rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of the shares.

                                  SUBSCRIPTIONS

MINIMUM INVESTMENT

      If you are a U.S. resident, the minimum number of shares you can purchase is five. For IRAs and qualified plans, you must purchase at least three shares, and non-U.S. residents (whom we will admit in our discretion) must purchase at least 50 shares. There is no minimum investment if you purchased at least $5,000 of shares in ICON Income Fund Nine, LLC.

SUBSCRIBER REPRESENTATIONS and subscription procedures

      Each potential investor, whom we sometimes call a subscriber, must sign the Subscription Agreement found on pages C-1 to C-5. We will promptly review each subscription, and will accept or decline to accept you as a member in our sole and absolute discretion. If we accept your subscription, either we or an agent of ours will give you prompt written confirmation of your admission as a member.

      By your signature and initials in Section 5 of the Subscription Agreement (on page C-3), you are indicating your desire to become a member and to be bound by all the terms of the Operating Agreement. You also appoint us, as the manager, to be your true and lawful attorney-in-fact to sign documents, including the Operating Agreement, that may be required for the your admission as a member.

      Your signature and initials in Section 5 also serve as your affirmation that the representations printed in that section and on page C-4 of the Subscription Agreement are true, by which you confirm that:

      (1)   you have received a copy of the prospectus;

      (2)   you  have  read  the  General   Instructions  on  Page  C-2  of  the
            Subscription Agreement;

      (3) you understand that an investment in shares is not a liquid investment;

      (4) you affirm that we may rely on the accuracy of the factual data about yourself that you report in the Subscription Agreement, including your representation that:

            a.    if you are  purchasing  shares for an IRA,  qualified  plan or
                  other  benefit  plan,  you  have  accurately   identified  the
                  subscriber as such;

            b. you have accurately identified yourself, or the investing entity, as either a U.S. citizen or a non-U.S. citizen, having determined citizenship in the manner described below;

            c. you have accurately reported your social security number or the federal taxpayer identification number of the investing entity; and

            d. you are not subject to backup withholding of federal income taxes;

      (5) you meet the minimum income and net worth standards established by the Company; and

      (6)   you are purchasing shares for your own account.

      We will require that everyone who wishes to purchase shares make these representations in order to assist NASD-registered securities sales representatives, selling dealers and the dealer-manager in determining whether this investment is suitable for each subscriber. We will rely upon the accuracy and completeness of your representations in complying with our obligations under state and federal securities laws, and we may use these representations as a defense in a lawsuit by subscribers or securities regulatory agencies.

      The Subscription Agreement asks that you acknowledge receipt of this prospectus and of the instruction to rely only on information contained in this prospectus, so that we may make an informed judgment as to whether we should accept your offer to subscribe for shares. We recognize that in the sales process a potential investor will usually discuss the Company with his or her broker. It is possible that you may misunderstand what you are told or that someone might tell you something different from, or contrary to, the information contained in this prospectus. You might also read or hear something which contradicts the data and information contained in this prospectus from sources over which we have no control and for which neither we nor our dealer-manager is responsible.

      If you become a member and later make a claim against the Company, the dealer-manager, and/or us alleging that you did not receive a prospectus for this offering--or that although you received a prospectus you relied on information that is contradictory to that disclosed in this prospectus--then we anticipate relying on the representations you made in your Subscription Agreement in our defense. Your signature on the Subscription Agreement is your acknowledgment that you did receive this prospectus, and that we instructed you to rely exclusively on the prospectus and not to rely on any other information or representations in your investment decision. DO NOT SIGN THE SUBSCRIPTION AGREEMENT IF YOU DO NOT UNDERSTAND THIS SECTION.

INSTRUCTIONS CONCERNING "IMPORTANT INFORMATION"

      The Important Information on page C-2 of the Subscription Agreement asks you to review the disclosures in this prospectus concerning certain conflicts of interest we face, certain risks involved in this investment, the Company's management, and possible adverse effects on the federal income tax treatment we expect to be available as a result your purchase of shares. These disclosures are found in the sections entitled "RISK FACTORS," "CONFLICTS OF INTEREST," "MANAGEMENT" and "FEDERAL INCOME TAX CONSEQUENCES."

      We included this instruction because, as this investment involves inherent conflicts of interest and risks, we do not intend to admit you as a member unless we have reason to believe that you are aware of the risks involved in this investment. If you become a member and later make claims against the Company, the dealer-manager and/or us to the effect that you were not aware that this investment involved the inherent risks described in this prospectus, we, the Company, and the dealer-manager anticipate relying on this instruction as evidence that you were aware of the degree of risk involved in this investment.

BINDING EFFECT OF THE OPERATING AGREEMENT ON YOU

      The representation in the Subscription Agreement that you have agreed to all the terms and conditions of the Operating Agreement is necessary because we and every member are bound by all of the terms and conditions of that agreement, notwithstanding the fact that members do not actually sign the Operating Agreement. Though you do not actually sign the Operating Agreement, your signature on the Subscription Agreement gives us the power of attorney pursuant to which we obligate you to each of the terms and conditions of the Operating Agreement. If you become a member and later make claims against us, the Company or the dealer-manager that you did not agree to be bound by all of the terms of the Operating Agreement and the Subscription Agreement, we, the Company and the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all the terms of the Operating Agreement.

YOUR CITIZENSHIP AND RESIDENCY

      All investors will be required to represent and warrant whether or not the investor is a United States citizen or resident, and subscriptions will be accepted, if at all, from only a limited number of foreign investors. We will not admit a non-United States citizen as a member to the Company if admitting that investor would result in the potential invalidation of equipment registration in the United States. See "investment objectives and policies--Equipment Considerations."

CO-SIGNATURE BY SELLING DEALER

      Selling dealers must countersign each Subscription Agreement for subscribers solicited by their firm. By this signature, the selling dealer certifies that it has obtained information from the potential investor sufficient to enable the selling dealer to determine that the investment is suitable for the investor based on the investor's income, net worth and other characteristics. Since we, the Company and the dealer-manager will not have had the opportunity to obtain financial information directly from you, we will rely on the selling dealer's representation to determine whether to admit you as a member. If you become a member and later make claims against the Company, the dealer-manager and/or us alleging that the shares were not a suitable investment because you did not meet the financial requirements contained in the investor suitability standards, we, the Company and the dealer-manager anticipate relying upon the selling dealer's representation (and your representation) as evidence that the you did meet the financial requirements for this investment. The NASD's conduct rules require that any member of or person associated with the dealer-manager or a selling dealer who sells or offers to sell shares must make every reasonable effort to ensure that a potential subscriber is a suitable investor for this investment in light of such subscriber's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors. The State of Maine requires us to inform you that the dealer-manager and each person selling shares cannot rely solely on the representations you make in a Subscription Agreement in determining whether this investment is suitable for you.

HOW TO SUBSCRIBE

      If  you  are  an  individual  investor,   you  must  personally  sign  the
Subscription Agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a selling dealer. In the case of IRA, SEP and Keogh Plan, the trustee or custodian must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the Subscription Agreement.

      Until subscriptions for 5,000 shares (or 7,500 shares in the case of residents of Pennsylvania) are received by the Company, checks for the purchase of shares should be made payable to "ICON Income Fund Ten, LLC Escrow Account." After the initial closing date, checks for the purchase of shares should be made payable to "ICON Income Fund Ten, LLC" for deposit into an interest bearing account pending the next closing.

                               FURTHER INFORMATION

EXPERTS

      The audited balance sheet of the ICON Capital Corp. ("Capital") as of March 31, 2002 and the audited consolidated balance sheet of ICON Holdings Corp. ("Holdings") as of March 31, 2002 have been included herein in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of the said firm as experts in accounting and auditing.

      The audited balance sheet of the Company as of February 12, 2003, has been included herein in reliance upon the reports of Hays & Company LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGE IN INDEPENDENT AUDITORS

      On January 30, 2003, Capital and Holdings engaged Hays & Company LLP as their independent auditor and dismissed KPMG LLP as their independent auditor. During Capital's and Holding's fiscal year ended March 31, 2002, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope that, if not resolved to KPMG LLP's satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its report.

LEGAL MATTERS

      Greene Radovsky Maloney & Share LLP provided us with an opinion on the legality of the securities offered in this prospectus and the tax matters set forth under "FEDERAL INCOME TAX CONSEQUENCES."

ADDITIONAL INFORMATION

      A registration statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the shares. This prospectus, which forms a part of the registration statement, contains information concerning the Company and includes a copy of the Operating Agreement to be utilized by the Company, but it does not contain all the information  set  forth in the  registration  statement  and its  exhibits.  The information omitted may be examined at the public reference room of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 (202-942-8090), without charge, and copies may be obtained from that office upon payment of the fee prescribed by the rules and regulations of the Securities and Exchange Commission. Additionally, it can be viewed via the web site of the Securities and Exchange Commission at www.sec.gov.

TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS

      Exhibit B contains prior performance and investment information for our previous publicly offered income-oriented programs: Series A; Series B; Series C, Series D; Series E; L.P. Six; L.P. Seven; Eight A; Eight B; and Nine. Table I through V of Exhibit B contain unaudited information relating to experience in raising and investing funds, the compensation paid to us and our affiliates, the operating results of, and sales or dispositions of investments by most of these prior public programs. PURCHASERS OF SHARES WILL NOT ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE PRIOR PUBLIC PROGRAMS AND SHOULD NOT ASSUME THAT THE RESULTS OF ANY OF THE PRIOR PUBLIC PROGRAMS WILL BE INDICATIVE OF THE FUTURE RESULTS OF THE COMPANY. MOREOVER, THE OPERATING RESULTS FOR THE PRIOR PUBLIC PROGRAMS SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE RESULTS OF THE PRIOR PUBLIC PROGRAMS NOR OF WHETHER THE PRIOR PUBLIC PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES. FUTURE RESULTS AND THE ACHIEVEMENT OF INVESTMENT
OBJECTIVES WILL IN LARGE PART DEPEND ON FACTS WHICH WE CANNOT DETERMINE, INCLUDING THE RESIDUAL VALUE OF EQUIPMENT HELD BY THESE PRIOR PUBLIC PROGRAMS.

BALANCE SHEETS

      The audited balance sheet of ICON Capital Corp. as of March 31, 2002, the audited consolidated balance sheet of ICON Holdings Corp. as of March 31, 2002 and the audited balance sheet of the Company as of February 12, 2003 are included in this prospectus. Notwithstanding the inclusion of our balance sheet and the balance sheet of our parent, by purchasing shares, you should be aware that you are not purchasing an interest in ICON Holdings Corp., ICON Capital Corp., its subsidiaries, or in any of our affiliates or in any of other businesses we sponsor and manage.

SALES MATERIAL

      In addition to this prospectus, we may use sales material in connection with the offering of shares. In some jurisdictions sales material may not be available. This material will include information relating to this offering, to us and to our affiliates, and may include brochures, articles and publications about equipment leasing. If required by regulatory agencies, we will use only sales material that they have approved. The offering of shares, however, is made only by means of this prospectus. Although the information contained in sales material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in them by reference or as forming the basis of this offering of the shares.

                          INDEX TO FINANCIAL STATEMENTS

ICON Income Fund Ten, LLC

Audited Balance Sheet--February 12, 2003 ...................................  81
    Independent Auditors' Report ...........................................  82
    Balance Sheet at February 12, 2003 .....................................  83
    Notes to Balance Sheet .................................................  84

ICON Capital Corp.

Unaudited Balance Sheet--September 30, 2002 ................................  85
    Balance Sheet at September 30, 2002 ....................................  86
    Notes to Balance Sheet .................................................  87

Audited Balance Sheet--March 31, 2002 ......................................  88
    Independent Auditors' Report ...........................................  89
    Balance Sheet at March 31, 2002 ........................................  90
    Notes to Balance Sheet .................................................  91

ICON Holdings Corp.

Unaudited Consolidated Balance Sheet--September 30, 2002 ...................  95
    Consolidated Balance Sheet at September 30, 2002 .......................  96
    Notes to Consolidated Balance Sheet ....................................  97

Audited Consolidated Balance Sheet--March 31, 2002 .........................  98
    Independent Auditors' Report ...........................................  99
    Consolidated Balance Sheet at March 31, 2002 ........................... 100
    Notes to Consolidated Balance Sheet .................................... 101

                            ICON Income Fund Ten, LLC

                                  Balance Sheet

                                February 12, 2003

                   (with Independent Auditor's Report Thereon)

                          INDEPENDENT AUDITOR'S REPORT

The Members
ICON Income Fund Ten, LLC

We have audited the accompanying balance sheet of ICON Income Fund Ten, LLC (a Delaware limited liability company) as of February 12, 2003. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Income Fund Ten, LLC as of February 12, 2003, in conformity with accounting principles generally accepted in the United States of America.


Hays & Company LLP

February 14, 2003
New York, New York

                            ICON Income Fund Ten, LLC
                     (A Delaware Limited Liability Company)

                                  Balance Sheet

                                February 12, 2003

                                                ASSETS

Cash                                                        $     1,000
                                                            -----------
                                                            $     1,000
                                                            ===========

                                      LIABILITIES AND MEMBERS' EQUITY

Commitments and Contingencies
Members' equity
    Manager                                                 $     1,000
    Additional members                                               --
                                                            -----------
                                                            $     1,000
                                                            ===========

                     See accompanying notes to balance sheet

                            ICON Income Fund Ten, LLC
                     (A Delaware Limited Liability Company)

                             Notes to Balance Sheet
                                February 12, 2003

(1) The Limited Liability Company

      ICON Income Fund Ten, LLC (the "LLC") was formed on January 2, 2003 as a Delaware Limited Liability Company. The initial capitalization of the LLC was $1,000. The LLC will continue until December 31, 2023, unless terminated sooner. The LLC intends to offer member interest units on a "best efforts" basis to the general public with the intention of raising up to $150,000,000 of capital. With the funds raised, the LLC intends to invest in equipment subject to leases and in residual ownership rights in leased equipment. The manager of the LLC is ICON Capital Corp. (the "Manager"), a Connecticut corporation. The Manager will acquire the assets and manage the business of the LLC.

(2) Capital Contribution

      The Manager has made an initial capital contribution of $1,000 to the LLC.

(3) Commitment and Contingencies

      The LLC will not apply for ruling from the Internal Revenue Service; however, in the opinion of counsel the LLC will be classified as a partnership for U.S. Federal income tax purposes and not as an association taxable as a corporation. In the absence of a ruling, there cannot be any assurance that the LLC will not be classified by the Internal Revenue Service as an association taxable as a corporation.

                               ICON CAPITAL CORP.

                                  Balance Sheet

                               September 30, 2002

                                   (Unaudited)

                               ICON CAPITAL CORP.

                                  BALANCE SHEET

                               SEPTEMBER 30, 2002

                                   (Unaudited)

         ASSETS

Cash                                                                  $  349,124
Advances to Parent (Note 2)                                              351,804
Loan received - related parties collateralized notes (Note 2)             36,470
Prepaid and other assets                                                 192,240
Deferred charges                                                         487,222
Fixed assets and leasehold improvements, less
  accumulated depreciation and amortization of $2,078,794              1,199,474
                                                                      ----------

Total assets                                                          $2,616,334
                                                                      ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                                 $  222,199
Due to related parties (Note 2)                                           96,211
Capital lease obligations                                                878,046
Deferred state income taxes                                               51,602
Deferred gain on sale of furniture and fixtures                          193,305
                                                                      ----------

Total liabilities                                                      1,441,363
                                                                      ----------

Commitments and contingencies

Stockholder's equity:
   Common stock:  no par value; $10 stated
     value; authorized 3,000 shares;
     issued and outstanding 1,500 shares                                  15,000
   Additional paid-in capital                                            716,200
   Retained earnings                                                     443,771
                                                                      ----------

Total stockholder's equity                                             1,174,972
                                                                      ----------

Total liabilities and stockholder's equity                            $2,616,334
                                                                      ==========

See accompanying notes to Balance Sheet

                               ICON CAPITAL CORP.

                             Notes to Balance Sheet

                               September 30, 2002
                                   (unaudited)

(1)   Basis of Presentation

      The balance sheet of ICON Capital Corp. (the "Company") as of September 30, 2002 has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and, in the opinion of management, includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position at that date. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations. Management believes that the disclosures made are adequate to make the information presented not misleading. This balance sheet should be read in conjunction with the March 31, 2002 audited balance sheet and notes included elsewhere herein.

(2)   Related Party Transactions

      The Company has periodically made cash advances to its Parent to cover its allocated general and administrative expenses and its allocated portion of income taxes. As of September 30, 2002, advances to its Parent of $351,804 represented such cash advanced to its Parent, net of general and administrative fees and federal and state tax obligations payable to its Parent. During the six month period ended September 30, 2002, the Parent allocated $2,639,533 of general and administrative expenses to the Company. It is anticipated that the Company will, in the future, continue to periodically advance monies to its Parent for general and administrative expenses and its allocated portion of income taxes. It is expected that substantially all future receivables due from the Parent, which result from these periodic cash advances, will be realized by applying such amounts against future general and administrative fees and income taxes payable by the Company to its Parent.

      Loans receivable - related parties collateralized notes consist of two notes issued by non-consolidated affiliates of the Company. At September 30, 2002, the notes had an outstanding balance of $36,470. The notes are collateralized by a pool of third party leases.

      Due to related parties represents monies received on behalf of a non-consolidated affiliate of the Company during the six months ended September 30, 2002. The amount is expected to be repaid in the near future.

                               ICON CAPITAL CORP.

                                  Balance Sheet

                                 March 31, 2002

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
ICON Capital Corp.:

We have audited the accompanying balance sheet of ICON Capital Corp. as of March 31, 2002. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                                                       KPMG LLP

New York, New York
August 12, 2002

                               ICON CAPITAL CORP.

                                  BALANCE SHEET

                                 March 31, 2002

         ASSETS

Cash                                                                  $  548,186
Advances to Parent (Note 3)                                              580,773
Receivables from managed Funds (Note 3)                                  147,263
Loan receivable - related parties (Note 3)                               161,615
Prepaid and other assets (Note 4)                                        233,427
Deferred charges (Note 2 (c))                                            360,137
Fixed assets and leasehold improvements, less
  accumulated depreciation and amortization of
  $1,858,480 (Note 2(d))                                               1,318,411
                                                                      ----------

Total assets                                                          $3,349,812
                                                                      ==========

         LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued expenses                                 $  273,793
Capital lease obligations (Note 5)                                     1,146,774
Deferred state income taxes (Note 2(e))                                   51,602
Deferred gain on sale of furniture and fixtures (Note 5)                 273,848
Deferred income (Note 2(f))                                              252,711
                                                                      ----------

Total liabilities                                                      1,998,728
                                                                      ----------

Commitments and contingencies (Note 6)

Stockholder's equity:
   Common stock:  no par value; $10 stated
     value; authorized 3,000 shares;
     issued and outstanding 1,500 shares                                  15,000
   Additional paid-in capital                                            716,200
   Retained earnings                                                     619,884
                                                                      ----------

Total stockholder's equity                                             1,351,084
                                                                      ----------

Total liabilities and stockholder's equity                            $3,349,812
                                                                      ==========

See accompanying notes to balance sheet.

                               ICON CAPITAL CORP.

                             Notes to Balance Sheet

                                 March 31, 2002

(1) Organization

      ICON Capital Corp. (the "Company") is a wholly owned subsidiary of ICON Holdings Corp. ("Holdings" or "Parent"). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing Funds.

      The Company is the general partner of six publicly owned Partnerships and the manager of one publicly owned Limited Liability Company as follows: ICON Cash Flow Partners L.P. Series D ("ICON Cash Flow D"), ICON Cash Flow Partners L.P. Series E ("ICON Cash Flow E"), ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six"), ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven"), ICON Income Fund Eight A L.P. ("ICON Eight A"), ICON Income Fund Eight B L.P. ("ICON Eight B") and ICON Income Fund Nine, LLC ("ICON Fund Nine") (collectively the "Funds"), which are publicly registered equipment leasing Funds. The Funds were formed for the purpose of acquiring equipment and leasing such equipment to third parties.

      The Company earns fees from the Funds from the sales proceeds of units. Additionally, the Company also earns acquisition and management fees during the Funds' operating lives and shares in each Fund's cash distributions.

      The following  table  identifies  pertinent  offering  information  by the
Funds:

                               Date of First                  Date                Gross Proceeds
                                  Closing               Offering Closed               Raised
                            ------------------         ------------------         --------------
ICON Cash Flow D            September 13, 1991         June 5, 1992               $  40,000,000
ICON Cash Flow E            June 5, 1992               July 31, 1993                 61,041,151
ICON Cash Flow Six          March 31, 1994             November 8, 1995              38,385,712
ICON Cash Flow Seven        January 19, 1996           September 16,1998             99,999,683
ICON Eight A                October 14, 1998           May 17, 2000                  75,000,000
ICON Eight B                May 25, 2000               October 17, 2001              75,000,000
ICON Fund Nine              December 18, 2001                --                      32,868,147(a)
                                                                                  -------------
                                                                                  $ 422,294,693
                                                                                  =============

----------
(a) Gross proceeds raised through July 26, 2002.

      ICON Fund Nine was formed on July 11, 2001 with an initial capital contribution of $1,000 and began offering its units on December 18, 2001. The offering period for ICON Income Fund Nine will end on the earlier of when ICON Income Fund Nine raises $100,000,000 or November 26, 2003.

                               ICON CAPITAL CORP.

(2) Significant Accounting Policies

      (a) Basis of Accounting and Presentation

            The Company's balance sheet has been prepared on the historical cost basis of accounting using the accrual basis. The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

      (b) Investments in Funds

            The Company accounts for its interests in the Funds following the cost method of accounting, which approximates the equity method of accounting, based on the allocation and distribution provisions of the individual Fund agreements.

      (c) Deferred Charges

            Under the terms of the Funds' agreements, the Company is entitled to fees for organizing and offering the units of the Funds from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The costs of organizing and offering are capitalized and amortized over the Fund offering period. The unamortized balance of these costs is reflected on the balance sheet as deferred charges.

      (d) Fixed Assets and Leasehold Improvements

            Fixed assets, which consist primarily of capital leases, are recorded at cost, and are being amortized and depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

      (e) Income Taxes

            The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

            ICON Holdings Corp. files a consolidated federal income tax return and combined state income tax returns in certain states which include the operating results of the Company. The Company's allocable share of the consolidated federal tax expense and combined state tax expense is reflected on the books of the Company on a separate entity basis. The Company files separate state income tax returns in all other states in which it is required to file. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The Company's share of current and deferred federal tax obligations and its share of current and deferred combined state tax obligations are recorded as reductions of receivables from Holdings. Deferred federal and state income taxes netted against such receivables were $1,374,168 at March 31, 2002. Deferred state income taxes reflected on the March 31, 2002 balance sheet relate to states where the Company files separate tax returns.

                                ICON CAPITAL CORP

      (f) Deferred income

            Under the terms of the Funds' agreements with the Company, the Company is entitled to receive acquisition fees from the Funds upon the execution of a binding purchase agreement to acquire equipment on behalf of the Funds and recognizes such fees as income upon consummation of the transaction. $100,000 of such fees related to a binding agreement is reflected on the balance sheet as deferred income and will be recognized as income when the transaction has been consummated. The balance represents April 2002 management fees received from the Funds in March 2002 and which were recognized in revenue in April 2002 by the Company.

(3) Related Party Transactions

            The Company periodically makes cash advances to its Parent to cover its allocated general and administrative expenses and its allocated portion of income taxes. As of March 31, 2002, advances to its Parent of $580,773 represented such cash advanced to its Parent, net of general and administrative fees and federal and state tax obligations payable to its Parent. During the year ended March 31, 2002, the Parent allocated $7,423,342 of general and administrative expenses to the Company. It is anticipated that the Company will, in the future, continue to periodically advance monies to its Parent for general and administrative expenses and its allocated portion of income taxes.

            The  Company  earns  fees from the Funds  for the  organization  and offering of each Fund and for the acquisition, management and administration of their investments. The balance sheet item "Receivables from managed Funds" relates to such fees, which have been earned by the Company but not paid by the Partnerships. Substantially all of such amounts were collected subsequent to March 31, 2002.

            The   loans   receivable   from   related   parties   are  due  from
      non-consolidated affiliates of the Parent. The loans are collateralized by a pool of third party leases.

            During the year ended March 31, 2002, the Company declared and paid dividends to Holdings of $1,650,000.

(4) Prepaid and Other Assets

            Included in prepaid and other assets are unamortized insurance costs and security deposits.

(5) Sale Leaseback and Capital Lease Obligations

            In July 1998 the Company entered into an agreement to sell a portion of its fixed assets to ICON Receivables 1998-A ("1998-A"), a non-consolidated affiliate of the Parent, for $1,500,000 based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option for the Company to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being

                               ICON CAPITAL CORP.

      amortized on a straight-line basis over the remaining useful life of the assets sold. The capital lease obligation is included on the March 31, 2002 balance sheet in "Capital lease obligations." During the year ended March 31, 2002, the Company entered into new capital leases for equipment aggregating $275,962. The Company also earns a service fee related to a pool of leases owned by 1998-A.

            The repayment schedule of the various obligations under all capital leases, payable in monthly installments, are as follows:

                 Fiscal Year Ending
                      March 31,                     Amount
                      ---------                     ------

                        2003                     $  651,268
                        2004                        369,916
                        2005                        178,631
                        2006                         70,361
                        2007                         53,911
                                                 ----------
                                                  1,324,087
                        Less amounts
                        representing interest       177,313
                                                 ----------

                        Total                    $1,146,774
                                                 ==========

(6) Commitments and Contingencies

            The Company entered into a Guarantee Agreement with M & T Bank in December 1999. Under the Agreement, the Company guaranteed payment of an $875,000 mortgage loan obligation owed by a non-consolidated affiliate of the Parent. The mortgage loan was prepaid on May 22, 2002 and the Company was released from the guarantee agreement.

            The Company was obligated under operating leases for office space through the year 2008 as follows:

                 Fiscal Year Ending
                      March 31,                     Amount
                      ---------                     ------

                        2003                     $1,501,794
                        2004                      1,332,271
                        2005                      1,119,950
                        2006                        727,666
                        2007                        380,250
                        2008                        158,438
                                                 ----------

                        Total                    $5,220,369
                                                 ==========

                               ICON HOLDINGS CORP.
                                AND SUBSIDIARIES

                                  Balance Sheet

                               September 30, 2002

                                   (Unaudited)

                               ICON HOLDINGS CORP.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               September 30, 2002

                                   (Unaudited)

          ASSETS

Cash                                                                $   586,485
Loans receivable - related parties promissory notes
   including accrued interest thereon (Note 2)                          836,738
Loans receivable - related parties collateralized notes (Note 2)         36,470
Prepaid and other assets                                                195,770
Deferred charges                                                        487,222
Fixed assets and leasehold improvements,
   less accumulated depreciation and amortization of $2,104,490       1,225,225
Goodwill, less accumulated amortization of $5,204,362 (Note 3)        3,640,432
                                                                    -----------

Total assets                                                        $ 7,008,342
                                                                    ===========

         LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued expenses                               $   591,142
Due to related parties (Note 2)                                         242,499
Capital lease obligations                                               878,046
Income taxes, primarily deferred                                      4,765,000
Deferred gain on sale of furniture and fixtures                         193,305
                                                                    -----------

Total liabilities                                                     6,669,992
                                                                    -----------

Commitments and contingencies

Stockholder's equity:
  Common stock:  $.01 par value; 1,087 shares
    Authorized; 1000 shares issued and outstanding                           10
  Additional paid-in capital                                          1,391,002
  Retained earnings                                                  (1,052,662)
                                                                    -----------

Total stockholder's equity                                              338,350
                                                                    -----------

Total liabilities and stockholder's equity                          $ 7,008,342
                                                                    ===========

See accompanying notes to consolidated balance sheet.

                               ICON HOLDINGS CORP.
                                AND SUBSIDIARIES
                       Notes to Consolidated Balance Sheet

                               September 30, 2002
                                   (unaudited)

(1)   Basis of Presentation

      The balance sheet of ICON Holdings Corp and subsidiaries (the "Company") as of September 30, 2002 has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and, in the opinion of management, includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position at that date. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations. Management believes that the disclosures made are adequate to make the information presented not misleading. This consolidated balance sheet should be read in conjunction with the March 31, 2002 audited consolidated balance sheet and notes included elsewhere herein.

(2)   Related Party Transactions

      Loans receivable - related parties promissory notes consist of three demand notes with an original principal value of $250,000 each. Two demand promissory notes were issued on September 1, 2000, each bearing an interest rate of 6.0% per annum, by Messrs. Clarke and Weiss who indirectly own and control the Company. The third note was issued on October 1, 2000, bearing an interest rate of 6% per annum, by Mr. Clarke. As of September 30, 2002, the remaining principal outstanding on the three notes was $706,913, plus accrued interest of $10,340. In addition to the demand notes, an additional $119,485 was advanced to Mr. Clarke during the period ended September 30, 2002. The $75,000 receivable from Mr. Weiss at March 31, 2002 was repaid during the six months ended September 30, 2002.

      Loans receivable - related parties collateralized notes consist of two notes issued by non-consolidated affiliates of the Company. At September 30, 2002, the notes had an outstanding balance of $36,470. The notes are collateralized by a pool of third party leases.

      Due to related parties represents monies received on behalf of two non-consolidated affiliates of the Company during the six months ended September 30, 2002. The amounts are expected to be repaid in the near future.

      During the six months ended September 30, 2002, the Company declared and paid $907,698 in dividends to its parent, Warrenton Capital Partners L.L.C.

(3)   Goodwill

      The Company has evaluated the recoverability of goodwill in accordance with SFAS 142 and determined that a writedown was not necessary based on fair market value as determined by discounted cash flows.

                               ICON HOLDINGS CORP.
                                AND SUBSIDIARIES

                                  Balance Sheet

                                 March 31, 2002

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
ICON Holdings Corp.:

We have audited the accompanying consolidated balance sheet of ICON Holdings Corp. as of March 31, 2002. The consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit of a consolidated balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that consolidated balance sheet. An audit of a consolidated balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of ICON Holdings Corp. as of March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


                                                        KPMG LLP

New York, New York
August 12, 2002

                               ICON HOLDINGS CORP.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 March 31, 2002

                                                                        2002
                                                                    -----------

          ASSETS

Cash                                                                $   958,596
Receivables from managed Funds (Note 3)                                 147,263
Loans receivable - related parties promissory notes,
  including accrued interest thereon (Note 3)                           829,562
Loans receivable - related parties collateralized notes (Note 3)        161,615
Prepaid and other assets (Note 4)                                       254,116
Deferred charges (Note 2 (d))                                           360,137
Fixed assets and leasehold improvements,
  at cost, less accumulated depreciation and
  amortization of $1,879,890 (Notes 2 (e) and 5)                      1,348,447
Goodwill, less accumulated amortization of
   $5,204,362. (Note 2 (f))                                           3,640,432
                                                                    -----------

Total assets                                                        $ 7,700,168
                                                                    ===========

         LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued expenses                               $   608,661
Capital lease obligations (Note 5)                                    1,146,774
Income taxes, primarily deferred(Note 2 (h))                          4,571,081
Deferred gain on sale of furniture and fixtures (Note 5)                273,848
Deferred income (Note (2 (g))                                           252,711
                                                                    -----------

Total liabilities                                                     6,853,075
                                                                    -----------

Commitments and contingencies (Note 8)

Stockholder's equity:
  Common stock: $.01 par value; 1,087 shares
    authorized; 1000 shares issued and outstanding                           10
  Additional paid-in capital                                          1,391,002
  Retained earnings                                                    (543,919)
                                                                    -----------

Total stockholder's equity                                              847,093
                                                                    -----------

Total liabilities and stockholder's equity                          $ 7,700,168
                                                                    ===========

See accompanying notes to consolidated balance sheet.

                               ICON HOLDINGS CORP.
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet

                                 March 31, 2002

(1) Organization

ICON Holdings Corp. ("Holdings" or the "Company") is owned by Warrenton Capital Partners L.L.C. ("Warrenton"). The members of Warrenton are Messrs Beaufort J.B. Clarke, Paul B. Weiss and Thomas W. Martin.

Holdings has four wholly owned subsidiaries: ICON Capital Corp. ("Capital"), ICON Securities Corp. ("Securities"), Westchester Office Services, Inc. and ICON Equipment Holdings, Inc. (collectively, the "Company"). The primary activity of the Company is the development, marketing, underwriting and management of publicly registered equipment leasing Funds. Securities is a registered broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company, through Capital, is the general partner of six publicly owned Partnerships and the manager of one publicly owned Limited Liability Company as follows: ICON Cash Flow Partners L.P. Series D ("ICON Cash Flow D"), ICON Cash Flow Partners L.P. Series E ("ICON Cash Flow E"), ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six"), ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven"), ICON Income Fund Eight A L.P. ("ICON Eight A"), ICON Income Fund Eight B L.P. ("ICON Eight B") and ICON Income Fund Nine LLC ("ICON Fund Nine") (collectively the "Funds"), which are publicly registered equipment leasing Funds. The Funds were formed for the purpose of acquiring equipment and leasing such equipment to third parties.

The Company, through Capital and Securities, earns fees from the underwriting and sale of the Funds' units. Additionally, the Company, through Capital, earns acquisition and management fees and shares in each Fund's cash distributions.

The following table identifies pertinent offering information by the Funds:

                              Date of First               Date            Gross Proceeds
                                 Closing            Offering Closed           Raised
                           ------------------      -----------------      -------------

ICON Cash Flow D           September 13, 1991      June 5, 1992              40,000,000
ICON Cash Flow E           June 5, 1992            July 31, 1993             61,041,151
ICON Cash Flow Six         March 31, 1994          November 8, 1995          38,385,712
ICON Cash Flow Seven       January 19, 1996        September 16,1998         99,999,683
ICON Eight A               October 14, 1998        May 17, 2000              75,000,000
ICON Eight B               May 25, 2000            October 17, 2001          75,000,000
ICON Fund Nine             December 18, 2001                --               32,868,147(a)
                                                                           ------------

                                                                           $422,294,693
                                                                           ============

(a) Gross proceeds raised through July 26, 2002.

ICON Fund Nine was formed on July 11, 2001 with an initial capital contribution of $1,000 and began offering its units on December 18, 2001. The offering period for ICON Income Fund Nine will end on the earlier of when ICON Income Fund Nine raises $100,000,000 or November 26, 2003.

                               ICON HOLDINGS CORP.
                                AND SUBSIDIARIES

                 Notes to Consolidated Balance Sheet - Continued

(2) Significant Accounting Policies

      (a) Basis of Accounting and Presentation

      The Company's consolidated balance sheet has been prepared on the historical cost basis of accounting using the accrual basis. The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

      (b) Consolidation

      The consolidated balance sheet includes the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated.

      (c) Investments in Funds

      The Company accounts for its interests in the Funds following the cost method of accounting, which approximates the equity method of accounting, based on the allocations and distribution provisions of the individual Fund agreements.

      (d) Deferred Charges

      Under the terms of the Funds' agreements, the Company is entitled to fees for organizing and offering the units of the Funds from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The costs of organizing and offering are capitalized and amortized over the Fund offering period. The unamortized balance of these costs is reflected on the balance sheet as deferred charges.

      (e) Fixed Assets and Leasehold Improvements

      Fixed assets, which consist primarily of capital leases, are recorded at cost and are being amortized and depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

      (f) Goodwill

      Goodwill represents the excess of the purchase price and related expenses over the estimated fair value of businesses acquired in 1996. The excess purchase price was being amortized over ten years and the related expenses over five years.

      In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." This statement requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. Impairment tests are required to be performed at least annually. The amortization of goodwill ceases upon adoption of the statement. The statement is effective for fiscal years beginning after December 15, 2001 and applies to all goodwill and other intangible assets recognized in the statement of financial position at the date of adoption, regardless of when the assets were initially recognized. The Company adopted SFAS No. 142 on April 1, 2002 and has ceased recording amortization of goodwill at that date.

                               ICON HOLDINGS CORP.
                                AND SUBSIDIARIES

                 Notes to Consolidated Balance Sheet - Continued

      However, the Company will be required to test for impairment of goodwill as of April 1, 2002 and at least annually thereafter.

      (g) Deferred income

      Under the terms of the Funds' agreements with the Company, the Company is entitled to receive acquisition fees from the Funds upon the execution of a binding purchase agreement to acquire equipment on behalf of the Funds and recognizes such fees as income upon consummation of the transaction. $100,000 of such fees related to a binding agreement is reflected on the balance sheet as deferred income and will be recognized as income when the transaction has been consummated. The balance represents April 2002 management fees received from the Funds which were recognized in revenue in April 2002 by the Company.

      (h) Income Taxes

      The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

      Holdings files a consolidated federal income tax return and combined state income tax returns in certain states. Certain subsidiaries also file separate state income tax returns in other states in which they are required to file. Deferred income taxes are provided for the temporary differences between the financial reporting bases and the tax bases of the Company's assets and liabilities. These temporary differences relate to net operating loss carry-forwards, the carrying value of fixed assets, the investments in the Funds and deferred charges.

      At March 31, 2002, the Company's deferred income taxes are net of a $361,000 benefit relating to $903,000 of net operating loss carry-forwards which expire in 2011 through 2021. A valuation allowance for deferred tax assets has not been recorded since management believes that the deferred tax assets will be utilized in future periods.

(3) Related Party Transactions

      The Company earns fees from the Funds for the organization and offering of each Fund's units and for the acquisition, management and administration of their investments. The balance sheet item "Receivables from managed Funds" relates to such fees, which have been earned by the Company but not paid by the Funds. Substantially all of such amounts were collected subsequent to March 31, 2002.

      Loans receivable - related parties promissory notes consist of three demand notes with an original principal value of $250,000 each. Two demand promissory notes were issued on September 1, 2000, each bearing an interest rate of 6.0% per annum, by Messrs. Clarke and Weiss who indirectly own and control the Company. The third note was issued on October 1, 2000, bearing an interest rate of 6% per annum, by Mr. Clarke. As of March 31, 2002, the remaining principal outstanding on the three notes was $730,812, plus accrued interest of $23,750. In addition to the demand notes, an additional $75,000 was advanced to Mr. Weiss in March of 2002.

                               ICON HOLDINGS CORP.
                                AND SUBSIDIARIES

                 Notes to Consolidated Balance Sheet - Continued

      Loans receivable - related parties collateralized notes consist of two notes issued by non-consolidated affiliates of the Company. At March 31, 2002, the notes had an outstanding balance of $161,615. The notes are collateralized by a pool of third party leases.

      During the year ended March 31, 2002, Holdings declared and paid $1,361,547 in dividends to its parent, Warrenton.

      (4) Prepaid and Other Assets

      Included in prepaid and other assets are unamortized insurance costs and security deposits.

(5) Sale Leaseback and Capital Lease Obligations

      In July 1998 the Company entered into an agreement to sell a portion of its fixed assets to ICON Receivables 1998-A ("1998-A"), a non-consolidated affiliate of the Company, for $1,500,000 based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option for the Company to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being amortized against depreciation expense on a straight-line basis over the remaining useful life of the assets sold. The capital lease obligation is included on the March 31, 2002 balance sheet in "Capital lease obligations." During the year ended March 31, 2002, the Company entered into new capital leases for equipment aggregating $275,962. The Company also earns a service fee related to a pool of leases owned by 1998-A.

      The repayment schedule of the various obligations under all capital leases, payable in monthly installments, are as follows:

                 Fiscal Year Ending
                      March 31,                     Amount
                      ---------                     ------

                        2003                     $  651,268
                        2004                        369,916
                        2005                        178,631
                        2006                         70,361
                        2007                         53,911
                                                 ----------

                                                  1,324,087

                        Less: amounts
                        representing interest       177,313
                                                 ----------

                        Total                    $1,146,774
                                                 ==========

                               ICON HOLDINGS CORP.
                                AND SUBSIDIARIES

                 Notes to Consolidated Balance Sheet - Continued

(6) Loans Payable

      The Company entered into a Loan and Security Agreement in December 1999 with a lender under which it borrowed a total of $500,000 in two traunches of $250,000 effective January 1, 2000. The total $500,000 loan bore interest at 11.5% per annum and was payable in monthly installments of $16,465 through December 2002, with a final payment of $17,448 due on January 1, 2003. The loan was secured by a lien on all the assets of the Company and a lien on all of the Company's outstanding common stock. During the fiscal year ended March 31, 2002, the Company prepaid the balance due on the loans, including all accrued interest, and all liens were released.

      In addition, on October 15, 2000, the Company signed a $385,000 promissory note with a vendor. The note bore interest at 8% per annum and required an immediate payment of $165,000. The balance of the note was payable in monthly installments of $19,137 (including interest) through October 15, 2001. The balance of the note was repaid on schedule.

(7) Redeemable Stock

      In connection with a 1997 loan which has since been repaid, the Company issued 1,000 shares of Class B non-voting common stock and entered into a Put and Call Agreement with the lender. The Put portion of the Agreement granted the lender the right to require the Company to purchase up to 200 shares, up to 350 shares and any remaining shares of the Class B common stock outstanding on April 30, 2000, 2001 and 2002, respectively, at a price of $432.22 per share. The Call portion of the Agreement granted the Company the right to require the lender to sell up to 200 shares, up to 350 shares and any remaining shares of the Class B common stock outstanding on February 15, 2000, 2001 and 2002, respectively, at a price of $480.07 per share. The lender exercised the April 30, 2000 and April 30, 2001 options for 550 shares for a total purchase price of $237,721. The remaining 450 shares of Class B common stock were redeemed for $216,032 during the fiscal year ended March 31, 2002.

      In connection with a 1999 loan, the Company issued 526.3156 shares of Class C non-voting common stock and entered into a Put and Call Agreement with the lender. The Put portion of the Agreement granted the lender the right to require the Company to purchase up to one half of the shares issued and all remaining stock then owned by the lender on May 1 2001 and May 1, 2002, respectively, for a price of $126.92 per share. The Call portion of the Agreement granted the Company the right to immediately require the lender to sell not less than the greater of one half of the shares then owned by the lender or 100 shares of stock at $166.58 per share within the first year of the loan and at $133.26 per share if exercised thereafter. The lender exercised its option on May 1, 2001 for
      263.1578 shares at a total purchase price of $33,400. During the fiscal year ended March 31, 2002, the remaining 263.1578 shares of Class C common stock were redeemed for $35,068.

      The Class B and Class C common stock were recorded at fair value at date of issue. The fair value was increased by periodic accretions which were charged directly to additional paid in capital. The excess paid ($23,237) in the fiscal year ended March 31, 2002 over the accreted carrying value of the common stock was also charged to additional paid in capital.

                               ICON HOLDINGS CORP.
                                AND SUBSIDIARIES

                 Notes to Consolidated Balance Sheet - Continued

(8) Commitments and Contingencies

      The Company entered into a Guarantee Agreement with M & T Bank in December 1999. Under the Agreement the Company guaranteed payment of an $875,000 mortgage loan obligation owed by a non-consolidated affiliate of the Company. The mortgage loan was prepaid on May 22, 2002 and the Company was released from the guarantee agreement.

      The Company was obligated under operating leases for office space through the year 2008 as follows:

                 Fiscal Year Ending
                      March 31,                 Amount
                      ---------                 ------

                        2003                  $1,501,794
                        2004                   1,332,271
                        2005                   1,119,950
                        2006                     727,666
                        2007                     380,250
                        2008                     158,438
                                              ----------

                        Total                 $5,220,369
                                              ==========
(9) Subsequent Event (Unaudited)

      The Company has evaluated the recovery of goodwill in accordance with SFAS 142 and determined that a writedown was not necessary based on fair market value as determined by discounted cash flows.

                                    EXHIBIT A

                               OPERATING AGREEMENT
                                       OF
                            ICON INCOME FUND TEN, LLC

                               OPERATING AGREEMENT
                                       OF
                            ICON INCOME FUND TEN, LLC

                                TABLE OF CONTENTS

Section 1.     ESTABLISHMENT OF COMPANY......................................................1

Section 2.     NAME, PRINCIPAL OFFICE AND ADDRESS............................................1
        2.1    Legal Name and Address........................................................1
        2.2    Address of Members............................................................1

Section 3.     PURPOSES AND POWERS...........................................................1
        3.1    Purposes......................................................................1
        3.2    Types of Equipment............................................................2
        3.3    Powers........................................................................2

Section 4.     TERM..........................................................................3

Section 5.     MEMBERS AND CAPITAL...........................................................3
        5.1    Manager.......................................................................3
        5.2    Members.......................................................................3
        5.3    Company Capital...............................................................4
        5.4    Capital Accounts..............................................................5
        5.5    Additional Capital Contributions..............................................6
        5.6    Loans by Members..............................................................6
        5.7    No Right to Return of Capital.................................................6

Section 6.     MANAGER.......................................................................6
        6.1    Extent of Powers and Duties...................................................6
        6.2    Limitations on the Exercise of Powers of Manager..............................9
        6.3    Limitation on Liability of Manager and its Affiliates; Indemnification.......11
        6.4    Compensation of Manager and its Affiliates...................................12
        6.5    Other Interests of the Manager and its Affiliates............................16

Section 7.     POWERS AND LIABILITIES OF MEMBERS............................................17
        7.1    Absence of Control Over Company Business.....................................17
        7.2    Limited Liability............................................................17

Section 8.     DISTRIBUTIONS AND ALLOCATIONS................................................18
        8.1    Distribution of Cash.........................................................18
        8.2    Allocations of Profits and Losses............................................18
        8.3    Tax Allocations: Code Section 704(c); Revaluations...........................21
        8.4    Distributions and Allocations Among the Members..............................22
        8.5    Compliance with NASAA Guidelines Regarding Front-End Fees....................23
        8.6    Return of Uninvested Capital Contribution....................................23
        8.7    Members' Return of Investment in the Company.................................23
        8.8    No Distributions in Kind.....................................................23
        8.9    Company Entitled to Withhold.................................................23

Section 9.     WITHDRAWAL OF MANAGER........................................................24
        9.1    Voluntary Withdrawal.........................................................24
        9.2    Involuntary Withdrawal.......................................................24
        9.3    Consequences of Withdrawal...................................................24
        9.4    Continuation of Company Business.............................................26

Section 10.    TRANSFER OF SHARES...........................................................26
        10.1   Withdrawal of a Non-Manager Member...........................................26

        10.2   Assignment...................................................................26
        10.3   Substitution.................................................................27
        10.4   Status of an Assigning Member................................................28
        10.5   Limited Right of Presentment for Redemption of Shares........................28

Section 11.    DISSOLUTION AND WINDING-UP...................................................29
        11.1   Events Causing Dissolution...................................................29
        11.2   Winding Up of the Company; Capital Contribution by the Manager
               Upon Dissolution ............................................................29
        11.3   Application of Liquidation Proceeds Upon Dissolution.........................30

Section 12.    FISCAL MATTERS and reports...................................................31
        12.1   Title to Property and Bank Accounts..........................................31
        12.2   Maintenance of and Access to Basic Company Documents.........................31
        12.3   Financial Books and Accounting...............................................32
        12.4   Fiscal Year..................................................................32
        12.5   Reports......................................................................32
        12.6   Tax Returns and Tax Information..............................................35
        12.7   Accounting Decisions.........................................................35
        12.8   Federal Tax Elections........................................................35
        12.9   Tax Matters Partner..........................................................35
        12.10  Reports to State Authorities.................................................37

Section 13.    MEETINGS AND VOTING RIGHTS OF THE MEMBERS....................................37
        13.1   Meetings of the Members......................................................37
        13.2   Voting Rights of the Members.................................................38
        13.3   Limitations on Action by the Members.........................................38

Section 14.    AMENDMENTS...................................................................39
        14.1   Amendments by the Manager....................................................39
        14.2   Amendments with the Consent of the Majority Interest.........................39

Section 15.    POWER OF ATTORNEY............................................................40
        15.1   Appointment of Attorney-in-Fact..............................................40
        15.2   Amendments to Agreement and Certificate of Limited Liability Company.........40
        15.3   Power Coupled With an Interest...............................................41

Section 16.    GENERAL PROVISIONS...........................................................41
        16.1   Notices, Approvals and Consents..............................................41
        16.2   Further Assurances...........................................................42
        16.3   Captions.....................................................................42
        16.4   Binding Effect...............................................................42
        16.5   Severability.................................................................42
        16.6   Integration..................................................................42
        16.7   Applicable Law...............................................................43
        16.8   Counterparts.................................................................43
        16.9   Creditors....................................................................43
        16.10  Interpretation...............................................................43
        16.11  Successors and Assigns.......................................................43
        16.12  Waiver of Action for Partition...............................................43

Section 17.    DEFINITIONS..................................................................43

                               OPERATING AGREEMENT
                                       OF
                            ICON INCOME FUND TEN, LLC

            This Operating Agreement of ICON Income Fund Ten, LLC, is executed as of the second day of January, 2003, by its manager, ICON Capital Corp., a Connecticut corporation, pursuant to Section 14 hereof.

                                   WITNESSETH:

            WHEREAS, ICON Income Fund Ten, LLC, a Delaware limited liability company (the "Company") was formed as a Delaware limited liability company pursuant to a Certificate of Limited Liability Company filed on January 2, 2003, 2001 under and pursuant to the Delaware Act.

Section 1. ESTABLISHMENT OF COMPANY.

            The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Company established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Members, except as otherwise herein expressly stated.

Section 2. NAME, PRINCIPAL OFFICE AND ADDRESS.

            2.1 Legal Name and Address.

            The name of the Company is "ICON Income Fund Ten, LLC" The principal office and place of business of the Company shall be 100 Fifth Avenue, Tenth Floor, New York, New York 10010 or at such other address as the Manager may from time to time determine and specify by written notice to the Members. The Company may also maintain such other offices and places of business as the Manager may deem advisable at any other place or places within the United States and, in connection therewith, the Manager shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Company qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Company legally to conduct its business in such jurisdictions. The registered office of the Company shall be at 9 East Loockerman Street, Dover, Delaware, 19901. The name of its registered agent at such address shall be National Registered Agents, Inc. The Manager may change the registered office and the registered agent of the Company, with written notice to the Members.

            2.2 Address of Members.

            The principal place of business of the Manager and the places of residence of the other Members shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Member may change his, her or its respective place of residence by giving Notice of such change to the Company (and, in the case of the Manager, by also giving Notice thereof to all of the Members), which Notice shall become effective five (5) days after receipt.

Section 3. PURPOSES AND POWERS.

            3.1 Purposes.

            The Company has been organized for the purposes of: (a) acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, equipment and any other type of direct or indirect interest (including residual interests, which encompass, among other things, the right to Equipment rental and sales proceeds after the payout of debt associated with the Equipment) in
Equipment and Leases of all kinds and purchasing equity interests in Equipment-owning entities or entities owning direct or indirect interests in Equipment; and (b) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith.

            3.2 Types of Equipment.

            The  Equipment  acquired by the Company shall be selected from among new or used: (a) transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels); (b) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods; (c) materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping areas;
(d) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture); (e) office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines; and (f) miscellaneous equipment of any other type which the Manager believes may be an attractive investment.

            3.3 Powers.

            In furtherance of the above purposes, the Company shall have the power, directly or indirectly:

      (a) to acquire, invest in, purchase and/or make future commitments to purchase, own, acquire options to purchase, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases;

      (b) to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to Equipment and Leases;

      (c) to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

      (d) to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Company and accept such kinds and amounts of security for loans and leases it makes to others as the Manager in its sole and absolute discretion shall deem appropriate; and

      (e) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Company consistent with the terms of this Agreement.

Section 4. TERM.

            The term of the Company commenced upon the filing of the Certificate of Limited Liability Company with the Secretary of State of the State of Delaware on January 2, 2003 and shall terminate at midnight on December 31, 2023, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

Section 5. MEMBERS AND CAPITAL.

            5.1 Manager.

            The Manager, as a Member, has contributed $1,000, in cash, as its Capital Contribution to the Company.

            The Manager shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a Net Worth that is at least sufficient to satisfy the net worth requirements for a "sponsor" under the NASAA Guidelines.

            5.2 Members.

      (a) From and after the Initial Closing Date, there shall be one class of members, whose interests in the Company shall consist of up to 150,000 Shares.

      (b) Any Person desiring to become a Member shall execute and deliver to the Manager a Subscription Agreement substantially in the form that is an exhibit to the Prospectus, and such other documents as the Manager shall request, which other documents shall be in form and substance satisfactory to the Manager, pursuant to which, among other things, such Person shall, subject to acceptance of his or her subscription by the Manager, agree to be bound by all terms and provisions of this Agreement.

      (c) Each Member (other than Affiliated Members) shall make a Capital Contribution, in cash, in an amount equal to the Gross Share Price to the capital of the Company for each Share or fraction thereof purchased. Each Affiliated Member shall make a Capital Contribution, in cash, in an amount equal to the Net Share Price for each Share or fraction thereof purchased.

      (d) Members who are U.S. residents must purchase a minimum of five (5) Shares. IRAs and Qualified Plans need only purchase a minimum of three (3) Shares, and non-U.S. residents must purchase a minimum of fifty (50) Shares. There is no minimum investment for Members who previously purchased shares of limited liability company interests of ICON Income Fund Nine, LLC. Above such minimum purchase requirements, Members may subscribe for additional Shares or fractions thereof equal to 1/10,000th of a Share or any multiple thereof (unless prohibited by applicable law) at the Net Share Price or Gross Share Price, whichever shall be applicable.

      (e) The Manager and any Affiliate of the Manager shall have the right to subscribe for Shares for its own account for investment purposes only; provided that the aggregate number of Shares purchased by the Manager and such Affiliates collectively shall not exceed ten percent (10%) of all Shares subscribed for by non-Affiliated Persons.

      (f) No subscribers shall be admitted to the Company unless and until the Minimum Offering shall be achieved. Upon the determination by the Manager that the Minimum Offering has been achieved, the Manager shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Member, the Manager shall send notice to such Member in confirmation thereof.

      (g) Subscriptions for Shares shall promptly be accepted or rejected by the Manager after their receipt by the Company (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent to the subscriber. The Manager retains the unconditional right to refuse to admit any subscriber as a member. Each subscriber has the right to cancel his or her subscription during a period of five business days after the date of receipt of a final prospectus.

      (h) Each Subscriber who is admitted to the Company as a Member shall, for all purposes of this Agreement, become and be treated as a Member, as of the first day immediately following the Closing Date as of which such Subscriber is admitted to the Company or the Final Closing Date next following the acceptance of their subscriptions by the Manager and the receipt by the Manager of all Subscription Monies payable in connection therewith.

      (i) The name and address of each Member and the amount of the Capital Contribution made by such Member are set forth on Schedule A hereto, as such may be supplemented or amended from time to time, which shall be no less frequently than quarterly; provided that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Member to the Company for all purposes of this Agreement if such Member was duly and properly admitted to the Company as a result of such Closing.

      (j) From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Company in a Qualified Subscription Account until the release thereof on the applicable Closing Date.

      (k) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Shares purchased by any Member admitted to the Company as a result of such Closing, together with any interest earned thereon, shall be released to the Company. If the number of Shares subscribed for as of the Termination Date are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the Manager to become a Member shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Company upon a Closing or returned to the subscriber.

            5.3 Company Capital.

      (a) No Member shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.2(k)).

      (b) Except as provided in Section 10.5, the Company shall not redeem or repurchase any Share. No Member shall have the right to withdraw or receive any return of such Member's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Member in the form of property other than cash.

      (c) Except as otherwise specifically provided herein, no Member shall have priority over any other Member as to: (i) the return of such Member's Capital Contribution or Capital Account; (ii) such Member's share of Profits and Losses; or (iii) such Member's share of distributions of Cash From Operations and Cash From Sales.

      (d) Neither the Manager nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Member except to the extent as may be set forth in this Agreement.

            5.4 Capital Accounts.

      (a) A separate Capital Account shall be established and maintained for the Manager and for each Member.

      (b) The initial Capital Account balance of the Manager shall be $1,000, representing the purchase of one Share.

      (c) The initial Capital Account balance of each Member shall be the amount of such Member's Capital Contribution.

      (d) The Capital Account of each Member shall be increased by: (i) the amount of any additional money contributed by such Member to the Company; and
(ii) allocations to such Member of Profits (or items thereof), and items specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Member shall be decreased by: (i) the amount of money distributed to or on behalf of such Member by the Company; (ii) if a liquidating trust is utilized pursuant to Section 8.8, the fair market value of any property distributed to such trust for the benefit of such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Member of Losses (or items thereof), and items specially allocated pursuant to Section 8.2(f) hereof.

      (e) For purposes of this Agreement, a Member who has more than one Share in the Company shall have a single Capital Account that reflects all such Shares, regardless of the time or manner in which such Shares were acquired.

      (f) If a Share is sold or otherwise transferred, the Capital Account of the transferor with respect to such Share shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

      (g) For any taxable year in which the Company has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

      (h) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Members' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Company assets on the books of the Company in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

      (i) Notwithstanding anything herein to the contrary, the Members' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg.
Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to the capital on the books of the Company, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Members and is based, wherever practicable, on federal tax accounting principles.

            5.5 Additional Capital Contributions.

      (a) The Manager shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

      (b) No Member shall be required to make any Capital Contribution in addition to the initial price paid for such Member's Shares pursuant to the Offering.

            5.6 Loans by Members.

            Except as provided in Section 11.2(a)(iii), no loan by any Member or any Affiliate of any Member to the Company (including, without limitation, any Company Loan) shall constitute a Capital Contribution to the Company or increase the Capital Account balance of any Member, but shall be treated, for all purposes, as Indebtedness of the Company payable or collectible only out of the assets of the Company in accordance with the terms and conditions upon which such loan was made.

            5.7 No Right to Return of Capital.

            No Member shall be entitled to demand any distribution of or with respect to such Member's Capital Contribution or Capital Account.

Section 6. MANAGER.

            6.1 Extent of Powers and Duties.

      (a) General.

            Except as expressly limited by the provisions of this Agreement, the Manager shall have complete and exclusive discretion in the management and control of the affairs and business of the Company and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Company. Without limiting the generality of the foregoing, the Manager shall provide such personnel and services as the Manager, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Company and the day-to-day management of its assets, and shall possess and enjoy with respect to the Company all of the rights and powers of a manager of a limited liability company to the extent permitted by Delaware law. The Manager may employ on behalf of the Company, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Company's property, and/or the operation of the business of the Company. The Manager may employ the services of its Affiliates to assist the Manager in its managerial duties, and may compensate all such Persons from the assets of the Company at rates which it, in its sole judgment, deems fair and reasonable; provided that, other than as provided in Section 6.4 hereof: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates of the Manager to render comparable services which could reasonably be made available to the Company upon comparable terms; (ii) all services for which the Manager's Affiliates are to receive compensation from the Company shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as of the Effective Date; (iv) the Manager's Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner which is either more favorable to the Manager's Affiliates or less favorable to the Company by the vote or consent of a Majority Interest.

      (b) Powers and Duties.

            (i) General Duties. The Manager shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Company in accordance with this Agreement and in the best interests of the Company. The Manager shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Except as specifically herein stated or implied, the Members may not contract away the fiduciary duty owed to such Members by the Manager. The Manager shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Company.

            (ii) General Powers. The Manager shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the Delaware Act, on behalf of the Company, in order to carry out and accomplish its purposes and functions including, without limitation, the power: (A) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases and to contract with others to do the same on behalf of the Company; (B) to select and supervise the activities of any equipment management agents for the Company; (C) to assure the proper application of revenues of the Company;
      (D) to maintain proper books of account for the Company and to prepare reports of operations and tax returns required to be furnished to the Members pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) to employ the Dealer-Manager to select Selling Dealers to offer and sell Shares; (F) to expend Company capital; (G) to purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), limited liability companies, joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the Manager, for all such purposes; (H) to invest any and all funds held by the Company; (I) to designate depositories of the Company's funds, and the terms and conditions of such deposits and drawings thereon; (J) to borrow money or otherwise to procure extensions of credit for the Company and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Company as security therefor; (K) to hold all or any portion of the Investments and other assets of the Company in the name of one or more trustees, nominees, or other entities or agents of or for the Company; (L) to establish Reserves; (M) to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Company; and (N) to take all such actions and execute all such documents and other instruments as the Manager may deem necessary, convenient or advisable to accomplish or further the purposes of the Company or to protect and preserve Company assets to the same extent as if the Manager were itself the owner thereof.

            (iii) Authority to Admit Members. The Manager shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the Manager, to effect the admission of the Members, including, but not limited to, registering the Shares under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Shares for sale with state securities regulatory authorities.

            (iv) Authority to Enter into Dealer-Manager Agreement. The Manager shall have the authority to enter into, on behalf of the Company, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.

            (v) Authority to Enter into Selling Dealer Agreements. The Manager shall have the authority to enter into, on behalf of the Company, or to authorize the Dealer-Manager so to enter into, separate Selling Dealer Agreements with NASD member broker dealers selected by the Manager or the Dealer-Manager.

            (vi) Authority to Enter into Escrow Agreement. The Manager shall have the authority to enter into, on behalf of the Company, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the Manager may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense.

            (vii) Authority to Contract for Insurance. The Manager shall have the authority to cause the Company to purchase and maintain such insurance policies as the Manager, in its sole discretion (except to the extent limited elsewhere in this Agreement) deems reasonably necessary to protect the interests of the Company, including, without limitation, extended coverage liability and casualty and workers' compensation, and the Manager and any Affiliate of the Manager and their respective employees and agents may be named as additional insured parties thereunder, provided the cost of premiums payable by the Company is not increased thereby.

            (viii) Authority to Enter into Certain Transactions in its Own Name. The Manager shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate's name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Company; provided, however, the Company will not acquire Equipment from any Program except as expressly provided in this Agreement.

            (ix) Authority to Enter into Joint Ventures. The Manager shall have the authority to cause the Company to enter into Joint Ventures, subject to the limitations of Section 6.2(e), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the Manager deems necessary or appropriate.

            (x) Authority to Reinvest. During the Operating Period (and the Liquidation Period, to the extent the Manager determines it would benefit Members), the Manager may reinvest all or a substantial portion of the Company's Cash Flow in additional investments in furtherance of, and consistent with, the Company's purposes and investment objectives set forth in Sections 3.1 and 3.2.

      (c) Delegation of Powers.

            Except as otherwise provided under this Agreement or by law, the Manager may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates).

      (d) Reliance by Third Parties.

            No Person dealing with the Company or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the Manager in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Company be required to inquire as to whether the approval of the Members for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority signed by the Manager, or in accepting any instrument signed by the Manager in the name and behalf of the Company or the Manager.

            6.2 Limitations on the Exercise of Powers of Manager.

            The Manager shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the Manager shall be subject to the following in the administration of the Company's business and affairs:

      (a) Investment Company Status.

            The Manager shall not exercise its powers in a manner which causes the Company to be deemed an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (b) Sales and Leases of Equipment From or to the Manager and its Affiliates.

            The Company shall neither purchase nor sell Investments, nor sell or lease Equipment, to or from the Manager or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this subsection
(b), the Company may purchase Affiliated Investments if:

            (i) the Manager determines that making the Affiliated Investment is in the best interests of the Company;

            (ii) such Affiliated Investment is acquired by the Company at a price which does not exceed the sum of (A) the net cost to the Manager or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the Manager and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

            (iii)  there  is  no  difference  in  the  interest   terms  of  the
      Indebtedness secured by the Investment at the time it is acquired by the Manager or its Affiliate and the time it is acquired by the Company;

            (iv) neither the Manager nor any of its Affiliates realizes any benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Company making such Affiliated Investment; and

            (v) at the time the Affiliated Investment is transferred to the Company, the Manager or its Affiliate had held such Affiliated Investment on an interim basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Company, (B) borrowing money or obtaining financing for the Company or (C) any other lawful purpose related to the business of the Company.

      (c) Loans to or from the Manager and its Affiliates.

            No loans may be made by the Company to the Manager or any of its Affiliates. The Manager or any of its Affiliates, however, may, from time to time, loan or advance funds to the Company (each such loan or advance being hereinafter called a "Company Loan") in accordance with this subsection (c). The terms of any Company Loan permitted to be made shall include the following:

            (i) any interest payable by the Company in connection with such Company Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the Manager or its Affiliate in connection with the borrowing (in the event that the Manager or any Affiliate shall borrow money for the specific purpose of making such Company Loan) or (B) the rate of interest that would be charged to the Company (without reference to the Manager's or its Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the Manager nor an Affiliate borrowed money to make such Company Loan);

            (ii) all payments of principal and interest on such Company Loan shall be due and payable within twelve months after the date on which such Company Loan is made; and

            (iii) neither the Manager nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Company Loan (except that the Manager or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Company Loan), provided that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the Manager or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Company Loan.

            If the Manager or any of its Affiliates purchase Investments in its own name and with its own funds in order to facilitate ultimate purchase by the Company, the Manager or an Affiliate, as the case may be, shall be deemed to have made a Company Loan in an amount equal to the Purchase Price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the Manager or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Company Loan, but shall be reimbursed to the Manager or such Affiliate (to the extent possible) from the O & O Expense Allowance, without interest, in accordance with, and to the extent provided in,
Section 6.4(e) of this Agreement.

      (d) No Exchange of Interests for Investments.

            The Company shall not acquire any Investments in exchange for Shares.

      (e) Joint Venture Investments.

            The Company may make Investments in Joint Ventures, provided that:

            (i) the Manager shall have determined that:

                  (A) such  Investment is in the best  interests of the Company;
            and

                  (B) such Investment  shall not result in duplicate fees to the
            Manager or any of its Affiliates;

            (ii) in the case of any Joint Venture with any non-Affiliated Person, the Company must have the right to control the Joint Venture and the Joint Venture must own specific Equipment or Leases; and

            (iii) in the case of any Joint Venture with any Program, all of the following conditions are met:

                  (A) all Programs, including the Company, participating in such
            Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

                  (B) the  compensation  payable  to the  Manager  or any of its
            Affiliates by the Company and by each other Program shall be substantially identical; and

                  (C) the  Company  shall  have a right  of first  refusal  with respect to the purchase of any Equipment or Lease held by the Joint Venture if the other joint owner decides to sell its interest.

      (f) Sale of All or Substantially All Assets; Dissolution.

            During the Operating Period, the Manager may not dissolve the Company or sell or otherwise dispose of all or substantially all of the assets of the Company without the Consent of the Majority Interest. The Company shall not give the Manager or any of its Affiliates the exclusive right to sell or exclusive employment to sell equipment for the Company.

      (g) No Investments in other Programs.

            The Company shall not invest in any other Program; provided, however, that nothing herein shall preclude the Company from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

            6.3   Limitation  on  Liability  of  Manager  and  its   Affiliates;
Indemnification.

      (a) Except in the case of negligence or misconduct, the Manager and any of its Affiliates (sometimes referred to as an "Indemnitee") shall not be liable, responsible or accountable in damages or otherwise to the Members or the Company for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Company, if done in good faith to promote the best interests of the Company. Each Indemnitee shall be entitled to be indemnified by the Company from the assets of the Company, or as an expense of the Company, but not by the Members, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Company. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys' fees and other expenses (not limited to "taxable costs") incurred in settling or defending any claim, threatened action, or finally adjudicated legal proceedings.

      (b) Notwithstanding subsection (a), above, the Manager and its Affiliates (when acting within the scope of authority of the Manager) and any Selling Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless
(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, the Massachusetts, Pennsylvania, Missouri and Texas Securities Divisions, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Company shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

            6.4 Compensation of Manager and its Affiliates.

            Neither the Manager nor any of its Affiliate shall, in their respective capacities as such, receive any salary, fees, profits, distributions or other compensation except in accordance with this Section 6.4.

      (a) Allocations and Distributions.

            The Manager shall be entitled to receive the allocations and distributions provided for under Sections 8 and 11.3, in addition to any such allocations and distributions with respect to the Shares it holds.

      (b) Underwriting Fees.

            Fees in the amount equal to $20.00 per Share sold ("Underwriting Fees") shall be paid by the Company to the Dealer-Manager (ICON Securities Corp.), which is an Affiliate of the Manager.

      (c) Sales Commissions.

            Commissions in the amount of up to $80.00 per Share sold ("Sales Commissions") shall be paid by the Company to the Dealer-Manager and each Selling Dealer in respect of the Shares sold by each of them, provided that no Sales Commissions shall be payable by the Company in respect of any Shares sold to Affiliated Members.

      (d) Due Diligence Expenses.

            Fees and expenses actually incurred for due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of (i) 1/2 of 1% of Gross Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Rule 2810 of the NASD Conduct Rules ("Due
Diligence Expenses") shall be paid or reimbursed by the Company to the Dealer-Manager and each Selling Manager, provided that the Dealer-Manager shall be entitled to payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer (whether prospective or actual) shall have first been paid or reimbursed for all of its Due Diligence Expenses, and provided, further, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Company to the Manager pursuant to Section 6.4(e) of this Agreement.

      (e) O & O Expense Allowance.

            The Company shall pay to the Manager immediately following each Closing Date $35.00 per Share of the first $37,500,000 or less of Gross Offering Proceeds; $25.00 per Share for Gross Offering Proceeds in excess of $37,500,000 but not more than $75,000,000; and $15.00 per Share for Gross Offering Proceeds exceeding $75,000,000 ("O & O Expense Allowance"), whether or not the full amount thereof is actually incurred by the Manager or any of its Affiliates. The Manager shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the Manager shall, in its sole and absolute discretion, deem appropriate and the Company shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by the Dealer-Manager. The Manager shall bear any Organizational and Offering Expenses incurred by the Manager or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

      (f) Formation Fees

            Fees in the amount equal to $65.00 per Share sold ("Formation Fees") shall be paid by the Company to the Manager.

            (i) the Company shall not pay any Formation Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Company's Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering Investments, or (y) 75% of such Gross Offering Proceeds; and

            The formula in clause (ii), is illustrated as follows:

                  (A) No  Indebtedness--80%  of the Gross Offering Proceeds must be committed to Investments.

                  (B) 50% Indebtedness--50% x .0625% = 3.125%

                  80%--3.125% = 76.875% of the Gross Offering Proceeds must be committed to Investments.

                  (C) 80% Indebtedness--80% x .0625% = 5%

                  80%--5% = 75% of the Gross Offering Proceeds must be committed to Investments.

            (ii) the aggregate sum of (A) Formation Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Company from any source (including, without limitation, Net Offering Proceeds, Company Indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds.

      (g) Management Fees.

            Each month the Company shall pay to the Manager Management Fees attributable to Gross Revenues of the Company (excluding any interest income component thereof) during such month; provided, that only fifty percent (50%) of such Management Fees shall be paid in any month during the Offering Period and Operating Period if the sum of all distributions paid to Members in such month does not equal or exceed the required First Cash Distributions for such month. To the extent that the Company does not have sufficient cash in any month to pay the required amount of all First Cash Distributions, the payment of fifty percent (50%) of Management Fees for such month shall be deferred and paid, without interest, in the next following month in which the Company has paid all previously required and current First Cash Distributions. Notwithstanding the foregoing, the Manager shall not receive any Management Fees with respect to any Investments made during the Liquidation Period.

      (h) Reinvestment Acquisition Fees.

            Commencing six (6) months after the Final Closing Date and provided that all Capital Contributions have been invested or committed to investment in Investments, committed to Reserves or used to pay permitted Front-End Fees, then once the Company has entered into a binding contract to make an Investment and all material conditions to the closing of such Investment have been, in the opinion of the Manager, satisfied, the Company shall pay the Manager, for services rendered in connection with acquiring the Investment, a fee (the "Reinvestment Acquisition Fee") equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Company for any Investment, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Company to any other Person in connection with such Investment; provided, however, that:

            (i) No Reinvestment Acquisition Fees may be paid by or on behalf of the Company to any finder or broker that is an Affiliate of the Manager;

            (ii) the Company shall not pay any Reinvestment Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Company's Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering Investments, or (y) 75% of such Gross Offering Proceeds; and

            The formula in clause (ii), is illustrated as follows:

                  (A) No  Indebtedness--80%  of the Gross Offering Proceeds must be committed to Investments.

                  (B) 50% Indebtedness--50% x .0625% = 3.125%

                  80%--3.125% = 76.875% of the Gross Offering Proceeds must be committed to Investments.

                  (C) 80% Indebtedness--80% x .0625% = 5%

                  80%--5% = 75% of the Gross Offering Proceeds must be committed to Investments.

            (iii) the aggregate sum of (A) Reinvestment Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Company from any source (including, without limitation, Net Offering Proceeds, Company Indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds.

            If the Company purchases an Investment from the Manager or one of its Affiliates pursuant to Section 6.2(b) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(h) and there shall be no duplicative payment thereof.

      (i) Re-Sale Fees

            For  providing   services  in  connection   with  the  sale  of  any
Investment, the Company shall pay to the Manager the applicable Resale Fee; provided that:

            (i) in no event shall any Re-Sale Fees be paid prior to Payout;

            (ii) the Manager shall not be entitled to receive any Re-Sale Fees to the extent that such amount would cause the total commissions paid to all Persons in connection with the sale of such Investments to exceed a fee for services which is reasonable, customary and competitive in light of the size, type and location of such Investment; and

            (iii) Re-Sale Fees that cannot be paid to the Manager when earned because Payout has not been achieved shall accrue and be paid to the Manager at Payout.

      (j) Re-Leasing Fees

            Until the end of the Operating Period, the Company shall pay the Manager Re-Leasing Fees for activities in connection with the re-lease of the Company's Equipment.

      (k) Other Company Expenses.

            (i) Except as otherwise provided in this Section 6.4(k), expenses of the Company, including Acquisition Expenses, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (j), shall be billed directly to and paid by the Company.

            (ii) Subject to clause (iii) of this Section 6.4(k), the Manager and any of its Affiliates may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the Manager, to the prudent operation of the Company, provided that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Company would be required to pay to non-Affiliates for comparable administrative services in the same geographic location and provided further, that no reimbursement is permitted for such services if the Manager or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

            (iii) Neither the Manager nor any of its Affiliates shall be reimbursed by the Company for amounts expended by it with respect to the following:

                  (A) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the Manager or of any such Affiliate;

                  (B)  expenses  for  rent,  depreciation,   utilities,  capital
            equipment or other administrative items (other than as specified in paragraph (ii) of this Section 6.4(k), above).

            6.5 Other Interests of the Manager and its Affiliates.

            The Manager shall be required to devote only such time to the affairs of the Company as the Manager shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Company. The Manager and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The Manager or any of its Affiliates may in the future form, sponsor, act as a manager or general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing companies) which have investment objectives similar to the Company's and which may be in a position to acquire the same Investments at the same time as the Company. Neither the Manager nor its Affiliates shall be obligated to present any particular investment opportunity to the Company, and the Manager and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts (without the use of Company funds), or to recommend to any Affiliate of the Manager (including the Company), any particular investment opportunity.

            The Manager and its Affiliates are not prohibited from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Programs. The Manager and each such Affiliate shall have the right, subject only to the provisions of the immediately following paragraph, to take for its own account (individually or otherwise), or to recommend to any Program (including the Company), any particular investment opportunity after considering the factors in the following paragraph.

            If the aggregate amount of Investments available from time to time to the Company and to other Programs is less than the aggregate amount of Investments then sought by them, in addition to the factors listed below, the Manager will take in to account the time period the particular Program has been seeking Investments. In allocating Investments among Programs, the Manager will take into consideration:

      (a) whether the required cash needed for the investment is greater than the cash available for investment by the Programs;

      (b) whether the amount of debt is above levels deemed acceptable for the Programs;

      (c) whether the investment is appropriate for the Programs' objectives, which include the avoidance of concentration of exposure to any one class of equipment;

      (d) whether the lessee credit quality satisfies the Programs' objectives, which include maintaining high-quality portfolios with creditworthy lessees while avoiding concentrations of exposure to any individual Lessee;

      (e) whether the term of the investment extends beyond the liquidation period of the Programs;

      (f) whether the available cash flow (or lack thereof) is commensurate with the Programs' need to make certain distributions to their investors during their operating periods;

      (g) whether the transaction structure, particularly with respect to the end-of-lease options governing the equipment, provides the Programs with the residual value opportunity commensurate with the total return requirements of the Programs; and

      (h) whether the transaction complies with the terms of the Programs' operating agreement or partnership agreement.

            Any conflicts in determining and allocating Investments between the Manager and Programs on the one hand and a Company will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Company or other Program.

            If conflicts arise between the Company and one or more other Programs, which may be seeking to re-lease or sell similar Equipment at the same time, the first opportunity to re-lease or sell Equipment shall generally be allocated by the Manager to the Program attempting to re-lease or sell Equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the Manager in its discretion may make exceptions to this general policy where Equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the Manager's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Program, including the Company.

Section 7. POWERS AND LIABILITIES OF MEMBERS.

            7.1 Absence of Control Over Company Business.

            The Members hereby consent to the exercise by the Manager of the powers conferred on the Manager by this Agreement. No Member shall participate in or have any control over the Company's business or have any right or authority to act for, or to bind or otherwise obligate, the Company (except one who is also the Manager, and then only in its capacity as the Manager). No Member shall have the right to have the Company dissolved and liquidated or to have all or any part of such Member's Capital Contribution or Capital Account returned except as provided in this Agreement.

            7.2 Limited Liability.

            The liability of each Member in such capacity shall be limited to the amount of such Member's Capital Contribution and pro rata share of any undistributed Profits and of the value of the Company's assets to the extent such value exceeds their cost. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Shares purchased by such Member, no Member shall have any further obligations to the Company, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Company.

            No Member shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Company under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Company.

Section 8. DISTRIBUTIONS AND ALLOCATIONS.

            8.1 Distribution of Cash.

      (a) The Manager shall determine in its sole discretion what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Members. Until the end of the Operating Period, the Manager shall not reinvest, however, but shall distribute to the extent available, cash to Members in an amount at least equal to the following:

            Each Member shall be entitled to receive monthly cash distributions, to the extent that cash is sufficient for such purpose, computed by multiplying 0.625% by each Member's respective Capital Contribution as such Capital Contribution is reduced by any portion thereof which has been (A) returned to such Member pursuant to Section 8.6, or (B) redeemed by the Company pursuant to Section 10.5 of this Agreement; provided, that each monthly cash distribution amount shall be computed as provided in the preceding clause on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Company is unable to make, and without reduction for any cash distributions actually made, in any prior period); and

      (b) Cash from Sales may only be reinvested in Equipment if sufficient cash will be distributed to Members to equal estimated federal and state income taxes resulting from Sales (assuming that all Members are subject to income taxation at a combined 35% federal and state income tax rate).

      (c) Prior to Payout, distributions pursuant to this Section 8.1 shall be made 1% to the Manager and 99% to the other Members. After Payout, distributions pursuant to this Section 8.1 shall be distributed 10% to the Manager and 90% to the other Members.

      (d) Notwithstanding the provisions of Section 8.1(c), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.

      (e) Members who make Capital Contributions to the Company prior to the Initial Closing Date shall be entitled to receive distributions described in
Section 8.1 with respect to the time period between the date of making their Capital Contribution and the Initial Closing Date. A one-time special distribution will be paid to such Members on the date of the first distribution after the Initial Closing Date.

            8.2 Allocations of Profits and Losses.

      (a) The Profits and Losses of the Company shall be determined for each Fiscal Year or Fiscal Period.

      (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Company's Profits or Losses is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Member in the same proportion.

      (c) Profits for any Fiscal Period during the Operating Period shall be allocated to the Members as follows:

            (i) first, 1% to the Manager and 99% to the Members (including the Manager with respect to any Shares it owns) until all Members have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

            (ii) next, in a manner that will cause (A) the excess of the Members' (including the Manager, but only with respect to its Shares) aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the Manager's Capital Account balance, to be in the ratio of 90% to 10%; and

            (iii) thereafter, 10% to the Manager and 90% to the other Members (including the Manager with respect to any Shares it owns).

      (d) Profits for any Fiscal Period during the Liquidation Period shall be allocated to the Members as follows:

            (i) first, 1% to the Manager and 99% to the Members (including the Manager with respect to any Shares it owns) until all Members have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

            (ii) next, in a manner that will cause (A) the excess of the Members' (including the Manager, but only with respect to its Shares) aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the Manager's Capital Account balance, to be in the ratio of 90% to 10%; and

            (iii) thereafter, 10% to the Manager and 90% to the other Members (including the Manager with respect to any Shares it owns).

      (e) Losses for any Fiscal Period shall be allocated to the Members as follows:

            (i) first, 1% to the Manager and 99% to the other Members until the Members (including the Manager with respect to any Shares it owns) have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

            (ii) next, to the Members in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

            (iii) thereafter, 1% to the Manager and 99% to the other Members (including the Manager with respect to any Shares it owns); provided, however, that if and to the extent that an allocation of Losses to any Member (other than the Manager) pursuant to this Section 8.2(e) or Section 8.2(f) would result in any such Member having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Members in accordance with this Section 8.2(e) and, when no Member (other than the Manager) can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the Manager.

      (f) Special Allocations.

            The  following  special   allocations  shall,  except  as  otherwise
provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

            (i) Minimum Gain Charge-Back. Notwithstanding any other provision of this Section 8, if there is a net decrease in Company Minimum Gain or in any Member Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Member shall be specifically allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

            (ii) Company Nonrecourse Deductions. Company Nonrecourse Deductions for any Fiscal Period shall be allocated 10% to the Manager and 90% to the other Members.

            (iii) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Period shall be allocated to the Member who made or guaranteed or is otherwise liable with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

            (iv) Qualified Income Offset. If in any Fiscal Period, any Member has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg.
      Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Member shall be allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

            (v) Special Allocations of Gross Income. During the Liquidation Period, there shall be a special allocation of Gross Income to the Members in proportion to, and to the extent of, the deficit balances, if any, in their respective Capital Accounts.

            (vi) Curative Allocations. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(iv) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Members' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(iv) in order to put the Members as nearly as possible in the positions in which they would have been had such special allocations not occurred.

            If the Manager determines, after consultation with Tax Counsel, that the allocation of any item of Company income, gain, loss or deduction is not specified in this Section 8 (an "unallocated item"), or that the allocation of any item of Company income, gain, loss or deduction hereunder is clearly inconsistent with the Members' economic interests in the Company determined by reference to this Agreement, the general principles of Treas. Reg.

Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the Manager may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

            (vii) Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Company by reason of a Member being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Member.

            (viii) Transactions with Company. If, and to the extent that, any Member is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Member and the Company pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Member who was charged with such item.

            (ix) Fees and Commissions Paid to Manager. It is the intent of the Company that, any amount paid or deemed paid to the Manager as a fee or payment described in Section 6.4 shall be treated as a "guaranteed payment" or a payment to a Member not acting in his capacity as a Member pursuant to Section 707(a) or (c), respectively, of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the Manager and not a guaranteed payment or, a payment to a Member not acting in his capacity as a Member, the Manager shall be allocated an amount of Company gross ordinary income equal to such payment.

            (x) Sales Commissions, Underwriting Fees, Formation Fees and O & O Expense Allowance. Sales Commissions, Underwriting Fees, Formation Fees and the O & O Expense Allowance shall be allocated 100% to the Members. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the Manager.

            8.3 Tax Allocations: Code Section 704(c); Revaluations.

      (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

      (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.4(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of final or successor Treasury Regulations.

      (c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.3 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.3 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

            8.4 Distributions and Allocations Among the Members.

      (a) Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Members in proportion to their respective numbers of Shares. Each distribution of cash shall be made to the Members or their respective assignees of record as of the last day of the month next preceding the date on which such distribution is made.

      (b) All distributions of cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Members (other than the Manager) are admitted to the Company shall be allocated among such Members as follows:

            (i) first, the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales;

            (ii) second, all Profits and Losses for such Fiscal Year shall be allocated among the Members in the ratio that the number of Shares held by each Member multiplied by the number of days in such Fiscal Year that such Shares were held by such Member bears to the sum of that calculation for all Members (other than the Manager); and

            (iii) third, all monthly distributions made to such Members pursuant to Section 8.1(c) shall be distributed among the Members in the ratio that the number of Shares held by each Member multiplied by the number of days in the month preceding the month in which the distribution is made that such Shares were held by such Member bears to the sum of that calculation for all Members (other than the Manager). If the Manager determines at any time that the sum of the monthly distributions made to any such Member during or with respect to a Fiscal Year does not (or will not) properly reflect such Member's share of the total distributions made or to be made by the Company for such Fiscal Year, the Manager shall, as soon as practicable, make a supplemental distribution to such Member, or withhold from a subsequent distribution that otherwise would be payable to such Member, such amount as shall cause the total distributions to such Member for such Fiscal Year to be the proper amount.

      (c) In the event of a transfer of a Share during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Shares. Monthly distributions made by the Company in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.4(b)(iii).

      (d) Each distribution made to a Member (other than the Manager) pursuant to Section 8.1(c), 8.6 or 11.3 of this Agreement, and any amount paid to such Member in redemption of such Member's Shares pursuant to Section 10.5 shall be applied as follows:

            (i) first, in reduction of such Member's Unpaid Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

            (ii)  then,   in  reduction  of  such  Member's   Adjusted   Capital
      Contribution, to the extent thereof, as determined immediately before such distribution.

            8.5 Compliance with NASAA Guidelines Regarding Front-End Fees.

            Notwithstanding anything in this Agreement to the contrary, in the event the Company fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (j) above, the Manager shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the Manager to obtain the consent of the Members unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Member.

            8.6 Return of Uninvested Capital Contribution.

            If an amount equal to 100% of Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) thirty-six (36) months after the Effective Date of the Offering or (ii) 12 months of the receipt thereof by the Company, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Company to the Members, pro rata based upon their respective number of Shares, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Member). Funds shall be deemed to have been committed to Investments and need not be returned to a Member to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable thirty-six (36) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Members on a pro rata basis, as a return of capital.

            8.7 Members' Return of Investment in the Company.

            Each Member shall look solely to the assets of the Company for the return of his or her Capital Contribution and for any other distributions with respect to his or her Shares. If the assets of the Company remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Member, he or she shall not have any recourse against the personal assets of the Manager or any other Member, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

            8.8 No Distributions in Kind.

            Distributions in kind shall not be permitted except upon dissolution and liquidation of the Company's assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Members in accordance with the provisions of this Agreement.

            8.9 Company Entitled to Withhold.

            The Company shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Member arising as a result of such Member's participation in the Company. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Member is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Member exceeds the amount to which such Member is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Company (i) by deduction from any distributions subsequently payable to such Member pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Member to the Company. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the Manager, which demand shall be made only if the Manager determines that such Member is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Company in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section
8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Manager shall have received an opinion of counsel or other evidence, satisfactory to the Manager, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9. WITHDRAWAL OF MANAGER.

            9.1 Voluntary Withdrawal.

            The Manager may not voluntarily withdraw as a Manager from the Company unless (a) the Members have received written notice of the Manager's intention to withdraw 60 days in advance, (b) the Company shall have received an opinion of Tax Counsel to the effect that such withdrawal will not constitute a termination of the Company or otherwise materially adversely affect the status of the Company for federal income tax purposes and (c) a Substitute Manager shall have been selected and such Substitute Manager (i) shall have expressed a willingness to be admitted to the Company, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient to satisfy the net worth requirements for "sponsors" under the NASAA Guidelines.

            9.2 Involuntary Withdrawal.

            The Manager shall be deemed to have involuntarily withdrawn as a Manager from the Company upon the removal of the Manager pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

            For purposes of this Section 9.2 and Section 13, neither the Manager nor any of its Affiliates will participate in any vote by the Members to (a) involuntarily remove the Manager or (b) cancel any management or service contract with the Manager or any such Affiliate.

            9.3 Consequences of Withdrawal.

      (a) Upon the  voluntary  withdrawal  of the  Manager  in  accordance  with
Section 9.1, the Manager, or its estate, successors or legal representatives, shall be entitled to receive from the Company: (i) an amount equal to the positive balance, if any, in the Manager's Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Company through such date of Withdrawal and any unrealized gains and losses inherent in the Company's assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the interest in the income, losses, distributions and capital of the Company then held by the Manager, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees with respect to Investments acquired by the Company prior to the effective date of the withdrawal of the Manager shall remain payable to the Manager notwithstanding any such withdrawal as and when the Company receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the Manager pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the Manager, (iii) an amount equal to the difference between (A) any amounts due and owing to the Manager by the Company and (B) any amounts due and owing by the Manager to the Company, and, upon such payment, the Manager's interest in the income, losses, distributions and capital of the Company shall be terminated. The right of the Manager, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Company or any Member against the Manager, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and
(y) if the Manager has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this subsection (a) of
Section 9.3, payment to the Company of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital
Contributions of the Members (other than the Manager) over the capital previously contributed by the Manager.

      (b) Upon the  involuntary  withdrawal  of the Manager in  accordance  with
Section 9.1, the Manager, or its estate, successors or legal representatives, shall be entitled to receive from the Company: (i) the fair market value of its interest in the income, losses, distributions and capital of the Company as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be; (ii) Management Fees with respect to Investments acquired by the Company prior to the effective date of the withdrawal of the Manager shall remain payable to the Manager notwithstanding any such withdrawal as and when the Company receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the Manager pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the Manager; and (iii) an amount equal to the difference between (A) any amounts due and owing to the Manager by the Company and (B) any amounts due and owing by the Manager to the Company, and, upon such payment, the Manager's interest in the income, losses, distributions and capital of the Company shall be terminated.

      (c) For purposes of this Section 9.3, the fair market value of the withdrawn Manager's interest in the income, losses, distributions and capital of the Company shall be determined, in good faith, by such Manager and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn Manager and one by the Members. In the event that such two appraisers are unable to agree on the value of the withdrawn Manager's Shares within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn Manager and the Company.

      (d) The method of payment to the Manager upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Company. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Company, with principal payable, if at all, from distributions that the withdrawn Manager otherwise would have received under the Company Agreement had the Manager not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Company would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

            9.4 Continuation of Company Business.

            In the event that the Manager withdraws from the Company, the Manager, or its estate, successors or legal representatives, shall deliver to the Members Notice stating the reasons for such Withdrawal. If, within 90 days following such Withdrawal, any Person shall be admitted to the Company as a Substitute Manager, such Substitute Manager shall execute a counterpart of this Agreement and the business of the Company shall continue. If no Substitute Manager shall have been so admitted to the Company within 90 days following the date of the Manager's Withdrawal, then the Company shall be dissolved.

Section 10. TRANSFER OF SHARES.

            10.1 Withdrawal of a Non-Manager Member.

            A Member (other than the Manager) may withdraw from the Company only by Assigning or having all of his or her Shares redeemed in accordance with this
Section 10. The withdrawal of a Member shall not dissolve or terminate the Company. In the event of the withdrawal of any such Member because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Member shall be deemed to be the Assignee of the Shares of such Member and may become a Substitute Member upon compliance with the provisions of Section 10.3.

            10.2 Assignment.

      (a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Member (other than the Manager) may Assign all or any portion of the Shares owned by such Member to any Person (the "Assignee"); provided that

            (i) such Member and such Assignee shall each execute a written Assignment instrument, which shall:

                  (A) set forth the terms of such Assignment;

                  (B) evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

                  (C) include a representation by both such Member and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

                  (D) otherwise be satisfactory in form and substance to the Manager.

      (b) Notwithstanding the foregoing, unless the Manager shall specifically consent, no Shares may be Assigned:

            (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

            (ii) to any Person if, in the opinion of Tax Counsel, such Assignment would result in the termination of the Company's taxable year or its status as a partnership for federal income tax purposes, provided that the Company may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Company's taxable year or its status as a partnership for federal income tax purposes;

            (iii) to any Person if such Assignment would affect the Company's existence or qualification as a limited liability company under the Delaware Act or the applicable laws of any other jurisdiction in which the Company is then conducting business;

            (iv) to any Person not permitted to be an Assignee under  applicable
      law,  including,   without   limitation,   applicable  federal  and  state
      securities laws;

            (v) if such Assignment would result in the transfer of less than five (5) Shares (unless such Assignment is of all of the Shares owned by such Member);

            (vi) if such Assignment would result in the retention by such Member of less than five (5) Shares;

            (vii) if, in the reasonable belief of the Manager, such Assignment might violate applicable law; or

            (viii) if such transfer would cause an impermissible percentage of Shares to be owned by non-United States citizens.

            Any attempt to make any  Assignment  of Shares in  violation of this
Section 10.2(b) shall be null and void ab initio.

      (c) The Manager shall not recognize, for any purpose whatsoever, an Assignment of Shares (or interest therein) if such Assignment occurred on a secondary market (or the substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market"). The Members agree to provide all information respecting Assignments which the Manager deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market, and each Member hereby consents and agrees to any decision made by the Manager, in good faith, to deny a proposed Assignment of Shares hereunder.

      (d) Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

            10.3 Substitution.

      (a) An Assignee shall be admitted to the Company as a Substitute Member only if:

            (i) the Manager has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Company does or may result from such admission; and

            (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by
      Section 15, as the Manager reasonably may require to determine compliance with this Section 10.

      (b) An Assignee who does not become a Substitute Member in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Member desiring to make an Assignment of Shares. Failure or refusal of the Manager to admit an Assignee as a Substitute Member shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

            10.4 Status of an Assigning Member.

            Any Member that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Member shall cease to be a Member and shall no longer have any of the rights or privileges of a Member.

            10.5 Limited Right of Presentment for Redemption of Shares.

      (a) Commencing with the admission of a Member to the Company, any such Member (other than the Manager or an Affiliated Member) may request that the Company redeem, and, subject to the availability of funds in accordance with clause (b) below and the other provisions of this Section 10.5 and provided that the Company shall not, in any calendar year, redeem Company Interests that, in the aggregate, along with all Shares otherwise transferred in such calendar year, exceed 2% of the total Shares outstanding as of the last day of such year, with the prior Consent of the Manager, the Company shall redeem, for cash, up to 100% of the Shares of such Member, at the Applicable Redemption Price. The Company shall be under no obligation to redeem Shares of a Member and shall do so only in the sole and absolute discretion of the Manager. In this regard, the Manager may take into consideration the time of year during which a redemption is made, and the effect making a redemption would have on the 2% limit (described above).

      (b) No reserves shall be established by the Company for the redemption of Shares. The availability of funds for the redemption of any Share shall be subject to the availability of sufficient Cash Flow. Furthermore, Shares may be redeemed only if such redemption would not impair the capital or the Operations of the Company and would not result in the termination under the Code of the Company's taxable year or of its federal income tax status as a partnership.

      (c) A Member desiring to have a portion or all of his Shares redeemed shall submit a written request to the Manager on a form approved by the Manager duly signed by all owners of such Shares on the books of the Company. Redemption requests hereunder shall be deemed given on the earlier of the date the same is
(i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the Manager's address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions," shall be treated as having been received at 12:01 A.M. EST on the day of receipt and all other redemption requests shall be deemed received with the start of the business day during which received. The Manager shall, in its sole discretion, decide whether a redemption is in the best interests of the Company.

      (d) In the event that the Manager receives requests for the Company to redeem more Shares than there are funds sufficient to redeem, the Manager shall use its reasonable efforts to honor requests for redemptions of Shares with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests.

      (e) Within 30 days following the date upon which the Manager receives a written request from any Member to redeem Shares held by such Member, the Manager shall deliver written notice to such Member indicating (i) the number, if any, of such Shares to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Company's notice, the Member requesting redemption shall deliver to the Company all transfer instruments and other documents reasonably requested by the Company to evidence such redemption and the Company shall pay to such Member the Applicable Redemption Price per Share redeemed. In the event that all Shares of any Member are so redeemed, such Member shall be deemed to have withdrawn from the Company and shall, from and after the date of the redemption of all Shares of such Member, cease to have the rights of a Member.

Section 11. DISSOLUTION AND WINDING-UP.

            11.1 Events Causing Dissolution.

            The Company shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

      (a) the withdrawal of the Manager, unless a Substitute Manager shall have been admitted to the Company in accordance with Section 9.5; or

      (b) the voluntary dissolution of the Company (i) by the Manager with the Consent of the Majority Interest or (ii) subject to Section 13, by the Consent of the Majority Interest without action by the Manager; or

      (c) the Sale of all or substantially all of the Investments of the Company; or

      (d) the expiration of the Company term specified in Section 4 of this Agreement; or

      (e) the Operations of the Company shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

      (f) any other event which causes the dissolution or winding-up of the Company under the Delaware Act to the extent not otherwise provided herein.

            11.2 Winding Up of the Company; Capital Contribution by the Manager Upon Dissolution.

      (a) Upon the occurrence of a Dissolution Event, the winding-up of the Company and the termination of its existence shall be accomplished as follows:

            (i) the Manager (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Company, which Person, in either event, may exercise all of the powers granted to the Manager herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Company (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Formation), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the Manager (or such other Person effecting the winding up) to effectuate an orderly winding-up;

            (ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Members in accordance with Section 8;

            (iii) in the event that,  after all  requirements of clauses (i) and
      (ii) of this Section 11.2(a) shall have been accomplished, the Manager shall have a deficit balance in its Capital Account, the Manager shall contribute within thirty (30) days to the Company as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital Contributions of the Members (other than the Manager) over the capital previously contributed by the Manager (for this purpose, any payments made by the Manager as co-signatory or guarantor of any of the Indebtedness of the Company and not yet reimbursed to the Manager at the time of dissolution of the Company and any amounts due and unpaid to the Manager on, under or with respect to any Company Loans at the time of such dissolution may, at the election of the Manager, be deemed to be Capital Contributions by the Manager to the Company and, in such case, any obligation of the Company to reimburse or repay such amounts shall thereupon cease);

            (iv) the proceeds from Sales and all other assets of the Company shall be applied and distributed in liquidation as provided in Section 11.3; and

            (v) the Manager (or such other Person effecting the winding up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Company.

      (b) If the winding-up of the Company is effected by the Manager, the Manager shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

            11.3 Application of Liquidation Proceeds Upon Dissolution.

            Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Company shall be applied as follows and in the following order of priority:

      (a) first, to the payment of creditors of the Company in order of priority as provided by law, except obligations to Members or their Affiliates;

      (b) next, to the setting up of any Reserve that the Manager (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Company or the Members; such Reserve may, in the sole and absolute discretion of the Manager (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the Manager (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses
(c)-(e) of this Section 11.3.

      (c) next, to the payment of all obligations to the Members in proportion to and to the extent of advances made by each Member pursuant to the provisions of this Agreement;

      (d) next, to the payment of all reimbursements to which the Manager or any of its Affiliates may be entitled pursuant to this Agreement; and

      (e) thereafter, to the Members in proportion to and to the extent of the positive balances of their Capital Accounts.

Section 12. FISCAL MATTERS and reports.

            12.1 Title to Property and Bank Accounts.

            Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Company shall be held in the name of the Company. The funds of the Company shall be deposited in the name of the Company in such bank account or accounts as shall be designated by the Manager, and withdrawals therefrom shall be made upon the signature of the Manager or such Person or Persons as shall be designated in writing by the Manager. Except in connection with Joint Ventures, the funds of the Company shall not be commingled with the funds of any other Person.

            12.2 Maintenance of and Access to Basic Company Documents.

      (a) The Manager shall maintain at the Company's principal office, the following documents:

            (i) the Membership List;

            (ii) a copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any such amendment has been executed;

            (iii) copies of this Agreement and any amendments hereto;

            (iv) copies of the audited financial statements of the Company for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Members' equity at or for such Fiscal Year, together with the report of the Company's independent auditors with respect thereto;

            (v) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

            (vi) records as required by applicable tax authorities including those specifically required to be maintained by "tax shelters", if so required by the Company; and

            (vii) investor suitability records for Shares sold by any Affiliate of the Manager for a period of six years.

      (b) Each Member and his or her designated representative shall be given access to all of the foregoing records of the Company and such other records of the Company which relate to business affairs and financial condition of the Company, and may inspect the same and make copies of the same (subject, in the case of copying the Participant's List, to compliance with clause (c) of this
Section 12.2) at a reasonable expense to such Member, during normal business hours upon reasonable advance written notice to the Manager, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Member or his or her representative will wish to examine or copy or both.

      (c) In addition, the Manager shall mail a copy of the Membership List to, or as directed by, any Member within ten (10) business days of receipt by the Company of a written request therefor together with a check in payment of the cost to the Manager of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy, such Member shall certify to the Company that the Member is not requesting the Membership List for the purpose of (i) providing the Membership List (or any of the information set forth therein) to any third party (other than to the Member's designated representative(s)), (ii) selling the Membership List, (iii) using the Membership List for a commercial purpose unrelated to the Shares, or (iv) using the Membership List for an unlawful purpose.

      (d) If the Manager refuses or neglects to (i) permit a Member or his or her representative to examine the Membership List at the office of the Company during normal business hours and with reasonable notice to the Manager or (ii) produce and mail a copy of the Membership List within ten (10) days after receipt of the applicable Member's written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the Manager shall be liable to such Member who requested such list for the costs, including reasonable attorneys' fees, incurred by such Member to compel production of the Membership List, and for the actual damages (if any) suffered by such Member by reason of such refusal or neglect. It shall be a defense that the requesting Member (i) has failed to pay the required fee, or (ii) has not provided the Manager with the certification called for by Section 12.2(c) hereof, or (iii) the Manager, in good faith, believes that the Member's purpose in requesting the Membership List is for the purpose of (A) providing the List (or any of the information set forth therein) to any third party (other than to the Member's designated representative(s)), (B) selling the Membership List, (C) using the Membership List for a commercial purpose unrelated to the Shares, or (D) using the Membership List for an unlawful purpose. The remedies provided under this
Section 12.2 to Members requesting copies of the Membership List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or any applicable state laws.

            12.3 Financial Books and Accounting.

            The Manager shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Company. Except to the extent otherwise required by the accounting methods adopted by the Company for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Company shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

            12.4 Fiscal Year.

            Except as may otherwise be determined from time to time by the Manager (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Company for both federal income tax and financial reporting purposes shall end on December 31 of each year.

            12.5 Reports.

      (a) Quarterly Reports. Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Manager shall send, to each Person who was a Member at any time during such Fiscal Quarter, the following written materials:

            (i) a report containing the same financial information as is contained in the Company's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the

      Company at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Members' equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;

            (ii) a tabular summary, prepared by the Manager, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Company to the Manager and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Company and the compensation received therefor (if any) and (B) summarize the terms and conditions of any contract (if any), which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates; and

            (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 8.6, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment and Leases acquired, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

      (b) Annual Reports. Not later than 120 days after the end of each Fiscal Year, the Manager shall send to each Person who was a Member at any time during such Fiscal Year the following written materials:

            (i) financial statements for the Company for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Members' equity, which shall be prepared in accordance with the rules and regulations of the Commission and shall be accompanied by an auditor's report containing an opinion of the Accountants;

            (ii) an analysis, prepared by the Manager (which need not be audited by the Accountants), of distributions made to the Manager and the Members during such Fiscal Year separately identifying the portion (if any) of such distributions from:

                  (A) Cash From Operations during such period;

                  (B) Cash From Operations  during a prior period which had been held as Reserves;

                  (C) Cash From Sales;

                  (D) Capital Contributions originally used to establish a Reserve;

            (iii) a status report with respect to each piece of Equipment which individually represents at least 10% of the aggregate Purchase Price of the Company's Investments held at the end of such Fiscal Year, which report shall state:

                  (A) the  condition  of each  such  item of  Equipment,  to the knowledge of the Manager;

                  (B) how such  Equipment  was being  utilized  as of the end of such Fiscal Year (i.e., leased, operated directly by the Company or held for lease, repair or sale), to the knowledge of the Manager;

                  (C) the remaining term of any Lease to which such Equipment is subject;

                  (D) the projected or intended use of such Equipment during the next following Fiscal Year;

                  (E) the method used to determine values set forth therein;

                  (F) such other  information as may be relevant to the value or use of such Equipment as the Manager, in good faith, deems appropriate;

            (iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Manager and its Affiliates by the Company during such Fiscal Year identified (and properly allocated) as to type and amount:

                  (A) In the  case of any  fees  and  other  compensation,  such breakdown shall identify the services rendered or to be rendered to the Company and the compensation therefor (if any) and shall summarize the terms and conditions of any contract (if any) which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates;

                  (B) In the case of reimbursed costs and expenses,  the Manager shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Company's portion of such total amounts were allocated between the Company and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Company for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Manager and its Affiliates, the cost of whose services were reimbursed; and

                  (C) The  additional  costs of the special  review  required by this subsection (iv) will be itemized by the Accountants on a Program by Program basis and may be reimbursed to the Manager and its Affiliates by the Company in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

            (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 8.7, above), a special report concerning all Investments made during such

      Fiscal Year which shall include (A) a description of the types of Equipment or Leases acquired, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

            12.6 Tax Returns and Tax Information.

            The Manager shall:

      (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Company for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

      (b) deliver to each Member by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Member's share of the Company's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

            12.7 Accounting Decisions.

            All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Manager in accordance with the accounting methods adopted by the Company for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the Manager may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Company for federal income tax purposes or generally accepted accounting principles.

            12.8 Federal Tax Elections.

            The Company, in the sole and absolute discretion of the Manager, may make elections for federal tax purposes as follows:

      (a) in case of a transfer of all or some of the Shares of a Member, the Company, in the absolute discretion of the Manager, may timely elect pursuant to
Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Company. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

      (b) all other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Company under the Code shall be made by the Manager in such manner as will, in the opinion of the Manager (as advised by Tax Counsel or the Accountants as the Manager deems necessary) be most advantageous to the Members as a group. The Company shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

            12.9 Tax Matters Partner.

      (a) The Manager is hereby  designated as the "Tax Matters  Partner"  under
Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Company level by the Internal Revenue Service with respect to

Company matters. Any Member shall have the right to participate in such administrative or judicial proceedings relating to the determination of Company items at the Company level to the extent provided by Section 6224 of the Code. The Members shall not act independently with respect to tax audits or tax litigation affecting the Company, and actions taken by the Manager as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Members.

      (b) The Tax Matters Partner shall have the following duties;

            (i) to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number of Shares owned and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (the "Secretary"); and

            (ii) to the extent and in the manner required by applicable law and regulations, to keep each Member informed of administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

      (c)  Subject to Section  6.3  hereof,  the  Company  shall  indemnify  and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the Manager nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the Manager and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

      (d) The Tax Matters Partner is hereby authorized, but not required:

            (i) to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Member;

            (ii) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the Company's principal place of business is located, the United States Court of Claims or any other appropriate forum;

            (iii) to intervene in any action brought by any other Member for judicial review of a final adjustment;

            (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

            (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Member for tax purposes, or an item affected by such item; and

            (vi) to take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

            12.10 Reports to State Authorities.

            The Manager shall prepare and file with all appropriate state regulatory bodies and other authorities all reports required to be so filed by state securities or "blue sky" authorities and by the NASAA Guidelines.

Section 13. MEETINGS AND VOTING RIGHTS OF THE MEMBERS.

            13.1 Meetings of the Members.

      (a) A meeting of the Members may be called by the Manager on its own initiative, and shall be called by the Manager following its receipt of written request(s) for a meeting from Members holding 10% or more of the then outstanding Shares, to act upon any matter on which the Members may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Members at such meeting (with which text the Manager shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Members). Within ten days following the receipt of such a request, the Manager shall give Notice to all Members of such meeting in the manner and for a time and place as specified in paragraph
13.1(b). In addition, the Manager acting on its own initiative may, and following its receipt of written request(s) therefor from Members holding more than 10% of the then outstanding Shares shall, submit for action by Consent of the Members, in lieu of a meeting, any matter on which the Members may vote (as set forth in this Section 13).

      (b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Members either (i) personally or by regular mail (if such meeting is being called, or Consent action is being solicited, by the Manager upon the request of the Members) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the Manager on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Member at his or her record address, or at such other address as he or she may have furnished in writing to the Manager for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the Manager shall determine to be reasonable and convenient to the Members) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Members is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Members; provided, however, that, if there be no such quorum, holders of a majority of the Shares so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Members need be given to any Member who attends in person or is represented by proxy (except when a Member attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Member otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

      (c) For the purpose of determining the Members entitled to vote on any matter submitted to the Members at any meeting of such Members (or to take action by Consent in lieu thereof), or any adjournment thereof, the Manager or the Members requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

      (d) Any Member may authorize any Person or Persons to act for such Member by proxy in respect of all matters as to which such Member is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Members. Every proxy must be signed by a Member or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

      (e) At each meeting of the Members, the Members present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

            13.2 Voting Rights of the Members.

            Subject to Section 13.3, the Members (other than the Manager), acting by Consent of the Majority Interest may take the following actions without the concurrence of the Manager:

      (a) amend this Agreement, other than (1) in any manner to allow the Members to take part in the control or management of the Company's business, and
(2) without the specific Consent of the Manager, to alter the rights, powers and duties of the Manager as set forth in this Agreement;

      (b) dissolve the Company;

      (c) remove the Manager and elect one or more Substitute Managers; and

      (d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Company except for any such Sale or series of Sales while liquidating the Investments during the Liquidation Period.

            With respect to any Shares owned by the Manager and its Affiliates, the Manager and its Affiliates may not vote on matters submitted to the Members regarding the removal of the Manager and its Affiliates or regarding any transaction between the Company and the Manager and its Affiliates. In determining the requisite percentage of Shares necessary to approve a matter on which the Manager and its Affiliates may not vote or consent, any Shares owned by the Manager and its Affiliates shall not be included.

            13.3 Limitations on Action by the Members.

            The rights of the Members under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Member to liability as a Manager under the Delaware Act or under the laws of any other jurisdiction in which the Company may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Member by the Manager and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Member, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Members to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Members if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Shares propose counsel for this purpose.

Section 14. AMENDMENTS.

            14.1 Amendments by the Manager.

            Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the Manager without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Members, including, without limitation:

      (a) to add to the representations, duties or obligations of the Manager or to surrender any right or power granted to the Manager herein;

      (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

      (c) to preserve the status of the Company as a "partnership" for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Company may be required to be qualified);

      (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

      (e) to permit the Shares to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

      (f) if the Company is advised by Tax Counsel, by the Company's Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Tax Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

      (g) to change the name of the Company or the location of its principal office.

            14.2 Amendments with the Consent of the Majority Interest.

            In addition to the amendments permitted to be made by the Manager pursuant to Section 14.1, the Manager may propose to the Members, in writing, any other amendment to this Agreement. The Manager may include in any such submission a statement of the purpose for the proposed amendment and of the Manager's opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Member or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Shares owned) any Member's share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Company without in each case the consent of each Member affected thereby.

Section 15. POWER OF ATTORNEY.

            15.1 Appointment of Attorney-in-Fact.

            By their subscription for Shares and their admission as Members hereunder, Members make, constitute and appoint the Manager, each authorized officer of the Manager and each Person who shall thereafter become a Substitute Manager during the term of the Company, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

      (a) this Agreement, Schedule A to this Agreement and the Certificate of Limited Liability Company under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Member or any admission or substitution of other Members or the Capital Contribution made by any such Person or by any Member) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Member (including, without limitation, any Substitute Manager and any Substitute Member);

      (b) any other document, certificate or instrument required to reflect any action of the Members duly taken in the manner provided for in this Agreement, whether or not such Member voted in favor of or otherwise consented to such action;

      (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Company is doing or intends to do business or that the Manager deems advisable;

      (d) any certificate of dissolution or cancellation of the Certificate Limited Liability Company that may be reasonably necessary to effect the termination of the Company; and

      (e) any instrument or papers required to continue or terminate the business of the Company pursuant to Sections 9.5 and 11 hereof; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Member if such action could in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or alter the rights of such Member under Section 8, unless (in either case) such Member has given a power of attorney to such attorney-in-fact expressly for such purpose.

            15.2 Amendments to Agreement and Certificate of Limited Liability Company.

      (a) Each Member is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Company, in each case with the approval of less than all of the Members, if a specified percentage of the Members shall have voted in favor of, or otherwise consented to, such action. If, as and when:

            (i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Company, which amendment or action requires, under the terms of this Agreement, the Consent of the Members;

            (ii) Members holding the percentage of Shares specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

            (iii) any Member has failed or refused to consent to such amendment or action (hereinafter referred to as the "non-consenting Member"),

then each non-consenting Member agrees that each  attorney-in-fact  specified in
Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Member, and in his name, place and stead, any and all documents, certificates and instruments that the Manager may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Member is fully aware that he or she has executed this special power of attorney and that each other Member will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Company's business and affairs.

      (b) Any amendment to this Agreement reflecting the admission to the Company of any Substitute Member shall be signed by the Manager and by or on behalf of the Substitute Member. Any amendment reflecting the withdrawal or removal of the Manager and the admission of any Substitute Manager of the Company upon the withdrawal of the Manager need be signed only by such Substitute Manager.

            15.3 Power Coupled With an Interest.

            The foregoing grant of authority by each Member:

      (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Member;

      (b) may be exercised for such Member by a signature of such attorney-in-fact or by listing or referring to the names of all of the Members, including such Member, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

      (c) shall survive the Assignment by any Member of all or less than all of such Member's Shares, provided that, if any Assignee of all of a Member's Shares shall have furnished to the Manager a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Company of such Assignee as a Substitute Member shall have been approved by the Manager, this power of attorney shall survive such Assignment with respect to the assignor Member for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Member.

Section 16. GENERAL PROVISIONS.

            16.1 Notices, Approvals and Consents.

            All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered,
(c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Company:

      (a) If to the Company or the Manager, at the principal office of the Company, to:

                  ICON Income Fund Ten, LLC
                  c/o ICON Capital Corp.
                  100 Fifth Avenue, Tenth Floor
                  New York, NY 10011
                  Attention:  General Counsel
                  Telephone: (212) 418-4700
                  Telecopy: (212) 418-4739

                  with a copy to:

                  ICON Capital Corp.
                  260 California Street, 7th Floor
                  San Francisco, CA 94111
                  Attention:  President
                  Telephone: (415) 981-4266
                  Telecopy: (415) 454-2984

      (b) If to any Member, at the address set forth in Schedule A hereto opposite such Member's name, or to such other address as may be designated for the purpose by Notice from such Member given in the manner hereby specified.

            16.2 Further Assurances.

            The Members will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

            16.3 Captions.

            Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

            16.4 Binding Effect.

            Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Company.

            16.5 Severability.

            If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

            16.6 Integration.

            This Agreement  constitutes  the entire  agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

            16.7 Applicable Law.

            This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

            16.8 Counterparts.

            This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Member, a separate subscription agreement or signature page executed by one or more such Members), but all such counterparts, when taken together, shall constitute but one and the same instrument.

            16.9 Creditors.

            No creditor who makes a loan to the Company shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor except solely by an assignment of the Shares of a Member as provided herein above

            16.10 Interpretation.

            Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

            16.11 Successors and Assigns.

            Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the Manager may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the Manager and not any such assignee shall remain solely liable for its obligations hereunder.

            16.12 Waiver of Action for Partition.

            Each of the parties hereto irrevocably waives, during the term of the Company, any right that he or she may have to maintain any action for partition with respect to the property of the Company.

Section 17. DEFINITIONS.

            Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

            "Accountants" means Hays & Company LLP, or such other firm of independent certified public accountants as shall be engaged from time to time by the Manager on behalf of the Company.

            "Acquisition Expenses" means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of equipment and leases, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, fees payable to finders and brokers which are not Affiliates of the Manager, accounting fees and expenses, costs of each acquisition of an item of Equipment or Lease (including the negotiation of Leases and the negotiation and documentation of Company borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

            "Acquisition Fees" means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment or Lease, however designated and however treated for tax and accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the Manager, but not any Acquisition Expenses.

            "Adjusted Capital Account Deficit" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Member's Capital Account balance shall be (a) reduced for any items described in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Member is unconditionally obligated to contribute to the Company no later than the end of the taxable year in which his or her Shares, or the Manager's Shares, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Member is treated as being obligated to contribute to the Company pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

            "Adjusted Capital Contribution" means, as to any Member (other than the Manager), as of the date of determination, such Member's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Member by the Company which are deemed to be in reduction of such Member's Capital Contribution pursuant to Section 8.4(d)(ii).

            "Administrator" means the official or agency administering the securities laws of a state.

            "Affiliate" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director, Member, accountant or legal counsel of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or Member, any other Person for which such Person acts in such capacity.

            "Affiliated Investment" means any Investment in which the Manager, any of its Affiliates or any Program either has or in the past has had an interest, but excluding any Joint Venture.

            "Affiliated Member" means any officer, employee or securities representative of the Manager or any Affiliate of the Manager or of any Selling Dealer who is admitted as a Member at a Closing.

            "Agreement"  means  this  Operating  Agreement,   as  the  same  may
hereafter be amended, supplemented or restated from time to time.

            "Applicable Redemption Price" means, with respect to any Share, the following amount (determined as of the date of redemption of such Share):

                  (a) During the Offering Period, the net asset value of such Share at the time a request for redemption is received, as such value is determined by the Manager in its sole discretion;

                  (b) during the Operating Period, 100% of the Member's unreturned Capital Contribution (Capital Contribution less amounts returned pursuant to Sections 8.6 and 10.5) per Share, plus 4% for each full year since the Member was admitted to the Company, less the sum of (i) 100% of previous distributions to such Member, regardless of the source or characterization thereof, and (ii) 100% of any previous allocations to such Member of investment tax credit amounts;

                  (c) during the Liquidation Period, an amount equal to the equity per Share of the redeemed Shares (as set forth on the balance sheet of the Company contained in the Company's Form 10-Q filed immediately prior to the redemption request) less all distributions made to such Member on account of such Share since the date of the balance sheet.

            "Assignee" means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

            "Assignment" means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms "Assign" and "Assigning" have a correlative meaning.

            "Capital Account" means the capital account maintained for each Member pursuant to Section 5.4 of this Agreement.

            "Capital Contributions" means (a) as to the Manager, its initial $1,000 contribution to the capital of the Company plus such additional amounts as may be contributed to the capital of the Company by the Manager and (b) as to any other Member, the gross amount of initial investment in the Company actually paid by such Member for Shares, without deductions for Underwriting Fees, Sales Commissions and Front-End Fees.

            "Cash Flow" means cash on hand derived from Cash From Operations and Cash From Sales.

            "Cash From Operations" means cash provided to the Company from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

            "Cash From Sales" means the cash received by the Company as a result of a Sale reduced by (a) all Indebtedness of the Company required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the Manager), (b) any accrued but previously unpaid Management Fees to the extent then payable, (c) any Reserves to the extent deemed reasonable by the Manager and (d) all expenses incurred in connection with such Sale. In the event the Company takes back a promissory note or other evidence of Indebtedness in connection with any Sale, all payments subsequently received in cash by the Company with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Company for tax or accounting purposes. If, in payment for Equipment sold, the Company receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

            "Closing"   means  the  admission  of  Members  to  the  Company  in
accordance with Section 5.2 of this Agreement.

            "Closing Date" means any date on which any Member shall be admitted to the Company, which may occur on the Initial Closing Date or any subsequent Closing Date up to and including the Final Closing Date.

            "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

            "Commission" means the Securities and Exchange Commission.

            "Company" means ICON Income Fund Ten, LLC, a limited liability company.

            "Company Loan" has the meaning specified in Section 6.2(c) of this Agreement.

            "Company Minimum Gain" has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Company Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

            "Company Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

            "Consent" means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or
(b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

            "Controlling Person" means, with respect to the Manager or any of its Affiliates, any of its chairmen, directors, presidents, secretaries or corporate clerks, treasurers, vice presidents, any holder of a 5% or larger equity interest in the Manager or any such Affiliate, or any Person having the power to direct or cause the direction of the Manager or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

            "Cumulative Return" means, as to any Member, an amount equal to an eight (8%) percent annual cumulative return on such Member's Adjusted Capital Contribution (calculated before application of any distribution made to such Member on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made.

            "Dealer-Manager" means ICON Securities Corp., an Affiliate of the Manager.

            "Dealer-Manager Agreement" means the agreement entered into between the Manager and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

            "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. Code Ann. tit. 6,ss.18-101, et seq., as amended from time to time, and any successor thereto.

            "Dissolution Event" has the meaning specified in Section 11.1 of this Agreement.

            "Due Diligence Expenses" has the meaning specified in Section 6.4(d) of this Agreement.

            "Effective Date" means the date the Registration Statement is declared effective by the Commission.

            "Equipment" means any equipment, rights relating to equipment (including residual rights) and related property acquired by the Company, or in which the Company has acquired a direct or indirect interest, of the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to a Lease.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Account" means an interest-bearing account established and maintained by the Manager with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Members as a result of the Closing occurring on the Initial Closing Date.

            "Escrow Agent" means The Chase Manhattan Bank N.A. or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the Manager to serve in such capacity pursuant to the Escrow Agreement.

            "Escrow Agreement" means that certain Escrow Agreement between the Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

            "Final Closing Date" means the last Closing Date on which any Member (other than a Substitute Member) shall be admitted to the Company, which shall be as soon as practicable following the Termination Date.

            "First Cash Distributions" means, with respect to any Member, distributions made to such Member by the Company during the Offering Period and Operating Period on a monthly basis equal to the Member's Capital Contribution (as such Capital Contribution is reduced by any amounts of uninvested Capital Contributions distributed to such Member pursuant to Section 8.6, by any amounts paid to such Member in redemption of such Member's Shares pursuant to Section
10.5 and by distributions in any prior month in excess of 0.625% of a Member's Capital Contribution also as reduced by this parenthetical prior to the making of such distribution) times the lesser of: (a) 0.42% of their Capital Contribution; or (b) the 5-year U.S. Treasury bill rate (divided by 12) on the first business day of the month of the distribution.

            "Fiscal Period" means any interim accounting period established by the Manager within a Fiscal Year.

            "Fiscal    Quarter"    means,    for   each   Fiscal    Year,    the
three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

            "Fiscal  Year"  means  the  Company's   annual   accounting   period
established pursuant to Section 12.4 of this Agreement.

            "Front-End Fees" means fees and expenses paid by any Person for any services rendered during the Company's organizational and offering or acquisition phases including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Formation Fees, Acquisition Fees and Acquisition Expenses and Leasing Fees, Reinvestment Acquisition Fees, and all other similar fees however designated.

            "Formation Fee" has the meaning specified in Section 6.4(f) of this Agreement.

            "Full-Payout Lease" means any lease, entered into or acquired from time to time by the Company, pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, are at least sufficient to permit the Company to recover the Purchase Price of the Equipment subject to such lease.

            "Gross Asset Value" means, with respect to any asset of the Company, the asset's adjusted tax basis, except that:

            (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset on the date of contribution;

            (b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values at such times as the Members' Capital Accounts are adjusted pursuant to Section 5.4(h) hereof;

            (c) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution;

            (d) to the extent not otherwise reflected in the Members' Capital Accounts, the Gross Asset Values of Company assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

            (e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

            "Gross Income" means the Company's gross income for federal income tax purposes.

            "Gross Offering Proceeds" means the aggregate gross amount of Capital Contributions by Members other than the Manager.

            "Gross Revenue" means receipts of the Company from any and all sources including, but not limited to, (a) rental and royalty payments realized under Leases whether or not pledged to a

Lender and including such payments assigned for direct payment to such Lenders and (b) interest earned on funds on deposit for the Company (other than Subscription Monies).

            "Gross Share Price" means $1,000.00 for each whole Share purchased by a Member (other than an Affiliated Member); provided, however, that for Members who purchase Shares from a broker who does not charge a Sales Commission, the Gross Share Price is $920.00 per Share.

            "Indebtedness" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

            "Indemnitee" has the meaning specified in Section 6.3(a) of this Agreement.

            "Initial Closing Date" means the first Closing Date for the Company on which Members holding in the aggregate Shares equal to, or greater than, the Minimum Offering are admitted to the Company.

            "Investment Committee" means a committee established by the Manager to set Investment review policies and procedures, and approve significant Investments and Investments which differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the Manager.

            "Investments" means, collectively, the Company's portfolio, from time to time, of Equipment and Leases, including any interest of the Company therein, whether direct or indirect, equity or non-equity, through a nominee, Joint Venture or otherwise.

            "Involuntary Withdrawal" means, with respect to the Manager, the removal or involuntary withdrawal of the Manager from the Company pursuant to
Section 9.2 of this Agreement.

            "IRA" means an Individual Retirement Account and its related funding vehicle.

            "IRS" or "Service" means the Internal Revenue Service or any successor agency thereto.

            "Joint Venture" means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Company acts jointly with any Program or with any non-Affiliated Person to make Investments.

            "Lease" means any Full-Payout Lease and any Operating Lease and any residual value interest therein.

            "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment.

            "Lender" means any Person that lends cash or cash equivalents to the Company, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment, and any property securing, any such transaction.

            "Lessee" means a lessee under a Lease.

            "Liquidation Period" means the period commencing on the first day following the end of the Operating Period and continuing for the amount of time deemed necessary by the Manager for orderly termination of its operations and affairs and liquidation or disposition of the Company's Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue for at least thirty six (36) months beyond the end of the Operating Period but which could last until the expiration of the term of the Company as set forth in Section 4.

            "Majority" or "Majority Interest" means Members owning more than 50% of the aggregate outstanding Shares.

            "Management  Fees"  means,  for any Fiscal  Year, a fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual Gross Revenues realized under Operating Leases (except for Operating Leases for which management services are performed by non-Affiliates under the Manager's supervisions for which 1% of annual Gross Revenues realized shall be payable),
(ii) an amount equal to 2% of annual Gross Revenues realized under Full-Payout Leases that are Net Leases, (iii) and (iii) an amount equal to 7% of annual Gross Revenues from Equipment owned and operated by the Company in the manner contemplated by the NASAA Guidelines (i.e., the Manager provides both asset management and additional services relating to the continued and active operation of such Equipment, such as ongoing marketing or re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (b) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

            "Manager" means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute Manager duly admitted to the Company in accordance with this Agreement, in such Person's capacity as a Manager of the Company.

            "Maximum Offering" means receipt and acceptance by the Company of subscriptions by Persons eligible to purchase a total of 150,000 Shares on or before the Final Closing Date.

            "Member" means any Person who is the owner of at least one Share and who has been admitted to the Company as an Member and any Person who becomes a Substitute Member, in accordance with this Agreement, in such Person's capacity as a Member of the Company.

            "Member Nonrecourse Debt" means any Company nonrecourse liability for which any Member bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

            "Member Nonrecourse Debt Minimum Gain" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Member Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

            "Member Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

            "Membership List" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Shares held by, each Member, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

            "Minimum Offering" means receipt and acceptance by the Company of subscriptions for not less than 5,000 Shares (excluding any Shares in excess of 60 Shares collectively subscribed for by the Manager or any Affiliate of the Manager). "NASAA Guidelines" means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

            "NASD" means the National Association of Securities Dealers, Inc.

            "Net Lease" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancellable rental payments pursuant to such Lease are absolutely net to the Company.

            "Net Offering Proceeds" means the Gross Offering Proceeds minus Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Company.

            "Net Share Price" means $1,000 for each whole Share less an amount equal to up to 8% thereof (equivalent to Sales Commissions) for each Share or fraction thereof purchased by an Affiliated Member.

            "Net Worth" means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

            "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

            "O & O Expense Allowance" has the meaning specified in Section 6.4(e) of this Agreement.

            "Offering" means the offering of Shares pursuant to the Prospectus.

            "Offering Period" means the period from the Effective Date to the Termination Date.

            "Operating Expenses" includes (a) all costs of personnel (including officers or employees of the Manager or its Affiliates other than Controlling Persons) involved in the business of the Company, allocated pro rata to their services performed on behalf of the Company, but excluding overhead expenses attributable to such personnel); (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Company; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Equipment (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Company; (h) expenses in connection with distributions made by the Company to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Members, including the costs of printing and mailing to such Person evidences of ownership of Shares and reports of meetings of the Members and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, and reports which the Manager deems it to be in the best interests of the Company to furnish to the Members and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Company (including an allocable portion of the Company's costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Company and any other investment programs sponsored by the Manager or any of its Affiliates, the Company's interest in which equipment shall be liquidated in connection with the Company's liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment; (l) the costs and expenses incurred in qualifying the Company to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Company; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Company is involved.

            "Operating Lease" means any lease, entered into or acquired from time to time by the Company, pursuant to which the aggregate noncancellable rental payments during the initial term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

            "Operating Period" means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided that such period may be extended at the sole and absolute discretion of the Manager for a further period of not more than an additional 36 months.

            "Operations" means all operations and activities of the Company except Sales.

            "Organizational and Offering Expenses" means (a) all costs and expenses incurred in connection with, and in preparing the Company for, qualification under federal and state securities laws, and subsequently offering and distributing the Shares to the public (except for Sales Commissions and Underwriting Fees payable to the Manager, the Dealer-Manager or any Selling Dealer), including but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys', accountants' and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the Manager or any of its Affiliates while engaged in organizing the Company and registering the Shares.

            "Payout" means the time when the aggregate amount of cash distributions to a Member (other than the Manager) equals the amount of such Member's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Member as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Member's Capital Contribution). Income earned on escrowed funds and distributed to Members may be used to satisfy the cumulative return requirement.

            "Person"  shall  mean  any  natural  person,  partnership,   limited
liability company, trust, corporation, association or other legal entity, including, but not limited to, the Manager and any of its Affiliates.

            "Profits" or "Losses" means, for any Fiscal Year, the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code
Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

                  (b) any expenditure of the Company described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. ss.1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

                  (c) gain or loss resulting from a taxable disposition of any asset of the Company shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. ss.1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

                  (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. ss.1.704-1(b)(2)(iv)(g)(3); and

                  (e) any  items  which  are  specially  allocated  pursuant  to
      Section 8.2(f) shall not be taken into account in computing Profits or Losses.

            "Program" means, in addition to the Company, a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the Manager or any of its Affiliates for the primary purpose of investment in and the operation of or gain from an interest in equipment.

            "Prospectus" means the prospectus included as part of the Registration Statement on Form S-1 in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act and as thereafter supplemented or amended pursuant to Rule 424(c) under the Securities Act.

            "Purchase Price" means, with respect to any Investment, the price paid by, or on behalf of, the Company, including the cash paid, Indebtedness incurred, assumed or to which the Company's share of proceeds from the Lease, re-Lease, Lease renewal or Equipment sale are subject, and the amount of the related Acquisition Fees on such item of Equipment or Lease, plus that portion of the reasonable, necessary and actual expenses incurred by the Manager or any of its Affiliates in acquiring Investments on an arm's length basis with a view to transferring such Investments to the Company, which is allocated to the Investments in question in accordance with allocation procedures employed by the Manager or such Affiliate from time to time and within generally accepted accounting principles. With respect to any Investment sold by the Company, "Purchase Price" means the price paid to the Company, including the cash paid, Indebtedness incurred, assumed or to which the buyer's share of proceeds from the Lease, re-Lease, Lease renewal or Equipment sale are subject. Purchase Price shall also include, with respect to options to acquire Equipment or any interest therein, the sum of the exercise price (including Indebtedness that would be assumed if the option were concurrently exercised) and the price to acquire the option.

            "Qualified Plan" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

            "Qualified Subscription Account" means the interest-bearing account established and maintained by the Company for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Members as a result of Closings to be held subsequent to the Initial Closing Date.

            "Registration Statement" means the Registration Statement for the Shares on Form S-1 filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

            "Reinvestment Acquisition Fee" has the meaning specified in Section 6.4(h) of this Agreement.

            "Re-Leasing  Fees" means, a fee in an amount equal to the lesser of:
(i) 2% of monthly Gross Revenues from the re-Lease of Equipment to a party who was not previously a lessee thereof; or (ii) fees which are competitive and/or customarily charged by others rendering comparable leasing services for similar Equipment transactions.

            "Re-Sale Fees" means the lesser of: (i) 3% of the Purchase Price paid to the Company by the purchaser of the Investment; or (ii) one-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of Investments of similar size, type and location.

            "Reserves" means reserves established by the Company for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) 1.0% of Gross Offering Proceeds until the end of the Operating Period and (b) during the Liquidation Period, the lesser of (i) 1.0% of Gross Offering Proceeds and (ii) 1.0% of the Company's aggregate Adjusted Capital Contributions.

            "Sale" means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Company's Investments.

            "Sales Commissions" has the meaning specified in Section 6.4(c) of this Agreement.

            "Schedule A" means Schedule A attached to and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Shares owned by the Members, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Member.

            "Secondary Market" has the meaning specified in Section 10.2(c) of this Agreement.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Selling Dealer" means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the Manager or the Dealer-Manager to offer and sell Shares and which has entered into a Selling Dealer Agreement with the Manager or the Dealer-Manager.

            "Selling Dealer Agreement" means each of the agreements entered into between the Manager or the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

            "Share" means a membership interest in the Company.

            "Subscription    Agreement"   means   the   Subscription   Agreement
substantially in the form thereof attached as an exhibit to the Prospectus.

            "Subscription Monies" means the funds received from a subscriber in respect of Shares.

            "Substitute Manager" means any successor to the Manager admitted to the Company in accordance with Section 9.5 of the Agreement.

            "Substitute Member" means any Assignee of Shares who is admitted to the Company as a Member pursuant to Section 10.3 of this Agreement.

            "Tax Counsel" means Greene Radovsky Maloney & Share LLP, San Francisco, California, or such other tax counsel acceptable to the Manager.

            "Tax  Matters  Partner"  means the  Person  designated  pursuant  to
Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. The Manager is designated Tax Matters Partner for the Company in Section 12.9 of this Agreement.

            "Termination Date" means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such twelve-month period may be extended at the sole and absolute discretion of the Manager for a further period of not more than an additional 12 months and (c) the termination of the Offering by the Manager at any time.

            "Treasury Regulation" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

            "Underwriting Fees" has the meaning specified in Section 6.4(b) of this Agreement.

            "Unpaid Cumulative Return" means, as to any Member, the amount of such Member's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Member by the Company pursuant to Sections 8.1(c) and 11.3 of this Agreement which are deemed to be a reduction of such Member's Unpaid Cumulative Return pursuant to Section 8.4(d)(i).

            "Unpaid Target Distribution" means, as to any Member, as of any given date, the sum of such Member's Adjusted Capital Contribution plus such Member's Unpaid Cumulative Return.

            "Voluntary Withdrawal" means, with respect to the Manager, the voluntary withdrawal from the Company of the Manager as the Manager of the Company, or the voluntary sale, assignment, encumbrance or other disposition of all of the Manager's Shares pursuant to Section 9.1 of this Agreement.

            "Withdrawal" means, with respect to the Manager, the Voluntary or Involuntary Withdrawal of such Manager.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MANAGER:

ICON CAPITAL CORP.

By:


-----------------------
PAUL B. WEISS, President

                                   SCHEDULE A

              NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF MEMBERS

   Name and Address                  Capital Contributions Made           Shares
   ----------------                  --------------------------           ------

I. Manager
   ICON Capital Corp.                                    $1,000             1.00
   100 Fifth Avenue, Tenth Floor
   New York, New York 10011

                            PRIOR PERFORMANCE TABLES
                          FOR THE PRIOR PUBLIC PROGRAMS

                            Prior Performance Tables

      The following unaudited tables disclose certain information relating to the performance, operations and investment for nine of our previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("LP Six"), ICON Cash Flow Partners L.P. Seven ("LP Seven"), ICON Income Fund Eight A L. P. ("Fund 8A") and ICON Income Fund Eight B L.P. ("Fund 8B"), collectively the "Prior Public Programs" through December 31, 2001. Purchasers of shares in the Company being offered by this prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs. Because all of the Prior Public Programs are limited partnerships, we are referred to as the General Partner in the tables that follow.

      Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 100 Fifth Avenue, New York, New York 10011. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

      See "Other Businesses We Manage" in this prospectus and this Cumulative Supplement No. 3 for a narrative discussion of the general investment objectives of the Prior Public Programs and a summary presentation of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an exhibit to the registration statement, as amended, of which this prospectus is a part.

 Table                      Description                                    Page

    I     Experience in Raising and Investing Funds.......................

   II     Compensation to ICON Capital Corp. and Affiliates...............

  III     Operating Results of Prior Public Programs

          Series D........................................................
          Series E........................................................
          LP Six..........................................................
          LP Seven........................................................
          Fund 8A.........................................................
          Fund 8B.........................................................

   IV     Results of Completed Prior Public Programs

          Series A........................................................
          Series B........................................................
          Series C........................................................

    V     Sales or Disposition of Equipment by Prior Public Programs

          Series A........................................................
          Series B........................................................
          Series C........................................................
          Series D........................................................
          Series E........................................................
          LP Six..........................................................
          LP Seven........................................................
          Fund 8A.........................................................
          Fund 8B.........................................................

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of December 31, 2001, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                                                    Series A                   Series B
                                                                              --------------------      ----------------------
Dollar amount offered                                                         $ 40,000,000              $ 20,000,000
                                                                              ============              ============

Dollar amount raised                                                          $  2,504,500   100.0%     $ 20,000,000     100.0%

Less:  Offering expenses:
  Selling commissions                                                              262,973    10.5%        1,800,000       9.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                                              100,180     4.0%          900,000       4.5%

  Reserves                                                                          25,045     1.0%          200,000       1.0%
                                                                              ------------   -----      ------------     -----

Offering proceeds available for investment                                    $  2,116,302    84.5%     $ 17,100,000      85.5%
                                                                              ============   =====      ============     =====

Debt proceeds                                                                 $  4,190,724              $ 46,092,749
                                                                              ============              ============

Total equipment acquired                                                      $  7,576,758              $ 65,580,973
                                                                              ============              ============

Acquisition fees paid to General Partner
  and its affiliates                                                          $    206,710              $  2,219,998
                                                                              ============              ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                                       81.84%                     82.23%
Acquisition fees paid to General Partner
  or its Affiliates                                                                   2.66                       3.27
                                                                              ------------              -------------

Percent invested                                                                     84.50%                     85.50%
                                                                              ============              =============

Percent leveraged (debt proceeds
  divided by total equipment acquired)                                               55.31%                     70.28%

Date offering commenced                                                            1/9/87                   7/18/89

Original offering period (in months)                                                 24                       18

Actual offering period (in months)                                                   24                       17

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)                               24                       18

                                                                                     Series C                    Series D
                                                                              ---------------------        ---------------------
Dollar amount offered                                                         $ 20,000,000                 $ 40,000,000
                                                                              ============                 ============

Dollar amount raised                                                          $ 20,000,000    100.0%       $ 40,000,000    100.0%

Less:  Offering expenses:
  Selling commissions                                                            2,000,000     10.0%          4,000,000     10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                                              600,000      3.0%          1,400,000      3.5%

  Reserves                                                                         200,000      1.0%            400,000      1.0%
                                                                              ------------    -----        ------------    -----

Offering proceeds available for investment                                    $ 17,200,000     86.0%       $ 34,200,000     85.5%
                                                                              ============    =====        ============    =====

Debt proceeds                                                                 $ 50,355,399                 $ 71,712,589
                                                                              ============                 ============

Total equipment acquired                                                      $ 70,257,280                 $132,771,421
                                                                              ============                 ============

Acquisition fees paid to General Partner
  and its affiliates                                                          $  2,396,810                 $  4,539,336
                                                                              ============                 ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                                        82.70%                      82.19%
Acquisition fees paid to General Partner
  or its Affiliates                                                                    3.30                        3.31
                                                                              -------------                ------------

Percent invested                                                                      86.00%                      85.50%
                                                                              =============                ============

Percent leveraged (debt proceeds
  divided by total equipment acquired)                                                71.67%                      54.01%

Date offering commenced                                                           12/7/90                      8/23/91

Original offering period (in months)                                                18                           18

Actual offering period (in months)                                                   7                           10

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)                              10                            4

----------
Prior performance is not an indication of future results.

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of December 31, 2001, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                                              Series E                      L.P. Six
                                                                       ---------------------         ----------------------
Dollar amount offered                                                  $  80,000,000                 $  120,000,000
                                                                       =============                 ==============

Dollar amount raised                                                   $  61,041,151   100.0%        $   38,385,712   100.0%

Less:  Offering expenses:
  Selling commissions                                                      6,104,115    10.0%             3,838,571    10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                                      2,136,440     3.5%             1,343,500     3.5%

  Reserves                                                                   610,412     1.0%               383,857     1.0%
                                                                       -------------  ------         --------------   -----

Offering proceeds available for investment                             $  52,190,184    85.5%        $   32,819,784    85.5%
                                                                       =============  ======         ==============   =====

Debt proceeds                                                          $ 181,626,869                 $  139,890,251
                                                                       =============                 ==============

Total equipment acquired                                               $ 272,630,824                 $  169,037,967
                                                                       =============                 ==============

Acquisition fees paid to General Partner
  and its affiliates                                                   $   7,021,906                 $    4,390,033
                                                                       =============                 ==============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                                 82.99%                         82.97%
Acquisition fees paid to General Partner
  or its Affiliates                                                             2.51                           2.53
                                                                       --------------                --------------

Percent invested                                                               85.50%                         85.50%
                                                                       ==============                ==============

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                                   66.62%                         82.76%

Date offering commenced                                                6/5/92                        11/12/93

Maximum offering period (in months)                                         24                             24

Actual offering period (in months)                                          13                             24

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)                       9                             16

                                                                            L.P. Seven                      Fund 8A
                                                                       ----------------------         ---------------------
Dollar amount offered                                                  $ 100,000,000                  $  75,000,000
                                                                       =============                  =============

Dollar amount raised                                                      99,999,681    100.0%           74,996,504   100.0%

Less:  Offering expenses:
  Selling commissions                                                      9,999,968     10.0%            7,499,650    10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                                      3,499,988      3.5%            2,351,840     3.1%

  Reserves                                                                   999,997      1.0%              749,965     1.0%
                                                                       -------------    -----         -------------   -----

Offering proceeds available for investment                             $  85,499,728     85.5%        $  64,395,049    85.9%
                                                                       =============    =====         =============   =====

Debt proceeds                                                          $ 265,804,645                  $  90,671,114
                                                                       =============                  =============

Total equipment acquired                                               $ 316,939,843                  $ 142,691,295
                                                                       =============                  =============

Acquisition fees paid to General Partner
  and its affiliates                                                   $  10,043,219                  $   5,894,302
                                                                       =============                  =============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                                  82.43%                         81.93%
Acquisition fees paid to General Partner
  or its Affiliates                                                              3.07                           3.97
                                                                       --------------                 --------------

Percent invested                                                                85.50%                         85.90%
                                                                       ==============                 ==============

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                                    83.87%                         63.54%

Date offering commenced                                                11/9/95                        10/5/98

Maximum offering period (in months)                                         36                              24

Actual offering period (in months)                                          34                              20

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)                      14                              --

----------
Prior performance is not an indication of future results.

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of December 31, 2001, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                                              Fund 8B
                                                                       ---------------------
Dollar amount offered                                                  $  75,000,000
                                                                       =============

Dollar amount raised                                                   $  75,000,000   100.0%

Less:  Offering expenses:
  Selling commissions                                                      7,500,000    10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                                      1,875,000     2.5%

  Reserves                                                                   750,000     1.0%
                                                                       -------------   -----

Offering proceeds available for investment                             $  64,875,000    86.5%
                                                                       =============   =====

Debt proceeds                                                          $ 100,772,471
                                                                       =============

Total equipment acquired                                               $ 126,660,189
                                                                       =============

Acquisition fees paid to General Partner
  and its affiliates                                                   $   5,508,900
                                                                       =============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                                 82.33%
Acquisition fees paid to General Partner
  or its Affiliates                                                             4.17
                                                                       -------------

Percent invested                                                               86.50%
                                                                       =============

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                                   79.56%

Date offering commenced                                                6/14/00

Maximum offering period (in months)                                         24

Actual offering period (in months)                                          16

Months to invest 90% of amount available for investment (measured from the beginning of offering)

----------
Prior performance is not an indication of future results.

                                    TABLE II

                Compensation to ICON Capital Corp. and Affiliates
                                   (unaudited)

The following table sets forth certain information, as of December 31, 2001, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:

                                                     Series A       Series B        Series C      Series D       Series E
                                                   -----------    -----------     -----------    -----------    -----------
Date offering commenced                               1/9/87        7/18/89         12/7/90        8/23/91        6/5/92

Date offering closed                                  1/8/89        11/16/90        6/20/91         6/5/92        7/31/93

Dollar amount raised                               $ 2,504,500    $20,000,000     $20,000,000    $40,000,000    $61,041,151
                                                   ===========    ===========     ===========    ===========    ===========

Amounts paid to the General Partner and its Affiliates from proceeds of the offering:

  Underwriting commissions                         $    37,568    $   200,000     $   400,000    $   800,000    $ 1,220,823
                                                   ===========    ===========     ===========    ===========    ===========

  Organization and offering reimbursements         $   100,180    $   900,000     $   600,000    $ 1,400,000    $ 2,136,440
                                                   ===========    ===========     ===========    ===========    ===========

  Acquisition fees                                 $   206,710    $ 2,219,998     $ 2,396,810    $ 4,539,336    $ 7,021,906
                                                   ===========    ===========     ===========    ===========    ===========

Dollar amount of cash generated from operations
  before deducting such  payments/accruals to the
  General Partner and Affiliates                   $ 4,880,566    $22,437,271     $23,294,505    $41,578,472    $128,296,352
                                                   ===========    ===========     ===========    ===========    ============

Amount paid or accrued to General Partner and Affiliates:

  Management fee                                   $   308,910    $ 2,782,287     $ 2,685,205    $ 4,903,958    $ 8,876,325
                                                   ===========    ===========     ===========    ===========    ===========

  Administrative expense reimbursements            $   109,962    $   714,538     $   596,158    $ 1,857,470    $ 4,816,610
                                                   ===========    ===========     ===========    ===========    ===========

                                                     LP Six        LP Seven        Fund 8A        Fund 8B
                                                   -----------    -----------     -----------   -----------
Date offering commenced                              11/12/93       11/9/95         10/5/98       2/7/00

Date offering closed                                 11/8/95        9/16/98         5/17/00       10/17/01

Dollar amount raised                               $38,385,712    $99,999,681     $74,996,504   $75,000,000
                                                   ===========    ===========     ===========   ===========

Amounts paid to the General Partner and its Affiliates from proceeds of the offering:

  Underwriting commissions                         $   767,714    $ 1,999,994     $ 1,770,943   $ 1,500,000
                                                   ===========    ===========     ===========   ===========

  Organization and offering reimbursements         $ 1,343,500    $ 3,499,989     $ 2,351,840   $ 1,875,000
                                                   ===========    ===========     ===========   ===========

  Acquisition fees                                 $ 4,390,033    $10,043,219     $ 5,894,302   $ 5,508,900
                                                   ===========    ===========     ===========   ===========

Dollar amount of cash generated from operations
  before deducting such  payments/accruals to the
  General Partner and Affiliates                   $42,151,182    $17,590,806     $16,015,088   $ 1,870,666
                                                   ===========    ===========     ===========   ===========

Amount paid or accrued to General Partner and Affiliates:

  Management fee                                   $ 5,212,273    $10,064,283     $ 4,671,202   $ 1,436,777
                                                   ===========    ===========     ===========   ===========

  Administrative expense reimbursements            $ 2,621,711    $ 3,963,258     $ 1,862,102   $   610,422
                                                   ===========    ===========     ===========   ===========

----------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Series D
                                   (unaudited)

The following table summarizes the operating  results of Series D. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                                                  For the Years Ended December 31,
                                                               ---------------------------------------------------------------------
                                                                   2001           2000         1999           1998          1997
                                                               -----------    -----------   -----------    -----------   -----------
Revenues                                                       $   869,839    $ 1,593,583   $ 2,303,583    $ 2,612,993   $ 3,084,705
   Net gain on sales or remarketing of equipment                     4,856        606,784       354,424        183,820       452,706
                                                               -----------    -----------   -----------    -----------   -----------
   Gross revenue                                                   874,695      2,200,367     2,658,007      2,796,813     3,537,411

         Less:

   Interest expense                                                303,593        527,065       602,920        782,539     1,121,197
   Depreciation expense                                            383,784        542,309       682,185        664,121       356,417
   Management fees - General Partner                                    --         47,532       193,017        397,171       548,400
   Administrative expense reimbursement - General Partner               --         12,292       113,548        218,158       271,829
   General and administrative                                      154,959        239,388       214,256        268,346       199,751
   Amortization of initial direct costs                              4,515         11,166        28,406        178,117       363,087
   Provision for bad debts (2)                                    (256,928)            --            --       (400,000)           --
                                                               -----------    -----------   -----------    -----------   -----------

Net income - GAAP                                              $   284,772    $   820,615   $   823,675    $   688,361   $   676,730
                                                               ===========    ===========   ===========    ===========   ===========

Net income - GAAP - allocable to limited partners              $   281,924    $   812,409   $   815,438    $   681,477   $   669,963
                                                               ===========    ===========   ===========    ===========   ===========

Taxable income from operations (1)                             $    21,669    $    78,679   $  (716,556)   $    86,365   $ 3,483,507
                                                               ===========    ===========   ===========    ===========   ===========

Cash generated from operations                                 $    61,013    $    66,348   $   584,985    $ 3,315,260   $ 8,409,703
Cash generated from sales of equipment                             527,845      4,699,107     3,946,052      1,394,199     9,741,651
Cash generated from refinancing                                         --             --            --        750,000     2,700,000
                                                               -----------    -----------   -----------    -----------   -----------
Cash generated from operations, sales and
   refinancing                                                     588,858      4,765,455     4,531,037      5,459,459    20,851,354

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                         588,646      4,091,082     2,461,219      4,074,331     7,882,867
   Cash distributions to General Partner from
     operations, sales and refinancing                               5,946         41,323        24,840         41,155        79,648
                                                               -----------    -----------   -----------    -----------   -----------

Cash (used by) generated from operations, sales and
   refinancing after cash distributions                        $    (5,734)   $   633,050   $ 2,044,978    $ 1,343,973   $12,888,839
                                                               ===========    ===========   ===========    ===========   ===========

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
     Taxable income from operations (1)                        $       .54    $      1.95   $    (17.77)   $      2.14   $     86.40
                                                               ===========    ===========   ===========    ===========   ===========
Cash distributions to investors
     Source (on GAAP basis)
       Investment income                                       $      7.10    $     20.36   $     20.43    $     17.08   $     16.79
       Return of capital                                       $      7.60    $     83.18   $     41.24    $     85.02   $    180.71

     Source (on Cash basis)
        -  Operations                                          $      1.52    $      1.68   $     14.66    $     83.08   $    197.50
        -  Sales                                               $     13.18    $    101.86   $     47.01    $     19.02   $        --
        -  Refinancing                                         $        --    $        --   $        --    $        --   $        --
        -  Other                                               $        --    $        --   $        --    $        --   $        --

Weighted average number of limited partnership
        ($100) units outstanding                                   399,118        399,118       399,118        399,118       399,138
                                                               ===========    ===========   ===========    ===========   ===========


(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $400,000 of amounts previously included in the allowance for doubtful accounts.

----------
Prior performance is not an indication of future results.

                                    TABLE III

               Operating Results of Prior Public Programs-Series E
                                   (unaudited)

The following table summarizes the operating  results of Series E. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                                              For the Years Ended December 31,
                                                         --------------------------------------------------------------------------
                                                             2001            2000            1999           1998           1997
                                                         ------------    ------------    ------------   ------------   ------------
Revenues                                                 $  5,319,664    $  6,278,942    $  9,302,860   $  9,435,503   $  6,401,873
   Net gain on sales or remarketing of equipment               68,268         253,737         901,005        652,164      1,209,420
                                                         ------------    ------------    ------------   ------------   ------------
   Gross revenue                                            5,387,932       6,532,679      10,203,865     10,087,667      7,611,293

Less:
   Interest expense                                         2,333,153       3,007,236       4,106,569      4,495,629      2,471,045
   Management fees - General Partner                          537,237         748,178         928,946      1,207,760        919,728
   Administrative expense reimbursement - General Partner     339,737         458,930         539,853        657,327        486,253
   Provision for bad debts (2)                              2,162,304         500,000       1,000,000      1,275,089
   Amortization of initial direct costs                       123,307             102          33,195        235,302        461,620
   Depreciation                                             1,124,383         587,211         587,211        545,503        475,619
   General and administrative                                 624,122         722,414         685,647        558,525        370,705
   Minority interest (income) expense in joint venture       (460,987)        112,178          79,754         64,826         57,738
                                                         ------------    ------------    ------------   ------------   ------------

Net (loss) income - GAAP                                 $ (1,395,324)   $    396,430    $  2,242,510   $  1,047,706   $  2,368,585
                                                         ============    ============    ============   ============   ============

Net (loss) income - GAAP - allocable to limited partners $ (1,381,371)        392,466    $  2,220,085   $  1,037,229   $  2,344,899
                                                         ============    ============    ============   ============   ============

Taxable (loss) income from operations (1)                $ (2,541,572)   $   (124,261)   $    797,077   $  1,688,176   $    981,575
                                                         ============    ============    ============   ============   ============

Cash generated from operations (3)                       $  8,300,201    $  9,359,980    $ 11,671,010   $ 12,745,950   $ 21,638,350
Cash generated from sales of equipment                        738,728       2,159,942       3,776,513      2,476,110     15,313,194
Cash generated from refinancing                                    --              --                     61,878,918     20,765,451
                                                         ------------    ------------    ------------   ------------   ------------

Cash generated from operations, sales and refinancing       9,038,929      11,519,922      15,447,523     77,100,978     57,716,995

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                   1,356,383       3,672,173       4,381,933      7,755,553      7,768,316
   Cash distributions to General Partner from
     operations, sales and refinancing                         13,564          37,091          44,258         78,338         78,468
                                                         ------------    ------------    ------------   ------------   ------------

Cash generated from operations, sales and refinancings
  after cash distributions                               $  7,668,982    $  7,810,658    $ 11,021,332   $ 69,267,087   $ 49,870,211
                                                         ============    ============    ============   ============   ============

Tax and distribution data per $1,000 limited partner investment

         Federal Income tax results:

   Taxable income (loss) from operations (1)             $     (41.39)   $      (2.02)   $      12.98   $      27.48   $      15.95
                                                         ============    ============    ============   ============   ============

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                   $         --    $       6.50    $      36.52   $      17.05   $      38.49
     Return of capital                                   $      22.30    $      53.91    $      35.57   $     110.45   $      89.01

              Source (on cash basis)

     - Operations                                        $      22.30    $      60.41    $      72.09   $     127.50   $     127.50
     - Sales                                             $         --    $         --    $         --   $         --   $         --
     - Refinancings                                      $         --    $         --    $         --   $         --   $         --
     - Other                                             $         --    $         --    $         --   $         --   $         --

Weighted average number of limited partnership
($100) units outstanding                                      607,856         607,856         607,856        608,273        609,211
                                                         ============    ============    ============   ============   ============

(1) The difference between Net income - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)   Included in the cash generated from operations are distributions  received
      from   unconsolidated   joint   ventures  net  of   investments   made  in
      unconsolidated joint ventures.

----------
Prior performance is not an indication of future results.

                                    TABLE III

               Operating Results of Prior Public Programs - LP Six
                                   (unaudited)

The following  table  summarizes the operating  results of LP Six. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                                                 For the Years Ended December 31,
                                                           ------------------------------------------------------------------------
                                                               2001           2000           1999           1998          1997
                                                           ------------   ------------   ------------   ------------   ------------
Revenues                                                   $  3,455,018   $  5,303,544   $  4,597,536   $  5,327,322   $  6,452,409
   Net gain on sales or remarketing of equipment              1,269,006        589,547        438,622        835,048         58,523
                                                           ------------   ------------   ------------   ------------   ------------
   Gross revenue                                              4,724,024      5,893,091      5,036,158      6,162,370      6,510,932

Less:
   Interest expense                                           2,031,014      1,928,625      1,686,377      2,164,887      2,648,557
   Management fees - General Partner                            481,734        466,522        675,025        969,546      1,092,714
   Amortization of initial direct costs                          16,669         42,778        175,600        893,953      1,071,656
   Depreciation                                               1,990,094        625,199        625,199        736,793        745,275
   Administrative expense reimbursement - General Partner       239,947        232,159        345,569        485,391        547,382
   Provision for bad debts (3)                                       --          9,763             --         52,997        183,274
   General and administrative                                   307,032        291,257        298,031        384,414        178,464
   Minority interest in joint venture                             5,672          7,337          9,337          6,750          7,990
                                                           ------------   ------------   ------------   ------------   ------------

Net income (loss) - GAAP                                   $   (348,138)  $  2,289,451   $  1,221,020   $    467,639   $     35,620
                                                           ============   ============   ============   ============   ============

Net income (loss) - GAAP - allocable to limited partners   $   (344,657)  $  2,266,566   $  1,208,810   $    462,963   $     35,264
                                                           ============   ============   ============   ============   ============

Taxable income (loss) from operations (1)                  $    787,312   $   (545,408)  $ (3,406,939)  $ (3,616,045)  $ (1,154,365)
                                                           ============   ============   ============   ============   ============

Cash generated from operations (4)                         $    960,004   $  1,771,279   $  2,684,592   $  3,543,778   $ 12,075,547
Cash generated from sales of equipment                        3,121,860      1,708,805      6,120,773      4,473,161      4,336,675
Cash generated from refinancing                                      --             --             --             --
                                                           ------------   ------------   ------------   ------------   ------------

Cash generated from operations, sales and refinancing         4,081,864      3,480,084      8,805,365      8,016,939     16,412,222

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                    3,488,143      3,858,906      4,075,766      4,085,189      4,102,940
   Cash distributions to General Partner from operations,
     sales and refinancing                                       35,204         38,995         41,178         41,261         41,444
                                                           ------------   ------------   ------------   ------------   ------------

Cash generated from operations, sales and refinancing
   after cash distributions                                $    558,517   $   (417,817)  $  4,116,944   $  3,890,489   $ 12,267,838
                                                           ============   ============   ============   ============   ============

Tax data and distributions per $1,000 limited partner investment

         Federal income tax results:

   Taxable income (loss) from operations (1)               $      20.60   $     (14.27)  $     (88.95)  $     (94.21)  $     (29.94)
                                                           ============   ============   ============   ============   ============

Cash distributions to investors (2)
   Source (on GAAP basis)
      Investment income                                    $         --   $      59.90   $      31.88   $      12.18   $        .86
      Return of capital                                    $      92.20   $      42.10   $      75.61   $      95.32   $     106.64

   Source (on cash basis)
      - Operations                                         $      25.38   $      46.82   $      70.80   $      93.25   $     107.50
      - Sales                                              $      66.82   $      45.17   $      36.69   $      14.25   $         --
      - Refinancing                                        $         --   $         --   $         --   $         --   $         --
      - Other                                              $         --   $      10.01   $         --   $         --   $         --

Weighted average number of limited partnership
  ($100) units outstanding                                      378,288        378,283        379,187        379,984        381,687
                                                           ============   ============   ============   ============   ============

(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)   Included in the cash generated from operations are distributions  received
      from   unconsolidated   joint   ventures  net  of   investments   made  in
      unconsolidated joint ventures.


----------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - LP Seven
                                   (unaudited)

      The following  table  summarizes  the operating  results of LP Seven.  The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                                For the Years Ended December 31,
                                                            ------------------------------------------------------------------------
                                                                2001           2000           1999           1998           1997
                                                            ------------   ------------   ------------   ------------   ------------
Revenue                                                     $  8,788,111   $ 14,091,013   $ 19,456,830   $ 16,513,507   $  8,000,454
   Net gain on sales or remarketing of equipment                 371,381        622,723        115,427        694,111      1,748,790
                                                            ------------   ------------   ------------   ------------   ------------

   Gross revenue                                               9,159,492     14,713,736     19,572,257     17,207,618      9,749,244

Less:
   Interest expense                                            3,959,897      5,583,372      8,833,011      8,050,315      3,652,517
   Depreciation expense                                        2,584,622             --             --             --             --
   Management fees - General Partner                           1,958,755      3,378,163      3,066,929      2,337,112      1,522,045
   Amortization of initial direct costs                          907,858      1,814,617      2,151,154      1,929,906        932,123
   Administrative expense reimbursement - General Partner        661,519      1,268,398      1,158,866      1,005,354        652,319
   Provision for (reversal of) bad debts (3)                    (500,000)       400,000        200,000        700,000        150,000
   General and administrative                                  1,019,905        970,890        642,961        491,239        186,280
   Minority interest in joint venture                             43,952          5,035          4,900          4,516          4,380
                                                            ------------   ------------   ------------   ------------   ------------

Net (loss) income - GAAP                                    $ (1,477,016)  $  1,293,261   $  3,514,436   $  2,689,176   $  2,649,580
                                                            ============   ============   ============   ============   ============

Net (loss) income - GAAP - allocable to limited partners    $ (1,462,246)  $  1,280,328   $  3,479,291   $  2,662,284   $  2,623,084
                                                            ============   ============   ============   ============   ============

Taxable (loss) income from operations (1)                   $(12,641,041)  $ (7,228,799)  $ (7,753,978)  $ (5,506,497)  $  2,335,939
                                                            ============   ============   ============   ============   ============

Cash generated from operations (4)                          $  3,111,342   $  9,882,377   $    844,971   $    535,582   $  2,855,330
Cash generated from sales                                      7,771,021      4,516,096      4,750,000      4,903,647      7,315,408
Cash generated from refinancing                                2,111,726      8,114,428     19,010,000             --             --
                                                            ------------   ------------   ------------   ------------   ------------

Cash generated from operations, sales and refinancing         12,994,089     22,512,901     24,604,971      5,439,229     10,170,738

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                    10,632,716     10,641,411     10,677,316      8,692,479      4,147,829
   Cash distributions to General Partner from operations,
     sales and refinancing                                       100,023        107,493        107,872         87,803         41,125
                                                            ------------   ------------   ------------   ------------   ------------

Cash generated from (used by) operations, sales and
   refinancing after cash distributions                     $  2,261,350   $ 11,763,997   $ 13,819,783   $ (3,341,053)  $  5,981,784
                                                            ============   ============   ============   ============   ============

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable (loss) income from operations (2)                $    (126.52)  $     (72.29)  $     (77.33)  $     (67.41)  $      55.90
                                                            ============   ============   ============   ============   ============

Cash distributions to investors
   Source (on GAAP basis)
      Investment income                                     $         --   $      12.93   $      35.05   $      32.92   $      67.94
      Return of capital                                     $     107.50   $      94.57   $      72.51   $      74.58   $      39.56

   Source (on cash basis)
      - Operations                                          $      31.46   $      99.83   $       8.51   $       6.62   $      74.00
      - Sales                                               $      76.04   $       7.67   $      47.85   $      60.64   $      33.50
      - Refinancing                                         $         --   $         --   $      51.20   $         --   $         --
      - Other                                               $         --   $         --   $         --   $      40.24   $         --

Weighted average number of limited partnership
   ($100) units outstanding                                      989,112        989,929        992,719        808,650        413,677
                                                            ============   ============   ============   ============   ============

(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)   Included in the cash generated from operations are distributions  received
      from   unconsolidated   joint   ventures  net  of   investments   made  in
      unconsolidated joint ventures.

----------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Fund 8A
                                   (unaudited)

The following table  summarizes the operating  results of Fund 8A. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                                                     For the Years Ended December 31,
                                                                     --------------------------------------------------------------
                                                                         2001             2000            1999             1998
                                                                     ------------     ------------    ------------     ------------
Revenue                                                              $ 12,687,511     $ 14,229,916    $  9,131,846     $     46,998
   Net gain on sales or remarketing of equipment on
     investments in joint venture                                         288,060
                                                                     ------------     ------------    ------------     ------------
    Gross revenue                                                      12,975,571       14,229,916       9,131,846           46,998

Less:
   Interest expense                                                     6,279,671        7,361,127       4,397,728            4,590
   General and administrative                                             608,169          497,164         313,181           10,673
   Administrative expense reimbursement - General Partner                 764,715          751,073         345,358              956
   Management fees - General Partner                                    1,902,703        1,836,953         931,151              395
   Depreciation expense                                                 2,729,052        2,646,303         594,308               --
   Amortization of initial direct costs                                   702,003          819,348         885,106            3,179
   Provision for bad debts (3)                                                 --          200,000         385,000               --
   Minority interest expense                                               18,574           15,947          17,874               --
                                                                     ------------     ------------    ------------     ------------

Net (loss) income - GAAP                                             $    (29,316)    $    102,001    $  1,262,140     $     27,205
                                                                     ============     ============    ============     ============

Net (loss) income - GAAP - allocable to
   limited partners                                                  $    (29,023)    $    100,981    $  1,249,519     $     26,933
                                                                     ============     ============    ============     ============

Taxable (loss) from operations (1)                                   $ (6,964,536)    $(10,461,790)   $ (5,564,701)    $ (1,970,909)
                                                                     ============     ============    ============     ============

Cash generated from operations (2)                                   $  3,506,570     $  9,072,722    $  1,825,719     $  1,610,077
Cash generated from sales of equipment                                  3,664,324               --      10,753,855               --
Cash generated from refinancing                                         3,004,674               --              --
                                                                     ------------     ------------    ------------     ------------
Cash generated from operations, sales and
   refinancing                                                         10,175,568        9,072,722      12,579,574        1,610,077

         Less:

   Cash distributions to investors from operations,
     sales and refinancing                                              8,022,337        7,640,879       3,632,817           64,728
   Cash distributions to General Partner from
     operations, sales and refinancing                                     81,039           77,127          37,282              654
                                                                     ------------     ------------    ------------     ------------

Cash generated from operations, sales
   and refinancing after cash distributions                          $  2,072,192     $  1,354,716    $  8,909,475     $  1,544,695
                                                                     ============     ============    ============     ============

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
  Taxable loss from operations (1)                                   $     (92.38)    $    (145.72)   $    (163.02)   $     (204.88)
                                                                     ============     ============    ============     ============

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                                                $         --     $       1.40    $      36.98    $        2.83
    Return of capital                                                $     107.50     $     106.10    $      70.52    $        3.97

  Source (on Cash basis)
     -  Operations                                                   $      46.99     $     107.50    $      54.03    $        6.80
     -  Sales                                                        $      49.10     $         --    $      53.47    $          --
     -  Refinancing                                                  $      11.41     $         --    $         --    $          --
     -  Other                                                        $         --     $         --    $         --    $          --

Weighted average number of limited partnership
   ($100) units outstanding                                               746,378          710,779         337,936           95,236
                                                                     ============     ============    ============     ============

(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2)   Included in the cash generated from operations are distributions  received
      from   unconsolidated   joint   ventures  net  of   investments   made  in
      unconsolidated joint ventures.


(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

----------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Fund 8B
                                   (unaudited)

The following table  summarizes the operating  results of Fund 8B. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                                     For the Years Ended December 31,
                                                                 ---------------------------------------
                                                                     2001                       2000
                                                                 ------------               ------------
Revenue                                                          $ 20,139,301               $    742,302
   Net gain on sales or remarketing of equipment                       92,695                         --
                                                                 ------------               ------------
   Gross revenue                                                   20,231,996                    742,302

Less:
   Interest expense                                                 5,010,154                    123,815
   General and administrative                                         400,323                     51,576
   Administrative expense reimbursement - General Partner             572,981                     37,441
   Management fees - General Partner                                1,344,637                     92,140
   Depreciation expense                                            11,680,535                    111,940
   Amortization of initial direct costs                               212,748                     33,510
   Provision for (reversal of) bad debts (3)                               --                         --
   Minority interest expense                                          190,509                        644
                                                                 ------------               ------------

Net income - GAAP                                                $    820,109               $    291,236
                                                                 ============               ============

Net income - GAAP - allocable to
   limited partners                                              $    811,908               $    288,324
                                                                 ============               ============

Taxable loss from operations (1)                                 $ (9,123,246)              $    (14,279)
                                                                 ============               ============

Cash generated from operations (2)                               $    638,360               $  1,232,306
Cash generated from sales of equipment                                629,514                         --
Cash generated from refinancing                                            --                         --
                                                                 ------------               ------------

Cash generated from operations, sales and
   refinancing                                                      1,267,874                  1,232,306

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                          4,932,964                    536,708
   Cash distributions to General Partner from
     operations, sales and refinancing                                 49,845                      5,228
                                                                 ------------               ------------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions                      $ (3,714,935)              $    690,370
                                                                 ============               ============

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
  Taxable loss from operations (1)                               $    (179.73)              $      (1.07)
                                                                 ============               ============

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                                            $      16.20               $       2.18
    Return of capital                                            $      82.00               $       1.88

  Source (on Cash basis)
    -  Operations                                                $      12.71               $       4.06
    -  Sales                                                     $      12.53               $         --
    -  Refinancing                                               $         --               $         --
    -  Other                                                     $      72.96               $         --

Weighted average number of limited partnership
  ($100) units outstanding                                       $    502,536                    132,049
                                                                 ============               ============

(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2)   Included in the cash generated from operations are distributions  received
      from   unconsolidated   joint   ventures  net  of   investments   made  in
      unconsolidated joint ventures.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

----------
Prior performance is not an indication of future results.

                                    TABLE IV

              Results of Completed Prior Public Programs - Series A
                                   (unaudited)

The following table summarizes the operating results of Series A. Series A's records were maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

        Dollar Amount Raised                 $2,504,500
        Number of Properties Purchased       60
        Date of Closing of Offering          February 1, 1989
        Date of First Sale of Property       June 1990
        Date of Final Sale of Property       May 1999


Tax and Distribution Data Per $1,000 Investment Through June 30, 1999
Federal Income Tax Results:
Ordinary Income (loss)
  from operations                                                    $   533.70
  from recapture                                                     $      --
Capital Gain (loss)                                                  $    40.00
Deferred Gain
  Capital                                                            $      --
  Ordinary                                                           $      --
Cash Distributions to Investors
  Source (on GAAP basis)
    Investment income                                                $   259.43
    Return of capital                                                $   784.60
  Source (on cash basis)
    Sales                                                            $    90.63
    Refinancing                                                      $      --
    Operations                                                       $   924.15
    Other                                                            $    29.25
Receivable on Net Purchase Money Financing                           $      --

                                    TABLE IV

              Results of Completed Prior Public Programs - Series B
                                   (unaudited)

The following table summarizes the operating results of Series B. Series B's records were maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

        Dollar Amount Raised                 $20,000,000
        Number of Properties Purchased       269
        Date of Closing of Offering          11/16/90
        Date of First Sale of Property       December 1990
        Date of Final Sale of Property       September 2001


Tax and Distribution Data Per $1,000 Investment Through September 30, 2001 Federal Income Tax Results:
Ordinary Income (loss)
  from operations                                                    $   258.20
  from recapture                                                     $      --
Capital Gain (loss)                                                  $   107.50
Deferred Gain
  Capital                                                            $      --
  Ordinary                                                           $      --
Cash Distributions to Investors
  Source (on GAAP basis)
    Investment income                                                $   151.71
    Return of capital                                                $   788.36
  Source (on cash basis)
    Sales                                                            $   152.01
    Refinancing                                                      $    18.76
    Operations                                                       $   756.00
    Other                                                            $    13.30
Receivable on Net Purchase Money Financing                           $      --

                                    TABLE IV

              Results of Completed Prior Public Programs - Series C
                                   (unaudited)

The following table summarizes the operating results of Series C. Series C's records were maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

        Dollar Amount Raised                 $20,000,000
        Number of Properties Purchased       261
        Date of Closing of Offering          6/20/91
        Date of First Sale of Property       December 1991
        Date of Final Sale of Property       September 2001


Tax and Distribution Data Per $1,000 Investment Through September 30, 2001 Federal Income Tax Results:
  Ordinary Income (loss)
  from operations                                                    $   140.00
  from recapture                                                     $       --
Capital Gain (loss)                                                  $    70.90
Deferred Gain
  Capital                                                            $       --
  Ordinary                                                           $       --
Cash Distributions to Investors
  Source (on GAAP basis)
    Investment income                                                $   183.62
    Return of capital                                                $   805.18
  Source (on cash basis)
    Sales                                                            $   116.90
    Refinancing                                                      $    30.26
    Operations                                                       $   758.99
    Other                                                            $    82.65
Receivable on Net Purchase Money Financing                           $       --

                                     TABLE V
      Sales or Dispositions of equipment - Prior Public Programs - Series A
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for Series A for the three years ended December 31, 2001. Series A was dissolved as of June 30, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                            Total                                                          Federal
             Type of             Year of      Year of    Acquisition      Net Book         Net             GAAP            Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)    Proceeds (3)     Gain (Loss)      Gain (Loss)
            ---------         -----------   -----------    --------       ---------    ------------     -----------      -----------
Telecommunications                1997         1999       $  27,000       $   6,245     $   5,000        ($  1,245)             -0-
                                                          ---------       ---------     ---------        ---------        ---------

                                                          $  27,000       $   6,245     $   5,000        ($  1,245)             -0-
                                                          =========       =========     =========        =========        =========

(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
      Sales or Dispositions of equipment - Prior Public Programs - Series B
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for Series B for the three years ended December 31, 2001. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition     Net Book            Net           GAAP          Taxable
            Equipment          Acquisition   Disposition     Cost (1)      Value (2)      Proceeds (3)    Gain (Loss)    Gain (Loss)
            ---------          -----------   -----------     --------      ---------      ------------    -----------    -----------
Computers                         1993          1999           $29,329            $0              $0              $0             $0
Medical                           1995          1999           $17,085            $0              $0             ($0)            $0
Restaurant                        1995          1999           $15,388        $3,849          $4,318            $469        ($2,419)
Restaurant                        1996          1999           $12,417            $0            $883            $883          ($495)
Telecommunications                1996          1999           $14,867          $508              $0           ($508)            $0
Video Production                  1994          1999           $21,919          $185            $185              $0          ($104)
Computers                         1994          1999           $26,405          $365              $0           ($365)            $0
Mnfctrg.                          1994          1999           $17,333          $243            $265             $22          ($149)
Printing                          1994          1999           $12,811           $82            $202            $120          ($113)
Printing                          1994          1999           $21,765          $271            $272              $1          ($152)
Medical                           1994          1999           $18,728          $191            $191             ($0)         ($107)
Printing                          1995          1999           $20,534          $100            $453            $353          ($254)
Manufacturing & Production        1995          1999           $17,355          $551            $524            ($27)         ($294)
Mnfctrg.                          1995          1999           $38,583          $335            $383             $48          ($215)
Automotive                        1995          1999           $11,619        $1,266          $1,450            $184          ($812)
Furniture                         1995          1999            $5,211        $1,070          $1,070              $0          ($600)
Furniture                         1995          1999            $9,677          $819            $986            $167          ($552)
Mnfctrg.                          1996          1999           $13,053            $3            $310            $307          ($171)
Mnfctrg.                          1996          1999           $28,253            $0              $0              $0             $0
Mnfctrg.                          1996          1999           $28,292           $22            $300            $278          ($168)
Manufacturing & Production        1997          1999           $18,357          $615            $615              $0          ($345)
Fixtures                          1997          1999           $16,352           $25              $0            ($25)            $0
Telecommunications                1997          1999           $33,636        $3,597          $4,649          $1,052        ($2,605)
Office Equipment                  1997          1999           $14,569            $0              $0              $0             $0
Computers                         1997          1999           $19,035          $238            $238              $0          ($133)
Retail                            1997          1999           $10,982        $5,390          $6,679          $1,288        ($3,742)
Restaurant                        1997          1999           $49,262       $22,810         $24,592          $1,782       ($13,779)
Telecommunications                1997          1999           $15,031        $3,530          $3,000           ($530)       ($1,681)
Telecommunications                1997          1999          $136,756       $40,586         $10,131        ($30,455)       ($5,676)
Telecommunications                1997          1999           $47,970       $14,835         $10,722         ($4,112)       ($6,008)
Telecommunications                1997          1999            $3,382        $1,979          $1,159           ($820)         ($650)
Mnfctrg.                          1997          1999           $37,594            $0              $1              $1             $0

Computers                         1995          2000           $14,458            $0              $5              $5             $0
Automotive                        1995          2000           $44,157            $0              $2              $2             $0
Restaurant                        1995          2000          $618,000       $60,000         $97,459         $37,459        $66,560
Mnfctrg.                          1995          2000           $12,582            $0              $0              $0             $0
Mnfctrg.                          1996          2000           $20,929            $0            $588            $588             $0
Mnfctrg.                          1996          2000           $43,686            $0          $1,246          $1,246             $0
Mnfctrg.                          1995          2000           $39,006            $0              $1              $1             $0
Computers                         1995          2000           $35,313        $9,316              $0         ($9,316)            $0
Mnfctrg.                          1995          2000           $20,817            $0             $43             $43             $0
Fixtures                          1995          2000           $27,790            $0             $46             $46             $0
Mnfctrg.                          1995          2000           $35,155            $0              $0              $0             $0
Telecommunications                1995          2000           $11,746            $0            $314            $314             $0
Medical                           1995          2000           $23,762            $0              $0              $0             $0
Restaurant                        1995          2000           $36,672            $0             $11             $11             $0
Telecommunications                1995          2000                         $75,700         $14,532        ($61,168)            $0
Video Production                  1995          2000           $42,495            $0              $3              $3             $0
Fixtures                          1995          2000           $26,465            $0              $2              $2             $0
Manufacturing & Production        1995          2000           $31,312            $0              $0              $0             $0
Computers                         1995          2000           $34,749            $0              $0              $0             $0
Telecommunications                1997          2000           $96,732       $20,176         $20,439            $263       ($89,134)

Computers                         1996          2001           $52,676            $0              $0              $0             $0
Computers                         1996          2001           $49,905            $1              $0             ($1)            $0
Mnfctg                            1996          2001            $2,217            $0            $331            $331           $331
Mnfctg                            1996          2001           $42,371        $4,270          $4,310             $40             $0
Printing                          1996          2001           $48,492            $0              $0              $0             $0
Retail                            1996          2001           $21,087            $0             $47             $47             $0
Telecomm                          1999          2001           $55,320       $33,411          $3,500        ($29,911)            $0
Telecomm                          1997          2001          $400,263       $67,464         $17,702        ($49,762)      ($16,189)
Telecomm                          1997          2001           $16,531        $6,746          $3,399         ($3,347)           $92
Video                             1996          2001           $53,979            $0              $0              $0             $0

                                                            ----------      --------        --------       ---------       --------
                                                            $2,742,213      $380,550        $237,560       ($142,991)      ($79,562)
                                                            ==========      ========        ========       =========       ========

(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
      Sales or Dispositions of equipment - Prior Public Programs - Series C
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for Series C for the three years ended December 31, 2001. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
       Type of              Year of        Year of        Acquisition      Net Book          Net             GAAP         Taxable
      Equipment           Acquisition    Disposition        Cost (1)       Value (2)     Proceeds (3)     Gain (Loss)    Gain (Loss)
      ---------           -----------    -----------        --------       ---------     ------------     -----------    -----------
Computers                    1991            1999             $12,981           $84              $0            ($84)            $0
Telecommunications           1991            1999             $17,935            $0          $1,300          $1,300           $539
Computers                    1994            1999             $15,606            $0          $1,993          $1,993           $826
Manufacturing & Production   1994            1999             $26,567          $156            $336            $180           $139
Medical                      1994            1999             $15,008        $1,383          $1,757            $374           $728
Restaurant                   1994            1999             $29,171        $2,850          $1,552         ($1,297)          $643
Retail                       1995            1999             $16,346            $0              $1              $1             $1
Computers                    1996            1999             $44,246            $0          $1,521          $1,521           $630
Construction                 1996            1999             $29,353        $1,024          $1,774            $749           $735
Furniture                    1996            1999             $51,853            $0              $0              $0             $0
Medical                      1996            1999             $11,554            $0              $0              $0             $0
Computers                    1991            1999             $22,151          $262              $0           ($262)            $0
M & P                        1994            1999             $18,111        $3,810              $0         ($3,810)            $0
M & P                        1994            1999             $20,823          $208            $208             ($0)           $86
Computers                    1994            1999             $16,107           $24            $487            $463           $202
Computers                    1994            1999             $21,282           $24          $1,071          $1,047           $444
Restaurant                   1994            1999             $17,531          $182            $183              $1            $76
Video Products               1994            1999             $59,696            $0            $500            $500           $207
Telecommunications           1994            1999             $28,289            $0          $1,475          $1,475           $611
Fixture                      1994            1999             $25,973            $0              $0             ($0)            $0
Fixture                      1994            1999             $15,912          $700            $160           ($540)           $66
Mnfctrg                      1994            1999             $13,786          $142            $781            $639           $324
Restaurant                   1994            1999            $525,049       $32,753         $68,282         $35,529        $28,303
Computers                    1995            1999             $19,978            $0            $935            $935           $387
Fixture                      1995            1999             $19,087          $598            $842            $244           $349
M & P                        1995            1999             $19,166        $3,426          $4,100            $674         $1,699
Computers                    1995            1999             $36,088            $0              $0              $0             $0
Computers                    1995            1999            $167,544            $0          $7,000          $7,000         $2,901
Computers                    1995            1999             $37,362            $0              $0              $0             $0
M & P                        1995            1999             $14,800            $0              $0              $0             $0
Restaurant                   1996            1999             $13,455            $0          $2,150          $2,150             $0
Computers                    1996            1999             $20,856            $0              $0              $0             $0
Retail                       1996            1999             $12,334          $360          $1,147            $787           $476
Telecommunications           1996            1999             $10,758            $0              $0              $0             $0
Printing                     1996            1999             $14,228            $0              $0              $0             $0
Construction                 1996            1999             $28,878            $0              $0              $0             $0
Computers                    1996            1999             $40,010            $0              $0              $0             $0
M & P                        1997            1999             $12,825            $0              $0              $0             $0

Fixture                      1994            2000             $29,856            $0              $0              $0           $650
Automotive                   1995            2000             $15,232            $0              $0             ($0)         ($410)
M & P                        1995            2000             $23,322            $0            $336            $336         $1,214
Copiers                      1995            2000             $32,912            $0             $11             $11             $0
Printing                     1995            2000             $13,688            $0             $24             $24             $0
Computers                    1995            2000             $34,232            $0              $0              $0        ($1,712)
Restaurant                   1995            2000            $618,000       $63,157         $52,212        ($10,945)            $0
Computers                    1996            2000             $27,235            $0              $0              $0             $0
Printing                     1996            2000             $51,086            $0          $1,464          $1,464             $0
Video Production             1996            2000             $65,815            $0              $1              $1             $0
M & P                        1996            2000             $32,684            $0          $2,630          $2,630             $0
Computers                    1995            2000             $29,774            $0              $0              $0             $0
Retail                       1996            2000             $10,164            $0              $0              $0             $0
Computers                    1996            2000             $31,452            $0            $469            $469             $0
Computers                    1995            2000             $36,013            $0          $4,307          $4,307             $0
Restaurant                   1996            2000             $39,423            $0          $2,314          $2,314        ($4,215)
Computers                    1996            2000                  $0        $3,404              $0         ($3,404)            $0
Printing                     1995            2000             $71,477            $0            $541            $541             $0
Telecommunications           1995            2000             $11,432            $0              $2              $2             $0

Automotive                   1996            2001           28,050.80            $0            $126            $126             $0
Computers                    1996            2001           34,492.48            $0              $0             ($0)            $0
Computers                    1996            2001           20,038.98            $0            $478            $478             $0
Computers                    1996            2001           31,192.59            $0            $689            $689             $0
Computers                    1994            2001           13,872.15        $1,721              $0         ($1,721)            $0
Computers                    1996            2001           24,065.25            $0              $0              $0             $0
Computers                    1996            2001           40,299.20            $0            $355            $355             $0
Computers                    1996            2001           65,797.00            $0         $10,880         $10,880         $7,590
Computers                    1996            2001           43,814.17            $0              $0              $0             $0
Computers                    1995            2001           38,442.53        $2,477              $0         ($2,477)            $0
Computers                    1996            2001           60,724.99       $10,097              $0        ($10,097)            $0
Copiers                      1996            2001           17,653.97            $0              $1              $1             $0
Fixture                      1996            2001           54,243.65            $0             $12             $12             $0
Fixture                      1995            2001           35,142.53            $0          $4,930          $4,930         $4,930
Medical                      1996            2001           10,797.98            $0             $25             $25             $0
Medical                      1996            2001           16,462.37            $0             $55             $55             $0
Medical                      1996            2001           55,200.00            $0          $1,319          $1,319             $0
Medical                      1996            2001           22,480.63            $0              $0              $0             $0
Medical                      1996            2001           54,528.42        $4,818              $0         ($4,818)            $0
Mnfctg                       1995            2001           24,078.92        $1,333            $300         ($1,033)          $300
Mnfctg                       1996            2001           54,115.42            $0              $1              $1             $0
Mnfctg                       1996            2001           59,357.51        $6,620          $8,146          $1,526             $0
Mnfctg                       1996            2001           58,891.43       $16,505              $0        ($16,505)            $0
Printing                     1996            2001           36,278.12            $0              $1              $1             $0
Printing                     1996            2001           50,702.00            $0              $0              $0             $0
Telecomm                     1996            2001           37,926.97        $3,384          $3,750            $366             $0

                                                           ----------      --------        --------         -------        -------
                                                           $3,685,143      $161,505        $194,934         $33,430        $48,721
                                                           ==========      ========        ========         =======        =======

(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
      Sales or Dispositions of equipment - Prior Public Programs - Series D
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for Series D for the three years ended December 31, 2001. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                       Federal
          Type of              Year of         Year of     Acquisition      Net Book         Net             GAAP         Taxable
         Equipment           Acquisition     Disposition     Cost (1)       Value (2)    Proceeds (3)     Gain (Loss)    Gain (Loss)
         ---------           -----------     -----------     --------       ---------    ------------     -----------    -----------
Computers                       1994            1999          $136,015            $674        $6,876         $6,202          ($746)
Computers                       1994            1999          $484,152         $49,621       $77,274        $27,653        ($8,379)
Manufacturing & Production      1994            1999           $12,534              $0          $908           $908           ($98)
Manufacturing & Production      1994            1999           $25,719          $7,292        $7,701           $409          ($835)
Telecommunications              1994            1999           $12,190              $0            $0             $0             $0
Computers                       1996            1999        $3,812,276        $579,496      $837,009       $257,513       ($90,758)
Manufacturing & Production      1996            1999            $8,961            $490        $1,550         $1,060          ($168)
Medical                         1997            1999           $17,800              $0            $0             $0             $0
Telecommunications              1997            1999          $263,816        $187,162            $0      ($187,162)            $0
Video Production                1997            1999           $20,226          $7,940        $6,640        ($1,300)         ($720)
Medical                         1992            1999            $5,233          $1,102          $551          ($551)          ($60)
M & P                           1992            1999        $1,341,720        $818,979      $818,979             $0       ($88,803)
Computers                       1993            1999           $95,784         $12,594       $12,500           ($94)       ($1,355)
Retail                          1994            1999            $2,899          $1,335          $355          ($980)          ($38)
Restaurant                      1994            1999           $12,592              $0          $124           $124           ($13)
Restaurant                      1994            1999           $26,211              $0          $195           $195           ($21)
Restaurant                      1994            1999           $11,043           ($739)           $0           $739             $0
Computers                       1994            1999           $10,966            $149           $54           ($94)           ($6)
Fixtures                        1994            1999           $27,203          $2,693        $5,527         $2,834          ($599)
M & P                           1994            1999           $15,526              $0            $0             $0             $0
Computers                       1994            1999          $345,122        ($23,209)       $5,916        $29,125          ($641)
Computers                       1994            1999          $121,522         ($7,903)       $2,084         $9,987          ($226)
Furniture                       1994            1999          $192,549         $22,516       $19,963        ($2,553)       ($2,165)
Furniture                       1994            1999          $285,432         $44,461       $47,079         $2,618        ($5,105)
Computers                       1994            1999           $13,011             ($4)          $51            $55            ($6)
Furniture                       1994            1999           $41,055          $2,886        $3,518           $632          ($381)
Computers                       1994            1999           $98,851          $2,552            $0        ($2,552)            $0
Computers                       1994            1999           $12,588          $2,732            $0        ($2,732)            $0
Computers                       1994            1999           $10,114              $0          $268           $268           ($29)
Telecommunications              1994            1999           $15,316           ($668)          $17           $685            ($2)
Telecommunications              1994            1999           $13,186             ($2)           $0             $2             $0
Telecommunications              1994            1999           $12,405             ($1)         $301           $302           ($33)
M & P                           1994            1999           $26,735            $559        $1,268           $709          ($137)
Manufacturing & Production      1994            1999           $22,535              $0           $12            $12            ($1)
Computers                       1995            1999           $26,257             ($0)           $0             $0             $0
M & P                           1995            1999           $24,145          $5,627            $0        ($5,627)            $0
Computers                       1995            1999           $32,228          $7,850            $0        ($7,850)            $0
Computers                       1995            1999           $12,729            $269          $305            $35           ($33)
Computers                       1995            1999           $12,729            $269          $293            $23           ($32)
Computers                       1995            1999           $37,862            $986            $0          ($986)            $0
Agriculture                     1995            1999           $19,492              $0          $464           $464             $0
Manufacturing & Production      1995            1999           $33,425          $1,544        $1,775           $231          ($192)
Restaurant                      1995            1999          $225,088         $39,338       $42,474         $3,136        ($4,605)
Restaurant                      1995            1999           $53,838          $8,206       $10,000         $1,794        ($1,084)
Computers                       1995            1999            $8,879          $4,011        $4,011             $0          ($435)
Computers                       1995            1999            $4,433          $3,909        $3,909             $0          ($424)
Computers                       1995            1999            $7,313            $988          $988             $0          ($107)
Computers                       1995            1999           $51,748          $4,285        $4,285             $0          ($465)
Computers                       1995            1999           $37,957          $8,603        $8,603             $0          ($933)
Computers                       1995            1999           $99,621         $12,587      $141,303       $128,716       ($15,322)
Computers                       1995            1999            $2,766          $1,984        $1,984             $0          ($215)
Computers                       1995            1999            $2,572            $325        $3,315         $2,990          ($359)
Computers                       1995            1999           $14,972          $4,187        $4,187             $0          ($454)
Computers                       1995            1999           $80,255         $10,603       $10,603             $0        ($1,150)
Computers                       1995            1999            $6,018          $1,368        $1,368             $0          ($148)
Computers                       1995            1999            $1,044             $35           $35             $0            ($4)
Computers                       1995            1999           $28,593          $7,644        $7,644             $0          ($829)
Computers                       1995            1999           $35,996          $4,891        $4,891             $0          ($530)
Computers                       1995            1999           $54,948         $16,725       $16,725             $0        ($1,814)
Computers                       1995            1999            $4,607            $600          $600             $0           ($65)
Computers                       1995            1999              $873            $304          $304             $0           ($33)
Computers                       1995            1999            $9,886          $1,159        $1,159             $0          ($126)
Computers                       1995            1999            $3,859          $1,438        $1,438             $0          ($156)
Computers                       1995            1999          $162,298        $106,709      $106,709             $0       ($11,571)
Computers                       1995            1999           $10,096            $749          $749             $0           ($81)
Computers                       1995            1999           $23,597          $2,613        $2,613             $0          ($283)
Computers                       1995            1999          $104,315         $15,579       $77,013        $61,434        ($8,351)
Computers                       1995            1999           $26,421         $29,728       $29,967           $238        ($3,249)
Manufacturing & Production      1995            1999           $28,593         $23,191       $23,191             $0        ($2,515)
Furniture                       1995            1999           $35,524              $0          $984           $984          ($107)
Computers                       1995            1999               $73              $9            $9             $0            ($1)
M & P                           1995            1999        $2,547,035      $2,000,000    $2,000,000             $0      ($216,863)
Computers                       1996            1999            $2,092            $269          $269             $0           ($29)
Computers                       1996            1999              $185             $24           $24             $0            ($3)
Computers                       1996            1999           $28,927          $4,903        $4,903             $0          ($532)
M & P                           1996            1999           $17,944          $6,464        $6,464             $0          ($701)
M & P                           1996            1999            $5,334          $1,885        $1,885             $0          ($204)
M & P                           1996            1999           $35,132         $10,123       $10,123             $0        ($1,098)
M & P                           1996            1999            $1,820            $223          $223             $0           ($24)
Manufacturing & Production      1996            1999           $12,132            $758        $1,500           $742          ($163)
Telecommunications              1996            1999            $1,458            $178          $178             $0           ($19)
Telecommunications              1996            1999           $32,016         $13,128       $13,128             $0        ($1,423)
Telecommunications              1997            1999           $53,548            $100          $100             $0           ($11)
Computers                       1997            1999           $45,888              $0            $0             $0             $0
M & P                           1997            1999        $1,074,631              $0       $15,955        $15,955        ($1,730)
Manufacturing & Production      1997            1999           $51,296          $1,715        $2,028           $314          ($220)
M & P                           1997            1999           $40,986          $1,667        $2,000           $333          ($217)
Aircraft                        1997            1999        $3,417,411              $0            $0             $0             $0
Aircraft                        1997            1999        $3,401,839        $175,290      $183,025         $7,735       ($19,846)
Manufacturing & Production      1995            1999           $34,893          $5,775        $5,775             $0          ($626)
Furniture                       1997            1999           $58,248         $38,793       $38,793             $0             $0
Medical                         1997            1999           $11,145          $9,875        $9,875             $0             $0
Manufacturing & Production      1994            1999           $14,501            $145           $32          ($113)           ($3)
Manufacturing & Production      1994            1999           $20,524              $0            $0            ($0)            $0
Printing                        1994            1999           $19,964            $641          $496          ($145)          ($54)

Computers                       1997            2000           $15,999              $0            $1             $1             $0
Manufacturing & Production      1997            2000           $26,426              $0            $1             $1             $0
Manufacturing & Production      1995            2000           $37,968              $0            $3             $3             $0
Video Production                1995            2000           $29,939              $0          $691           $691             $0
Computers                       1995            2000            $1,720            $260          $482           $222           $136
Computers                       1995            2000            $4,031            $595           $98          ($497)            $0
Computers                       1995            2000            $5,075            $648        $1,243           $595           $341
Computers                       1996            2000            $7,741            $476        $1,000           $524       ($65,830)
Computers                       1999            2000           $31,139              $0        $1,432         $1,432             $0
Computers                       1999            2000           $10,979              $0          $318           $318             $0
Telecommunications              1995            2000           $17,351              $0          $413           $413          ($697)
Manufacturing & Production      1997            2000           $11,198              $0          $751           $751             $0
Medical                         1995            2000           $22,842              $0            $0             $0             $0
Restaurant                      1995            2000          $618,000         $60,000      $112,303        $52,303        $33,562
Manufacturing & Production      1997            2000           $25,374              $0        $1,113         $1,113             $0
Manufacturing & Production      1995            2000           $37,643              $0            $0             $0             $0
Printing                        1995            2000           $37,191              $0            $0             $0             $0
Computers                       1995            2000           $24,308              $0            $2             $2             $0
Medical                         1992            2000            $3,124              $0          $371           $371           $371
Medical                         1992            2000            $5,561            $395        $1,278           $883         $1,211
Computers                       1995            2000           $21,987              $0          $326           $326         $3,332
Manufacturing & Production      1995            2000           $24,875          $2,190        $2,624           $434          ($654)
Computers                       1995            2000           $40,716              $0            $0             $0             $0
Medical                         1992            2000           $13,490          $1,353            $0        ($1,353)          $615
Fixture                         1995            2000           $29,741          $2,695        $5,745         $3,050         $5,675
Video Production                1997            2000           $20,583              $0            $0             $0             $0
Aircraft                        1997            2000        $4,804,095      $3,985,578    $4,534,661       $549,083       $715,155
Restaurant                      1997            2000                $0          $3,136            $0        ($3,136)            $0
Manufacturing & Production      1997            2000                $0            $751            $0          ($751)            $0

Mnfctg                          1997            2001           $25,719              $0            $0             $0             $0
Computers                       1996            2001           $52,398              $0            $0             $0             $0
Mnfctg                          1995            2001           $29,555          $4,827        $4,827             $0         $4,827
Mnfctg                          1995            2001           $41,382          $6,779        $6,779             $0         $6,779
Mnfctg                          1995            2001           $56,307         $10,903       $10,903             $0        $10,903
Mnfctg                          1995            2001           $80,224         $15,535       $15,535             $0        $15,535
Mnfctg                          1995            2001           $94,859         $15,771       $15,771             $0        $15,771
Mnfctg                          1995            2001          $126,355         $29,406       $29,406             $0             $0
Mnfctg                          1995            2001          $365,934         $83,859       $83,859             $0        $83,859
Telecomm                        1995            2001           $33,747          $1,214        $2,052           $838             $0
Computers                       1995            2001           $21,881          $6,704        $6,704             $0         $6,704
Computers                       1995            2001          $206,613         $22,967       $22,967             $0        $22,967
Computers                       1997            2001          $338,654        $103,378      $103,378             $0       $103,378
Restaurant                      1996            2001           $25,369          $3,049            $0        ($3,049)            $0
Restaurant                      1997            2001           $26,226              $0            $0             $0             $0
Retail                          1997            2001           $11,661              $0            $0             $0             $0
Mnfctg                          1997            2001           $45,691              $0        $1,341         $1,341             $0
Computers                       1995            2001           $63,001         $14,921       $14,921             $0        $14,921
Computers                       1995            2001           $41,813          $4,045        $4,045             $0         $4,045
Computers                       1996            2001           $74,483          $2,978       $13,681        $10,703        $13,681
Fixture                         1995            2001           $19,851          $1,346            $0        ($1,346)            $0
Computers                       1995            2001           $13,919            $848          $848             $0             $0
Computers                       1996            2001           $21,974          $1,552        $1,552             $0             $0
Mnfctg                          1996            2001            $9,061            $658          $658             $0           $223
Mnfctg                          1996            2001           $11,688            $784          $784             $0           $222
Mnfctg                          1996            2001           $14,780          $1,148        $1,148             $0           $437
Mnfctg                          1996            2001           $15,737          $1,242        $1,242             $0           $485
Mnfctg                          1996            2001           $16,641          $1,115        $1,115             $0           $315
Mnfctg                          1996            2001           $21,381          $1,457        $1,457             $0           $429
Mnfctg                          1996            2001           $42,965          $3,289        $3,289             $0         $1,224
Mnfctg                          1996            2001           $49,786          $3,878        $3,878             $0         $1,484
Mnfctg                          1996            2001           $51,423          $3,131        $3,131             $0             $0
Mnfctg                          1996            2001          $366,876         $30,446       $30,446             $0             $0
Restaurant                      1998            2001          $294,497         $30,525            $0       ($30,525)            $0
Mnfctg                          1997            2001           $39,504              $0            $0             $0             $0
Medical                         1992            2001            $2,380              $0        $1,049         $1,049         $1,049
Medical                         1992            2001           $12,053              $0        $3,264         $3,264         $3,264
Medical                         1992            2001           $10,187              $0        $2,047         $2,047         $2,047
Mnfctg                          1995            2001          $203,247         $36,417       $36,417             $0        $36,417
Mnfctg                          1995            2001          $244,978         $19,347       $19,347             $0        $19,347
Mnfctg                          1997            2001           $29,233              $0            $0             $0             $0
Medical                         1992            2001           $12,590              $0        $1,647         $1,647         $1,425
Computers                       1995            2001            $2,255            $407          $407             $0             $0
Computers                       1995            2001            $2,387            $433          $433             $0             $0
Computers                       1996            2001            $3,448            $235          $235             $0             $0
Computers                       1995            2001            $3,970            $720          $720             $0             $0
Computers                       1996            2001            $4,573            $810          $810             $0          ($220)
Computers                       1996            2001            $4,771            $402          $402             $0           $172
Computers                       1995            2001            $4,774            $867          $867             $0             $0
Computers                       1996            2001            $5,113            $905          $905             $0          ($246)
Computers                       1996            2001            $6,604          $1,186        $1,186             $0          ($317)
Computers                       1995            2001            $6,725          $1,214        $1,214             $0             $0
Computers                       1995            2001            $6,725          $1,214        $1,214             $0             $0
Computers                       1995            2001            $6,725          $1,214        $1,214             $0             $0
Computers                       1995            2001            $6,725          $1,214        $1,214             $0             $0
Computers                       1995            2001           $10,815          $1,952        $1,952             $0             $0
Computers                       1996            2001           $11,405          $1,111        $1,111             $0           $562
Computers                       1996            2001           $12,750          $2,258        $2,258             $0          ($613)
Computers                       1996            2001           $13,179          $2,367        $2,367             $0          ($634)
Computers                       1995            2001           $19,560          $3,547        $3,547             $0             $0
Computers                       1996            2001           $20,661          $3,658        $3,658             $0          ($993)
Computers                       1995            2001           $23,871          $4,918        $4,918             $0             $0
Computers                       1995            2001           $29,312          $4,536        $4,536             $0         $4,536
Computers                       1996            2001           $44,394          $8,690        $8,690             $0         $6,556
Computers                       1995            2001           $44,639          $7,806        $7,806             $0             $0
Computers                       1996            2001           $48,406          $8,643        $8,643             $0        ($2,327)
Computers                       1995            2001           $63,012         $10,903       $10,903             $0             $0
Computers                       1995            2001           $79,594         $16,049       $16,049             $0             $0
Computers                       1996            2001          $141,403         $25,379       $25,379             $0        ($6,798)
Computers                       1995            2001          $189,036         $33,296       $33,296             $0             $0
Computers                       1995            2001          $193,912         $34,994       $34,994             $0             $0
Computers                       1995            2001          $207,681         $37,660       $37,660             $0             $0
Computers                       1996            2001          $236,734         $42,508       $42,508             $0       ($11,381)
Computers                       1996            2001          $343,468         $60,967       $60,967             $0          ($172)
Computers                       1996            2001          $590,870        $104,623      $104,623             $0       ($28,407)
Fixture                         1995            2001            $1,786            $129          $129             $0             $0
Fixture                         1996            2001            $5,299            $256          $256             $0          ($255)
Fixture                         1996            2001            $6,077            $547          $547             $0           $255
Fixture                         1996            2001            $6,286            $310          $310             $0          ($302)
Fixture                         1995            2001           $23,214          $1,670        $1,670             $0             $0
Fixture                         1996            2001           $26,628          $1,289        $1,289             $0        ($1,280)
Fixture                         1996            2001           $32,428          $2,461        $2,461             $0        ($1,559)
Fixture                         1995            2001           $34,524          $2,484        $2,484             $0             $0
Fixture                         1996            2001           $65,138          $5,121        $5,121             $0        ($3,132)
Fixture                         1996            2001           $81,265          $8,383        $8,383             $0         $4,476
Fixture                         1996            2001          $124,736          $8,232        $8,232             $0        ($5,997)
Furniture                       1996            2001           $29,421          $2,260        $2,260             $0        ($1,414)
Mnfctg                          1995            2001            $4,018            $290          $290             $0             $0
Mnfctg                          1995            2001            $6,674            $534          $534             $0             $0
Mnfctg                          1996            2001            $7,450            $694          $694             $0           $336
Mnfctg                          1996            2001            $8,557            $492          $492             $0          ($411)
Mnfctg                          1996            2001           $10,788            $848          $848             $0          ($519)
Mnfctg                          1996            2001           $22,333          $1,107        $1,107             $0        ($1,074)
Mnfctg                          1995            2001           $25,585          $2,048        $2,048             $0             $0
Mnfctg                          1995            2001           $26,443          $2,090        $2,090             $0             $0
Mnfctg                          1995            2001           $27,809          $2,226        $2,226             $0             $0
Mnfctg                          1996            2001           $29,489          $1,696        $1,696             $0        ($1,418)
Mnfctg                          1995            2001           $33,481          $2,419        $2,419             $0             $0
Mnfctg                          1996            2001           $38,167          $2,949        $2,949             $0        ($1,835)
Mnfctg                          1995            2001           $51,169          $4,148        $4,148             $0             $0
Mnfctg                          1996            2001           $60,986          $3,122        $3,122             $0        ($2,932)
Mnfctg                          1996            2001           $70,638          $5,553        $5,553             $0        ($3,396)
Mnfctg                          1995            2001           $96,425          $6,967        $6,967             $0             $0
Mnfctg                          1996            2001           $99,266          $7,557        $7,557             $0        ($4,772)
Mnfctg                          1996            2001          $158,205         $12,006       $12,006             $0        ($7,606)
Photograph                      1996            2001            $8,426            $416          $416             $0          ($405)
Telecomm                        1996            2001            $1,326            $235          $235             $0           ($64)
Telecomm                        1995            2001            $3,921            $318          $318             $0             $0
Telecomm                        1996            2001            $5,065            $899          $899             $0          ($244)
Video                           1995            2001            $9,013            $746          $746             $0             $0
Furniture                       1995            2001           $37,163          $3,114       $22,000        $18,886             $0

                                                            -----------      ----------   -----------       --------       --------
                                                            $32,671,698      $9,356,871   $10,322,922       $966,051       $490,359
                                                            ===========      ==========   ===========       ========       ========

(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
      Sales or Dispositions of equipment - Prior Public Programs - Series E
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for Series E for the three years ended December 31, 2001. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
               Type of        Year of        Year of      Acquisition     Net Book          Net             GAAP          Taxable
              Equipment     Acquisition    Disposition      Cost (1)      Value (2)     Proceeds (3)     Gain (Loss)    Gain (Loss)
              ---------     -----------    -----------      --------      ---------     ------------     -----------    -----------
Medical                        1992            1999           $28,789          $827              $0          ($827)              $0
Computers                      1993            1999           $17,922        $3,464              $2        ($3,462)             ($1)
Retail                         1993            1999           $19,648        $1,016              $0        ($1,016)              $0
Telecommunications             1993            1999          $105,620        $1,722          $2,627           $905            ($987)
Manufacturing & Production     1994            1999        $5,398,842      $417,078        $317,300       ($99,778)       ($119,226)
Retail                         1994            1999        $1,902,683      $332,716        $258,913       ($73,803)        ($97,287)
Manufacturing & Production     1995            1999           $50,812        $2,513          $4,224         $1,711          ($1,587)
Audio                          1996            1999           $59,239       $46,600              $0       ($46,600)              $0
Telecommunications             1996            1999           $50,887        $5,547          $4,080        ($1,467)         ($1,533)
Automotive                     1997            1999           $15,937       $12,294          $7,110        ($5,183)         ($2,672)
Computers                      1997            1999            $6,768            $0              $0             $0               $0
Fixtures                       1997            1999           $46,838       $36,603         $38,428         $1,825         ($14,439)
Mining                         1997            1999          $558,796      $502,086          $6,109      ($495,978)         ($2,295)
Automotive                     1998            1999           $27,718       $23,800         $14,000        ($9,800)         ($5,261)
Computers                      1998            1999           $17,300        $7,287          $7,844           $557          ($2,947)
Copiers                        1998            1999            $6,001          $750            $743            ($6)           ($279)
Restaurant                     1998            1999           $24,567          $532            $403          ($129)           ($152)
Telecommunications             1998            1999           $23,155       $16,595         $19,332         $2,736          ($7,264)
Medical                        1993            1999           $40,440          $573              $0          ($573)              $0
Telecommunications             1993            1999            $3,602            $0              $4             $4               $0
Telecommunications             1993            1999            $3,302            $0              $2             $2               $0
Telecommunications             1993            1999            $6,463            $0              $7             $7               $0
Telecommunications             1993            1999           $10,189          $583            $357          ($226)           ($134)
Telecommunications             1993            1999           $20,913            $0             $11            $11               $0
Telecommunications             1993            1999                $0            $0              $1             $1               $0
Telecommunications             1993            1999           $16,025            $0            $157           $157             ($59)
Telecommunications             1993            1999            $8,077            $0          $1,260         $1,260            ($473)
Telecommunications             1993            1999            $9,356          $205            $425           $220            ($160)
Telecommunications             1993            1999            $7,887            $0              $2             $2               $0
Telecommunications             1993            1999            $9,739            $0              $9             $9               $0
Telecommunications             1993            1999           $28,879        $5,028          $3,486        ($1,541)         ($1,310)
Telecommunications             1993            1999            $8,356          $329            $458           $129            ($172)
Telecommunications             1993            1999           $27,250          $282            $735           $454            ($276)
Telecommunications             1993            1999           $44,312          $509              $0          ($509)              $0
Telecommunications             1993            1999           $32,975        $1,170          $1,861           $690            ($699)
Telecommunications             1993            1999           $55,711        $8,149          $9,700         $1,551          ($3,645)
M & P                          1994            1999          $427,524       $98,964         $81,776       ($17,188)        ($30,728)
M & P                          1994            1999           $75,587       $18,632         $12,386        ($6,246)         ($4,654)
M & P                          1994            1999           $88,523       $17,632         $14,253        ($3,379)         ($5,356)
Restaurant                     1994            1999          $652,404       $39,445         $12,049       ($27,396)         ($4,527)
Restaurant                     1994            1999          $526,016       $59,699         $92,475        $32,775         ($34,747)
Retail                         1994            1999           $31,606        $3,077          $7,544         $4,466          ($2,835)
Restaurant                     1994            1999          $427,214       $66,712         $90,741        $24,029         ($34,096)
Restaurant                     1994            1999          $412,517       $64,593         $80,000        $15,407         ($30,060)
Computers                      1994            1999        $1,027,069      $199,621        $579,434       $379,813        ($217,723)
Computers                      1994            1999            $7,079        $1,236          $2,959         $1,724          ($1,112)
Computers                      1994            1999           $14,237        $2,435          $5,951         $3,516          ($2,236)
Computers                      1994            1999          $966,993      $203,165        $277,193        $74,028        ($104,156)
Retail                         1994            1999            $2,219          $586            $646            $60            ($243)
Retail                         1994            1999            $2,337          $362            $675           $312            ($253)
Retail                         1994            1999            $2,727          $423            $788           $365            ($296)
Retail                         1994            1999            $2,726          $423            $788           $365            ($296)
Retail                         1994            1999            $2,337          $362            $676           $313            ($254)
Retail                         1994            1999            $2,339          $363            $677           $314            ($254)
Retail                         1994            1999            $2,340          $363            $677           $314            ($254)
Retail                         1994            1999            $2,727          $423            $789           $366            ($296)
Retail                         1994            1999            $2,340          $363            $677           $314            ($254)
Retail                         1994            1999            $2,338          $362            $676           $314            ($254)
Retail                         1994            1999            $2,338          $362            $676           $314            ($254)
Retail                         1994            1999            $2,338          $362            $676           $314            ($254)
Retail                         1994            1999            $2,727          $423            $789           $366            ($296)
Retail                         1994            1999            $2,338          $362            $676           $314            ($254)
Retail                         1994            1999            $1,948          $302            $564           $262            ($212)
Retail                         1994            1999            $3,324          $543            $968           $425            ($364)
Retail                         1994            1999            $2,221          $471            $647           $176            ($243)
Retail                         1994            1999            $2,217          $362            $646           $283            ($243)
Retail                         1994            1999            $2,338          $362            $676           $314            ($254)
Retail                         1994            1999            $2,338          $362            $676           $314            ($254)
Retail                         1994            1999            $1,848          $302            $538           $236            ($202)
Retail                         1994            1999            $2,217          $362            $646           $283            ($243)
Retail                         1994            1999            $2,217          $362            $646           $283            ($243)
Retail                         1994            1999            $2,214          $362            $642           $280            ($241)
Retail                         1994            1999            $2,214          $362            $642           $280            ($241)
Retail                         1994            1999            $1,845          $302            $535           $233            ($201)
Retail                         1994            1999            $2,583          $423            $749           $327            ($282)
Retail                         1994            1999            $1,845          $302            $535           $233            ($201)
Retail                         1994            1999            $2,214          $362            $642           $280            ($241)
Retail                         1994            1999            $2,214          $362            $642           $280            ($241)
Retail                         1994            1999            $2,214          $362            $642           $280            ($241)
Retail                         1994            1999            $2,214          $362            $642           $280            ($241)
Retail                         1994            1999            $2,025          $431            $582           $151            ($219)
Retail                         1994            1999            $1,993          $374            $573           $199            ($215)
Retail                         1994            1999            $2,583          $434            $749           $316            ($282)
Retail                         1994            1999            $2,215          $363            $643           $280            ($241)
Retail                         1994            1999            $1,847          $302            $536           $234            ($201)
Retail                         1994            1999            $2,215          $353            $363            $10            ($136)
Retail                         1994            1999            $2,215          $633            $643            $10            ($241)
Retail                         1994            1999            $2,215          $633            $643            $10            ($241)
Retail                         1994            1999            $2,215          $633            $643            $10            ($241)
Retail                         1994            1999            $2,215          $633            $643            $10            ($241)
Retail                         1994            1999            $2,215          $633            $643            $10            ($241)
Retail                         1994            1999            $2,215          $633            $643            $10            ($241)
Retail                         1994            1999            $2,215          $633            $643            $10            ($241)
Retail                         1994            1999            $1,846          $543            $536            ($7)           ($201)
Retail                         1994            1999            $2,215          $756            $643          ($113)           ($241)
Retail                         1994            1999            $2,214          $362            $642           $280            ($241)
Retail                         1994            1999            $2,259          $370            $656           $286            ($246)
Retail                         1994            1999            $2,262          $370            $656           $286            ($247)
Retail                         1994            1999            $2,413          $472            $576           $103            ($216)
Retail                         1994            1999            $2,058          $311            $489           $179            ($184)
Retail                         1994            1999            $2,671          $434            $643           $209            ($242)
Retail                         1994            1999            $2,289          $372            $551           $179            ($207)
Retail                         1994            1999            $3,052          $495            $734           $239            ($276)
Retail                         1994            1999            $2,290          $634            $551           ($83)           ($207)
Retail                         1994            1999            $2,289          $427            $551           $124            ($207)
Retail                         1994            1999            $2,289          $681            $551          ($130)           ($207)
Retail                         1994            1999            $2,289          $681            $551          ($130)           ($207)
Retail                         1994            1999            $2,289          $558            $551            ($7)           ($207)
Retail                         1994            1999            $2,289          $681            $551          ($130)           ($207)
Retail                         1994            1999            $2,289          $542            $551             $9            ($207)
Retail                         1994            1999            $2,289          $571            $551           ($20)           ($207)
Retail                         1994            1999            $2,288          $372            $604           $233            ($227)
Retail                         1994            1999            $2,290          $372            $551           $179            ($207)
Retail                         1994            1999              $371           $53              $0           ($53)              $0
Furniture                      1994            1999          $350,643       $56,311         $75,103        $18,792         ($28,220)
Restaurant                     1994            1999          $449,614       $77,298        $100,738        $23,440         ($37,852)
Furniture                      1994            1999          $420,016       $75,170         $86,817        $11,647         ($32,622)
Computers                      1995            1999           $39,169            $0              $0             $0               $0
Manufacturing                  1995            1999           $17,107        $2,992          $3,637           $646          ($1,367)
Telecommunications             1995            1999           $43,769          ($16)             $0            $16               $0
Manufacturing                  1995            1999           $29,329        $6,299          $6,922           $623          ($2,601)
Computers                      1995            1999           $18,277          $130            $130             $0             ($49)
Computers                      1995            1999           $15,532            $0              $0             $0               $0
Retail                         1996            1999           $10,762            $0              $0             $0               $0
M & P                          1996            1999           $22,476           ($1)             $0             $1               $0
Medical                        1996            1999           $29,814       $16,707         $19,500         $2,793          ($7,327)
Telecommunications             1996            1999           $11,717        $1,796          $1,625          ($171)           ($611)
Telecommunications             1996            1999           $20,676        $6,575          $6,355          ($220)         ($2,388)
Telecommunications             1996            1999           $84,131       $63,935          $4,900       ($59,035)         ($1,841)
Telecommunications             1997            1999          $247,947        $6,099         $48,504        $42,406         ($18,225)
Fixtures                       1998            1999           $57,681       $30,036         $24,380        ($5,656)         ($9,161)
Telecommunications             1998            1999           $55,949       $29,322         $31,000         $1,678         ($11,648)
Telecommunications             1998            1999           $76,511       $24,996         $22,277        ($2,719)         ($8,371)
Telecommunications             1998            1999           $50,941       $20,693         $21,216           $523          ($7,972)
Telecommunications             1998            1999           $46,177       $14,100          $3,221       ($10,879)         ($1,210)
Telecommunications             1998            1999           $46,701       $14,506          $3,221       ($11,285)         ($1,210)
Telecommunications             1998            1999            $6,200        $6,535         $11,947         $5,412          ($4,489)
Fixtures                       1998            1999           $18,814            $0              $0             $0               $0
Restaurant                     1999            1999          $289,146       $49,078         $64,517        $15,439         ($24,242)
Computers                      1997            1999           $39,743            $0          $1,520         $1,520            ($571)
Telecommunications             1993            1999           $17,874            $0            $387           $387            ($144)
Material                       1996            1999           $46,177            $0          $1,621         $1,621            ($609)
Restaurant                     1996            1999           $22,040        $2,571          $3,300           $729          ($1,240)

Telecommunications             1993            2000           $18,223            $0              $0             $0               $0
Restaurant                     1995            2000           $85,470       $12,262         $16,047         $3,785          $11,774
Manufacturing                  1993            2000           $13,134            $0            $246           $246               $0
Manufacturing                  1993            2000          $509,178            $0         $85,000        $85,000         $160,300
Fixtures                       1998            2000           $14,775        $6,725          $1,955        ($4,770)         ($6,910)
Computers                      1997            2000                $0            $0          $3,039         $3,039               $0
Telecommunications             1993            2000            $2,723            $0             $45            $45               $0
Telecommunications             1996            2000           $20,173            $0              $0             $0               $0
Retail                         1994            2000          $298,606       $20,512              $0       ($20,512)              $0
Retail                         1994            2000          $803,139       $55,190              $0       ($55,190)              $0
Retail                         1994            2000          $247,810       $17,023              $0       ($17,023)              $0
Retail                         1994            2000          $115,333        $7,923              $0        ($7,923)              $0
Retail                         1994            2000          $121,926        $8,375              $0        ($8,375)              $0
Retail                         1994            2000          $213,456       $14,663              $0       ($14,663)              $0
Retail                         1994            2000          $495,224       $33,521              $0       ($33,521)              $0
Retail                         1994            2000          $632,679       $42,825              $0       ($42,825)              $0
Retail                         1994            2000          $921,853       $62,399              $0       ($62,399)        $108,621
Retail                         1994            2000          $719,441       $47,863              $0       ($47,863)              $0
Retail                         1994            2000          $474,230       $31,549              $0       ($31,549)              $0
Retail                         1994            2000          $477,753       $31,979              $0       ($31,979)              $0
Retail                         1994            2000          $933,917       $61,956              $0       ($61,956)              $0
Retail                         1994            2000          $541,886       $37,136              $0       ($37,136)              $0
Retail                         1994            2000          $565,784       $38,583              $0       ($38,583)              $0
Retail                         1994            2000          $274,518       $19,148              $0       ($19,148)              $0
Restaurant                     1995            2000          $200,646       $29,002         $32,903         $3,901          $22,873
Telecommunications             1998            2000          $118,705       $37,247         $42,419         $5,172         ($28,803)
Retail                         1998            2000        $1,022,993            $0              $0             $0        ($267,564)
Telecommunications             1993            2000            $4,656            $0              $1             $1               $0
Telecommunications             1993            2000            $1,383            $0              $0             $0               $0
Telecommunications             1993            2000            $1,891            $0              $0             $0               $0
Telecommunications             1993            2000           $16,718            $0              $1             $1               $0
Telecommunications             1993            2000            $5,265            $0            $127           $127               $0
Manufacturing                  1995            2000           $52,556            $0            $833           $833               $0
Manufacturing                  1996            2000           $15,876            $0             $43            $43               $0
Manufacturing                  1995            2000                $0       $16,388              $0       ($16,388)              $0
Retail                         1994            2000                $0            $0        $537,188       $537,188             $786
Telecommunications             1993            2000           $36,164            $0              $0             $0               $0
Telecommunications             1993            2000            $5,183            $0              $0             $0               $0
Telecommunications             1993            2000            $4,759            $0              $0             $0               $0
Telecommunications             1993            2000            $2,884            $0              $0             $0               $0
Telecommunications             1993            2000            $5,132            $0              $0             $0               $0
Telecommunications             1993            2000           $88,647        $5,817         $24,371        $18,554          $42,583
Telecommunications             1993            2000            $3,190            $0          $1,597         $1,597           $3,190
Telecommunications             1993            2000            $2,335            $0          $1,220         $1,220           $2,335
Audio                          1996            2000           $39,778            $0          $1,200         $1,200               $0
Telecommunications             1993            2000            $6,768            $0            $172           $172               $0
Telecommunications             1993            2000            $2,923            $0            $184           $184               $0
Telecommunications             1993            2000           $61,893            $0          $2,558         $2,558          $13,671
Restaurant                     1994            2000          $424,932       $61,572         $84,500        $22,928         $146,072
Printing                       1996            2000           $43,053            $0          $2,613         $2,613               $0
Restaurant                     1996            2000           $56,630            $0          $5,100         $5,100               $0
Manufacturing                  1997            2000            $7,834        $2,666          $2,758            $93               $0
Computers                      1998            2000           $48,895            $0            $500           $500               $0
Automotive                     1998            2000           $68,725       $25,165         $25,165             $0               $0
Computers                      1998            2000            $2,328            $0              $0             $0               $0
Medical                        1998            2000                $0            $0            $537           $537               $0
Automotive                     1997            2000            $5,835        $4,197          $2,052        ($2,145)              $0
Medical                        1998            2000                $0            $0            $537           $537               $0
Medical                        1998            2000                $0          $318              $0          ($318)              $0
Medical                        1998            2000                $0            $0            $537           $537               $0
Medical                        1998            2000           $67,679       $23,030         $25,722         $2,692               $0
Manufacturing                  1998            2000           $68,131       $48,542         $60,609        $12,068               $0
Manufacturing                  1997            2000           $21,988       $12,212         $12,650           $438               $0
Computers                      1998            2000           $11,949          $314            $540           $227               $0
Telecommunications             1998            2000            $5,617          $155            $263           $108               $0
Telecommunications             1998            2000            $4,826          $165            $233            $69               $0
Medical                        1999            2000                $0            $0            $537           $537               $0
Fixtures                       1997            2000           $48,889       $16,086         $12,000        ($4,086)              $0
Fixtures                       1998            2000          $416,159            $0              $0             $0               $0
Medical                        1998            2000            $7,860            $0              $0             $0               $0
Medical                        1999            2000                $0            $0            $537           $537               $0
Computers                      1997            2000           $69,436       $39,034         $39,586           $552               $0
Office Equipment               1997            2000           $20,008            $0            $928           $928               $0
Telecomm                       1998            2000           $15,643       $10,565         $12,222         $1,657               $0
Computers                      1998            2000          $193,040      $133,277        $160,311        $27,034               $0
Construction                   1998            2000            $5,577            $0             $35            $35               $0
Fixtures                       1998            2000          $113,845       $73,187         $77,468         $4,280               $0
Medical                        1999            2000                $0            $0            $537           $537               $0
Computers                      1997            2000           $34,968          $143            $413           $270               $0
Manufacturing                  1997            2000           $15,581            $0             $13            $13               $0
Medical                        1999            2000                $0            $0            $537           $537               $0
Medical                        1998            2000                $0            $0            $266           $266               $0
Computers                      1997            2000                $0            $0            $707           $707               $0
Furniture                      1997            2000           $19,277        $1,077          $1,607           $529               $0
Furniture                      1997            2000           $38,600        $2,102          $4,821         $2,719               $0
Construction                   1997            2000           $43,478        $2,368          $2,427            $59               $0
Restaurant                     1997            2000           $13,855            $0            $206           $206               $0
Other                          1998            2000          $696,718      $419,678        $458,626        $38,949               $0
Computers                      1998            2000            $4,727            $0            $372           $372               $0
Fixtures                       1998            2000           $32,264            $0            $226           $226               $0
Telecomm                       1998            2000            $7,074            $0            $287           $287               $0
Fixtures                       1998            2000           $37,783       $25,949         $26,115           $166               $0
Fixtures                       1998            2000          $143,295       $84,070         $84,592           $522               $0
Computers                      1998            2000           $16,362            $0              $0             $0               $0
Construction                   1998            2000           $23,561          $401            $458            $57               $0
Medical                        1998            2000           $11,009            $0            $490           $490               $0
Medical                        1998            2000                $0            $0            $537           $537               $0
Construction                   1997            2000           $44,931          $254          $2,021         $1,767               $0
Medical                        1997            2000           $29,221            $0            $835           $835               $0
Computers                      1997            2000           $12,147            $0            $459           $459               $0
Automotive                     1997            2000           $13,955        $7,245          $7,826           $580               $0
Construction                   1998            2000           $29,753        $3,008          $3,725           $716               $0
Medical                        1998            2000           $39,863        $9,644            $975        ($8,669)              $0
Telecomm                       1998            2000           $17,864        $7,717          $9,037         $1,320               $0
Fixtures                       1998            2000           $45,388       $23,481         $23,098          ($383)              $0
Fixtures                       1998            2000           $49,317       $28,518         $28,141          ($376)              $0
Medical                        1998            2000            $3,018            $0             $54            $54               $0
Restaurant                     1998            2000           $74,492       $43,172         $48,153         $4,981               $0
Retail                         1998            2000            $2,426          $106            $169            $64               $0
Computers                      1998            2000            $6,342            $0            $241           $241               $0
Restaurant                     1998            2000           $12,007            $0              $0             $0               $0
Computers                      1998            2000            $1,679            $0              $0             $0               $0
Retail                         1997            2000           $38,176            $0              $1             $1               $0
Fixture                        1998            2000           $32,264          $226              $0          ($226)              $0
Computers                      1997            2000           $11,086        $1,416          $1,717           $301               $0
Computers                      1998            2000           $15,217            $0              $0             $0               $0
Restaurant                     1998            2000            $7,760            $0              $0             $0               $0
Construction                   1998            2000           $23,220            $0            $935           $935               $0
Construction                   1998            2000           $20,306            $0              $0             $0               $0
Restaurant                     1997            2000           $52,935       $23,794         $27,472         $3,678               $0
Material                       1997            2000           $18,893          $266            $626           $360               $0
Fixture                        1998            2000           $47,758            $0             $21            $21               $0
Material                       1997            2000           $14,781        $2,602          $4,493         $1,891               $0
Computers                      1998            2000           $17,643            $0            $288           $288               $0
Computers                      1998            2000            $8,523            $0              $0             $0               $0
Computers                      1997            2000           $16,071            $0              $0             $0               $0
Computers                      1997            2000           $27,183          $397            $435            $38               $0
Computers                      1997            2000          $345,530       $60,725         $61,163           $438               $0
Furniture                      1997            2000           $66,733          $594            $834           $240               $0
Construction                   1998            2000           $16,604        $8,135          $9,090           $955               $0
Medical                        1998            2000           $29,367            $0          $1,136         $1,136               $0
Miscellaneous                Various           2000                $0            $0          $4,121         $4,121               $0

Aircraft                       1996            2001          $702,508            $0              $0             $0               $0
Alliance                       1997            2001           $59,823          $561            $897           $336               $0
Audio                          1999            2001           $46,541       $41,050              $0       ($41,050)              $0
Automotive                     1997            2001           $37,658       $17,964         $19,962         $1,999               $0
Automotive                     1998            2001           $55,270            $0             $12            $12               $0
Automotive                     1997            2001           $20,952          $246            $352           $106               $0
Automotive                     1998            2001           $35,734          $127          $2,373         $2,246               $0
Automotive                     1997            2001            $4,538        $1,632             $48        ($1,585)              $0
Automotive                     1997            2001           $12,060        $3,863              $0        ($3,863)              $0
Automotive                     1998            2001           $44,826          $543            $443           ($99)              $0
Automotive                     1997            2001           $31,149       $17,566         $10,221        ($7,346)              $0
Automotive                     1998            2001           $17,934            $0            $604           $604               $0
Computers                      1998            2001           $32,434            $0          $2,586         $2,586               $0
Computers                      1998            2001           $14,169          $967            $429          ($539)              $0
Computers                      1997            2001           $22,324            $0              $1             $1               $0
Computers                      1998            2001           $38,219            $0          $1,422         $1,422               $0
Computers                      1998            2001           $20,176          $122            $685           $563               $0
Computers                      1998            2001            $1,968            $0            $854           $854               $0
Computers                      1998            2001           $29,465            $0             $70            $70               $0
Computers                      1998            2001           $17,503            $0          $1,095         $1,095               $0
Computers                      1998            2001           $12,608            $0            $529           $529               $0
Computers                      1997            2001           $20,803            $0             $36            $36               $0
Computers                      1997            2001           $10,363            $0          $1,221         $1,221               $0
Computers                      1998            2001           $19,173            $0              $0             $0               $0
Computers                      1998            2001           $41,460            $0          $2,063         $2,063               $0
Computers                      1998            2001           $13,863          $235            $452           $217               $0
Computers                      1998            2001            $2,251            $0             $72            $72               $0
Computers                      1997            2001           $41,900          $220          $1,877         $1,658               $0
Computers                      1998            2001           $18,273            $0              $0           0.00               $0
Computers                      1997            2001           $11,468            $0              $4             $4               $0
Computers                      1997            2001           $20,140          $992          $1,407           $415               $0
Computers                      2001            2001           $84,977          $656          $2,926         $2,269               $0
Computers                      1998            2001            $4,132            $0          $1,149         $1,149               $0
Computers                      1997            2001           $57,044            $0              $0             $0               $0
Computers                      1998            2001           $10,805            $0            $329           $329               $0
Computers                      1998            2001            $7,922            $0              $0             $0               $0
Computers                      1997            2001           $77,364            $0              $0             $0               $0
Computers                      1998            2001              $768            $0             $33            $33               $0
Computers                      1998            2001           $25,047            $0              $0             $0               $0
Computers                      1997            2001           $18,563          $237            $292            $55               $0
Computers                      1997            2001           $43,764            $0            $598           $598               $0
Computers                      1997            2001           $40,118          $268          $1,311         $1,043               $0
Computers                      1998            2001           $35,980            $0              $0             $0               $0
Computers                      1998            2001            $7,732          $620            $604           ($16)              $0
Computers                      1998            2001           $17,087            $0            $856           $856               $0
Computers                      1997            2001           $18,332          $491            $675           $183               $0
Computers                      1997            2001           $45,705          $637              $0          ($637)              $0
Computers                      1998            2001        $1,111,094      $104,162         $87,801       ($16,361)       ($353,713)
Computers                      1998            2001            $7,855            $0            $109           $109               $0
Computers                      1998            2001           $31,543        $7,543          $7,506           ($37)              $0
Computers                      1998            2001           $29,262          $500              $0          ($500)              $0
Computers                      1997            2001           $19,537        $4,385          $5,015           $630               $0
Computers                      1998            2001            $3,657          $621            $499          ($122)              $0
Computers                      1998            2001           $27,567        $8,093              $0        ($8,093)              $0
Computers                      1998            2001        $3,859,430            $0              $0             $0        ($996,435)
Computers                      1998            2001          $784,397            $0              $0             $0        ($271,878)
Computers                      2001            2001          $471,541       $75,795         $75,796             $0               $0
Computers                      2001            2001           $25,717        $5,000         $16,164        $11,164               $0
Computers                      1997            2001           $65,477            $0              $0             $0               $0
Computers                      1997            2001           $10,015          $751            $619          ($132)              $0
Computers                      1998            2001           $25,591            $0              $0             $0               $0
Computers                      1998            2001           $20,208        $6,988          $7,382           $395               $0
Computers                      1997            2001           $11,587            $0              $0             $0               $0
Computers                      1997            2001           $12,624          $342            $596           $254               $0
Computers                      1998            2001           $15,987            $0            $380           $380               $0
Computers                      1998            2001           $23,471          $404              $0          ($404)              $0
Computers                      1998            2001           $10,316           $46            $463           $417               $0
Computers                      1998            2001            $8,772          $288            $288             $0               $0
Computers                      1998            2001            $4,398            $0              $0             $0               $0
Computers                      1998            2001            $9,678           $95            $142            $48               $0
Computers                      1997            2001           $35,728          $765            $842            $77               $0
Computers                      1997            2001           $28,217          $305              $0          ($305)              $0
Construction                   1997            2001           $32,171       $12,655         $13,725         $1,070               $0
Construction                   1998            2001           $21,429        $1,435              $0        ($1,435)              $0
Copiers                        1998            2001           $41,360        $1,100          $1,545           $444               $0
Copiers                        1998            2001           $14,914            $0            $670           $670               $0
Dimension                      1997            2001           $63,534       $21,456         $19,975        ($1,481)              $0
Fixture                        1997            2001           $47,077        $3,524              $0        ($3,524)              $0
Fixture                        1997            2001           $45,173            $0          $1,552         $1,552               $0
Fixture                        1996            2001           $29,892        $1,537          $1,861           $324               $0
Fixture                        1997            2001            $3,322            $0              $0             $0               $0
Fixture                        1997            2001           $20,564            $0              $0             $0               $0
Fixture                        1998            2001           $41,611        $4,571          $3,989          ($581)              $0
Fixture                        1998            2001           $19,962          $605            $605             $0               $0
Fixture                        1998            2001           $55,740          $844          $1,498           $654               $0
Fixture                        1997            2001           $49,131          $993              $0          ($993)              $0
Fixture                        1998            2001           $19,360            $0              $0             $0               $0
Fixture                        1998            2001           $97,333       $49,421         $55,082         $5,662               $0
Fixture                        1997            2001           $25,628            $0          $1,991         $1,991               $0
Fixture                        1997            2001           $47,548        $1,855            $493        ($1,362)              $0
Fixture                        1998            2001           $26,904            $0             $80            $80               $0
Fixture                        1997            2001           $46,439        $3,480              $0        ($3,480)              $0
Furniture                      1997            2001          $388,702            $0         $38,198        $38,198               $0
Furniture                      1997            2001          $177,028        $9,551          $6,588        ($2,963)              $0
Furniture                      1998            2001            $4,862          $764            $766             $2               $0
Furniture                      1997            2001           $24,130          $497              $0          ($497)              $0
Furniture                      1997            2001           $30,449            $0            $102           $102               $0
Furniture                      1997            2001           $10,449          $614            $732           $118               $0
Material                       1997            2001           $27,771        $3,669          $4,132           $463               $0
Medical                        1997            2001           $22,540            $0              $0             $0               $0
Medical                        1997            2001           $47,076            $0             $59            $59               $0
Medical                        1998            2001           $30,131          $383         $13,640        $13,257               $0
Medical                        1997            2001           $11,533            $0             $34            $34               $0
Mnfctg                         1997            2001           $18,329            $0              $6             $6               $0
Mnfctg                         1997            2001           $28,195           $50              $0           ($50)              $0
Mnfctg                         1997            2001           $49,492            $0            $594           $594               $0
Mnfctg                         1998            2001           $12,899          $483            $483             $0               $0
Mnfctg                         1997            2001           $12,116          $367            $367             $0               $0
Mnfctg                         1998            2001          $304,689            $0              $0             $0               $0
Mnfctg                         1998            2001           $28,769            $0              $0             $0               $0
Mnfctg                         1997            2001           $43,190            $0              $0             $0               $0
Mnfctg                         1997            2001           $25,902            $0            $965           $965               $0
Mnfctg                         1997            2001           $34,571            $0          $2,697         $2,697               $0
Mnfctg                         1997            2001           $43,539       $17,209         $19,074         $1,865               $0
Mnfctg                         1997            2001           $54,192            $0          $1,720         $1,720               $0
Mnfctg                         1997            2001           $29,595       $15,829         $14,053        ($1,775)              $0
Mnfctg                         1998            2001           $18,925            $0              $0             $0               $0
Mnfctg                         1997            2001           $17,965            $0          $1,265         $1,265               $0
Mnfctg                         1997            2001           $39,693        $8,118          $7,858          ($260)              $0
Office Equip                   1998            2001           $40,189        $1,348              $0        ($1,348)              $0
Office Equip                   1997            2001           $12,890          $230            $248            $18               $0
Office Equip                   1998            2001           $22,094          $303              $0          ($303)              $0
Other                          1997            2001           $51,233            $0          $4,229         $4,229               $0
Photography                    1997            2001           $24,372            $0              $0             $0               $0
Printing                       1998            2001           $76,451       $33,574         $37,500         $3,926               $0
Printing                       1997            2001           $35,863            $0             $10            $10               $0
Printing                       1998            2001           $38,541        $9,086         $10,434         $1,348               $0
Printing                       1997            2001           $29,574       $20,092         $22,215         $2,124               $0
Restarant                      1997            2001           $16,277          $239              $0          ($239)              $0
Restarant                      1997            2001           $74,429        $1,972          $2,175           $203               $0
Restarant                      1997            2001            $9,164            $0          $2,230         $2,230               $0
Restarant                      1997            2001           $26,586        $1,303              $0        ($1,303)              $0
Restarant                      1997            2001            $7,399            $0              $4             $4               $0
Restarant                      1997            2001           $64,586       $30,206              $0       ($30,206)              $0
Restarant                      1998            2001           $17,114            $0              $6             $6               $0
Restarant                      1998            2001           $48,904       $18,149         $19,856         $1,707               $0
Restarant                      1997            2001           $20,997            $0             $72            $72               $0
Restarant                      1998            2001            $2,585            $0              $0             $0               $0
Restarant                      1997            2001           $21,887            $0              $0             $0               $0
Restarant                      1997            2001           $15,009          $215              $0          ($215)              $0
Restarant                      1998            2001           $81,183            $0          $3,132         $3,132               $0
Restarant                      1998            2001           $24,013            $0              $0             $0               $0
Restarant                      1998            2001            $8,046            $0              $0             $0               $0
Restarant                      1997            2001            $8,776            $0             $72            $72               $0
Restarant                      1997            2001           $32,702            $0              $0             $0               $0
Restarant                      1997            2001           $15,393            $0              $0             $0               $0
Restaurant                     1999            2001           $64,786          $176              $0          ($176)              $0
Retail                         1999            2001            $3,139            $0              $0             $0               $0
Retail                         1997            2001           $18,100            $0            $735           $735               $0
Retail                         1998            2001           $21,934          $403            $572           $169               $0
Retail                         1998            2001           $14,758            $0              $0             $0               $0
Retail                         1998            2001           $17,736            $0            $205           $205               $0
Retail                         1997            2001           $27,337            $0            $368           $368               $0
Retail                         1998            2001           $13,761           ($0)           $484           $484               $0
Retail                         1998            2001           $15,662            $4          $1,251         $1,247               $0
Retail                         1998            2001           $23,930            $0              $0             $0               $0
Retail                         1997            2001           $38,394          $961            $961             $0               $0
Telecomm                       1999            2001           $18,275            $0             $66            $66               $0
Telecomm                       1999            2001           $18,337            $0          $3,273         $3,273               $0
Telecomm                       1998            2001           $33,317       $10,209         $11,227         $1,018          ($2,100)
Telecomm                       1997            2001           $12,589            $0          $1,433         $1,433               $0
Telecomm                       1997            2001          $105,616        $3,052          $3,052             $0               $0
Telecomm                       1997            2001           $75,298            $0              $0             $0               $0
Telecomm                       1998            2001           $94,696       $47,804         $52,417         $4,613               $0
Telecomm                       1997            2001           $28,025            $0              $0             $0               $0
Telecomm                       1997            2001           $20,333          $298              $0          ($298)              $0
Telecomm                       1996            2001           $15,040            $0            $532           $532               $0
Telecomm                       1993            2001            $6,771           $57          $3,225         $3,168               $0
Telecomm                       1997            2001           $29,010          $255          $2,224         $1,970               $0
Telecomm                       1997            2001           $20,530            $0              $0             $0               $0
Telecomm                       1998            2001          $116,486       $10,645         $13,357         $2,711         ($33,237)
Telecomm                       1998            2001           $18,483            $0            $610           $610               $0
Telecomm                       1997            2001          $229,916          $260          $7,854         $7,594               $0
Telecomm                       1998            2001           $22,295            $0              $0             $0               $0
Telecomm                       1996            2001           $16,252        $2,959          $7,433         $4,474               $0
Telecomm                       1993            2001            $6,753           $71          $2,266         $2,194               $0
Telecomm                       1993            2001          $180,617        $1,876         $35,819        $33,943               $0
Telecomm                       1993            2001            $3,389          $185              $0          ($185)              $0
Telecomm                       1993            2001           $33,171            $0              $0             $0               $0
Telecomm                       1996            2001           $13,625        $4,405            $171        ($4,234)           ($510)
Telecomm                       1997            2001           $26,856            $0              $0             $0               $0
Video                          1997            2001           $33,006            $0            $100           $100               $0
Video                          1998            2001           $45,566        $2,892          $2,818           ($75)              $0
Video                          1997            2001           $61,777            $0            $195           $195               $0
Video                          1997            2001           $63,004            $0          $2,257         $2,257               $0
Video                          1997            2001           $30,891        $1,142          $3,156         $2,014               $0

                                                          -----------    ----------      ----------       --------      -----------
                                                          $43,705,586    $5,253,630      $5,378,510       $124,879      ($2,403,483)
                                                          ===========    ==========      ==========       ========      ===========

(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
       Sales or Dispositions of equipment - Prior Public Programs - LP Six
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for LP Six for the three years ended December 31, 2001.Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                            Total                                                          Federal
     Type of                 Year of       Year of       Acquisition      Net Book          Net             GAAP           Taxable
    Equipment              Acquisition   Disposition       Cost (1)       Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
    ---------              -----------   -----------       --------       ---------     ------------     -----------     -----------
Furniture                     1994          1999            $136,766              $0              $0              $0             $0
Manufacturing & Production    1994          1999            $499,451         $79,381         $99,772         $20,391       ($17,023)
Telecommunications            1994          1999             $35,338          $6,642          $8,030          $1,388        ($1,370)
Video Production              1994          1999             $82,844            $845          $4,262          $3,417          ($727)
Agriculture                   1995          1999             $37,934              $0              $0              $0             $0
Computers                     1995          1999          $1,902,926        $324,701        $267,998        ($56,703)      ($45,726)
Manufacturing & Production    1995          1999            $153,515          $4,045          $5,189          $1,145          ($885)
Medical                       1995          1999            $132,951          $3,102          $4,302          $1,200          ($734)
Printing                      1995          1999            $163,911          $7,469          $7,797            $328        ($1,330)
Retail                        1995          1999             $33,425              $0              $0              $0             $0
Computers                     1996          1999          $3,801,570        $587,657        $690,917        $103,260      ($117,884)
Manufacturing & Production    1996          1999             $24,096          $4,052          $6,285          $2,232        ($1,072)
Telecommunications            1996          1999            $167,339         $39,719         $44,185          $4,467        ($7,539)
Material Handling             1998          1999          $3,801,108        $116,045        $116,045              $0       ($19,799)
Printing                      1998          1999             $19,039              $0              $0              $0             $0
Computers                     1995          1999             $12,799            $193            $218             $25           ($37)
Computers                     1994          1999             $25,320          $2,252          $2,628            $376          ($448)
Retail                        1994          1999             $27,117          $2,922          $3,184            $262          ($543)
Fixtures                      1994          1999             $41,088            $933            $935              $2          ($160)
Computers                     1994          1999             $23,517              $0             $29             $29            ($5)
M & P                         1994          1999             $18,153              $0              $0              $0             $0
Computers                     1994          1999             $12,332              $0              $0              $0             $0
Computers                     1994          1999             $13,898              $0              $0              $0             $0
Computers                     1994          1999             $41,439          $1,046          $2,839          $1,793          ($484)
Manufacturing & Production    1994          1999             $15,588            $291            $291              $0           ($50)
Telecommunications            1994          1999             $15,180            $295            $293             ($3)          ($50)
Furniture                     1994          1999            $351,816              $1              $1              $0            ($0)
Telecommunications            1994          1999             $24,538              $0            $545            $545           ($93)
Restaurant                    1994          1999            $566,055         $65,854         $13,441        ($52,413)       ($2,293)
Computers                     1994          1999             $25,681          $6,182          $2,979         ($3,203)         ($508)
Computers                     1994          1999             $88,556              $0          $1,915          $1,915          ($327)
M & P                         1994          1999            $362,830         $55,581        $138,217         $82,636       ($23,582)
M & P                         1994          1999            $101,989         $20,330         $29,495          $9,165        ($5,032)
M & P                         1994          1999             $10,052          $2,109          $1,379           ($730)         ($235)
M & P                         1994          1999             $31,269          $5,149          $3,589         ($1,560)         ($612)
M & P                         1994          1999             $12,409          $2,042          $3,281          $1,239          ($560)
Manufacturing & Production    1995          1999             $27,427             ($0)             $0              $0             $0
Printing                      1995          1999             $30,291              $0              $0              $0             $0
Printing                      1995          1999             $15,345          $5,199              $0         ($5,199)            $0
Printing                      1995          1999             $35,003          $6,991          $3,607         ($3,384)         ($615)
Printing                      1995          1999             $24,524          $2,044          $1,849           ($195)         ($315)
Computers                     1995          1999            $316,006         $72,902         $99,350         $26,448       ($16,951)
Computers                     1995          1999            $316,006         $72,902         $27,808        ($45,094)       ($4,745)
Computers                     1995          1999            $316,006         $72,902         $44,108        ($28,794)       ($7,526)
Computers                     1995          1999              $2,320            $449            $399            ($51)          ($68)
Computers                     1995          1999             $15,410          $2,090          $2,946            $857          ($503)
Computers                     1995          1999             $21,055          $2,467          $5,619          $3,152          ($959)
Computers                     1995          1999            $103,037         $22,626         $20,423         ($2,203)       ($3,485)
Computers                     1995          1999            $103,037         $22,626         $17,132         ($5,494)       ($2,923)
Computers                     1995          1999             $14,476          $3,595          $2,638           ($957)         ($450)
M & P                         1995          1999             $10,950          $1,696          $1,407           ($289)         ($240)
M & P                         1995          1999              $5,014            $776            $669           ($107)         ($114)
M & P                         1995          1999              $2,908            $427            $295           ($132)          ($50)
M & P                         1995          1999            $182,824         $28,725         $13,485        ($15,240)       ($2,301)
M & P                         1995          1999              $5,873            $886            $400           ($485)          ($68)
M & P                         1995          1999             $42,095          $6,493          $2,693         ($3,800)         ($459)
M & P                         1995          1999            $121,599         $16,642         $23,000          $6,358        ($3,924)
M & P                         1995          1999            $121,599         $16,643         $21,313          $4,670        ($3,636)
M & P                         1995          1999             $19,402          $2,655          $4,019          $1,364          ($686)
Manufacturing & Production    1995          1999              $5,850          $1,027            $967            ($60)         ($165)
Manufacturing & Production    1995          1999              $5,218            $917            $893            ($24)         ($152)
Manufacturing & Production    1995          1999              $8,281          $1,406          $1,374            ($33)         ($234)
Manufacturing & Production    1995          1999              $4,046            $710            $669            ($41)         ($114)
Manufacturing & Production    1995          1999              $5,588            $913            $895            ($18)         ($153)
Manufacturing & Production    1995          1999              $9,778          $1,597          $3,141          $1,544          ($536)
Telecommunications            1995          1999             $39,384          $3,572              $0         ($3,572)            $0
M & P                         1995          1999              $7,877          $1,220          $1,045           ($174)         ($178)
M & P                         1995          1999              $5,182            $803            $672           ($130)         ($115)
M & P                         1995          1999              $5,670            $878            $690           ($187)         ($118)
M & P                         1995          1999             $14,882          $2,305          $1,901           ($404)         ($324)
M & P                         1995          1999              $4,594            $674            $469           ($205)          ($80)
Restaurant                    1995          1999            $214,686         $29,357         $29,975            $618        ($5,114)
Computers                     1995          1999              $4,459          $1,029            $354           ($675)          ($60)
Computers                     1995          1999              $1,495            $389            $116           ($273)          ($20)
Computers                     1995          1999              $1,485            $332            $180           ($152)          ($31)
Computers                     1995          1999              $3,934            $838            $421           ($417)          ($72)
Computers                     1995          1999              $1,382            $295            $148           ($147)          ($25)
Computers                     1995          1999              $3,990            $793            $774            ($20)         ($132)
Computers                     1995          1999              $8,529          $1,634          $2,006            $372          ($342)
Computers                     1995          1999              $1,038            $209             $36           ($173)           ($6)
Computers                     1995          1999              $1,038            $209            $138            ($71)          ($24)
Computers                     1995          1999              $1,260            $254            $146           ($108)          ($25)
Computers                     1995          1999              $1,133            $229            $223             ($6)          ($38)
Computers                     1995          1999              $1,257            $254            $247             ($7)          ($42)
Computers                     1995          1999              $1,035            $209            $138            ($71)          ($24)
Computers                     1995          1999              $1,117            $225            $141            ($84)          ($24)
Computers                     1995          1999              $1,034            $209            $138            ($71)          ($24)
Computers                     1995          1999              $1,823            $368            $267           ($101)          ($46)
Computers                     1995          1999              $1,607            $307            $379             $72           ($65)
Computers                     1995          1999              $3,988            $762            $645           ($117)         ($110)
Computers                     1995          1999            $216,772         $10,180         $15,468          $5,289        ($2,639)
Computers                     1995          1999              $8,262            $426            $800            $374          ($136)
Computers                     1995          1999            $156,801          $7,925         $17,888          $9,963        ($3,052)
Computers                     1995          1999             $25,475          $2,703          $4,000          $1,297          ($682)
Computers                     1995          1999             $84,471          $8,964         $16,205          $7,241        ($2,765)
Computers                     1995          1999             $30,039          $3,192          $5,758          $2,566          ($982)
Computers                     1995          1999             $56,406          $5,993         $11,137          $5,144        ($1,900)
Computers                     1995          1999              $1,712            $346            $163           ($183)          ($28)
Computers                     1995          1999              $1,117            $225             $41           ($184)           ($7)
Computers                     1995          1999              $1,038            $275            $138           ($137)          ($24)
Computers                     1995          1999              $4,534          $1,011            $666           ($345)         ($114)
Computers                     1995          1999            $386,611         $69,952         $62,154         ($7,798)      ($10,605)
M & P                         1995          1999              $1,066            $247            $251              $3           ($43)
Printing                      1995          1999              $1,071            $252            $117           ($135)          ($20)
Printing                      1995          1999              $1,046            $211            $136            ($75)          ($23)
Printing                      1995          1999                $653            $132            $124             ($8)          ($21)
Printing                      1995          1999                $801            $162            $129            ($32)          ($22)
Printing                      1995          1999                $815            $164            $130            ($35)          ($22)
Printing                      1995          1999              $1,109            $224            $141            ($83)          ($24)
Printing                      1995          1999              $1,976            $358            $617            $259          ($105)
Printing                      1995          1999              $1,138            $254             $50           ($204)           ($9)
Printing                      1995          1999              $1,598            $289         $12,889         $12,600        ($2,199)
Telecommunications            1995          1999              $1,081            $195            $285             $90           ($49)
Retail                        1995          1999            $121,497              $0              $0              $0             $0
Restaurant                    1995          1999            $134,614         $25,235         $29,508          $4,273        ($5,035)
Audio                         1995          1999             $42,338              $0          $2,400          $2,400          ($409)
Computers                     1995          1999             $22,277            $749            $719            ($30)         ($123)
Computers                     1995          1999             $14,089              $0              $0              $0             $0
Computers                     1905          1999             $25,445            $681              $0           ($681)            $0
Computers                     1995          1999             $13,180              $0              $0              $0             $0
Computers                     1995          1999             $45,421            $598            $146           ($453)          ($25)
Computers                     1995          1999             $16,625             $81             $81              $0           ($14)
Computers                     1995          1999             $37,172             $12            $925            $913          ($158)
Computers                     1995          1999             $26,446             $54            $176            $122           ($30)
Computers                     1995          1999             $43,361              $0          $1,217          $1,217          ($208)
Computers                     1995          1999             $34,556            $952            $963             $11          ($164)
Computers                     1995          1999             $22,931             ($0)         $1,173          $1,173          ($200)
Computers                     1995          1999             $11,093              $0             $15             $15            ($3)
Fixture                       1995          1999             $19,249              $0          $1,531          $1,531          ($261)
M & P                         1995          1999              $6,837              $0             $37             $37            ($6)
M & P                         1995          1999             $28,490              $0          $2,870          $2,870          ($490)
M & P                         1995          1999             $52,753         $13,109         $13,578            $469        ($2,317)
M & P                         1995          1999             $21,079          $2,108          $2,109              $1          ($360)
M & P                         1995          1999             $10,959            $203            $206              $3           ($35)
M & P                         1995          1999              $9,772             $49             $49              $0            ($8)
Material Handling             1995          1999             $19,973              $0              $0              $0             $0
Medical                       1995          1999             $40,587              $0              $0              $0             $0
Medical                       1995          1999             $20,868              $0              $3              $3            ($0)
Medical                       1995          1999             $17,843              $0              $0              $0             $0
Medical                       1995          1999             $13,774              $0              $0              $0             $0
Medical                       1995          1999             $29,369              $0              $0              $0             $0
Medical                       1995          1999             $36,383              $0            $108            $108           ($18)
Medical                       1995          1999             $31,437              $0              $0              $0             $0
Medical                       1995          1999             $39,831              $0              $0              $0             $0
Medical                       1995          1999             $33,233              $0              $0              $0             $0
Medical                       1995          1999             $21,284            $942          $2,854          $1,912          ($487)
Medical                       1995          1999             $26,383             ($0)             $0              $0             $0
Medical                       1995          1999             $10,151              $0              $0              $0             $0
Medical                       1995          1999             $30,945             $13          $1,652          $1,639          ($282)
Medical                       1995          1999             $21,394            $300            $871            $571          ($149)
Medical                       1995          1999             $26,170              $0              $0              $0             $0
Medical                       1995          1999             $28,983              $0              $0              $0             $0
Manufacturing & Production    1995          1999             $25,979              $0              $0              $0             $0
Manufacturing & Production    1995          1999             $10,164              $2            $263            $261           ($45)
Manufacturing & Production    1995          1999             $35,148              $0             $89             $89           ($15)
Manufacturing & Production    1995          1999             $23,164              $0              $0              $0             $0
Manufacturing & Production    1995          1999             $43,800             ($0)           $103            $104           ($18)
Manufacturing & Production    1995          1999             $29,316              $0              $0              $0             $0
Office Equipment              1995          1999             $37,951              $0              $0              $0             $0
Retail                        1995          1999             $17,373          $1,262              $1         ($1,261)           ($0)
Retail                        1995          1999             $44,441              $0              $0              $0            ($0)
Telecommunications            1995          1999             $11,321              $0              $0              $0             $0
Telecommunications            1995          1999             $36,167             $30            $867            $837          ($148)
Telecommunications            1995          1999             $16,277              $0          $7,059          $7,059        ($1,204)
Telecommunications            1995          1999              $9,953            $307              $0           ($307)            $0
M & P                         1995          1999             $25,752          $8,668          $9,680          $1,012        ($1,652)
M & P                         1995          1999             $21,432          $7,618          $8,559            $942        ($1,460)
Retail                        1995          1999            $124,946             $95            $508            $413           ($87)
Restaurant                    1995          1999             $41,426              $0              $0              $0             $0
Computers                     1996          1999             $88,930         $18,549          $9,000         ($9,549)       ($1,536)
Computers                     1996          1999             $19,032          $4,486          $1,046         ($3,440)         ($179)
Computers                     1996          1999            $124,579         $29,117              $0        ($29,117)            $0
Computers                     1996          1999            $626,615        $115,317        $145,953         $30,636       ($24,902)
Furniture                     1996          1999             $75,691          $7,785         $24,318         $16,533        ($4,149)
M & P                         1996          1999             $11,819          $9,137         $11,819          $2,682        ($2,017)
M & P                         1996          1999            $129,226         $14,503         $17,719          $3,216        ($3,023)
M & P                         1996          1999             $25,347          $2,914          $6,543          $3,628        ($1,116)
M & P                         1996          1999            $437,254         $62,508         $80,129         $17,621       ($13,671)
Telecommunications            1996          1999            $144,827         $17,391         $30,747         $13,356        ($5,246)
Printing                      1996          1999             $25,566          $3,504              $0         ($3,504)            $0
Telecommunications            1996          1999          $3,709,436      $1,084,255      $1,160,332         $76,077      ($197,975)
Telecommunications            1996          1999          $1,448,798        $601,061        $647,290         $46,229      ($110,440)
Telecommunications            1996          1999            $479,613        $270,551        $285,120         $14,569       ($48,647)
Telecommunications            1996          1999          $1,446,711        $470,054        $491,851         $21,797       ($83,919)
Telecommunications            1996          1999          $1,194,614        $585,711        $620,669         $34,958      ($105,898)
Telecommunications            1996          1999            $821,135        $271,192        $300,742         $29,550       ($51,312)
Telecommunications            1996          1999             $14,277            $761            $978            $217          ($167)
Telecommunications            1997          1999             $46,349          $8,384         $16,768          $8,384        ($2,861)
Telecommunications            1997          1999            $218,545        $140,426        $170,357         $29,931       ($29,066)
Printing                      1997          1999             $54,194             ($0)             $0              $0             $0
Printing                      1997          1999              $4,993            $189            $191              $2           ($33)
Telecommunications            1997          1999            $146,997         $33,095         $56,384         $23,289        ($9,620)
Medical                       1997          1999             $16,213              $7            $736            $729          ($126)
Printing                      1998          1999             $17,641              $6             $84             $77           ($14)
Restaurant                    1998          1999             $27,916              $0              $0              $0             $0
Computers                     1995          1999             $13,160              $0              $0              $0             $0
Computers                     1995          1999             $30,342              $0              $0              $0             $0

Computers                     1995          2000             $33,958              $0            $161            $161             $0
Medical                       1995          2000             $37,489              $0              $0              $0             $0
Medical                       1995          2000             $16,153            $286              $0           ($286)            $0
Manufacturing & Production    1995          2000             $24,680              $0            $610            $610             $0
Medical                       1995          2000             $26,997              $0              $1              $1             $0
Medical                       1995          2000             $10,723              $0              $1              $1             $0
Medical                       1995          2000             $27,236              $0              $4              $4             $0
Medical                       1995          2000             $11,725              $0              $4              $4             $0
Computers                     1995          2000              $5,806              $0            $292            $292             $0
Telecommunications            1996          2000             $24,478              $0              $0              $0        ($4,896)
Telecommunications            1998          2000             $36,556          $7,706          $8,153            $447       ($13,781)
Manufacturing & Production    1995          2000             $17,882          $3,767          $4,900          $1,133             $0
Manufacturing & Production    1997          2000             $15,823          $1,079              $0         ($1,079)            $0
Medical                       1997          2000                  $0              $0            $714            $714             $0
Manufacturing & Production    1995          2000                  $0              $0            $416            $416             $0
Medical                       1995          2000                  $0              $0            $745            $745             $0
Computers                     1995          2000             $18,950              $0              $1              $1             $0
Computers                     1995          2000             $68,503         $15,166         $12,212         ($2,954)        $8,786
Computers                     1995          2000            $163,900         $25,266         $32,141          $6,875        $23,945
Computers                     1995          2000            $131,047         $20,081         $27,233          $7,152        $20,681
Manufacturing & Production    1995          2000             $13,717              $0              $6              $6             $0
Computers                     1996          2000             $36,247          $9,896              $0         ($9,896)       ($7,250)
Restaurant                    1995          2000                  $0          $1,324              $0         ($1,324)            $0
Computers                     1996          2000                  $0              $0            $751            $751             $0
Printing                      1995          2000             $34,711              $0              $0              $0             $0
Manufacturing & Production    1995          2000             $11,592              $0              $0              $0             $0
Manufacturing & Production    1995          2000             $30,587              $0              $0              $0             $0
Restaurant                    1995          2000                  $0          $1,324              $0         ($1,324)            $1
Telecommunications            1997          2000                  $0              $0         $55,296         $55,296             $0
Computers                     1996          2000                  $0              $0            $307            $307             $0
Computers                     1995          2000             $10,900              $0              $0              $0             $0
Medical                       1995          2000             $20,088            $472            $474              $2             $0
Manufacturing & Production    1995          2000              $6,707              $0              $0              $0             $0
Telecommunications            1995          2000                  $0              $0         $18,432         $18,432             $0
Manufacturing & Production    1997          2000             $34,631              $0              $0              $0             $0
Manufacturing & Production    1995          2000             $19,885              $0              $0              $0             $0
Telecommunications            1997          2000                  $0              $0         $18,432         $18,432             $0
Telecommunications            1996          2000          $1,611,334        $640,200        $697,276         $57,076       $285,691
Medical                       1995          2000             $20,088              $0            $474            $474             $0
Computers                     1995          2000             $10,900              $0            $251            $251             $0
Manufacturing & Production    1995          2000             $48,926              $0              $0              $0             $0
Telecommunications            1997          2000                  $0              $0         $18,432         $18,432             $0
Manufacturing & Production    1995          2000             $20,671              $0              $0              $0             $0
Printing                      1995          2000             $15,985          $1,034          $1,070             $36             $0
Material                      1995          2000            $111,916              $0              $0              $0             $0
Restaurant                    1995          2000             $19,451              $0              $0              $0             $0
Telecommunications            1997          2000                  $0              $0         $18,432         $18,432             $0
Computers                     1995          2000             $15,505            $106            $106             ($0)            $0
Manufacturing & Production    1995          2000             $30,901              $0              $0              $0             $0
Telecommunications            1995          2000                  $0              $0            $374            $374             $0
Manufacturing & Production    1995          2000             $38,482              $0             $18             $18             $0
Restaurant                    1995          2000             $38,466              $0              $4              $4             $0
Telecommunications            1997          2000                  $0              $0         $18,432         $18,432             $0
Material                      1995          2000             $21,653              $0              $3              $3             $0
Printing                      1995          2000            $114,874             $50              $0            ($50)            $0
Telecommunications            1996          2000                  $0              $0            $714            $714             $0
Telecommunications            1996          2000             $51,148         $12,000         $22,993         $10,993       ($10,230)
Restaurant                    1995          2000             $82,663              $0              $0              $0             $0
Telecommunications            1997          2000                  $0              $0         $18,432         $18,432             $0
Medical                       1995          2000             $30,300              $0              $0              $0             $0
Computers                     1998          2000             $72,747              $0              $4              $4             $0
Manufacturing & Production    1995          2000          $3,107,334        $340,721        $757,682        $416,960       $602,315
Telecommunications            1995          2000             $92,099              $0         $50,246         $50,246             $0
Manufacturing & Production    1995          2000                  $0              $0            $435            $435             $0
Manufacturing & Production    1995          2000             $13,208              $0            $285            $285          ($660)
Telecommunications            1997          2000                  $0              $0         $18,432         $18,432             $0
Printing                      1995          2000            $207,509          $8,524              $0         ($8,524)            $0
Printing                      1995          2000            $124,780         $18,351         $23,000          $4,649             $0
Telecommunications            1997          2000                  $0              $0         $18,432         $18,432             $0
Telecommunications            1997          2000                  $0              $0         $18,432         $18,432             $0

Computers                     1995          2001              $1,537            $272            $272              $0             $0
Computers                     1995          2001              $1,827            $272            $272              $0             $0
Computers                     1995          2001              $1,884            $362            $362              $0             $0
Computers                     1995          2001              $1,900            $303            $303              $0             $0
Computers                     1995          2001              $2,058            $538            $538              $0             $0
Computers                     1995          2001              $2,521            $404            $404              $0             $0
Computers                     1995          2001              $2,822            $226            $226              $0             $0
Computers                     1995          2001              $3,020            $404            $404              $0             $0
Computers                     1995          2001              $3,338            $482            $482              $0             $0
Computers                     1995          2001              $3,453            $842            $842              $0             $0
Computers                     1995          2001              $4,130            $729            $729              $0             $0
Computers                     1996          2001              $5,168            $632            $632              $0             $0
Computers                     1995          2001              $6,723            $899            $899              $0           $899
Computers                     1996          2001              $9,491            $658            $658              $0             $0
Computers                     1995          2001             $13,962          $2,036          $2,036              $0         $2,036
Computers                     1995          2001             $15,418              $0              $0              $0             $0
Computers                     1995          2001             $17,007          $2,480          $2,480              $0         $2,480
Computers                     1995          2001             $17,887          $1,105          $1,105              $0             $0
Computers                     1995          2001             $18,565          $3,822          $3,822              $0             $0
Computers                     1995          2001             $19,523          $3,490          $3,490              $0             $0
Computers                     1995          2001             $19,828          $3,557          $3,557              $0             $0
Computers                     1995          2001             $23,548          $2,876          $2,876              $0             $0
Computers                     1995          2001             $28,609          $4,719          $4,719              $0             $0
Computers                     1995          2001             $29,790          $2,652          $2,652              $0             $0
Computers                     1995          2001             $35,635          $7,527          $7,527              $0             $0
Computers                     1995          2001             $41,297          $5,417          $5,417              $0             $0
Computers                     1995          2001             $41,297          $8,440          $8,440              $0             $0
Computers                     1995          2001             $43,169          $5,747          $5,747              $0         $5,747
Computers                     1995          2001             $50,193          $2,304              $0         ($2,304)            $0
Computers                     1996          2001             $98,206         $13,554         $13,554              $0        $13,554
Computers                     1995          2001            $118,168         $17,563         $17,563              $0        $17,563
Computers                     1995          2001            $195,129         $55,572         $55,572              $0        $15,321
Computers                     1995          2001            $215,834         $31,333         $31,333              $0        $31,333
Fixture                       1995          2001            $107,342         $16,077         $16,077              $0        $16,077
Furniture                     1996          2001              $8,530          $1,483          $1,483              $0             $0
Furniture                     1995          2001             $29,923          $2,468          $2,458            ($11)        $2,458
Manfctg                       1994          2001              $1,160            $180            $180              $0             $0
Manfctg                       1996          2001              $2,723            $542            $542              $0          ($132)
Manfctg                       1996          2001              $2,825            $472            $472              $0          ($137)
Manfctg                       1996          2001              $3,542            $327            $327              $0           $155
Manfctg                       1995          2001              $4,466            $878            $878              $0           $878
Manfctg                       1996          2001              $5,752          $1,065          $1,065              $0             $0
Manfctg                       1997          2001              $6,471            $342            $403             $61             $0
Manfctg                       1996          2001              $7,191          $1,374          $1,374              $0          ($349)
Manfctg                       1995          2001              $8,532          $1,969          $1,969              $0             $0
Manfctg                       1995          2001             $11,251              $0              $0              $0             $0
Manfctg                       1995          2001             $13,470            $747            $747              $0             $0
Manfctg                       1996          2001             $14,227          $2,569          $2,569              $0          ($691)
Manfctg                       1996          2001             $15,975          $4,941          $7,443          $2,502         $1,727
Manfctg                       1996          2001             $16,180          $3,066          $3,066              $0             $0
Manfctg                       1996          2001             $16,423          $3,266          $3,266              $0          ($797)
Manfctg                       1995          2001             $17,834          $1,866          $1,866              $0             $0
Manfctg                       1996          2001             $18,687          $3,377          $3,377              $0             $0
Manfctg                       1994          2001             $18,965          $4,098          $4,098              $0             $0
Manfctg                       1995          2001             $19,449          $3,114          $3,114              $0             $0
Manfctg                       1996          2001             $19,596          $2,348          $2,348              $0          ($951)
Manfctg                       1995          2001             $20,199          $4,015          $4,015              $0             $0
Manfctg                       1996          2001             $20,934          $3,887          $3,887              $0             $0
Manfctg                       1994          2001             $21,322          $2,036          $2,036              $0             $0
Manfctg                       1995          2001             $24,750          $3,798          $3,798              $0             $0
Manfctg                       1996          2001             $25,927              $0          $3,225          $3,225         $1,966
Manfctg                       1996          2001             $26,577              $0          $3,548          $3,548         $2,258
Manfctg                       1994          2001             $26,787          $3,441          $3,441              $0             $0
Manfctg                       1996          2001             $27,846              $0          $4,360          $4,360         $3,009
Manfctg                       1994          2001             $27,855          $4,765          $4,765              $0             $0
Manfctg                       1995          2001             $30,577          $3,723          $3,723              $0             $0
Manfctg                       1996          2001             $31,486          $5,965          $5,965              $0             $0
Manfctg                       1996          2001             $37,745          $6,928          $6,928              $0        ($1,852)
Manfctg                       1995          2001             $37,762          $4,970          $4,970              $0             $0
Manfctg                       1995          2001             $38,584          $2,033          $2,033              $0             $0
Manfctg                       1996          2001             $38,821         $13,071         $13,071              $0        $13,071
Manfctg                       1996          2001             $41,404         $12,292         $12,292              $0        ($2,010)
Manfctg                       1995          2001             $41,644          $8,440          $8,440              $0             $0
Manfctg                       1995          2001             $41,887          $5,789          $5,789              $0             $0
Manfctg                       1996          2001             $45,113         $14,438         $14,438              $0        $14,438
Manfctg                       1996          2001             $47,931              $0          $7,906          $7,906         $5,579
Manfctg                       1995          2001             $49,080          $8,321          $8,321              $0             $0
Manfctg                       1994          2001             $54,072          $9,160          $9,160              $0         $9,160
Manfctg                       1995          2001             $67,996         $11,454         $11,454              $0             $0
Manfctg                       1994          2001             $70,582         $11,873         $11,873              $0             $0
Manfctg                       1994          2001             $71,260         $12,390         $12,390              $0             $0
Manfctg                       1994          2001             $85,490         $15,543         $15,543              $0        $15,543
Manfctg                       1996          2001             $91,169         $30,940         $36,417          $5,477        $36,417
Manfctg                       1995          2001             $95,005              $0              $0              $0             $0
Manfctg                       1996          2001            $124,010         $15,171         $15,171              $0        ($6,020)
Manfctg                       1996          2001            $130,477         $30,712         $30,712              $0             $0
Manfctg                       1994          2001            $131,136         $24,022         $24,022              $0        $24,022
Manfctg                       1995          2001            $133,883          $9,065          $9,065              $0         $9,065
Manfctg                       1995          2001            $165,818         $35,071         $35,071              $0        $32,200
Manfctg                       1994          2001            $192,412         $33,426         $33,426              $0        $33,426
Manfctg                       1996          2001            $202,667         $45,629         $45,629              $0             $0
Manfctg                       1996          2001            $202,693              $0         $30,065         $30,065        $20,226
Manfctg                       1994          2001            $210,513         $41,452         $41,452              $0        $41,452
Manfctg                       1996          2001            $215,851              $0         $17,778         $17,778         $7,300
Manfctg                       1996          2001            $218,566          $6,154         $28,666         $22,513             $0
Manfctg                       1994          2001            $233,447         $67,556         $67,556              $0             $0
Manfctg                       1996          2001            $239,563         $57,445         $57,445              $0             $0
Manfctg                       1996          2001            $258,267         $56,005         $76,846         $20,842        $64,309
Manfctg                       1995          2001            $265,294         $55,521         $55,521              $0        $42,750
Manfctg                       1998          2001            $313,830              $0         $27,271         $27,271             $0
Manfctg                       1996          2001            $339,013              $0         $23,658         $23,658         $7,201
Manfctg                       1994          2001            $403,482         $76,823         $76,823              $0             $0
Manfctg                       1996          2001            $456,157         $75,925         $96,879         $20,953             $0
Manfctg                       1995          2001            $846,717        $204,748        $270,000         $65,252       $270,000
Material                      1996          2001             $11,643          $2,155          $2,155              $0           $388
Material                      1996          2001             $13,673          $2,614          $2,614              $0          ($664)
Material                      1996          2001             $18,207          $4,542          $4,542              $0             $0
Material                      1996          2001             $29,758         $27,328         $28,837          $1,509            $64
Medical                       1995          2001             $24,003              $0          $1,400          $1,400             $0
Printing                      1995          2001              $2,747            $576            $576              $0             $0
Printing                      1997          2001             $16,779              $0              $0              $0             $0
Printing                      1995          2001             $20,055              $0          $3,723          $3,723         $2,606
Printing                      1995          2001             $35,755          $4,141          $4,141              $0             $0
Production                    2000          2001          $2,729,084      $1,681,574      $2,231,062        $549,488             $0
Restaurant                    1995          2001             $52,487              $0            $862            $862             $0
Restaurant                    1999          2001             $66,618              $0              $0              $0             $0
Restaurant                    1995          2001            $117,421              $0              $0              $0             $0
Telecomm                      1995          2001              $1,690            $389            $389              $0             $0
Telecomm                      2000          2001              $2,214            $283            $164           ($119)            $0
Telecomm                      1995          2001              $9,687            $407            $407              $0             $0
Telecomm                      2000          2001             $10,966         $10,647          $3,500         ($7,147)            $0
Telecomm                      1996          2001             $14,939            $307              $0           ($307)            $0
Telecomm                      1996          2001             $15,320            $921          $3,418          $2,497         $2,674
Telecomm                      1996          2001             $16,130              $0          $4,638          $4,638         $3,855
Telecomm                      1999          2001             $16,916              $0            $807            $807             $0
Telecomm                      1996          2001             $17,551          $3,540          $3,540              $0             $0
Telecomm                      1999          2001             $28,825              $0          $1,376          $1,376             $0
Telecomm                      1996          2001             $40,763              $0          $2,905          $2,905         $2,905
Telecomm                      1995          2001             $66,355          $9,859          $9,859              $0         $9,859
Telecomm                      1996          2001             $69,868         $14,530         $18,726          $4,196        $15,335
Telecomm                      1996          2001             $73,871              $0         $12,271         $12,271         $6,530
Telecomm                      1996          2001             $74,455              $0              $0              $0             $0
Telecomm                      1996          2001             $82,821              $0         $14,860         $14,860        $10,840
Telecomm                      1997          2001             $90,855         $41,553         $17,266        ($24,288)        $8,445
Telecomm                      1996          2001            $101,875             ($0)        $14,099         $14,099         $9,154
Telecomm                      1996          2001            $107,650              $0              $0              $0        ($5,226)
Telecomm                      1996          2001            $110,604              $0          $8,748          $8,748         $3,379
Telecomm                      1996          2001            $113,038          $3,225         $36,845         $33,620        $31,333
Telecomm                      1996          2001            $121,860          $1,950          $2,431            $481             $0
Telecomm                      1996          2001            $126,461         $31,118         $31,118              $0             $0
Transport                     2000          2001          $1,705,056      $1,362,202      $1,552,256        $190,054             $0

                                                         -----------     -----------     -----------      ----------       --------
                                                         $50,124,462     $11,265,147     $13,530,431      $2,265,284       $712,439
                                                         ===========     ===========     ===========      ==========       ========

(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
      Sales or Dispositions of equipment - Prior Public Programs - LP Seven
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for LP Seven for the three years ended December 31, 2001. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                     Total                                                          Federal
     Type of          Year of        Year of      Acquisition      Net Book          Net            GAAP            Taxable
    Equipment       Acquisition    Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)      Gain (Loss)
    ---------       -----------    -----------      --------       ---------     ------------    -----------      -----------
Audio                   1996          1999             $53,561         $34,837        $34,000           ($837)      ($27,940)
Computers               1996          1999          $3,558,330        $478,483       $647,015        $168,532      ($531,702)
Computers               1996          1999              $1,666            $244           $362            $118          ($297)
Computers               1996          1999             $16,893          $1,751         $8,639          $6,888        ($7,099)
Computers               1996          1999             $18,489          $1,318         $9,636          $8,318        ($7,919)
Computers               1996          1999             $50,926          $7,084        $24,280         $17,196       ($19,952)
Computers               1996          1999             $13,893          $2,391         $6,338          $3,948        ($5,209)
Computers               1996          1999              $5,930            $290            $59           ($232)          ($48)
Computers               1996          1999              $2,512            $491           $384           ($108)         ($315)
Computers               1996          1999              $2,512            $351           $399             $47          ($328)
Computers               1996          1999              $2,388            $327           $382             $55          ($314)
Computers               1996          1999              $5,107            $690             $0           ($690)            $0
Computers               1996          1999             $10,727          $1,449            $50         ($1,399)          ($41)
Computers               1996          1999              $7,142            $963         $1,123            $160          ($923)
Telecommunications      1996          1999            $439,385         $59,516         $8,939        ($50,577)       ($7,346)
Telecommunications      1996          1999            $476,718        $253,519       $264,888         $11,370      ($217,679)
Telecommunications      1996          1999             $39,469          $8,959           $300         ($8,659)         ($247)
Telecommunications      1997          1999             $10,373          $1,563           $721           ($842)         ($593)
Telecommunications      1997          1999            $235,938        $191,900       $154,040        ($37,860)     ($126,586)
Computers               1996          2000             $11,309          $1,774             $0         ($1,774)       ($2,262)
Computers               1996          2000             $11,976          $1,659             $0         ($1,659)       ($2,395)
Computers               1996          2000              $3,712            $690           $118           ($572)         ($743)
Computers               1996          2000              $5,614            $906             $0           ($906)       ($1,123)
Computers               1996          2000             $17,539          $2,721         $1,630         ($1,091)       ($1,948)
Computers               1996          2000              $2,664            $576           $148           ($428)         ($239)
Sanitation              1998          2000             $13,322         $10,200         $5,274         ($4,926)            $0
Furniture               1998          2000            $476,294        $256,659       $316,299         $59,640             $0
Telecommunications      1996          2000                  $0              $0         $9,079          $9,079             $0
Computers               1996          2000         $20,917,361      $3,135,633     $3,004,758       ($130,875)            $0
Computers               1998          2000             $15,655            $781             $0           ($781)            $0
Retail                  1998          2000             $16,046              $0         $1,734          $1,734             $0
Telecommunications      1996          2000            $556,847        $195,779       $158,424        ($37,355)       $83,332
Aircraft                1998          2000          $6,433,047      $1,237,135     $1,730,479        $493,344     $1,577,370
Aircraft                1998          2000          $6,392,313      $1,295,981     $1,601,555        $305,574     $1,316,652
Computers               1997          2000          $1,018,131         $16,450        $18,109          $1,659             $0
Computers               1997          2000          $1,018,131         $16,450        $18,109          $1,659             $0
Computers               1997          2000          $1,041,270         $17,480             $0        ($17,480)            $0
Computers               1997          2000          $1,015,143         $16,951             $0        ($16,951)            $0
Computers               1997          2000            $798,988         $13,386             $0        ($13,386)            $0
Computers               1997          2000            $646,902         $10,450        $11,451          $1,001             $0
Computers               1997          2000            $651,590         $22,782             $0        ($22,782)            $0


Audio                   1998          2001             $13,007          $1,173         $1,299            $126        ($3,904)
Automotive              1998          2001             $49,565         $31,337        $38,665          $7,328             $0
Computers               1998          2001                $419            $500         $3,635          $3,135         $3,467
Computers               1998          2001             $77,034         $61,236        $61,236              $0             $0
Computers               1996          2001             $22,103          $1,982         $2,891            $909         $1,818
Computers               1996          2001            $116,172         $13,871        $13,871              $0         $8,231
Computers               1996          2001             $17,669          $2,776         $2,776              $0         $1,918
Computers               1996          2001              $4,199            $825           $825              $0           $621
Computers               1996          2001             $53,738          $7,787         $7,787              $0         $5,179
Computers               1996          2001              $5,061            $734           $734              $0         $4,888
Computers               1996          2001             $10,970          $1,590         $1,590              $0         $1,057
Computers               1996          2001            $185,788         $22,513        $22,513              $0        $13,495
Computers               1996          2001              $8,034            $892           $892              $0           $502
Computers               1996          2001             $17,348          $2,514         $2,514              $0         $1,672
Computers               1996          2001              $6,241            $815           $815              $0           $512
Computers               1996          2001             $11,094          $1,608         $1,608              $0         $1,059
Computers               1996          2001             $62,210          $9,016         $9,016              $0         $5,996
Computers               1996          2001              $6,267            $965           $849           ($116)            $0
Computers               1997          2001          $1,389,182        $270,352       $201,076        ($69,276)     ($180,571)
Computers               1997          2001          $2,136,712        $415,831       $309,276       ($106,554)     ($256,358)
Computers               1997          2001          $3,592,503        $699,145       $519,993       ($179,151)     ($406,378)
Computers               1997          2001          $3,206,261        $623,977       $464,087       ($159,890)     ($357,109)
Computers               1997          2001            $939,815        $182,900       $136,032        ($46,867)     ($107,298)
Computers               1997          2001          $1,220,389        $237,502       $176,644        ($60,859)     ($128,995)
Computers               1997          2001          $3,487,862        $343,815       $663,086        $319,271        $40,668
Computers               1997          2001          $4,035,913        $396,369       $767,340        $370,971        $48,453
Computers               1997          2001          $4,157,568        $392,179       $787,107        $394,927        $59,605
Furniture               1999          2001            $431,468        $286,072       $289,989          $3,917             $0
Furniture               1999          2001            $130,127        $163,809       $162,790         ($1,019)            $0
Furniture               1998          2001            $256,817        $256,291       $175,057        ($81,234)            $0
Mnfctg                  1998          2001            $627,660              $0             $0              $0             $0
Mnfctg                  1997          2001          $2,335,849        $444,524       $490,030         $45,506             $0
Mnfctg                  1997          2001          $3,971,208        $778,539       $840,154         $61,615             $0
Mnfctg                  1997          2001          $2,925,291        $542,242       $625,415         $83,173             $0
Mnfctg                  1997          2001          $2,681,781        $512,053       $566,672         $54,620             $0
Mnfctg                  1997          2001          $2,604,196        $494,973       $552,552         $57,579             $0
Office Equip            1996          2001          $2,605,985        $499,544       $475,000        ($24,544)            $0
Retail                  1996          2001             $33,323              $0             $0              $0             $0
Telecomm                1997          2001            $164,906          $3,912        $84,587         $80,675        $52,567
Telecomm                1997          2001            $212,270        $155,794        $69,227        ($86,567)       $28,010
Telecomm                1996          2001            $176,630         $55,792        $79,580         $23,788       ($33,463)
Telecomm                1996          2001            $115,363         $27,404             $0        ($27,404)       ($5,598)
Telecomm                1996          2001             $48,670              $0         $1,457          $1,457             $0
Telecomm                1996          2001            $120,506              $0        $37,204         $37,204        $31,354

                                                   -----------     -----------    -----------      ----------       --------
                                                   $90,290,984     $15,245,724    $16,686,592      $1,440,868       $845,504
                                                   ===========     ===========    ===========      ==========       ========

(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
      Sales or Dispositions of equipment - Prior Public Programs - Fund 8A
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for Fund 8A for the three years ended December 31, 2001. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                  Total                                                           Federal
 Type of           Year of        Year of      Acquisition       Net Book          Net             GAAP           Taxable
Equipment        Acquisition    Disposition      Cost (1)        Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
---------        -----------    -----------      --------        ---------     ------------     -----------    ------------
COMPUTERS            1998          2001           $463,856        $227,495        $225,795         ($1,700)       ($95,517)
COMPUTERS            1998          2001         $4,292,944      $2,084,396      $2,118,854         $34,458       ($884,001)
COMPUTERS            1999          2001         $4,790,102        $376,819        $466,923         $90,105     ($1,459,758)
COMPUTERS            1999          2001         $4,425,850        $345,676        $430,262         $84,585     ($1,348,754)
COMPUTERS            1999          2001         $4,345,930        $341,878        $422,490         $80,613     ($1,324,399)

                                               -----------      ----------      ----------        --------     -----------
                                               $18,318,681      $3,376,264      $3,664,325        $288,061     ($5,112,429)
                                               ===========      ==========      ==========        ========     ===========

(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
      Sales or Dispositions of equipment - Prior Public Programs - Fund 8B
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for Fund 8B for the two years ended December 31, 2001. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                       Total                                               Federal
                           Type of         Year of       Year of    Acquisition   Net Book       Net          GAAP         Taxable
Lessee                    Equipment      Acquisition   Disposition    Cost (1)    Value (2)  Proceeds (3)  Gain (Loss)   Gain (Loss)
------                    ---------      -----------   -----------    --------    ---------  ------------  -----------   -----------
Whirlpool Corp         Construction          2000          2001       $149,521     $94,940     $134,600      $39,660       $24,328
Coca Cola              Transportation        2000          2001       $368,707     $33,567      $28,317      ($5,250)     ($49,770)
SG Cowen               Office Equipment      2000          2001       $161,433    $117,445     $128,455      $11,010       ($2,572)
International Paper    Construction          2000          2001         $1,868        $912       $2,100       $1,188          $434
The Perrier Group      Transportation        2000          2001         $9,123      $6,400      $10,578       $4,178        $2,169
Lucent Technologies    Computers             2000          2001        $95,917     $75,493      $83,055       $7,562       $16,799
Nestle , USA           Transportation        2000          2001       $239,914    $201,980     $231,828      $29,848       $83,579
AES c/o Somerset       Construction          2000          2001        $16,061      $6,082      $10,581       $4,499         ($765)

                                                                    ----------    --------     --------      -------       -------
                                                                    $1,042,544    $536,819     $629,514      $92,695       $74,202
                                                                    ==========    ========     ========      =======       =======

(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                            ICON INCOME FUND TEN, LLC

             INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Consult with your financial planner regarding suitability requirement and subscriber representations.

Section 1: Investment.

o Each share costs $1,000.00. The minimum initial investment for U.S. residents is 5 shares ($5,000.00). For IRAs and Qualified Plans, the minimum initial investment is 3 shares ($3,000.00), and for non-U.S. residents, the minimum is 50 shares ($50,000.00) . If you purchased shares of ICON Income Fund Nine, LLC, you may elect to reinvest your distributions from that fund into ICON Income Fund Ten, LLC without making the minimum investment.

Section 2: Registration Information.

o Complete all of the information requested in 2(a) and 2(c). If you are a citizen or resident of a country other than the United States, please specify the country.

o Complete section 2(b) only if this investment is for an IRA, Qualified Plan, or Trust.

Section 3: Form of Ownership.

Mark only one box. Consult your registered representative with any questions for designation on form of ownership.

Section 4: Distribution Alternatives.

o For non-qualified accounts only, complete this section if you want your distributions sent to an address other than as shown in Section 2(a).

Section 5: Signatures and Initials.

Signature(s) and initials of subscriber(s) are required for all parties in each of the spaces provided. Subscriptions cannot be accepted without signature(s) and initials. Signature of an authorized partner or officer is required for a Partnership or Corporation. Signature of a trustee is required for a Custodial or Trust account.

Section 6: Broker/Dealer Information.

o The registered representative must complete this section of the Subscription Agreement. An authorized branch manager or registered principal of the broker/dealer firm must sign the Subscription Agreement. Subscriptions cannot be accepted without this broker/dealer authorization.

Section 7: Investment Check & Subscriptions.

o If your registered representative notifies you that the sale of 5,000 shares (or 7,500 shares in the case of residents of Pennsylvania) has not been completed, make checks payable to "The Chase Manhattan Bank ICON Income Fund Ten, LLC Escrow Account." Otherwise, make checks payable to "ICON Income Fund Ten, LLC". Your check should be in the amount of your subscription as shown in Section 1 of the Subscription Agreement.

o     Wiring instructions are available upon request.

Mailing:

o For IRA or Qualified Accounts, mail the subscription document with your check and any transfer instructions to your designated Custodian.

o     For all other accounts, mail the subscription document with your check to:

                                    Equity Department
                                    ICON Securities Corp.
                                    100 Fifth Avenue, Tenth Floor
                                    New York, New York 10011

The PINK copy of the Subscription Agreement will be returned to you for your records upon confirmation of your ICON investment. The yellow copy for the Subscription Agreement is for the Registered Representative.

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT WHICH IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR SHARES TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH

If you have any questions about completing this Subscription Agreement, please call ICON Securities Corp., Subscription Processing Desk, at (800) 343-3736.

        [ICON LOGO]
                             SUBSCRIPTION AGREEMENT
                            ICON INCOME FUND TEN, LLC
                      A Delaware Limited Liability Company

                                                                                                                --------------------
                                                                                                                ICON USE ONLY
                     |_| Initial Investment     Dollar Amount $_________________                                Date:_______________
1. Type of           |_| Additional Investment  No. of Shares ___________________                               No. of Shares:
Investment:                                                                                                     ___________
(Check one)                                                                                                     Blue Sky State:____
                                                                                                                Officer Approval:___
------------------------------------------------------------------------------------------------------------------------------------
2. Registration   (a) Subscriber Information
Information:          Name(s) __________________________________________________________________________
(Please type or       Tax I.D. No. or Social Security No. ______________________________________________
print clearly)        Residential Address_______________________________________________________________
                      Street____________________________________________________________________________
                      City ___________________________________ State ______________ Zip Code ___________
                      Telephone No. (Day) __________________________ (Evening) _________________________
(b) Trustee or Custodial Information (Qualified Plans, other SEP, Keogh Trustee, etc.).  (if applicable)     (c) Citizenship.
    Trustee/Custodian's Name(s) ____________________ Tax I.D. No. _______________                            (Check One)
    FBO ____________________________________ Acct. No ___________________________                            |_| U.S. Citizen
    Date Trust or Account Established ____________________                                                   |_| U.S. Resident Alien
    Year to Which Subscription Applicable _________________                                                  |_| Non-Resident
    Trustee's or Custodian's Address_____________________________________________                            (Specify Country:
    Street ______________________________________________________________________                             ______________)
    City _________________________ State ___________ Zip Code ___________________
    Contact Name ___________________________________ Telephone No._______________
------------------------------------------------------------------------------------------------------------------------------------
3. Form of        |_| Individual Ownership  |_| Corporation    |_| Joint Tenants |_| IRA, SEP, Keough   FIDUCIARY ACCOUNTS ONLY
Ownership:        |_| Husband and wife, as  |_| Trust          |_| Tenants in    |_| Custodial Account  (All Sections in 2(b) must
(check only one)      Community Property    |_| Profit Sharing     Common                                be filled out)
                                                               |_| Partnership                           _____ IRA, SEP, Keogh
                                                                                                         _____ Custodial Account
                                                                                                         _____ Profit Sharing Plan
                                                                                                         ---------------------------
                  For Individual Ownership Only:  Transfer Upon Death (optional)
                  __________________________________________________________________________________________
                  *Transferee Name and Social Security No.
------------------------------------------------------------------------------------------------------------------------------------
4. Distribution       Check if:   |_| You would like to have distributions reinvested in additional shares during the
Alternatives:                         Offering Period. (Up to an 8% sales commission on the amount reinvested to be paid
(Complete if Payee                    to your broker)
is different than                 |_| You would like to have direct deposits of distributions or to have your
in Section 2(a) or                    distributions split between one or more Payees. (If you elect this alternative you
2(b) above, or if                     must complete the Special Payment Instruction Form.)
distributions are                 |_| You would like to have distributions sent to the Payee and Address listed below.
to be reinvested)                     Complete the following section:
                       Payee Name __________________________________________________________________________
                       Branch _________________________  Acct. No. ___________________ ABA No. _____________
                       Street Address ______________________________________________________________________
                       City ____________________________________ State ____________ Zip Code _______________
------------------------------------------------------------------------------------------------------------------------------------
5. Initials and Signatures:    The undersigned confirms that he/she/it:
                               o  Received the Prospectus and has read page C-2 hereof. (Initial _______)
                               o  Makes the representations contained on page C-4 hereof. (Initial _______)
                               o  Acknowledges that an investment in shares is not liquid. (Initial _______)
                               o  Declares that, to the best of his/her/its knowledge, all information in Sections 1-4 on this page C-3 is accurate and may be relied upon by the Manager. (Initial _______)
                               o  Appoints the Manager as his/her/its attorney-in-fact as described in Paragraph 2 on page C-4.
                                  (Initial _______)
                               o  Meets the minimum income and net worth standards established by Fund Ten. (Initial _______)
                               o  Is purchasing the shares for his/her/its own account. (Initial _______)

-------------         X _____________________________________                   Sign  X ____________________________________________
Subscriptions           Subscriber's Signature        Date                      Here  Authorized Signature                     Date
cannot be                                                                             (Custodian/Trustee/Officer/Partner)
accepted
without
initials and          X _____________________________________                         X ___________________________________________
signature(s)            Subscriber's Signature        Date                            Authorized Signature                     Date
------------                                                                          (Custodian/Trustee/Officer/Partner)
------------------------------------------------------------------------------------------------------------------------------------
6. Broker/Dealer Information.    The Selling Dealer must sign below and, by doing so, represents that both it and its registered
(Please type or print clearly)   representative which solicited the subscription (the "Registered Representative"): (i) is duly licensed by, and in good standing with, the NASD and may lawfully offer shares in the State(s)
                                 listed in Section 2(a); (ii) has reasonable grounds to believe, based on information obtained from the Subscriber concerning his/her investment objectives, other investments, financial situation and needs and any other information known by the Selling Dealer or Registered Representative, that the
                                 Investment described in Section 1 is suitable in light of Subscriber's income, net worth and other characteristics; and (iii) the Registered Representative has (a) informed the Subscriber as to the risks of ownership and limited liquidity of the shares and (b) delivered a current copy of the
                                 Prospectus to the Subscriber in connection with the offering of shares.

                                 Brokerage Firm Name _________________________________________________________________
                                 Supervisor __________________________________________ Telephone No. _________________
                                 Registered Representative Name ______________________________________________________
                                 Rep. No. ________________________________________ Telephone No.______________________
                                 Representative's Street Address _____________________________________________________
                                 City _____________________________________ State ____________ Zip Code ______________
                                 Authorized signature X ________________________________________
                                                        (Branch Manager or Registered Principal)

                                 Subscription cannot be completed without signature.
------------------------------------------------------------------------------------------------------------------------------------
7. Investment Check &            Mail the completed Subscription Agreement with a check payable as indicated in the instructions to
Subscriptions.                   Section 7 to: ICON Securities Corp.,  Attn:  Equity Department, 100 Fifth Avenue, Tenth Floor, New
                                 York, New York 10011.
                                 Wiring instructions available upon request.
------------------------------------------------------------------------------------------------------------------------------------
                                 ACCEPTANCE BY MANAGER OF                       ICON Capital Corp., Manager
                                 ICON INCOME FUND TEN, LLC

                                                                                By: _________________________________________
                                                                                    Authorized Signature                Date
------------------------------------------------------------------------------------------------------------------------------------

INVESTOR SUITABILITY REQUIREMENTS AND SUBSCRIBER REPRESENTATIONS

1. Subscription for Shares.

o Each Subscriber, by signing his/her name in Section 5 on Page C-3, thereby: (a) subscribes for the number and dollar amount of shares set forth in Section 1 on Page C-3; (b) agrees to become a member of Fund Ten upon acceptance of his/her subscription by the Manager; and (c) adopts, and agrees to be bound by each and every provision of Fund Ten's Operating Agreement and this Subscription Agreement.

o Each Subscriber is tendering good funds herewith in full payment for the shares (computed at $1,000 per share), subject to waiver of commissions by some brokers (as described in the "Plan of Distribution" section of the prospectus) and to the minimum investment requirements (as described in the "INVESTOR SUITABILITY AND MINIMUM REQUIREMENTS; SUBSCRIPTION PROCEDURES" section of the prospectus).

2. Appointment of the Manager as Subscriber's Attorney-in-Fact.

o By signing his/her name in Section 5 on Page C-3, (and effective upon admission as a member of Fund Ten), each Subscriber thereby makes, constitutes and appoints the Manager, each authorized officer of the Manager and each person who shall thereafter become a substitute Manager during the term of Fund Ten, with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such member, to the full extent, and for the purposes and duration, set forth in Section 15 of the Operating Agreement (all of the terms of which are hereby incorporated herein by this reference).

o Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument which the Manager deems necessary or desirable to carry out fully the provisions of the Operating Agreement (in the manner and for the purposes provided in Section 15.1 of the Operating Agreement) and (b) amendment to the Operating Agreement and to the Certificate of Limited Liability Company of Fund Ten (in the manner and for the purposes provided in Section 15.2 of the Operating Agreement, including, without limitation, admission of Members to Fund Ten and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of Fund Ten's investments).

o The foregoing appointment shall not in any way limit the authority of the Manager as attorney-in-fact for each Member of Fund Ten under Section 15 of the Operating Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive the Subscriber's death, incapacity, insolvency or dissolution or his/her delivery of any assignment of all or any portion of his/her shares.

3. General Subscriber Representations.

o As a condition to Subscriber's being admitted as a member of Fund Ten, Subscriber hereby represents that he/she/it:

      (a) Either (i) has annual gross income of $60,000 plus a net worth of $60,000 (exclusive of his/her investment in Fund Ten, home, home furnishings and automobiles) or a net worth of $225,000 (determined in the same manner), or (ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her State, as set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus;

      (b) If Subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2(b) and 3 on Page C-3;

      (c) Has accurately identified himself/herself in Section 2(c) on Page C-3 as either a U.S. Citizen or a non-U.S. Citizen (Note: a Subscriber which is a corporation, a partnership or trust should review the requirements for being considered a U.S. Citizen described in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus); and

      (d) Each subscriber who is purchasing shares for Individual Ownership (as indicated in Section 3 on Page C-3) is in fact purchasing for his or her own account.

o If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

4. Additional Fiduciary and Entity Representations.

o If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified Plan), such signatory, by signing his/her/its name in Section 5 of Page C-3, thereby represents and warrants that

      (a) He or she is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby; and

      (b) This investment is an authorized investment for Subscriber under applicable documents and/or agreements (articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.

5. Under penalty of perjury, by signing his/her name in Section 5 on Page C-3, each Subscriber thereby certifies that:

      (a) The Taxpayer Identification Number or Social Security Number listed in Sections 2(a) and 2(b) (if applicable) on Page C-3 are correct; and

      (b) He/she/it is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she/it is no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause (b) of this paragraph 5 before signing).

UPON THE SUBSCRIBER'S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ACCEPTANCE THEREOF BY THE MANGER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES C-1 THROUGH C-4) WILL BECOME A PART OF THE OPERATING AGREEMENT.

                            ICON INCOME FUND TEN, LLC
             100 Fifth Avenue, Tenth Floor, New York, New York 10010

                        SPECIAL PAYMENT INSTRUCTION FORM

         DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR MULTIPLE PAYEES

Please use this form only if you would like your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. Note that all distributions in an IRA must be sent to the custodian. You may designate up to five accounts, locations or payees.

-------------------------------------------------------------------------------------------------------------
First Payee         Choose One:   Direct Deposit by    Wire Transfer |_| OR  Check |_|

                                                       Name of
Bank Name __________________________________________   Account Holder _____________________________________
Bank Address _______________________________________   Account No. ________________________________________
City _____________________ State ____ Zip __________   Account Type _______________________________________
Branch No. _________________________________________   Bank Routing No. ___________________________________
                                                       % to be Paid* ----------------------

                                                                     ----------------------
-------------------------------------------------------------------------------------------------------------

Second Payee        Choose One:   Direct Deposit by Wire Transfer ________   OR  Check ________

Bank Name __________________________________________   Name of
                                                       Account Holder _____________________________________
Bank Address _______________________________________   Account No. ________________________________________
City _____________________ State ____ Zip __________   Account Type _______________________________________
Branch No. _________________________________________   Bank Routing No. ___________________________________
                                                       % to be Paid* ----------------------

                                                                     ----------------------
-------------------------------------------------------------------------------------------------------------

Third Payee         Choose One:   Direct Deposit by Wire Transfer ________   OR  Check ________

Bank Name __________________________________________   Name of
                                                       Account Holder _____________________________________
Bank Address _______________________________________   Account No. ________________________________________
City _____________________ State ____ Zip __________   Account Type _______________________________________
Branch No. _________________________________________   Bank Routing No. ___________________________________
                                                       % to be Paid* ----------------------

                                                                     ----------------------
-------------------------------------------------------------------------------------------------------------

Fourth Payee          Choose One:   Direct Deposit by Wire Transfer ________   OR  Check ________

Bank Name __________________________________________   Name of
                                                       Account Holder _____________________________________
Bank Address _______________________________________   Account No. ________________________________________
City _____________________ State ____ Zip __________   Account Type _______________________________________
Branch No. _________________________________________   Bank Routing No. ___________________________________
                                                       % to be Paid* ----------------------

                                                                     ----------------------
-------------------------------------------------------------------------------------------------------------

Fifth Payee         Direct Deposit ______   Checking ______

Bank Name __________________________________________   Name of
                                                       Account Holder _____________________________________
Bank Address _______________________________________   Account No. ________________________________________
City _____________________ State ____ Zip __________   Account Type _______________________________________
Branch No. _________________________________________   Bank Routing No. ___________________________________
                                                       % to be Paid* ----------------------

                                                                     ----------------------
-------------------------------------------------------------------------------------------------------------

Original signatures of all joint investors or custodial authorization are required. *Please note that the total of all the "% to be Paid" boxes should equal 100%.


_________________________________              _________________________________
Original Signature - Subscriber -              Original Signature - Subscriber -
Member Or Authorized/Custodial                 Member Or Authorized/Custodial
Representative                                 Representative

Date Signed ____________________               _________________________________
                                               Original Signature - Subscriber -
                                               Member Or Authorized/Custodial
                                               Representative

                       Please make a copy for your records
                 Attach this form to the Subscription Agreement

                                     [LOGO]
                                    STERLING
                                     TRUST
                                    COMPANY

          The Sterling Trust Proprietary Self-Directed Traditional IRA
--------------------------------------------------------------------------------

Sterling Trust's Self-Directed Traditional IRA booklet may be used when you wish to establish a new Traditional IRA account:

> to accept a transfer or rollover of an IRA held with another IRA trustee or custodian,

> to accept a rollover from an employer-sponsored qualified retirement plan held with another IRA trustee or custodian,

>     to accept your regular IRA contributions, or

> to accept SEP contributions made by your employer under a Simplified Employee Pension Plan.

Key features of a Sterling Trust Proprietary Self-Directed IRA enable you to:

> Invest and hold publicly offered investments issued by the investment sponsor and one mutual fund at a reduced annual fee

> Direct automatic reinvestment of investment earnings into a mutual fund of your choice

>     Direct to receive periodic withdrawls of your investment earnings

> Receive an easy-to-read comprehensive statement of your account that reflects your cash and investment activity

> Communicate investment directions to qualified IRA service representatives via recorded phone lines or by fax

Now you can experience the Sterling Trust Advantage!

                          About Sterling Trust Company
--------------------------------------------------------------------------------

Sterling Trust is a non-bank trust company chartered under the laws of the state of Texas and regulated by the Texas Department of Banking. Sterling Trust is a wholly-owned subsidiary of Matrix Bancorp, Inc. (NASDAQ: MTXC), a Denver, Colorado-based financial services entity.

Since 1984, Sterling Trust has specialized in providing quality non-discretionary custodial services on self-directed IRAs, business retirement plans, and personal custodial accounts. From its corporate offices in Waco, Texas, Sterling Trust services individual and business retirement accounts in all 50 states. Since Sterling Trust's only business is the administration of self-directed accounts, we have become a leader in providing specialized services designed to maximize your ability to control and manage your account assets.


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002

                                     [LOGO]
                                    STERLING
                                     TRUST
                                    COMPANY

                                Table Of Contents
--------------------------------------------------------------------------------

                                                                       Page(s)
                                                                       -------

Instructions ........................................................ 1-A to 1-D

Traditional IRA Adoption Agreement .................................. 2-A to 2-D

Instructions for Completing the Traditional IRA
   Transfer  Request Form / Direct  Rollover  Letter ................     3

Traditional IRA Transfer Request Form / Direct Rollover Letter ......     4

What Is A Simplified  Employee Pension? .............................     5

Form 5305-SEP .......................................................   6 to 7

Sterling Trust Company Traditional Individual Retirement
Custodial Account Agreement and
Traditional IRA Disclosure Statement ................................   8 to 18


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002

 [LOGO]
STERLING                                          o Investments not FDIC-insured
 TRUST     How To Establish a Proprietary         o Investments not guaranteed
COMPANY    Self-Directed Traditional IRA Account  o Investments may lose value
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Important! Sterling Trust Company does not sponsor or endorse any investment product; therefore, you assume sole responsibility for the success or failure of your investments. All Sterling Trust accounts are self-directed, and you are responsible for directing the investment of assets in your account. Sterling Trust Company does not provide any investment advice, nor do we recommend or evaluate the merits or suitability of any investment.

If Sterling Trust Company's services were suggested by a financial representative, such person is not an agent, employee, representative, or affiliate of Sterling Trust Company. Sterling Trust Company is not responsible for and is not bound by any representations, warranties, statements or agreements made by any financial representative beyond the terms and provisions contained within this booklet.
--------------------------------------------------------------------------------

1. Read the entire 18-page Proprietary Self-Directed Traditional IRA booklet first.

2. Complete, sign, and date the Proprietary Individual Retirement Custodial Account Adoption Agreement for Traditional IRA on pages 2-A through 2-D. (Account cannot be processed without your original signature and date in Section 6.)

3.    Write a check, payable to Sterling Trust Company, for:

      o     Your IRA Contribution or Rollover (if making one); and

      o $50 for the establishment and first year annual fee as shown in the fee schedule on page 2-B. If your account will be funded by an incoming transfer or direct rollover, the $15 establishment fee should be paid up front and the $35 annual fee may be deducted from the transfer/rollover proceeds, provided that Sterling Trust receives these proceeds within 60 days after the account is established. Any fees owed after 60 days will be billed to the accountholder, including late charges.

4. If you wish to have your IRA funds transferred from an existing IRA account held with another firm to your Sterling Trust IRA, or rolled over directly from an eligible employer-sponsored retirement plan, refer to the instructions on page 3. Then complete and sign the Traditional IRA Transfer Request Form / Direct Rollover letter on page 4. If rolling over from an employer-sponsored plan, check with the plan administrator for any additional requirements.

5. If you wish to make an initial SEP contribution in connection with a Simplified Employee Pension Plan, include a copy of the completed IRS FORM 5305-SEP found on pages 6-10. The original signed version of this form should be retained by the employer.

6. Complete your investment direction to Sterling Trust in Section 4 on page 2-B and provide the investment sponsor's application, which has been properly completed and signed. This proprietary IRA permits you to hold investment products offered by the investment sponsor and one public mutual fund at a reduced fee. Any earnings income generated by the investment may be handled one of two ways:

      o     You  may  elect  to   participate   in  the   investment   sponsor's
            reinvestment plan, if one is available, or

      o You may choose to have cash distributions paid directly to your Sterling Trust IRA.

      Either election can usually be marked directly on the investment sponsor's subscription application.

      If you elect to receive cash distributions, the investment sponsor must send these payments to your Sterling Trust IRA. Once received, these payments will automatically be deposited into an FDIC-insured money market account within your Sterling Trust IRA where it will accumulate until you provide further direction to Sterling Trust, or

      o You may choose to direct the distributions to one mutual fund. To do this, simply write your instructions in Section 4 on page 2-B and include the appropriate mutual fund's Non-IRA application with the broker-dealer section completed.

      o You may choose to withdraw the distributions from your Sterling Trust IRA. To do this, you will need to request and complete Sterling Trust's IRA Distribution request form.


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002         1-A

7.    Send    all    forms,    all   of    your    checks,    your    investment
      applications/subscription documents, and any other documents or forms directly to Sterling Trust Company at one of the following addresses:

           Mailing address: Post Office Box 2526, Waco, TX 76702-2526 Physical address: 7901 Fish Pond Road, Waco, TX 76710

8. Keep pages 8-18 for your records. This is your IRA Custodial Account Agreement and Disclosure Statement. It contains very important information and disclosures about your Sterling Trust self-directed IRA account.

Account Acceptance

Your account will be opened upon acceptance of your IRA Adoption Agreement, by an authorized signatory of Sterling Trust Company. Sterling Trust Company will then process any transfer/direct rollover requests and any investment instructions you provide. A copy of your accepted IRA Adoption Agreement, your custodial account agreement and disclosure statement will be mailed to you, along with your new account number.

Account Statements and Asset Values

Sterling Trust Company will issue quarterly statements to you which reflect your account activity and investment holdings. You should review your statements promptly and report any discrepancies to Sterling Trust Company within 60 days of the ending statement date. After this time Sterling Trust Company shall not be liable for the report or act.

Your quarterly account statements may not reflect current or accurate market values for certain types of assets, particularly limited partnerships. Valuations appearing on your quarterly statements may reflect the last known value reported by the investment sponsor or the original cost of the investment. If no valuation is reported by the investment sponsor, if the investment is in bankruptcy, or other relevant condition exists, the value may be shown as "Not Available".


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002         1-B

--------------------------------------------------------------------------------

 [LOGO]
STERLING
 TRUST
COMPANY

Sterling Trust Company Personal Information Privacy Protection Policy

At Sterling Trust Company, protecting your privacy and the confidentiality of your personal information is important to us. We value your business and the trust you put in us, and to offer you the financial products and services you seek, we collect, maintain and use information about you. To help you better understand how your personal information is protected at Sterling Trust Company, we are providing you with the following statement describing our practices and policies with respect to the privacy of your customer information. In the event you terminate your customer relationship with us, or become an inactive customer, we will continue to adhere to the policies and practices described in this notice.

Information We Collect About You

As your trusted financial institution, we collect, retain and use nonpublic personal information about individual current and former customers to provide products and services to our customers. We may collect the following categories of nonpublic personal information about you:

o Information we receive from you, through applications for our products or services or other forms; and

o Information about your transactions with us, our affiliates or with nonaffiliated third parties.

Information We Disclose About You and To Whom

We do not disclose any nonpublic personal information about our customers or former customers to anyone, except as permitted by law.

Information We Share

Sterling Trust Company does not disclose nonpublic personal information about you to any affiliated or unaffiliated third parties, unless required by law. Please note: Sterling Trust Company will continue to contact its individual customers with offers for its own products and services. You will continue to receive marketing messages via your statement, as well as direct marketing solicitations.

We Protect Your Information

The protection of your nonpublic personal information is of utmost importance to us. That's why Sterling Trust Company maintains strict practices and procedures to safeguard your privacy in accordance with this privacy policy. We restrict employee access to customer information to only those who have a business reason to know such information, and we educate our employees about the importance of confidentiality and customer privacy.

How To File A Complaint

Sterling Trust Company is chartered under the laws of the State of Texas and by state law is subject to regulatory oversight by the Texas Department of Banking. Any consumer wishing to file a complaint against Sterling Trust Company should contact the Texas Department of Banking through one of the means indicated below:

In Person or U.S. Mail: 2601 North Lamar Blvd
                        Suite 300,
                        Austin, Texas 78705-4294
Telephone Number:       (877) 276-5554
Fax Number:             (512) 475-1313
Email:      consumer.complaints@banking.state.tx.us
Website:            www.banking.state.tx.us

We appreciate the opportunity to serve your financial needs. We pledge to follow the policies, safeguards and guidelines as described in this notice, and to protect the confidentiality of your information. Your relationship is very important to us, and we will take great care to honor these commitments to you. Thank you for choosing Sterling Trust Company.

This notice applies only to nonpublic personal information about individuals who obtain financial products or services primarily for personal, family or household purposes.

Sterling Trust Company reserves the right to change any of its privacy policies and related procedures at any time, in accordance with applicable federal and state laws. You will receive appropriate notice if our Privacy Policy changes.

Sterling Trust Company is a wholly-owned subsidiary of Matrix Bancorp, Inc. ("Matrix"). The Matrix group of companies includes:

Matrix Bancorp, Inc.
Sterling Trust Company
Matrix Capital Bank
Matrix Financial Services Corporation
United Financial, Inc.
United Special Services, Inc.
The Vintage Group, Inc.
First Matrix Investment Services Corporation
Matrix Advisory Services Corporation
Matrix Settlement and Clearance Services, LLC
ABS School Services, LLC

For More Information

If you have any questions regarding our Personal Information Privacy Protection Policy, or would like to receive a copy of this Policy, please call us toll-free at (800) 955-3434 or visit our Internet site at http://www.sterling-trust.com.

                                                      [Last Revised: March 2002]


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002         1-C

--------------------------------------------------------------------------------
Arbitration Agreement

Parties agree that, upon the request of either Accountholder or Sterling Trust Company, whether made before or after the institution on any legal proceeding, all claims and disputes of every type and matter which may arise between
Accountholder and Sterling Trust Company shall be submitted to binding arbitration before a panel of arbitrators (as described below), of and pursuant to the rules of the American Arbitration Association ("AAA"); that such arbitration hearings and proceedings shall take place only in McLennan County, Texas or another site selected by Sterling Trust Company in its sole discretion; that this arbitration provision and the arbitration shall be administered by the AAA pursuant to and construed and enforced under the Federal Arbitration Act (Title 9 of the United States Code) ("FAA"); however, if the FAA is inapplicable for any reason, such arbitration shall be conducted pursuant to Texas law; that there shall be no class action, class or consolidated arbitration; that the prevailing party in any claim or dispute of any type between the Accountholder and Sterling Trust Company shall recover his/her/its attorneys' fees, costs and expenses, including without limitation, arbitration filing fees, arbitrators' fees, and other arbitration fees; and that this arbitration agreement shall govern any disputes involving Accountholder and Sterling Trust Company notwithstanding any provisions, including without limitation venue or arbitration provisions, contained in any agreement signed by Sterling Trust Company in its custodial capacity. Any arbitration proceeding shall be conducted by a panel of three neutral arbitrators unless the parties agree otherwise. Each arbitrator shall be an attorney licensed by the state of Texas, having at least ten years of experience in the field of financial industries. If arbitration is requested as described above, the parties expressly waive any right he/she/it may have to institute or conduct litigation or arbitration before any other body or tribunal. The parties further agree that if a party is required to enforce this arbitration agreement against the other party and/or to compel the other party to arbitration pursuant to this agreement, the party shall recover from the other party his/her/its attorneys' fees, costs and expenses so incurred. Arbitration shall be final and binding upon the parties.
--------------------------------------------------------------------------------

Need Additional Help?

For additional assistance in establishing your self-directed IRA account or for more information on IRAs in general, you may contact Sterling Trust Company by:

        Telephone: (254) 751-1505 or (800) 955-3434
        Fax:       (254) 751-0872
        Email:     IRAServices@matrixbancorp.com


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002         1-D

     Proprietary Traditional Individual Retirement Custodial             [LOGO]
     Account Adoption Agreement  (Revised 9/2002)                       STERLING
                                                                         TRUST
(This is a 4-page form. To avoid processing delays, be sure             COMPANY
to complete and submit all 4 pages to Sterling Trust Company.)
--------------------------------------------------------------------------------

I hereby apply to establish a Sterling Trust Company Proprietary Self-Directed Traditional Individual Retirement Custodial Account, agree to the terms of the related Traditional Individual Retirement Custodial Account Agreement and Traditional IRA Disclosure Statement, found on pages 8 through 18 of this booklet, and certify the accuracy of the following information. This Agreement shall become effective upon Sterling Trust Company's acceptance, as evidenced by the signature of an Authorized Signatory of Sterling Trust Company in Section 6 of this Adoption Agreement.

--------------------------------------------------------------------------------
1. Accountholder Information: Please provide all information below.

       Full Name _______________________________________________________________

       Address _________________________________________________________________

       City ________________________________  State ______ Zip _______________

       Social Security                        Date of
       Number __ __ __ - __ __ - __ __ __ __  Birth  __ __ - __ __ - __ __ __ __
                                                     Month    Day       Year

       Work Phone (__ __ __) __ __ __ - __ __ __ __
       Home Phone (__ __ __) __ __ __ - __ __ __ __

       Email Address _____________________________________________

Beneficiary Designation:   I  designate  the  individual(s)  named  below  as my
                           primary and contingent  Beneficiary(ies) of this IRA.
----------------------     I understand  that I may change or add  Beneficiaries
   Must provide all        at any time by  completing  and  delivering  Sterling
   information for         Trust's Change of Beneficiary  form to Sterling Trust
   each beneficiary        Company. If you designate a trust as the beneficiary,
     designated.           please provide a copy of the trust. (If the following
----------------------     area does not provide  sufficient  space to designate
                           your account beneficiaries, you may attach a separate
                           sheet  that  contains  this   information   and  your
                           signature and date.)

Primary Beneficiary(ies)

The following individual(s) shall be my Primary Beneficiary(ies):

Name ______________________________    SSN _________________________________

Relationship ______________________    Date of Birth _______________Share _____%


Name ______________________________    SSN _________________________________

Relationship ______________________    Date of Birth _______________Share _____%

Contingent Beneficiary(ies)

If none of the Primary Beneficiaries shown above survive me, the following individual(s) shall be my Beneficiary(ies):

Name ______________________________    SSN _________________________________

Relationship ______________________    Date of Birth _______________Share _____%


Name ______________________________    SSN _________________________________

Relationship ______________________    Date of Birth _______________Share _____%

Spousal Consent

This section to be completed only if:

(1) Accountholder is married and has designated any Primary Beneficiary other than his/her spouse; and

(2) This IRA account will include property in which his/her spouse possesses a community property interest or other type of property interest. As of December 31, 2000, community property states are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin.

I am the spouse of the IRA accountholder named above. I agree to my spouse's naming of a primary Beneficiary other than myself. I acknowledge that I have received a fair and reasonable disclosure of my spouse's property and financial obligations, and I acknowledge that I shall have no claim whatsoever against Sterling Trust for any payment to my spouse's named Beneficiary(ies).

Spouse's Signature_________________________________________ Date _______________
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002         2-A                        (Page 1 of 4)

--------------------------------------------------------------------------------
2.   Proprietary IRA Fee Schedule

      Set-up Fees:

      (Charged at time of account set-up.)
      o   One-Time Establishment Fee...................................  $15.00
      o   First Year Annual Fee........................................  $35.00

      Annual Renewal Fee..............................................   $35.00

      Special Service Fees:
      (Charged to account at time service rendered.)
      o   Distribution Fee.......................................... $5.00 each
      o   Federal Withholding Fee .................................. $5.00 each
      o   Stop Payment Fee ............................................ $25.00
      o   Wire Transfer Fee ........................................... $10.00
      o   Return Check Fee ............................................ $25.00
      o   Conversion Fee (for conversion to Flex or Basic IRA)......... $25.00
      o   Private Placement Administrative Review Fee................. $100.00
      o   Partial Termination Fee............................. $10.00 per asset
      o   Termination Fee ............................................. $50.00
      o   Additional Fees may be charged for extraordinary services.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. Type of Traditional IRA Account
   (check appropriate box)

  |_| Annual Contribution IRA:

      |_|   Regular IRA.............................................$___________
            The maximum annual contribution for an individual is the lesser of 100% of compensation or $2,000.

      |_|   Spousal IRA.............................................$___________
            For an individual and non-working spouse, $4,000 overall limit with not more than $2,000 allocated to either the individual or non-working spouse's account.

            The above contribution(s) are being made for the tax year ending December 31, 20 __________________.
            (Contribution must be made by April 15th following the year for which the tax deduction is taken.)

  |_| Direct Transfer of Existing IRA:
      (Please attach completed Transfer Request on page 4)

  |_| Rollover IRA:..................................................$__________
      This Rollover Contribution is the result of:

      |_| Proceeds which I have actually or constructively received from a qualified pension or profit sharing plan, a 403(b) plan or another IRA.

      |_| Direct Rollover from the Trustees of a qualified employer retirement plan. (Please attach completed Transfer Request/Direct Rollover Letter on page 4.)

      I hereby certify that the cash and/or in-kind transfer of assets which I deposit as a Rollover Contribution meets all of the requirements for an "eligible rollover contribution" under applicable law. I further certify that, if I have had constructive receipt of funds or property as indicated by checking the "Rollover IRA" box above, that this rollover is being made within 60 days of my receipt of same. I acknowledge that my designation of this account as a "Rollover IRA" is irrevocable, unless I later determine that all or any portion of the assets deposited are an excess contribution.

      I understand that if I ever elect to combine regular annual IRA contributions, accumulated regular IRA contributions, or employer Simplified Employee Pension (SEP) plan contributions with funds rolled over from a qualified plan, I forfeit the right to subsequently roll this IRA into another qualified retirement plan. I understand that Sterling Trust Company will not monitor the nature of contributions to my Account, and has no duty to question my actions should I combine rollover IRA assets with regular contribution IRA assets. I hereby hold harmless Sterling Trust Company from any liability for any financial loss, damage, or injury which I may sustain as a result of combining rollover and regular contribution IRA assets.

                                                               (continued above)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. Type of Traditional IRA Account (continued)

  |_| Combination IRA: ..............................................$__________
      (Annual Contribution and Rollover IRA) - By electing to combine annual contribution IRA funds with funds rolled over from a qualified plan or 403(b) plan, I understand that I forfeit the right to subsequently roll this IRA into another qualified plan or 403(b) plan. I hereby release and hold harmless Sterling Trust Company from any liability for any financial loss, damage or injury which I may sustain as a result of this election.

  |_| SEP Provision:.................................................$__________
      If this Account is established in connection with a Simplified Employee Pension (SEP), employer contributions of up to 15% of Depositor's compensation or $30,000, whichever is less, may be made in addition to contributions of up to $2,000 by Depositor. Be sure to submit with a copy of IRS Form 5305-SEP found on page 10 of this booklet.

  |_| Beneficiary IRA:...............................................$__________
      For an individual who wishes to establish a Beneficiary IRA for the purpose of receiving cash/assets from an inherited IRA.
--------------------------------------------------------------------------------

4. Optional Authorizations



      The following selections are optional features available on your Sterling Trust Proprietary IRA. Select only the item(s) you wish to authorize or not authorize.

      Telephone Authorization: I authorize Sterling Trust Company to honor telephone transaction requests from me or my Representative (if I have designated one) for my Account. My Social Security Number will be required as verification before any request will be accepted. I understand and agree that Sterling Trust Company will not be liable for any loss, expense or cost arising out of any request effected hereunder. (Note: This authorization applies only to investment directions given to Sterling Trust Company. It does not automatically authorize telephone exchange or redemption privileges for any investment.)

     |_| Telephone Authorization automatically applies to your account unless this box is checked. Check this box only if you do not want telephone authorization on your account.

      Payment of Account Fees:  The Annual Renewal Fee for my Account should be:
      (check only one box)

     |_|    Invoiced to me annually at the above address; or

     |_| Automatically withdrawn from the assets of my Account. (Account must have liquid assets.)

      If no option is chosen above, Sterling Trust will assume automatic withdrawal of Annual Renewal Fee from the Account. The Accountholder will be responsible for any fee deficiency should the Account be illiquid or have insufficient funds to cover all fees. Sterling Trust reserves the right to charge a $5.00 late fee for every 30-day period that your account fees are past due.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002         2-B                        (Page 2 of 4)

--------------------------------------------------------------------------------
5. Optional Representative Designation

Please complete the information and sign below only if you wish to authorize your financial advisor, broker, financial planner, or other person of your choice as your Representative on your Account. Before you appoint a Representative on your Account, you should understand that your Representative:

      o is authorized to give investment directions on your behalf to Sterling Trust Company,

      o     will have unlimited access to your Account  information,  and

      o will receive copies of your Account statements and all other correspondence.

By my signature below, I choose to appoint the person(s) shown below as my Representative on my Sterling Trust Company ("Sterling") Account for the purpose of communicating investment directions to Sterling and receiving information on my Account, in accordance with this Section, Section 9.4 of Sterling's Traditional Individual Retirement Custodial Account Agreement, and Section "O" of Sterling's IRA Disclosure Statement. I further acknowledge that:

1) I understand that my Representative is my authorized agent and is not in any way an agent, employee, or representative of Sterling.

2) I understand that my Representative may be a registered representative of a broker dealer organization, a financial advisor or other person that I deem acceptable.

3)    I  understand   that   Sterling  has  not  made  and  will  not  make  any
      recommendation or investigation with respect to my Representative, nor does Sterling Trust Company compensate my Representative in any manner.

4) I understand that I may appoint and/or remove my Representative at any time by delivering my written notice on a form acceptable to Sterling. If I remove my Representative, I understand that such removal shall not have the effect of canceling any notice, instruction, direction or approval received by Sterling from my removed Representative before Sterling receives my notice of removal.

5) I instruct Sterling to pay for or receive payment from security or other investment transactions communicated by my Representative as shown below, as indicated by broker confirmations of trade or other requests for payment received by Sterling.

6) I understand that it is solely my responsibility to direct my Representative to execute trades or other investments for my Sterling Account, and all instructions, directions, and/or confirmations received from my Representative, his agent(s), or his broker dealer, whether written or oral, shall be assumed by Sterling to have been authorized by me.

7) I agree to indemnify and hold Sterling harmless in its reliance upon any certificate, notice, confirmation, instruction, or other written or oral (if so elected) communication purporting to have been delivered at my direction on behalf of my Account by my Representative or brokerage firm. Sterling shall not be held liable for any loss or breach of any kind which may result from any action that it takes in good faith in accordance with such certificate, notice, confirmation, instruction or other communication.

Must sign     \ Signature
and date here / of Individual ________________________________ Date __/__/____

Representative Name __________________________________  Rep # _________________

Representative Address _________________________________________________________

City ____________________________________________State _____________ Zip _______

Phone ____________________________________  Fax ________________________________

Email Address _____________________________________

Broker Dealer Name _____________________________________________________________

Broker Dealer Address __________________________________________________________

City ___________________________________________State _____________ Zip ________

Phone ____________________________________________________

Dealer Firm Authorized Signature (if required by Dealer) _______________________
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002         2-C                        (Page 3 of 4)

--------------------------------------------------------------------------------
6. Signatures: By signing below, I hereby make the following representations:

1) I appoint Sterling Trust Company ("Sterling") as Custodian of my Account, and I acknowledge that I have received and read Sterling's Traditional Individual Retirement Custodial Account Agreement and Disclosure Statement on the date shown below, and I agree to be bound by the terms and conditions contained in these documents. I understand that, within seven
      (7) days from the date that I open my Account, I may revoke my Account without penalty by mailing or delivering a written notice to Sterling.

2) I acknowledge that my Account is self-directed and that I am responsible for the selection, management, and retention of all investments held within my Account. I understand that Sterling is in no way responsible for providing investment advice or recommendations, and that Sterling is not a "fiduciary" for my Account as such term is defined in the Internal Revenue Code, ERISA, or any other applicable federal, state, or local laws.

3) I understand that if I have chosen to appoint a Representative in Section 5 of this Adoption Agreement, or should I ever appoint a Representative on a form acceptable to Sterling, such person is my agent and is not in any way an agent, employee, or representative of Sterling. I understand that Sterling has not made and will not make any recommendation or investigation with respect to my Representative, nor does Sterling compensate my Representative in any manner.

4) I understand that if a financial representative suggested that I retain Sterling's services as custodian for investments made through my Account, that such financial representative is not in any way an agent, employee, representative, or affiliate of Sterling. I acknowledge that Sterling is not responsible for and is not bound by any representations, warranties, statements or agreements made by any financial representative beyond the terms and provisions contained in Sterling's Traditional Individual Retirement Custodial Account Agreement and Disclosure Statement and other Sterling forms and/or documents. I further understand that Sterling does not compensate such financial representatives in any manner.

5) I understand that Sterling does not review the prudence, viability or merits of any investment or whether the investment is acceptable under ERISA, the Internal Revenue Code, or any other applicable federal, state or local laws, including securities laws. I acknowledge that it is my responsibility to review any investments to ensure compliance with the above requirements and to avoid the occurrence of any prohibited transactions in my Account arising out of my investments. I understand that I should have all investments reviewed by my attorney and/or tax advisor.

6) I consent to Sterling's fee schedule as specified in this IRA Adoption Agreement, and any amendments made thereto.

7) I agree to promptly give instructions to Sterling as necessary to enable Sterling Trust Company to carry out its duties under my Custodial Account Agreement.

8) I represent that whenever information as to any taxable year is required to be filed with the Internal Revenue Service, that I will file such information with the Internal Revenue Service unless filed by Sterling.

9) I understand that if Sterling receives funds from any source, including contributions, transfers, rollovers, or income from any asset of my Account, Sterling is authorized and directed to place such funds in an interest-bearing instrument of Sterling or an affiliate of Sterling, until further investment direction is received.

10) I understand that it is my sole responsibility to manage the investment(s) held within my Account, and that Sterling has no responsibility to question any investment directions given by me or my Representative (if I have appointed one), regardless of the nature of the investment. I understand that Sterling is in no way responsible for monitoring the performance of investments or for the performance of any investment held within my Account.

11) I understand that investments within my Account are not FDIC-insured nor guaranteed by Sterling Trust Company, and that such investments may lose value.

12) I understand and agree that all claims and disputes of every type and matter which may arise between me and Sterling Trust Company shall be submitted to binding arbitration pursuant to the rules of the American Arbitration Association, as specified in Section 17.5 of Sterling Trust Company's Traditional Individual Retirement Custodial Account Agreement.

Must sign     \ Signature
and date here / of Individual _______________________________ Date __/__/____
                                                              (Required - date
                                                               must be completed
                                                               above or
                                                               application will
                                                               be rejected)

Acceptance by Sterling Trust Company, as Custodian:
(to be completed by Sterling Trust Company)

               Authorized
               Signatory ____________________________________ Date __/__/____

                                                      Date last modified: 9/2002
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002         2-D                        (Page 4 of 4)

Sterling Trust Company
P.O. Box 2526                                                            [LOGO]
Waco, Texas 76702-2526        Instructions for Completing the           STERLING
Phone: (800) 955-3434     Traditional IRA Transfer Request Form /        TRUST
       (254) 751-1505             Direct Rollover Letter                COMPANY
--------------------------------------------------------------------------------

Please use the instructions below to complete the Traditional IRA Transfer Request Form / Direct Rollover Letter. A separate Traditional IRA Transfer
Request Form / Direct Rollover Letter is needed for each account you wish to transfer in to your Sterling Trust IRA. You may photocopy this form (before you complete it) if more than one form is needed.

1. Write the name, appropriate address, and telephone number of your current trustee or custodian.

2. Fill in the account number, name on the account, and type of account you are transferring to Sterling.

3. Select the manner in which you want your current trustee/custodian/plan administrator to transfer your account to Sterling Trust. "Liquidate" means that the asset(s) will be sold and the proceeds sent to your Sterling account. An "In-Kind" transfer means that the asset(s) will not be sold, but rather the ownership will simply be re-registered or re-titled to your Sterling IRA account. If only a partial transfer is desired, you should list only the assets that are to be liquidated or transferred in-kind in the spaces provided. Be sure to mark the appropriate "Liquidate" or "In-Kind" box. A copy of your recent statement (dated within 6 months) from your current trustee/custodian/plan administrator is required.

4. Instructions to the Resigning Trustee/Custodian should include your name and Sterling Traditional IRA account number (if available). Note: The abbreviation "FBO" means "for benefit of".

5. The Special Delivery Instructions section is to instruct the Resigning Trustee/Custodian on how to transmit liquid funds to Sterling Trust Company. If you desire for the Traditional Transfer Request / Direct Rollover Letter to be forwarded by an overnight courier, you may include a pre-addressed airbill for our use; otherwise, all correspondence will be sent First Class mail via U.S. Postal Service.

6. Sign and date your Transfer Request and provide your Social Security Number in the appropriate spaces. Please contact your current trustee/custodian/plan administrator to see if they require your signature to be guaranteed. If a signature guarantee is required, it should be obtained from an authorized member of the Securities Transfer Agents Medallion Program (STAMP). Check with your local bank or broker/dealer to see if they offer this service and are members of STAMP. Important: a notary public is not acceptable.

7. Send the completed Transfer Request form, along with a copy of your most recent statement, to Sterling Trust Company. If your IRA account with Sterling Trust has not yet been established, you should complete and send Sterling's IRA Adoption Agreement and payment of your set-up and first-year annual fees to Sterling Trust, along with your completed Transfer Request/Direct Rollover form.

o If your Transfer Request/Direct Rollover form has been properly completed, Sterling Trust will sign the Acceptance section (at the bottom of the form) and mail your request to your current trustee or custodian. If your Transfer Request/Direct Rollover form is missing necessary information, it will be returned to you for completion.

o Please note that some transfers may take from two weeks to several months to complete. Sterling Trust will follow up on your request until your transfer has been completed.

o If your current trustee or custodian sends any additional forms for you to complete, please do so promptly and return to them. Please send a copy of any such forms to Sterling Trust.


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002          3

                                                          Please send request
                                                          form to:
                                                          Sterling Trust Company
  [LOGO]                                                  P.O. Box 2526
 STERLING         Traditional IRA Transfer Request        Waco, Texas 76702-2526
  TRUST            Form / Direct Rollover Letter          Phone: (800) 955-3434
 COMPANY   (Sterling Trust Company is Non-ACAT eligible.)        (254) 751-1505
--------------------------------------------------------------------------------

________________________________________________________________________________
                      Name of Present Trustee or Custodian

________________________________________________________________________________
                   Address where this request should be mailed
                 (check with your current Trustee or Custodian)

______________________________________________________________(___)_____________
City                             State         Zip Code       Phone number

________________________________________________________________________________
Account Number at Present Trustee/Custodian

________________________________________________________________________________
Name on Account at Present Trustee/Custodian

________________________________________________________________________________
Type of Account to be Transferred

                (This form is NOT to be used for a Roth transfer)

o     PLEASE SELECT ONLY ONE OPTION FROM THE FOLLOWING:

I.    Transfer of an existing IRA

      |_| Transfer my entire account In-Kind (change ownership only). Any money market funds must be liquidated and transferred as cash. Please attach a current statement less than 6 months old.

      |_| Liquidate all assets and transfer as cash to my IRA account at Sterling Trust Company.

      |_|   Transfer only cash.
            Please transfer |_| All cash in the account or |_| only $ __________

      |_| Please transfer only the assets listed below: (If In-Kind, please attach current statement less than 6 months old.)

NOTE: If there are more than four assets, please attach a signed and dated list to this form.

-------------------------------------------------------------------------------------------------------------
            QUANTITY                       DESCRIPTION OF ASSET                      INSTRUCTIONS
(All, # of Shares, or $ Amount)    (Name of Fund, Security, or Asset)    (Please Check only one box per asset)
-------------------------------------------------------------------------------------------------------------
                                                                         |_|  Liquidate    or   |_|  In-Kind
-------------------------------------------------------------------------------------------------------------
                                                                         |_|  Liquidate    or   |_|  In-Kind
-------------------------------------------------------------------------------------------------------------
                                                                         |_|  Liquidate    or   |_|  In-Kind
-------------------------------------------------------------------------------------------------------------
                                                                         |_|  Liquidate    or   |_|  In-Kind
-------------------------------------------------------------------------------------------------------------

II. Annuities -- I understand applicable surrender/penalty charges may be deducted and are authorized by my signature below.

      |_|   Change  the  ownership  and  beneficiary  of  my  current   annuity.
            (Annuitant information should remain the same.)

      |_| Surrender my entire annuity. The original policy or a statement of loss is attached.

      |_|   Partial    surrender    of   my    annuity    in   the   amount   of
            $____________________

III.  Direct Rollover from a Qualified Plan

            -- Please Note: Your employer may require specific withdrawal forms and may not accept this form. To avoid delays, please contact your plan administrator to verify withdrawal requirements and your eligibility.

      |_|   Direct rollover from my employer's sponsored plan

            |_| $____________________ or |_| ___________% of my vested benefit.

o     INSTRUCTIONS TO RESIGNING TRUSTEE / CUSTODIAN / PLAN SPONSOR:
      --------------------------------------------------------------------------
      As requested above, please re-register assets and / or make checks payable to: Sterling Trust Company, Custodian

      FBO ________________________________________ IRA _________________________
      P.O. Box 2526
      Waco, TX 76702-2526       Tax ID#:  76-0115756
      --------------------------------------------------------------------------

------------------------------------------------------
SPECIAL DELIVERY INSTRUCTIONS:
|_| Send by Overnight delivery to:
    Sterling Trust Company
    7901 Fish Pond Road
    Waco, TX 76710
    VIA:   ____  Airborne   ____  FedEx   ____ UPS
    3rd Party Billing # ______________________________
|_| Send by Wire (see attached instructions)
|_| Other   _______________________________________
------------------------------------------------------

o     ACCOUNTHOLDER SIGNATURE

      This transfer of assets is to be executed from fiduciary to fiduciary in such a manner that will not place me in actual or constructive receipt of all or any part of my assets. If I have attained age 70 1/2 during this year, I understand IRS regulations require that my current trustee distribute or withhold from this transfer any amount which may be required to be paid as a Required Minimum Distribution. Further, I understand that Sterling Trust Company will accept the transfer of the account as referenced above on the basis that all required distributions are satisfied prior to the transfer.

_________________________________________  ________     ________________________
   Original Signature of Accountholder      Date        Social Security Number

-------------------------------------------
Signature Guarantee (Affix Medallion Stamp)


Your resigning trustee/custodian may require
your signature be guaranteed by a Medallion
Program member.
-------------------------------------------

o     ACCEPTANCE BY STERLING TRUST

      Sterling Trust Company has entered into an Individual Retirement Custodial Agreement with the person named above, and Sterling Trust Company, as Custodian of such account, agrees to accept and does hereby accept transfer of the assets described above to such account.

Date:_______________________ By: _______________________________________________
                                     Sterling Trust Company Authorized Signatory


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002          4

                                                                         [LOGO]
                                                                        STERLING
What Is A Simplified                                                     TRUST
Employee Pension?                                                       COMPANY
--------------------------------------------------------------------------------

A Simplified Employee Pension (SEP) is a plan which, subject to certain conditions, enables an employer to make deductible contributions to its employees' IRAs. If the plan meets the SEP requirements, the employer may deduct up to the lesser of $40,000 or 25% of the employee's compensation for amounts contributed to the IRA by the employer. In addition, an employee may make his or her own contributions to the IRA, up to the lesser of $3,000 or 100% of compensation, and may be entitled to a deduction for such contribution. The following is a general description of the requirements of a Simplified Employee
Pension:

      1. The employer makes contributions to Individual Retirement Accounts for all of his employees who have (a) attained age twenty-one (21) and (b) performed service during at least three of the five preceding calendar years.

      2. The contributions must bear a uniform relationship to the total compensation of each employee. The contributions may not discriminate in favor of officers, 10% shareholders, self-employed or highly compensated individuals.

      3. Only the first $200,000 (indexed for inflation) of compensation may be taken into account in determining the amount of employer contribution.

      4. The contributions must be 100% vested when made, and the employer may make no restrictions on withdrawal from the IRAs.

      5. The contributions must be made under a written allocation formula specifying the requirements for participation in the allocation and the method of computing the allocation. Contributions must be made no later than the due date of the employer tax return, plus extensions.

      6. The regular individual retirement plan tax rules generally govern the IRA of each employee except that the dollar limitation on deductibility of contributions is increased to $40,000. Also, the employee can make his own contributions to the IRA (up to the lesser of $3,000 or 100% of compensation).

When the requirements of the Simplified Employee Pension are met, the employer will be entitled to a tax deduction for contributions not exceeding 25% of the compensation paid to his employees during the calendar year ending with or within the taxable year. The employee will not be required to include the amount of the employer's contribution to his IRA in computing his gross income for tax purposes.

An employer establishing a SEP Plan will be responsible for certain administrative tasks, including determination of eligible employees and calculation of contributions for each participant. Sterling Trust does not perform any of these employer administrative functions, nor does it offer such services at an additional fee. Sterling's responsibility shall be limited to the custodial duties associated with any participant IRAs established with Sterling under the Plan.

An employer may establish a Simplified Employee Pension by executing an Agreement on IRS Form 5305-SEP, which is included in this booklet and which describes in more detail the characteristics and requirements of a Simplified Employee Pension. A copy of IRS Form 5305-SEP must be given to each covered employee. Form 5305-SEP (Rev. March 2002)


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002          8

                                                               OMB No. 1545-0499
                                                               -----------------
                                                               Do not file
                                                               with the Internal
                                                               Revenue Service
Form 5305-SEP
(Rev. March 2002)                  Simplified Employee Pension--Individual
Department of the Treasury       Retirement Accounts Contribution Agreement
Internal Revenue Service     (Under section 408(k) of the Internal Revenue Code)
--------------------------------------------------------------------------------

______________________ makes the following agreement under section 408(k) of the
(Name of employer)     Internal Revenue Code and the instructions to this form.

Article I--Eligibility Requirements (check applicable boxes--see instructions)

The employer agrees to provide discretionary contributions in each calendar year to the individual retirement account or individual retirement annuity (IRA) of all employees who are at least ______ years old (not to exceed 21 years old) and have performed services for the employer in at least ______ years (not to exceed 3 years) of the immediately preceding 5 years. This simplified employee pension
(SEP) |_| includes |_| does not include employees covered under a collective bargaining agreement, |_| includes |_| does not include certain nonresident aliens, and |_| includes |_| does not include employees whose total compensation during the year is less than $450*.

Article II--SEP Requirements (see instructions)

The employer agrees that contributions made on behalf of each eligible employee will be:

A.    Based only on the first $200,000* of compensation.
B.    The same percentage of compensation for every employee.
C.    Limited annually to the smaller of $40,000* or 25% of compensation.
D. Paid to the employee's IRA trustee, custodian, or insurance company (for an annuity contract).

______________________________________     _____________________________________
     Employer's signature and date                 Name and title
--------------------------------------------------------------------------------

Instructions

Section references are to the Internal Revenue Code unless otherwise noted. Purpose of Form

      Form 5305-SEP (Model SEP) is used by an employer to make an agreement to provide benefits to all eligible employees under a simplified employee pension
(SEP) described in section 408(k).

      Do not file Form 5305-SEP with the IRS. Instead, keep it with your records.

      For more information on SEPs and IRAs, see Pub. 560, Retirement Plans for Small Business (SEP, SIMPLE, and Qualified Plans), and Pub. 590, Individual Retirement Arrangements (IRAs).

Instructions to the Employer

Simplified employee pension. A SEP is a written arrangement (a plan) that provides you with an easy way to make contributions toward your employees' retirement income. Under a SEP, you can contribute to an employee's traditional individual retirement account or annuity (traditional IRA). You make contributions directly to an IRA set up by or for each employee with a bank, insurance company, or other qualified financial institution. When using Form 5305-SEP to establish a SEP, the IRA must be a Model traditional IRA established on an IRS form or a master or prototype traditional IRA for which the IRS has issued a favorable opinion letter. You may not make SEP contributions to a Roth IRA or a SIMPLE IRA. Making the agreement on Form 5305-SEP does not establish an employer IRA described in section 408(c).

When not to use Form 5305-SEP. Do not use this form if you:

      1. Currently maintain any other qualified retirement plan. This does not prevent you from maintaining another SEP.

      2. Have any eligible employees for whom IRAs have not been established.

      3. Use the services of leased employees (described in section 414(n)).

      4. Are a member of an affiliated service group (described in section 414(m)), a controlled group of corporations (described in section 414(b)), or trades or businesses under common control (described in sections 414(c) and 414(o)), unless all eligible employees of all the members of such groups, trades, or businesses participate in the SEP.

      5. Will not pay the cost of the SEP contributions. Do not use Form 5305-SEP for a SEP that provides for elective employee contributions even if the contributions are made under a salary reduction agreement. Use Form 5305A-SEP, or a nonmodel SEP.

Note: SEPs permitting elective deferrals cannot be established after 1996.

Eligible employees. All eligible employees must be allowed to participate in the SEP. An eligible employee is any employee who: (1) is at least 21 years old, and
(2) has performed "service" for you in at least 3 of the immediately preceding 5 years. You can establish less restrictive eligibility requirements, but not more restrictive ones.

      Service is any work performed for you for any period of time, however short. If you are a member of an affiliated service group, a controlled group of corporations, or trades or businesses under common control, service includes any work performed for any period of time for any other member of such group, trades, or businesses.

Excludable  employees.  The following employees do not have to be covered by the
SEP: (1) employees covered by a collective bargaining agreement whose retirement benefits were bargained for in good faith by you and their union, (2) nonresident alien employees who did not earn U.S. source income from you, and
(3) employees who received less than $450* in compensation during the year.

Contribution limits. You may make an annual contribution of up to 25% of the employee's compensation or $40,000*, whichever is less. Compensation, for this purpose, does not include employer contributions to the SEP or the employee's compensation in excess of $200,000*. If you also maintain a salary reduction SEP, contributions to the two SEPs together may not exceed the smaller of $40,000* or 25% of compensation for any employee.

      You are not required to make contributions every year, but when you do, you must contribute to the SEP-IRAs of all eligible employees who actually performed services during the year of the contribution. This includes eligible employees who die or quit working before the contribution is made.

      Contributions cannot discriminate in favor of highly compensated employees. Also, you may not integrate your SEP contributions with, or offset them by, contributions made under the Federal Insurance Contributions Act
(FICA).

      If this SEP is intended to meet the top-heavy minimum contribution rules of section 416, but it does not cover all your employees who participate in your salary reduction SEP, then you must make minimum contributions to IRAs established on behalf of those employees.

Deducting contributions. You may deduct contributions to a SEP subject to the limits of section 404(h). This SEP is maintained on a calendar year basis and contributions to the SEP are deductible for your tax year with or

* For 2003 and later years, this amount is subject to annual cost-of-living adjustments. The IRS announces the increase, if any, in a news release, in the Internal Revenue Bulletin, and on the IRS Web Site at www.irs.gov.
--------------------------------------------------------------------------------
For Paperwork Reduction Act Notice, see page 2.  Cat. No. 11825J  Form  5305-SEP
                                                                  (Rev. 3-2002)
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                                        9

Form 5305-SEP (Rev. 3-2002)                                               Page 2
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within which the calendar  year ends.  Contributions  made for a particular  tax year must be made by the due date of your income tax return (including extensions) for that tax year.

Completing the agreement. This agreement is considered adopted when:

o IRAs have been established for all your eligible employees;

o You have completed all blanks on the agreement form without modification; and

o You have given all your eligible employees the following information:

      1. A copy of Form 5305-SEP.

      2. A statement that traditional IRAs other than the traditional IRAs into which employer SEP contributions will be made may provide different rates of return and different terms concerning, among other things, transfers and withdrawals of funds from the IRAs.

      3. A statement that, in addition to the information provided to an employee at the time the employee becomes eligible to participate, the administrator of the SEP must furnish each participant within 30 days of the effective date of any amendment to the SEP, a copy of the amendment and a written explanation of its effects.

      4. A statement that the administrator will give written notification to each participant of any employer contributions made under the SEP to that participant's IRA by the later of January 31 of the year following the year for which a contribution is made or 30 days after the contribution is made.

      Employers who have established a SEP using Form 5305-SEP and have furnished each eligible employee with a copy of the completed Form 5305-SEP and provided the other documents and disclosures described in Instructions to the Employer and Information for the Employee, are not required to file the annual information returns, Forms 5500 or 5500-EZ for the SEP. However, under Title I of the Employee Retirement Income Security Act of 1974 (ERISA), this relief from the annual reporting requirements may not be available to an employer who selects, recommends, or influences its employees to choose IRAs into which contributions will be made under the SEP, if those IRAs are subject to provisions that impose any limits on a participant's ability to withdraw funds (other than restrictions imposed by the Code that apply to all IRAs). For additional information on Title I requirements, see the Department of Labor regulation at 29 CFR 2520.104-48.

Information for the Employee

The information  below explains what a SEP is, how  contributions  are made, and
how  to  treat  your  employer's   contributions  for  tax  purposes.  For  more
information, see Pub. 590.

Simplified employee pension. A SEP is a written arrangement (a plan) that allows an employer to make contributions toward your retirement. Contributions are made to a traditional individual retirement account/annuity (traditional IRA). Contributions must be made to either a Model traditional IRA executed on an IRS form or a master or prototype traditional IRA for which the IRS has issued a favorable opinion letter.

      An employer is not required to make SEP contributions. If a contribution is made, however, it must be allocated to all eligible employees according to the SEP agreement. The Model SEP (Form 5305-SEP) specifies that the contribution for each eligible employee will be the same percentage of compensation (excluding compensation greater than $200,000*) for all employees.

      Your employer will provide you with a copy of the agreement containing participation rules and a description of how employer contributions may be made to your IRA. Your employer must also provide you with a copy of the completed Form 5305-SEP and a yearly statement showing any contributions to your IRA.

      All amounts contributed to your IRA by your employer belong to you even after you stop working for that employer.

Contribution limits. Your employer will determine the amount to be contributed to your IRA each year. However, the amount for any year is limited to the smaller of $40,000* or 25% of your compensation for that year. Compensation does not include any amount that is contributed by your employer to your IRA under the SEP. Your employer is not required to make contributions every year or to maintain a particular level of contributions.

Tax treatment of contributions. Employer contributions to your SEP-IRA are excluded from your income unless there are contributions in excess of the applicable limit. Employer contributions within these limits will not be included on your Form W-2.

Employee contributions. You may make regular IRA contributions to an IRA. However, the amount you can deduct may be reduced or eliminated because, as a participant in a SEP, you are covered by an employer retirement plan.

SEP participation. If your employer does not require you to participate in a SEP as a condition of employment, and you elect not to participate, all other employees of your employer may be prohibited from participating. If one or more eligible employees do not participate and the employer tries to establish a SEP for the remaining employees, it could cause adverse tax consequences for the participating employees.

      An employer may not adopt this IRS Model SEP if the employer maintains another qualified retirement plan. This does not prevent your employer from adopting this IRS Model SEP and also maintaining an IRS Model Salary Reduction SEP or other SEP. However, if you work for several employers, you may be covered by a SEP of one employer and a different SEP or pension or profit-sharing plan of another employer. SEP-IRA amounts--rollover or transfer to another IRA. You can withdraw or receive funds from your SEP-IRA if, within 60 days of receipt, you place those funds in the same or another IRA. This is called a "rollover" and can be done without penalty only once in any 1-year period. However, there are no restrictions on the number of times you may make "transfers" if you arrange to have these funds transferred between the trustees or the custodians so that you never have possession of the funds.

Withdrawals. You may withdraw your employer's contribution at any time, but any amount withdrawn is includible in your income unless rolled over. Also, if withdrawals occur before you reach age 591/2, you may be subject to a tax on early withdrawal.

Excess SEP contributions. Contributions exceeding the yearly limitations may be withdrawn without penalty by the due date (plus extensions) for filing your tax return (normally April 15), but are includible in your gross income. Excess contributions left in your SEP-IRA after that time may have adverse tax consequences. Withdrawals of those contributions may be taxed as premature withdrawals.

Financial institution requirements. The financial institution where your IRA is maintained must provide you with a disclosure statement that contains the following information in plain, nontechnical language:

      1. The law that relates to your IRA.

      2. The tax consequences of various options concerning your IRA.

      3. Participation eligibility rules, and rules on the deductibility of retirement savings.

      4. Situations and procedures for revoking your IRA, including the name, address, and telephone number of the person designated to receive notice of revocation. This information must be clearly displayed at the beginning of the disclosure statement.

      5. A discussion of the penalties that may be assessed because of prohibited activities concerning your IRA.

      6. Financial disclosure that provides the following information:

      a. Projects value growth rates of your IRA under various contribution and retirement schedules, or describes the method of determining annual earnings and charges that may be assessed.

      b. Describes whether, and for when, the growth projections are guaranteed, or a statement of the earnings rate and the terms on which the projections are based.

      c. States the sales commission for each year expressed as a percentage of $1,000.

      In addition, the financial institution must provide you with a financial statement each year. You may want to keep these statements to evaluate your IRA's investment performance.

Paperwork Reduction Act Notice. You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

      The time needed to complete this form will vary depending on individual circumstances. The estimated average time is:

Recordkeeping ......................... 1 hr., 40 min.

Learning about the
law or the form ....................... 1 hr., 35 min.

Preparing the form .................... 1 hr., 41 min.

      If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to the Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. Do not send this form to this address. Instead, keep it with your records.


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                                       10

Form 5305-A
(Rev. March 2002)
Department of the Treasury
Internal Revenue Service

                             STERLING TRUST COMPANY
          Traditional Individual Retirement Custodial Account Agreement
               (Under section 408(a) of the Internal Revenue Code)

--------------------------------------------------------------------------------

This Traditional Individual Retirement Account Custodial Agreement (hereinafter called the "Agreement") is made between Sterling Trust Company, a Texas Trust Company (hereinafter called the "Custodian") and each individual (hereinafter called the "Depositor") who executes an Adoption Agreement, incorporating the terms of this Agreement, for the purpose of establishing an individual retirement account (hereinafter called the "custodial account") as described in
Section 408(a) of the Internal Revenue Code of 1986, as amended, or any successor statute (hereinafter called the "Code"), upon the terms set forth herein.

Article I.

1.1 Except in the case of a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or 57(e)(16), an Employer contribution to a simplified employee pension plan as described in section 408(k), or a recharacterized contribution described in section 408A(d)(6),the custodian will accept only cash contributions up to $3,000 per year for tax years 2002 through 2004. That contribution limit is increased to $4,000 for tax years 2005 through 2007 and $5,000 for 2008 and thereafter. For individuals who have reached the age of 50 before the close of the tax year, the contribution limit is increased to $3,500 per year for tax years 2002 through 2004, $4,500 for 2005, $5,000 for 2006 and 2007, and $6,000
      for 2008 and thereafter. For tax years after 2008, the above limits will be increased to reflect a cost-of-living adjustment, if any.

Article II

2.1 The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III

3.1 No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

3.2 No part of the custodial account funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV

4.1 Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and the regulations thereunder, the provisions of which are herein incorporated by reference.

4.2 The Depositor's entire interest in the custodial account must be, or begin to be, distributed not later than the Depositor's required beginning date, April 1 following the calendar year in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the custodian, to have the balance in the custodial account distributed in:

(a)   A single sum or

(b) Payments over a period not longer than the life of the Depositor or the joint lives of the Depositor and his or her designated beneficiary.

4.3 If the Depositor dies before his or her entire interest is distributed to him or her, the remaining interest will be distributed as follows:

(a)   If the Depositor dies on or after the required beginning date and:

(i) the designated beneficiary is the Depositor's surviving spouse, the remaining interest will be distributed over the surviving spouse's life expectancy as determined each year until such spouse's death, or over the period in paragraph (a)(iii) below if longer. Any interest remaining after the spouse's death will be distributed over such spouse's remaining life expectancy as determined in the year of the spouse's death and reduced by 1 for each subsequent year, or, if distributions are being made over the period in paragraph (a)(iii) below, over such period.

(ii) the designated beneficiary is not the Depositor's surviving spouse, the remaining interest will be distributed over the beneficiary's remaining life expectancy as determined in the year following the death of the Depositor and reduced by 1 for each subsequent year, or over the period in paragraph (a)(iii) below if longer.

(iii) there is no designated beneficiary, the remaining interest will be distributed over the remaining life expectancy of the Depositor as determined in the year of the Depositor's death and reduced by 1 for each subsequent year.

(b) If the Depositor dies before the required beginning date, the remaining interest will be distributed in accordance with (i) below or, if elected or there is no designated beneficiary, in accordance with (ii) below:

(i)   The remaining  interest will be distributed in accordance  with paragraphs
      (a)(i) and (a)(ii) above (but not over the period in paragraph (a)(iii), even if longer), starting by the end of the calendar year following the year of the Depositor's death. If, however, the designated beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before the end of the calendar year in which the Depositor would have reached age 70 1/2. But, in such case, if the Depositor's surviving spouse dies before distributions are required to begin, then the remaining interest will be distributed in accordance with (a)(ii) above (but not over the period in paragraph (a)(iii), even if longer), over such spouse's designated beneficiary's life expectancy, or in accordance with (ii) below if there is no such designated beneficiary.

(ii) The remaining interest will be distributed by the end of the calendar year containing the fifth anniversary of the Depositor's death.

4.4 If the Depositor dies before his or her entire interest has been distributed and if the designated beneficiary is not the Depositor's surviving spouse, no additional contributions may be accepted in the account.

4.5 The minimum amount that must be distributed each year, beginning with the year containing the Depositor's required beginning date, is known as the "required minimum distribution" and is determined as follows:

(a) The required minimum distribution under paragraph 2(b) for any year, beginning with the year the Depositor reaches age 70 1/2, is the Depositor's account value at the close of business on December 31 of the preceding year divided by the distribution period in the uniform lifetime table in Regulations section 1.401(a)(9)-9. However, if the Depositor's designated beneficiary is his or her surviving spouse, the required minimum distribution for a year shall not be more than the Depositor's account value at the close of business on December 31 of the preceding year divided by the number in the joint and last survivor table in Regulations section 1.401(a)(9)-9. The required minimum distribution for a year under this paragraph (a) is determined using the Depositor's (or, if applicable, the Depositor and spouse's) attained age (or ages) in the year.

(b) The required minimum distribution under paragraphs 3(a) and 3(b)(i) for a year, beginning with the year following the year of the Depositor's death (or the year the Depositor would have reached age 70 1/2, if applicable under paragraph 3(b)(i)) is the account value at the close of business on December 31 of the preceding year divided by the life expectancy (in the single life table in Regulations section 1.401(a)(9)-9) of the individual specified in such paragraphs 3(a) and 3(b)(i).

(c) The required minimum distribution for the year the Depositor reaches age 70 1/2 can be made as late as April 1 of the following year. The required minimum distribution for any other year must be made by the end of such year.

4.6 The owner of two or more traditional IRAs may satisfy the minimum distribution requirements described above by taking from one traditional IRA the amount required to satisfy the requirement for another in accordance with the regulations under section 408(a)(6).

Article V

5.1   The  Depositor  agrees  to  provide  the  Custodian  with all  information
      necessary  to  prepare  any  reports   required  by  section   408(i)  and
      Regulations sections 1.408-5 and 1.408-6.

5.2 The Custodian agrees to submit to the Internal Revenue Service (IRS) and Depositor the reports prescribed by the IRS.

Article VI

6.1 Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles inconsistent with section 408(a) and the related regulations will be invalid.

Article VII

7.1 This Agreement will be amended as necessary to comply with the provisions of the Code and the related regulations. As permitted under the IRS model form, Sterling Trust Company has added all provisions which follow Article VII.

Article VIII. Contributions

8.1 All contributions made to the custodial account shall be in cash, except in the case of a rollover or transfer contribution.

8.2 For any year, Depositor may contribute to his or her IRA during the calendar year and not later that the time prescribed by law for filing the return for such taxable year (not including extensions thereof).

8.3 Except in the case of a Rollover IRA or a plan-to- plan transfer, contributions made by or on behalf of Depositor shall not be made during or after the calendar year in which Depositor attains age 70 1/2 years.

8.4 The Depositor assumes sole responsibility for determining that contributions to the custodial account do not exceed the limits specified in the Code. With respect to any contribution designated by the Depositor as a rollover contribution, the Depositor warrants:

(a) that such amount is an "eligible rollover distribution" under Section 402 of the Code received from a qualified plan or 403(b) plan, another individual retirement account or annuity, or a U.S. retirement bond, and is rolled over directly from an eligible retirement plan, or contributed to the custodial account established hereunder within sixty (60) days of its receipt by Depositor.

(b) that in case of a rollover from a qualified plan or 403(b) plan, the amount of such rollover


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Sterling Trust Company (C) 2002          11

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contribution  is an  amount  equal to or less that the  excess of the  qualified total distribution or partial distribution over amounts contributed thereto by Depositor (other that qualified voluntary employee contributions as described in Section 219 (e) of the Code) and, if any portion of such rollover consists of property other than cash, such distribution to Depositor consisted of the same property being contributed to the custodial account established hereunder; and

(c) that, in the case of a rollover contribution from another individual retirement account or individual retirement annuity, such other account or annuity was not itself funded by a rollover contribution from another IRA within one (1) year of the date of the contribution to the custodial account established hereunder.

8.5 The Custodian will not be responsible for the computation and the collection of any contributions under this Agreement, and shall be under no duty to determine whether the nature or amount of any contributions is in accordance with this Agreement or the Code. In addition, the Custodian shall not be responsible for computing or maintaining a record of the deductible portion of any contribution.

ARTICLE IX. Investments

9.1 Depositor retains all responsibilities and duties for the selection, management, and retention of investments, to the exclusion of the Custodian, pursuant to his power as "Settlor" under Section114.003 of The Texas Trust Code. At the direction of the Depositor, the Custodian shall invest all contributions to the account and earnings thereon. The Custodian shall be responsible for the execution of such orders and for maintaining adequate records thereof. If investment direction orders are not received as required, or, if received, are unclear in the opinion of the Custodian, all or a portion of the contribution may be held uninvested without liability for loss of income or appreciation and without liability for interest pending receipt of such orders or clarification. Upon death of the Depositor, the beneficiary(ies) and/or representative for the estate of the Depositor assume all rights and responsibilities for investment of the account.

9.2 The Custodian shall retain in cash so much of the custodial account as the Depositor or his designated agent or representative directs or until other instructions are received from the Depositor or his agent, and is authorized to place such cash held in the custodial account in an interest- bearing instrument of the custodian or an affiliate of the
      Custodian as defined in IRC Section 1504. The Custodian may perform subaccounting and interest posting functions related to the account as described in this Section, and may receive a fee directly from the investment sponsor for these services. Depositor agrees that such subaccounting services are necessary for the proper function of the IRA account and further agrees to such fees being paid to Custodian. Depositor understands that fees described in this Section are not to be borne by the Depositor. It is understood by the Depositor that any Investment Advisor (as defined in Section 9.3) of the Depositor may direct the Custodian to retain a specific amount of cash in the Depositor's account on deposit with the Custodian, partially in exchange for the Custodian's services hereunder, and the Depositor agrees that any such deposits with the Custodian shall constitute additional compensation due to the Custodian over and above the fees provided for in Article XIV.

9.3 The Depositor may appoint an Investment Advisor, qualified under Section 3(38) of the Employee Retirement Income Security Act of 1974, to direct the investment of the IRA. The Depositor shall notify the Custodian in writing of any such appointment by providing the Custodian a copy of the instruments appointing the Investment Advisor and evidencing the Investment Advisor's acceptance of such appointment, an acknowledgment by the Investment Advisor that it is a fiduciary of the account, and a certificate evidencing the Investment Advisor's current registration under the Investment Advisor's Act of 1940. The Custodian shall comply with any directions furnished to it by the Investment Advisor, unless and until it receives written notification from the Depositor that the Investment Advisor's appointment has been terminated.

9.4 On a form acceptable to the Custodian, the Depositor may designate a representative for the purpose of communicating investment directions to the Custodian and receiving information on the account. Said Depositor's Representative ("Rep") may be a registered representative of a broker/dealer organization, a financial advisor or other person as may be acceptable to the Depositor. The Rep shall be the authorized agent of the Depositor, and not an agent of the Custodian. The Custodian shall construe any and all investment directions given by the Rep, whether written or oral, as having been authorized by the Depositor. The Depositor may appoint and/or remove a Rep by written notice to the Custodian provided that the Depositor's removal of a Rep shall not have the effect of canceling any notice, instruction, direction or approval received by the Custodian from the removed Rep before the Custodian receives said notice of removal from the Depositor.

9.5 On a form acceptable to the Custodian, the Depositor may authorize the Custodian to accept verbal investment directions from the Depositor or his Rep. Said verbal investment directions may be given by telephone or in person in the offices of the Custodian. Depositor agrees that Custodian is not responsible for verifying the propriety of any verbal investment direction which it may receive, other than requiring Depositor's Social Security Number and Account Number for identification purposes. Depositor further agrees that the Custodian is not responsible for unauthorized trades in the account which may be effected under this Section.

9.6 If publicly-traded securities are to be included in the specified investments, orders shall be executed through a securities broker/dealer registered under the Securities Exchange Act of 1934 designated by the Depositor upon such form as the Custodian may prescribe. Any brokerage account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. The Custodian shall be authorized to honor transactions within the brokerage account without obligation to verify prior authorization of same by the Depositor. Any cash received by the brokerage account, whether as income or proceeds of transactions, shall be held by the brokerage account pending directions, and the Custodian shall have no obligation to direct the broker to remit such cash until directed to do so by the Depositor, but may receive remittances without direction if the same are made by the broker. Investments outside the brokerage account shall be made in accordance with the other provisions of this Article. Investment directions may be given directly to the designated broker by the Depositor (in such manner as the broker may require) and the broker shall be responsible for the execution of such orders. When securities are purchased within the brokerage account requiring that funds be remitted by the Custodian to make settlement, Depositor agrees to telephonically notify or instruct the broker or Rep to telephonically notify the Custodian on the trade date of the pending securities transaction, and to request delivery of the custodial account assets necessary to settle the trade. Depositor agrees to hold the Custodian harmless for any losses resulting from the Depositor's failure to notify the Custodian of the pending trade and request for settlement in the above prescribed manner.

9.7 Depositor may direct the Custodian to purchase "non-standard" investments which shall include but not be limited to investments which are individually negotiated by the Depositor or his Rep, or part of a private placement of securities offered in reliance upon exemptions provided by Sections 3(B) and 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. The Custodian may identify investments or classes of investments which are unacceptable due to their posing an administrative burden, or potential for prohibited transactions on the Custodian. For such investments, the Custodian reserves the right to not follow the Depositor's or Rep's direction or process such an investment. The Custodian's decision to reject certain assets for reasons of administrative feasibility should not be construed as investment advice or an opinion of the Custodian as to the investment's prudence or viability. If the Depositor or his Rep should direct the Custodian to purchase a non-standard investment, as defined above, the following special certifications and provisions shall apply:

(a) Depositor agrees to submit or cause to be submitted all offering documentation related to the non-standard investment for an administrative review by the Custodian. The Custodian reserves the right to charge a reasonable fee for such administrative review so requested by the Depositor or his Rep;

(b) If the non-standard investment(s) contains a provision for future contractual payments or assessments, including margin calls, Depositor acknowledges that such payments shall be borne solely by the IRA account, that authorization to make such payments shall come from Depositor or his Rep, and that making such payments may reduce or exhaust the value of the IRA account. Depositor further agrees to maintain sufficient liquid funds in his IRA account to cover any such payments or assessments, and agrees that the Custodian shall not be responsible for monitoring the balance of the account to verify compliance with this Section. Depositor agrees to indemnify the Custodian and hold it harmless for any and all payments or assessments which may result from holding the non-standard investment within the IRA account, and further agrees that the Custodian shall be under no obligation whatsoever to extend credit to the account or otherwise disburse payment beyond the cash balance of the account for any payment or assessment related to the nonstandard investment(s);

(c) If the non-standard investment(s) contain administrative and/or management requirements or duties beyond the Custodian's capabilities or expertise to provide, then Depositor agrees to seek out suitable agents or counsel necessary to perform such duties and deliver a written service agreement acceptable to the Custodian for execution on behalf of the Depositor's IRA account;

(d) If the Depositor directs the Custodian to enter into an individually-negotiated debt instrument, including a promissory note, deed of trust, real estate contract, mortgage note or debenture, then Depositor agrees to enter into a Note Servicing Agent Agreement with a third-party Agent or Depositor may serve as his own Note Servicing Agent, on a form acceptable to the Custodian. Said Note Servicing Agent shall be the agent of the Depositor and not of the Custodian, and shall be responsible for administering the terms of the debt instrument on behalf of the Depositor's Account. Should the Note Servicing Agent ever become unwilling or unable to perform the duties outlined in the Note Servicing Agent Agreement, then Depositor understands and agrees that all duties of the Note Servicing Agent shall revert to Depositor until a successor Agent is named. Should Depositor fail to appoint a Note Servicing Agent, Depositor understands that he/she becomes responsible for fulfilling the duties of the Note Servicing Agent until Depositor names a successor third party Note Servicing Agent. Depositor understands that Custodian does not offer or


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      provide any  servicing  or  collection  duties with respect to any note or debt instrument,  nor will Custodian monitor the maturity date or take any
      action  with   regards  to  the  maturity  of  any  note  or  debt  unless specifically authorized by Depositor in writing. Should Depositor elect to renew or renegotiate the terms of any note or debt instrument, Depositor agrees to notify Custodian in writing and provide appropriate written instructions for Custodian to return any original note or debt instrument to debtor.

(e) The Custodian shall have no duty to monitor the performance or actions of any investment or to monitor the sufficiency or adequacy of the Depositor's actions or duties or those of his heirs, successors, agents, or assigns, nor shall the Custodian be required to monitor the acts of any paid consultant to whom the Custodian may have contractually delegated any duties or responsibilities pursuant to Depositor's or his Rep's directions;

(f) Depositor agrees to be responsible for any and all collection actions, including contracting with a collection agency or instituting legal action, and bring any other suits or actions which may become necessary to protect the rights of the account as a result of the operation or administration of the investment(s); and

(g) Depositor may not direct the purchase of a life insurance contract or a "collectible" as defined in Code Section 408(m).

9.8 The Custodian may value assets of the account on a quarterly basis utilizing various sources available to it. However, the Custodian shall not guarantee the accuracy of prices obtained from quotation services, independent appraisal services, investment sponsors, or parties related thereto or, any other sources. Values for brokerage accounts shall be equal to the total equity value of the account, and shall reflect only those assets which are priced by the brokerage firm. Individual assets held within the brokerage account shall not be listed individually on statements furnished by the Custodian.

      In the absence of direction from the Secretary of the Treasurer or his authorized representative to the contrary, the value of illiquid assets such as limited partnerships, limited liability companies, or privately-held stock, shall be determined by a fair market value from the investment sponsor or other source chosen by Custodian in its sole discretion. Promissory notes and privately-offered corporate debt may have valuations reflected at the face value shown on the original note or debt instrument, or if the note is such that it is subject to an amortization schedule, valuation may be shown at amortized value.

      If the investment sponsor is unwilling or unable to provide a fair market value, then the Custodian may list the value of the illiquid asset at its original acquisition cost or carry forward the last known value. Assets which are reported by the investment sponsor as having no market value, are in bankruptcy, or other relevant condition exists, may reflect a valuation of zero on the Custodian's periodic statement.

      For investments that are not publicly tradeable on a securities exchange, the Custodian shall seek a valuation of such securities from the sponsor/issuer of the investment. If a value is not received within ninety
      (90) days after request, then, upon notice from the Custodian, it is the duty of the Depositor to provide the Custodian with the fair market value of the investment from the investment sponsor or from an independent appraisal service of the Depositor's choice, provided such appraisal service is acceptable to Custodian. Custodian reserves the right to resolve differences in values in any manner Custodian deems appropriate. If the Depositor fails to do so, within six (6) months after notice, then the Custodian shall be authorized, entitled and directed to distribute such investment in-kind at fair market value, which may be original acquisition cost or the last known value, to the Depositor.

9.9 If investment(s) selected by the Depositor or his Rep generate Unrelated Business Taxable Income (UBTI), Depositor understands that such income, when considered in conjunction with all such income from all IRA accounts, may be taxable to the IRA account to the extent that all UBTI for a given taxable year exceeds the threshold amount set by the IRS (currently $1000). In such instances, the IRS requires that a Form 990-T be filed for the IRA account along with the appropriate amount of tax. Depositor understands that the Custodian does not monitor the amount of UBTI in the IRA account, and does not prepare Form 990-T. Depositor agrees to monitor UBTI for this and any other IRA account which he may hold, and further agrees to prepare, or have prepared, the proper 990-T tax form and forward it to the Custodian for filing, along with authorization to pay any tax due from the IRA account.

9.10 The Depositor understands that certain transactions are prohibited for tax-exempt IRA accounts under Code Section 4975. Depositor further understands that the determination of whether a transaction directed by Depositor or his Rep is prohibited depends on all of the relevant facts and circumstances surrounding the purchase. The Depositor acknowledges that the determination of whether a transaction directed by Depositor or his Rep is prohibited depends on all of the relevant facts and circumstances surrounding the purchase. The Depositor acknowledges that, should the IRA account engage in a prohibited transaction, that the fair market value of the account will become a taxable distribution to the Depositor in the taxable year in which the transaction was made. In addition, if the Depositor is under age 59 1/2, additional premature distribution penalty taxes may apply. Depositor hereby warrants that he will not enter into a transaction, or cause a transaction to be entered into, which is prohibited under Section 4975 of the Code. Depositor further warrants that, if a transaction is questionable due to Depositor's relationship to the investment sponsor, that he will consult with such counsel and advisors as Depositor may deem necessary prior to directing or causing the direction of that transaction.

9.11 Without limiting the generality of the foregoing, the Depositor understands and acknowledges that Custodian will act solely as agent for the Depositor, and under the instructions of the Depositor, with respect to the investment of the assets of the Account and, acting in that capacity, shall place orders for the purchases of securities providing the Depositor has sufficient funds in the Account or arranges to make funds available in advance for such purposes, and will also place orders for the sale of securities provided such securities are held by Custodian and in deliverable form. The Depositor authorizes the Custodian to charge the Account for the cost of all securities purchased or received from the securities sold or delivered against payment. If the Depositor directs the Custodian to place an order for a mutual fund investment and there are insufficient funds in the account to cover the settlement cost, Depositor agrees to deposit in the account immediately (and in any event not later than the settlement date) sufficient liquid funds to cover the cost of the investment. Depositor agrees that the Custodian shall be under no obligation whatsoever to extend credit to the account or otherwise disburse payment beyond the cash balance of the account for any purchase of a mutual fund investment. In the event Depositor fails to timely deposit sufficient funds in the account to cover the cost of any such investment, the Custodian, at its option, may cancel the order for the investment or, if the investment already has been acquired, sell the investment and reimburse itself for any costs or expenses incurred by the Custodian in settling the purchase order. Depositor agrees that Custodian shall not be liable for any actions taken in accordance with this provision, and further agrees to indemnify and hold the Custodian harmless for its actions in canceling a purchase order for a mutual fund investment in the account or selling the investment to reimburse itself as provided above.

ARTICLE X. Trust Accounts

10.1 It shall be the sole duty of the Custodian to maintain a custodial account in the name of the Depositor and to make payments and distributions as directed by the Depositor or his Rep. Pursuant to the directions of the Depositor or his Rep, the Custodian shall invest and reinvest the assets in the custodial account without any duty to diversify and without regard to whether such investment is authorized by the laws of any jurisdiction for custodial investment, in securities obtainable "over the counter" or on a recognized exchange, savings media and any other acceptable public or non-standard investment which in the sole judgment of the Custodian will not impose an unreasonable administrative burden (with such determination by the Custodian not to be construed in any respect as a judgment concerning the prudence or advisability of such investment). The custodial account shall reflect the amounts contributed by the Depositor, receipts, investments, distributions, disbursements, and all other transactions.

10.2 The Custodian shall have the following powers and authority in the administration of the custodial account:

(a) Pursuant to the Depositor's or his Rep's directions, to exercise or sell options, conversion privileges or rights to subscribe for additional securities and to make payments therefore, and to invest in any annuity contract issued by any legal reserve life insurance company.

(b) In the absence of specific investment instructions from the Depositor or his Rep, to vote in person or by proxy upon securities held by the Custodian. The Custodian shall have no responsibility to notify or forward to the Depositor or his Rep any notices, proxies, assessments or other documents received by the Custodian on behalf of the account unless the Depositor or his Rep so requests each such document in writing.

(c) Pursuant to the Depositor's directions, to consent to or participate in dissolutions, reorganizations, consolidations, mergers, sales, transfers or other changes in securities held by the Custodian, and in such connection, to delegate the Custodian's powers and to pay assessments, subscriptions and other charges.

(d) To make, execute and deliver as Custodian any and all contracts, waivers, releases or other instruments necessary or proper for the exercise of any of the foregoing powers.

(e) In the absence of specific investment instructions from the Depositor, to leave any property comprising the custodial account for safekeeping or on deposit, with or without interest, with such banks, brokers and other custodians as the Custodian may select.

(f) To hold any securities in bearer form or in the name of banks, brokers and other custodians or in the name of the Custodian without qualifications or description or in the name of any nominee.

(g) To employ suitable agents and counsel and to pay their reasonable expenses and compensation.

(h) To do and perform all acts or things reasonably necessary or desirable to carry out the power and authority granted to the Custodian.

10.3 Custodian shall process investment directions and/or invest funds which it receives in accordance with Depositor's directions within seven (7) business days of receipt of such directions and/or funds plus necessary administrative and processing time. Custodian shall be under no duty to credit interest or earnings on the funds received, and Depositor


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      agrees that Custodian shall not be liable for any market value  adjustment which may occur during or after said processing time.

10.4 The Custodian shall have no duty other than to follow the directions of the Depositor, his Rep, or Investment Advisor, and shall be under no duty to question said instructions. The Custodian does not assume any responsibility for rendering advice with respect to the investment and reinvestment of the Depositor's account, and shall not be liable for any loss which results from the exercise of control over his account by the Depositor, his Rep, or Investment Advisor. In the case of any solicitation received by the Custodian with respect to the Depositor's account (including but not limited to third party tender offers with respect to limited partnership interests in the account), the Custodian will transmit such materials to the Depositor (or to his Rep or Investment Advisor, as directed by the Depositor); however, the Custodian must have at least ten
      (10) days from the date it receives instructions from the Depositor (or his Rep or Investment Advisor) to transmit such instructions to the soliciting party by the date specified in the solicitation. The Custodian shall have no obligation to transmit any solicitation received or instructions given with respect to the Depositor's account by other than regular mail, and shall not be responsible for any failure to respond to a solicitation by the deadline specified therein due to (i) delays in the mail or (ii) where the Custodian has less than ten (10) days from the date instructions are received from the Depositor (or his or her Rep or Investment Advisor) and the specified deadline for responding. Custodian need not honor offers or recognize communications that are not addressed to each Depositor's account by name. The Custodian shall not be responsible for any action taken by the Depositor or his Rep as a result of information concerning the account or any investment which may be transmitted or not transmitted to the Depositor or his Rep. The Custodian shall have no responsibility or duty to review or monitor any securities or other property held within the account, nor shall the Custodian be held liable for its failure to act because of the absence of any directions from the Depositor. The Custodian shall not be liable for the actions or inactions of any prior trustee, custodian, or other service provider or agent of the Depositor which may have occurred prior to the transfer of the IRA account assets to the Custodian. The Depositor shall indemnify and hold Custodian harmless for any losses resulting from the Custodian's action or inaction in relation to investment directions received from the Depositor, his Rep, or Investment Advisor, for the actions or inactions of Agents appointed by the Depositor, or by the Custodian at the direction of the Depositor, and for any tax consequences resulting from the Depositor's or Rep's direction to engage in any unauthorized transaction, including an investment in life insurance contracts, investment in collectibles, or engaging in a prohibited transaction as defined in Section 4975 of the Code.

ARTICLE XI. Beneficiary Designation

11.1 The Depositor may from time to time designate, upon such form as the Custodian shall prescribe, any person, trust or persons, contingently or successively, to whom the Custodian shall pay the Depositor's interest in the custodial account in the event of his death. Such primary and contingent beneficiary designation shall be effective when filed with the Custodian and shall revoke all prior beneficiary designations made before that date by Depositor.

11.2 If a Depositor fails to name a beneficiary in accordance with Section 11.1, or if all beneficiaries named by a Depositor predecease him, then the remaining balance of the custodial account shall be payable to the spouse of the Depositor, or if there is no spouse living, then to the estate of the Depositor.

11.3 When and after distributions of the custodial account to the Depositor's beneficiary commence, all rights and obligations of the Depositor under this Agreement shall inure to, and be exercised by, such beneficiary.

11.4 If the beneficiary designated to receive payments hereunder is a minor or person of unsound mind, whether so formally adjudicated or not, the Custodian, in its discretion, may make such payment to such person as may be acting as parent, guardian, committee, conservator, custodian, or legal representative of such minor or incompetent and the receipt of any such person as selected by the Custodian shall be a full and complete discharge to the Custodian for any sums so paid.

ARTICLE XII. Payout of Benefits

12.1 If the Depositor has selected a distribution option involving life contingencies, the Depositor may direct the Custodian to utilize the amount in the custodial account which would otherwise be available as a lump sum distribution to purchase an annuity from such insurance company as the Depositor may select to satisfy the requirements of Article IV of this Agreement.

12.2 Depositor's election as to the method of distribution under Section 4.3 of this Agreement must be made at least thirty (30) days before the Required Beginning Date, which is defined as April 1 of the calendar year immediately following the calendar year in which the Depositor reaches age 70 1/2. If no election is made, the Custodian will make distributions over a period not to exceed the Depositor's single life expectancy.

12.3 When determining the amount to be distributed for the second distribution calendar year and subsequent distribution calendar years, the Depositor's life expectancy (or the joint life expectancy of the Depositor and his named beneficiary) shall not be recalculated unless such recalculation is elected by the Depositor on a form acceptable to the Custodian.

ARTICLE XIII. Duties, Records, Reports

13.1 The Custodian's sole duties to the Depositor regarding reporting shall be to send Depositor a copy or facsimile of IRS Form 5498 and/or an annual calendar year statement of the assets of the account within time frames established by the IRS. The Custodian may, but is not obligated to, furnish periodic reports to the Depositor detailing transactions performed under this custodial account and the value of assets held within the account.

13.2 The Custodian shall have no liability or responsibility for transactions reported or not reported on any periodic or annual statement unless the Depositor or his Rep file written exceptions or objections within 60 days after receipt of the report or statement. Upon receipt of written notification under this Section, the Custodian's liability and responsibility shall be to fully investigate the exceptions or objections, and make any adjustments, correct any entries, or otherwise reconcile the account as may be necessary. If any such adjustments or corrections are required, the Custodian shall issue a revised statement for the reporting period(s) in question.

ARTICLE XIV. Fees and Expenses

14.1 EXCEPT AS PROVIDED IN SECTION 9.2, THE DEPOSITOR SHALL BE CHARGED BY THE CUSTODIAN FOR ITS SERVICES HEREUNDER IN ACCORDANCE WITH THE CURRENT POSTED FEE SCHEDULE OF THE CUSTODIAN AS IT MAY BE AMENDED FROM TIME TO TIME. ANY INCOME TAXES OR OTHER TAXES OF ANY KIND WHATSOEVER THAT MAY BE LEVIED UPON OR IN RESPECT OF THE CUSTODIAL ACCOUNT, ANY TRANSFER TAXES INCURRED IN CONNECTION WITH THE INVESTMENT AND REINVESTMENT OF ASSETS IN THE CUSTODIAL ACCOUNT, AND ALL OTHER ADMINISTRATIVE EXPENSES INCURRED BY THE CUSTODIAN IN THE PERFORMANCE OF ITS DUTIES, INCLUDING FEES FOR LEGAL SERVICES RENDERED TO THE CUSTODIAN AND COMPENSATION OF THE CUSTODIAN SHALL BY PAID BY THE DEPOSITOR AND THE DEPOSITOR HEREBY COVENANTS AND AGREES TO PAY THE SAME.

14.2 In the event the Depositor shall at any time fail to discharge any liability under this Article, such liability shall be charged to the custodial account, and the Custodian may liquidate such of the assets of the custodial account for such purposes as in its sole discretion it shall determine. Notwithstanding any provisions of this Agreement, all payments under this Article and the liquidations of assets to obtain funds therefore may be made without the approval or direction of the Depositor. If the custodial account is not sufficient to satisfy such liability, the Depositor shall be liable for any deficiency.

14.3 THE CUSTODIAN'S CURRENT POSTED FEE SCHEDULE MAY BE AMENDED AT ANY TIME UPON 30 DAYS' WRITTEN NOTICE TO THE DEPOSITOR. THE CUSTODIAN RESERVES THE RIGHT TO CHARGE FEES IN ADDITION TO ITS POSTED FEE SCHEDULE FOR EXTRAORDINARY OR SPECIAL SERVICES, OR FOR UNFORESEEN EXPENSES TO THE ACCOUNT, INCLUDING LEGAL EXPENSES INCURRED BY THE CUSTODIAN. THE CUSTODIAN DOES NOT PRORATE FEES. ON A FORM ACCEPTABLE TO THE CUSTODIAN, THE DEPOSITOR MAY ELECT TO PAY FEES DIRECTLY, OR HAVE THEM WITHDRAWN FROM THE ASSETS OF THE ACCOUNT. TERMINATION FEES ARE DUE AND PAYABLE UPON DISTRIBUTION TO THE DEPOSITOR OR UPON TRANSFER TO ANOTHER TRUSTEE OR CUSTODIAN.

ARTICLE XV. Amendment and Termination

15.1 The Depositor irrevocably delegates to the Custodian the right and power to amend this Agreement. Except as hereafter provided, the Custodian will give the Depositor 30 days' written notice of any amendment. In case of a retroactive amendment required by law, the Custodian will provide written notice to the Depositor of the amendment within 30 days after the amendment is made, or if later, by the time that notice of the amendment is required to be given under regulations or other guidance provided by the IRS. The Depositor shall be deemed to have consented to any such amendment unless the Depositor notifies the Custodian to the contrary within 30 days after notice to the Depositor and requests a distribution or transfer of the balance of the account. The Custodian's termination fee shall be applicable to any account so distributed or transferred.

15.2 The Depositor may terminate this agreement at any time by delivery of written notice of such termination to the Custodian. Upon such termination, the Custodian shall continue to hold the assets and distribute them in accordance with the previous instructions of the Depositor and the provisions of this Agreement unless the Custodian receives other instructions from the Depositor (such as those involving a rollover) which the Custodian may follow, without liability and without any duty to ascertain whether such payout is proper under the provisions of the Code or of any other plan.

15.3 Upon request of the Depositor in writing to the Custodian, the Custodian shall transfer all assets in the custodial account to the Depositor,


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Sterling Trust Company (C) 2002          14

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      to a  qualified  retirement  plan,  or to  another  individual  retirement account established by the Depositor. The Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for any other liabilities constituting a charge against the assets of the custodial account or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian or custodian.

ARTICLE XVI. Resignation or Removal of Custodian

16.1 Upon written notice to the Custodian, the Depositor may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian or custodian and shall be accompanied by the successor's written acceptance. The Custodian may at any time resign upon thirty (30) days' written notice to Depositor, whereupon the Depositor shall appoint a successor to the Custodian. In the event of resignation of the Custodian and failure to appoint a qualified successor, the Custodian may appoint a successor trustee or custodian, or distribute the assets of the IRA account to the Depositor.

16.2 The successor trustee or custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury pursuant to
      Section 408(a)(2) of the Code. Upon receipt by the Custodian of written acceptance by its successor of such successor's appointment, the Custodian shall transfer and pay over to such successor the assets of the custodial account and all records (or copies thereof) of Custodian pertaining thereto. The Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the custodial account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor trustee or custodian.

16.3 The Custodian shall not be liable for the acts or omissions of its successor.

ARTICLE XVII. Miscellaneous

17.1 Neither the Depositor nor any beneficiary of the Depositor shall have any right to pledge, hypothecate, anticipate or in any way create a lien upon any assets or part of the custodial account. Distributions to the Depositor, his beneficiaries, spouse, heirs-at-law, or legal representatives, excepting minors and persons under legal disability, shall be made only to them and upon their personal receipts and endorsements and no interest in the custodial account, or any part thereof, shall be assignable in anticipation of payment either by voluntary or involuntary act, or by operation of law, or be liable in any way for the debts or defaults of such Depositor, his beneficiaries, spouse, or heirs-at-law. The provisions of this paragraph shall not apply to the extent that they violate any applicable law.

17.2 The custodial account created hereunder is created for the exclusive benefit of the Depositor or his beneficiaries, and at no time shall it be possible for any part of the assets of the custodial account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his beneficiaries.

17.3 Notwithstanding the provisions of Sections 17.1 and 17.2 above, in the event the Depositor and the Depositor's spouse obtain a Separation Instrument, as described in Section 408(d)(6) of the Code, the Depositor may direct the Custodian in writing to transfer the appropriate portion of the assets in the Depositor's account directly to the Depositor's former spouse or to an IRA maintained by the Depositor's former spouse, provided the transfer is in accordance with the Separation Instrument, a copy of which shall be furnished to the Custodian. The transfer of assets to the Depositor's former spouse may be in cash or in- kind, pursuant to directions contained in the Separation Instrument.

17.4 THE CUSTODIAN SHALL BE UNDER NO DUTIES WHATSOEVER EXCEPT SUCH DUTIES AS ARE SPECIFICALLY SET FORTH IN THIS AGREEMENT. THE CUSTODIAN SHALL BE FULLY PROTECTED IN ACTING UPON ANY INSTRUMENT, CERTIFICATE, OR PAPER BELIEVED BY IT TO BE GENUINE AND TO BE SIGNED OR PRESENTED BY THE PROPER PERSON OR PERSONS, AND THE CUSTODIAN SHALL BE UNDER NO DUTY TO MAKE ANY INVESTIGATION OR INQUIRY AS TO ANY STATEMENT CONTAINED IN ANY SUCH WRITING BUT MAY ACCEPT THE SAME AS CONCLUSIVE EVIDENCE OF THE TRUTH AND ACCURACY OF THE STATEMENTS THEREIN CONTAINED. THE DEPOSITOR SHALL AT ALL TIMES DULY INDEMNIFY AND SAVE HARMLESS THE CUSTODIAN FROM ANY LIABILITY WHICH MAY ARISE HEREUNDER EXCEPT LIABILITY ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE CUSTODIAN.

17.5 THE PARTIES AGREE THAT, UPON THE REQUEST OF EITHER DEPOSITOR OR THE CUSTODIAN, WHETHER MADE BEFORE OR AFTER THE INSTITUTION OF ANY LEGAL PROCEEDING, ALL CLAIMS AND DISPUTES OF EVERY TYPE AND MATTER WHICH MAY ARISE BETWEEN DEPOSITOR AND THE CUSTODIAN SHALL BE SUBMITTED TO BINDING ARBITRATION BEFORE A PANEL OF ARBITRATORS (AS DESCRIBED BELOW), OF AND PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"); THAT SUCH ARBITRATION HEARINGS AND PROCEEDINGS SHALL TAKE PLACE ONLY IN MCLENNAN COUNTY, TEXAS OR ANOTHER SITE SELECTED BY CUSTODIAN IN ITS SOLE DISCRETION; THAT THIS ARBITRATION PROVISION AND THE ARBITRATION SHALL BE ADMINISTERED BY THE AAA PURSUANT TO AND CONSTRUED AND ENFORCED UNDER THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE) ("FAA"); HOWEVER, IF THE FAA IS INAPPLICABLE FOR ANY REASON, SUCH ARBITRATION SHALL BE CONDUCTED PURSUANT TO TEXAS LAW; THAT THERE SHALL BE NO CLASS ACTION, CLASS OR CONSOLIDATED ARBITRATION; THAT THE PREVAILING PARTY IN ANY CLAIM OR DISPUTE OF ANY TYPE BETWEEN THE DEPOSITOR AND THE CUSTODIAN SHALL RECOVER HIS/HER/ITS ATTORNEYS' FEES, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION, ARBITRATION FILING FEES, ARBITRATORS' FEES, AND OTHER ARBITRATION FEES; AND THAT THIS ARBITRATION AGREEMENT SHALL GOVERN ANY DISPUTES INVOLVING DEPOSITOR AND THE CUSTODIAN NOTWITHSTANDING ANY PROVISIONS, INCLUDING WITHOUT LIMITATION VENUE OR ARBITRATION PROVISIONS, CONTAINED IN ANY AGREEMENT SIGNED BY CUSTODIAN IN ITS CUSTODIAL CAPACITY. ANY ARBITRATION PROCEEDING SHALL BE CONDUCTED BY A PANEL OF THREE NEUTRAL ARBITRATORS UNLESS THE PARTIES AGREE OTHERWISE. EACH ARBITRATOR SHALL BE AN ATTORNEY LICENSED BY THE STATE OF TEXAS, HAVING AT LEAST TEN YEARS OF EXPERIENCE IN THE FIELD OF FINANCIAL INDUSTRIES. IF ARBITRATION IS REQUESTED AS DESCRIBED ABOVE, THE PARTIES EXPRESSLY WAIVE ANY RIGHT
      HE/SHE/IT MAY HAVE TO INSTITUTE OR CONDUCT LITIGATION OR ARBITRATION BEFORE ANY OTHER BODY OR TRIBUNAL. THE PARTIES FURTHER AGREE THAT IF A PARTY IS REQUIRED TO ENFORCE THIS ARBITRATION AGREEMENT AGAINST THE OTHER PARTY AND/OR TO COMPEL THE OTHER PARTY TO ARBITRATION PURSUANT TO THIS AGREEMENT, THE PARTY SHALL RECOVER FROM THE OTHER PARTY HIS/HER/ITS ATTORNEYS' FEES, COSTS AND EXPENSES SO INCURRED. ARBITRATION SHALL BE FINAL AND BINDING UPON THE PARTIES.

17.6 The custodial account created hereunder may be utilized by an employer in conjunction with IRS FORM 5305-SEP or other approved prototype or individually-designed document to establish a Simplified Employee Pension
      (SEP) Plan.

17.7 Any notice or statement which the Custodian is required to give hereunder shall be deemed given when mailed to the intended recipient at his last known address. Any notice or statement to be given to the Custodian shall be deemed given only when actually received by the Custodian.

17.8 Words used in the masculine shall apply to the feminine where applicable and wherever the context of this Agreement indicates the plural shall be read as the singular, and the singular as the plural.

17.9 The captions of Articles in this Agreement are included for convenience only and shall not be considered a part of, or an aid to, the construction of this Agreement.

17.10 This Agreement is intended to qualify under Section 408(a) of the Code and if any term or provision hereof is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent.

17.11 This Agreement is accepted by the Custodian in, and administered under, the laws of the State of Texas. All contributions to the Custodian shall be deemed to take place in the State of Texas.

      GOVERNING LAW. THIS AGREEMENT AND ALL AMENDMENTS HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.


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Sterling Trust Company (C) 2002          15
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                                                                         [LOGO]
                                                                        STERLING
Traditional IRA                                                          TRUST
Disclosure Statement                                                    COMPANY
--------------------------------------------------------------------------------

Sterling Trust Company presents the following Disclosure Statement pursuant to Internal Revenue Service Regulations which require that the information contained therein be given to individuals for whom an Individual Retirement Account (hereinafter "IRA" or "account") is established.

A. Right of revocation

Regulations of the Internal Revenue Service require that this Disclosure Statement be given to a participant at least seven days before the account is established, or, the participant may revoke the account within at least seven days after it is established. Copies of the Adoption Agreement establishing the IRA and related documents are included in the booklet containing this Disclosure Statement. By executing the Adoption Agreement, you acknowledge receipt of this Disclosure Statement. Accordingly, you are entitled to revoke the IRA within seven days after the date of your execution of the Adoption Agreement. Such revocation may be made only by written notice which at your option may be mailed or delivered to Sterling Trust Company as follows:

        Mailing address:   Sterling Trust Company
                           Post Office Box 2526
                           Waco, Texas 76702-2526

        Delivery address:  Sterling Trust Company
                           7901 Fish Pond Road
                           Waco, Texas 76710

If mailed, the revocation notice shall be deemed mailed on the date of the postmark (or if by registered or certified mail, the date of registration or certification) if deposited in the mail in the United States in an envelope or other appropriate wrapper, first class postage prepaid, properly addressed. Upon revocation within the seven-day period, Sterling Trust Company will return the current fair market value of the amount contributed to the IRA, without penalty, service charge, or administrative expense.

B. Statutory requirements of an IRA - Code Sec. 408(a)

An individual retirement account is a trust account created by a written governing instrument that meets the following requirements:

1. The custodian or custodian must be a bank, federally insured credit union, savings and loan association, or another person eligible to act as a custodian or custodian.

2. Except for rollovers and direct transfers (the tax free transfer of retirement funds from one retirement plan to another, described below) and employer contributions to a simplified employed pension plan or SIMPLE plan, contributions may not exceed the lesser of 100% of your compensation, or $3,000 for tax years 2002-2004, $4,000 for years 2005-2007, $5,000 for 2008, with the potential for cost-of-living adjustment in 2009 and beyond. The contribution must be in cash. At no time may the contribution ever exceed more than 100% of compensation.

3. You will have a nonforfeitable interest in the account.

4. No part of the trust funds will be invested in life insurance contracts nor may the assets be commingled with other property except in a common trust fund or common investment fund.

5. You may not invest the assets of your IRA in collectibles (as described in Section 408(m) of the Internal Revenue Code). A collectible is defined as any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or any other tangible personal property specified by the IRS. However, if the Custodian permits, specially minted US gold, silver and platinum coins and certain state-issued coins are permissible IRA investments. Beginning on 1/1/98 you may also invest in certain gold, silver, platinum or palladium bullion. Such bullion must be permitted by the Custodian and held in the physical possession of the IRA trustee or custodian.

6. Your interest in your IRA must begin to be distributed to you by the April 1st following the calendar year you attain the age of 70 1/2. The methods of distribution, election deadlines, and other limitations are described in detail below.

C. Limitations and Restrictions on the Deduction or an IRA - Code Sec. 219

Eligible individuals

You are permitted to make a regular contribution to your IRA for any taxable year prior to the taxable year you attain age 70 1/2, and if you receive compensation for such taxable year. Compensation includes salaries, wages, tips, commissions, bonuses, alimony, royalties from creative efforts and "earned income" in the case of self-employees. The amount that is deductible, depends upon whether or not you are an active participant in a retirement plan maintained by your employer; your adjusted gross income (AGI); your marital status; and your tax filing status.

Maximum contribution allowance

The maximum amount you may contribute for any one year is the lesser of 100% of your compensation or, $3,000 for tax years 2002-2004, $4,000 for years 2005-2007, $5,000 for 2008, with the potential for cost-of-living adjustment in 2009 and beyond. This is your contribution limit. The deductibility of regular IRA contributions depends upon your marital status, tax filing status, whether or not you are an "active participant" and your AGI.

Catch-Up Contributions

If you will attain the age of 50 by the end of the taxable year (December 31), you may make an additional "Catch-Up" contribution to your IRA. The maximum additional contribution limit is $500 for tax years 2002-2005 and $1,000 for tax years 2006 and beyond.

Active participant

You are considered an active participant if you participate in your employer's qualified pension, profit-sharing, or stock bonus plan qualified under Section 401(a) of the Internal Revenue Code ("the Code"); qualified annuity under
Section 403(a) of the Code; a simplified employee pension plan (SEP); a Savings Incentive Match Plan for Employees (SIMPLE); a retirement plan established by a government for its employees (this does not include a Section 457 plan); tax-sheltered annuities or custodial accounts under Section 403(b) of the Code; and pre-1959 pension trusts under Section 501(c)(18) of the Code.

If you are not sure whether you are covered by an employer-sponsored retirement plan, check with your employer or check your Form W-2 for the year in question. The W-2 form will have a check in the "pension plan" box if you are covered by a retirement plan. You can also obtain IRS Publication 923 for more information on active participation in retirement plans for IRA deduction purposes.

Deductibility of regular contributions

If neither you or your spouse is an active participant in a qualified retirement plan (including qualified pension, profit sharing or stock bonus plans, tax-sheltered annuity plans, Simplified Employee Pension (SEP) Plans, SIMPLE Plans, certain government-sponsored plans, and plans described under Section 501(c)(18) of the Internal Revenue Code), then you may deduct the full amount of your IRA contribution without regard to your adjusted gross income or filing status.

If you or your spouse is an active participant in an employer sponsored retirement plan, you may be entitled to only a partial (reduced) deduction or no deduction at all, depending on your level of adjusted gross income (AGI) and your filing status. Your deduction begins to decrease (phase out) when your AGI falls within the thresholds set forth for the tax year as shown in the table below, and a calculation must be made to determine your deductible limit for the year. Your deduction is eliminated altogether when it reaches or exceeds the upper threshold of the scale.


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Sterling Trust Company (C) 2002          16
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For contributions  made for taxable years,  beginning 2002 and after, the dollar thresholds for active participants in employer-sponsored plans are as follows:

              Married Participants          Single Participants
              --------------------------------------------------
2002          $ 54,000 - $ 64,000           $ 34,000 - $ 44,000
2003          $ 60,000 - $ 70,000           $ 40,000 - $ 50,000
2004          $ 65,000 - $ 75,000           $ 45,000 - $ 55,000
2005          $ 70,000 - $ 80,000           $ 50,000 - $ 60,000
2006          $ 75,000 - $ 85,000           $ 50,000 - $ 60,000
2007          $ 80,000 - $100,000           $ 50,000 - $ 60,000

Married persons filing separate returns (who lived together at any time during the year) have a beginning threshold of zero. Therefore the phase out range remains $0 - $10,000, the same as for pre-1998 years.

Nondeductible contributions

Even if you are not eligible for an IRA deduction or full deduction, the law allows you to make a nondeductible contribution up to the maximum of the lesser of the amounts described previously above or 100% of compensation. These contributions, while not currently excludable from income, do accumulate tax-deferred earnings until the account is distributed. The total amount of deductible and nondeductible contributions still must not exceed the maximum amounts stated above.

You are responsible for reporting nondeductible contributions to the IRS on Form 8606, filed with your annual tax filing. In addition, you are responsible for keeping records as to the cumulative amount of nondeductible contributions made to your IRA. You may be subject to IRS penalties should you overstate your nondeductible amount or fail to file Form 8606.

No deduction is allowed with respect to a rollover contribution (the tax free transfer of retirement funds from one retirement plan to another, described below).

Your employer may make a Simplified Employer Pension (SEP) contribution on your behalf into this IRA up to the lesser of 25% of your compensation or $40,000 (subject to annual cost of living adjustments, if any, announced by the IRS, for tax years 2003 and following). This limit is a per employer limit. Your employer may contribute to this IRA or any other IRA on your behalf under a SEP plan even if you are age 70 1/2 or over, and even if you are covered under a qualified plan of another employer for the year.

The contribution to your IRA reduces your gross income. Therefore, even if you do not itemize your deductions and you use the standard deduction, you may still claim a deduction for contributions to your IRA.

You must make contributions to your account prior to April 15th following the year in which you claim the deduction.

Tax Credits for Contributions

For tax years between 2002 and 2006, you may be eligible to receive a tax credit on your IRA contribution. This tax credit is in addition to any deduction that may be allowed, and may not exceed $1,000 in any given year. You may be eligible for a tax credit if you are a) age 18 or older, b) not a dependent of another tax payer, and c) not a full time student.

The credit is based on income levels as shown in the chart below and will range from 0 to 50 percent of eligible contributions not exceeding $2,000.

Joint Return*          Head of Household*    All other cases*         %
--------------------------------------------------------------------------------
     $1 - $30,000           $1 - $22,500          $1 - $15,000        50
$30,001 - $32,500      $22,501 - $24,375     $15,001 - $16,250        20
$32,500 - $50,000      $24,376 - $37,500     $16,251 - $25,000        10
Over      $50,000      Over      $37,500     Over      $25,000         0

*Adjusted Gross Income (see your tax advisor for more information)

Age 70 1/2.

No deduction will be allowed for contributions made for the tax year in which you attain age 70 1/2.

Marital status.

Since a deduction is available to each eligible individual, your marital status and whether or not you file a joint return will have no effect on contributions to an IRA. Both husband and wife can claim the deduction if each individual is eligible and each adopts a separate IRA. If they do, the deduction is computed separately for each spouse whether or not they file a joint tax return.

Community property laws of a state or other jurisdiction do not apply to IRAs. Therefore, you and your spouse must meet the qualifications individually and determine the amount of deductible contributions on the income that each of you has earned individually. You may not claim a deduction based on the earnings of your spouse, even though a state's law may provide that each spouse owns half of the income.

The deductible contribution limitation is increased if you make a contribution to an IRA established for your non-compensated spouse. (See SECTION "L" below.)

D. Prohibited transactions

If you or your beneficiary engage in a prohibited transaction described in Code Sec. 4975, the entire account will lose its exemption from tax, and you must include the fair market value of the account in your income for the year in which the prohibited transaction took place. In addition, you may incur certain penalties for engaging in the transaction as well as the premature distribution penalty tax if you are under age 59 1/2 (see below). Examples of prohibited transactions are the borrowing of the income or corpus from an account, selling property to or buying property from the account, or receiving more than reasonable compensation for service performed for the account.

E. Pledging account as security

If you use your account or any portion thereof as security for a loan, the portion so used is treated as distributed to you and may be subject to the 10% penalty tax on premature distributions if you are under are 59 1/2 (see below). Accordingly, if you invest in securities, you may not sell short or execute purchases in an amount greater than available cash.

F. Premature distributions

If you receive a payment from your IRA before you attain the age of 59 1/2, the payment will be considered a premature distribution, unless it falls under one of the following exceptions:

(1) distributions made due to your death;

(2) distributions made due to your disability;

(3) any distribution to an alternate payee under a qualified domestic relations order;

(4) a series of substantially equal periodic payments at least annually over a period not to exceed single or joint life expectancy;

(5) distributions made to pay for medical expenses that exceed 7.5% of your adjusted gross income; or

(6) distributions made to pay health insurance premiums by certain unemployed individuals;

(7) distributions made to pay for certain qualified higher education expenses;

(8) distributions made to pay for qualified first-time home purchases, not to exceed $10,000;

(9) a qualifying rollover distribution; or

(10) the timely withdrawal of the principal amount of an excess or nondeductible contribution.

If you receive a premature distribution, the amount received is included in your gross income in the taxable year of receipt. In addition, your income tax liability for that tax year is increased by an amount equal to 10% of the premature distribution includible in your gross income.

If your account is disqualified because you engaged in a prohibited transaction, discussed above, the amount deemed distributed to you is included in your gross income. The premature distribution penalty tax (10% of the amount of the deemed distribution) will also apply if you had not attained the age of 59 1/2 before the beginning of such tax year.

If you request a distribution in the form of a series of substantially equal payments, and you modify the payments before 5 years have elapsed and before attaining age 59 1/2, the 10% additional income tax will apply retroactively to the year payments began through the year of such modification.


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G. Federal estate and gift taxes

Generally there is no specific exclusion for IRAs under the estate tax rules. Therefore, in the event of your death, your IRA balance will be includible in your gross estate for federal estate tax purposes. However, if your surviving spouse is the beneficiary of your IRA, the amount in your IRA may qualify for the marital deduction available under Section 2056 of the Internal Revenue Code. A transfer of property for federal gift tax purposes does not include an amount which a beneficiary receives from an IRA plan.

H. Taxation of distributions

Taxable distributions from your IRA are taxed as ordinary income regardless of their source. They are not eligible for capital gains treatment or the special 5-year or 10-year averaging rules that may apply to lump-sum distributions from qualified employer plans.

The distributions you receive from your IRA are subject to Federal Income Tax Withholding unless you elect not to have the withholding apply. You may elect not to have withholding apply to your distribution. If you do not make an election, Federal Income tax will be withheld at the rate of 10% of the distribution amount. If you elect not to have withholding apply to your distribution, or if you do not have enough Federal Income Tax withheld from your distribution, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient.

Sterling Trust will withhold state income tax according to the State Income Tax Withholding Requirements chart located on Sterling Trust's IRA Distribution Request form, unless otherwise instructed. (Not applicable in all states.)

I. EXCISE TAX ON EXCESS CONTRIBUTIONS

Generally an excess IRA contribution which exceeds the contribution limits, and such excess contribution is subject to a 6% excise tax penalty on the principal amount of the excess each year until the excess is corrected.

Method of withdrawing excess in a timely manner. This 6% penalty may be avoided, if the excess amount plus the earnings attributable to the excess are distributed by your tax filing deadline including extensions for the year the excess contribution was made, and you do not take a deduction for such excess amount. If you decide to correct your excess in this manner, the principal amount of the excess returned is not taxable, however, the earnings attributable to the excess are taxable to you in the year in which the contribution was made. In addition, if you are under age 59 1/2 the earnings attributable are subject to a 10% premature distribution penalty. THIS IS THE ONLY METHOD OF CORRECTING AN EXCESS CONTRIBUTION THAT WILL AVOID THE 6% PENALTY.

Method of withdrawing excess after tax filing due date. If you do not correct your excess contribution in the manner prescribed above by the due date for filing your tax return, then you may withdraw the principal amount of the excess (no earnings need be distributed). The 6% penalty will, however, apply first to the year in which the excess was made and each subsequent year until it is withdrawn.

Undercontribution method. Another method of correcting an excess contribution is to treat a prior year excess as a regular contribution in a subsequent year. Basically all you do is undercontribute in the first subsequent year where you have an unused contribution limit until your excess amount is used up. However, once again you will be subject to the 6% penalty in the first year and each subsequent year that an excess remains.

J. Required distributions

Taxation of distributions. When you start withdrawing from your IRA, you may take the distributions in regular payments, random withdrawals or in a single sum payment. Generally all amounts distributed to you from your IRA are included in your gross income in the taxable year in which they are received. However, if you have made nondeductible contributions to your IRA, the nontaxable portion of the distribution, if any, will be a percentage based upon the ratio of your unrecovered nondeductible contributions to the aggregate of all IRA balances, including SEP and rollover contributions, as of the end of the year in which you take the distribution, plus distributions from the account during the year. All taxable distributions from your IRA are taxed at ordinary income tax rates for federal income tax purposes and are not eligible for either capital gains treatment or 5/10 year averaging.

Age 70 1/2 required minimum distributions. Once you attain age 70 1/2, you are required to take the minimum distributions from your IRA each year. Below is a summary of the IRA distribution rules.

You are required to take a minimum distribution from your IRA for the year in which you reach age 70 1/2 and for each year thereafter. You must take your first distribution by your required beginning date, which is April 1 of the year following the year you attain age 70 1/2. The minimum distribution for any taxable year is equal to the amount obtained by dividing your IRA balance as of December 31 of the prior year by the applicable divisor (provided by the IRS and located in IRS Publications 590).

The applicable divisor is generally determined using the Uniform Lifetime Table (provided by the IRS). The table assumes a designated beneficiary that is exactly 10 years younger than you, regardless of who you designated as your beneficiary(ies), if any. If your spouse is your sole designated beneficiary, and is more than 10 years younger than you, the required minimum distribution is determined annually using the actual joint life expectancy of you and your spouse obtained from the Joint and Last Survivor Table provided by the IRS, rather than the life expectancy divisor from the Uniform Lifetime Table.

Death Distributions

If you die,

a) On or after your required beginning date, distributions must be made to your beneficiary(ies) over the longer of the single life expectancy of your designated beneficiary(ies), or your remaining life expectancy. If a beneficiary other than an individual or qualified trust as defined in the Regulations is named, you will be treated as having no designated beneficiary of your IRA for the purpose of determining the distribution period. If your IRA does not have a designated beneficiary, distributions will begin utilizing your single life expectancy, reduced by one thereafter each year.

b) Before your required beginning date, the entire amount remaining in your account will, at the election of your designated beneficiary(ies), either

      i. Be distributed by the December 31st of the year containing the fifth anniversary of your death, or

      ii. Be distributed over the remaining life expectancy of your designated beneficiary(ies).

Your designated beneficiary(ies) must elect either option (i) or (ii) by the December 31st of the year following the year of your death. If no election is made, distribution calculations will default in accordance with option (ii). In the case of distributions under option (ii), distributions must commence by the December 31st of the year following the year of your death.

If your spouse is the designated beneficiary, distributions need not commence until the December 31st of the year you would have attained age 70 1/2, if later. If a beneficiary(ies) other than an individual or qualified trust as defined in the Regulations is named, you will be treated as having no designated beneficiary(ies) of your IRA for purposes of determining the distribution period. If there is no designated beneficiary of your IRA, the entire IRA must be distributed by the December 31st of the year containing the fifth anniversary of your death.

A spouse who is the sole designated beneficiary of your entire IRA may elect to redesignate your IRA at his or her own. Regardless of whether or not the spouse is the sole designated beneficiary of your IRA, a spouse beneficiary may roll over his or her share of the assets to his or her own IRA.

Caution These transactions are often complex. If you have any questions regarding minimum distributions, please see a competent tax advisor.

In any distribution calendar year you may take more than the required minimum. However, if you take less than the required minimum with respect to any distribution calendar year, you are subject to a federal excise tax of 50% of the difference between the amount required to be distributed and the amount actually distributed.

K. Rollover IRAs

Rollover contribution from another IRA. A rollover from another IRA is any amount you receive from one IRA and roll some or all of it over into another IRA. You are not required to roll over the entire amount received from the first IRA. However, any amount you do not roll over will be taxed at ordinary income tax rates for federal income tax purposes.

The following special rules also apply to rollovers between IRAs:

1. The rollover must be completed no later than the 60th day after the day the distribution was received by you.

2. You may have only one IRA to IRA rollover during a 12 consecutive month period measured from the date you received a distribution of an IRA which


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was rolled over to another IRA. (See IRS Publication 590 for more information.)

3. The same property you receive in a distribution must be the same property you roll over into the second IRA. For example, if you receive a distribution from an IRA of property, such as stocks, that same stock must be rolled over into the second IRA.

4. You are required to make an irrevocable election indicating that this transaction will be treated as a rollover contribution.

5. You are not required to receive a complete distribution from your IRA in order to make a rollover contribution into another IRA, nor are you required to roll over the entire amount you received from the first IRA.

6. If you inherit an IRA due to the death of the participant, you may not roll this IRA into your own IRA unless you are the spouse of the decedent.

7. If you are age 70 1/2 or older and wish to roll over to another IRA, you must first satisfy the minimum distribution requirement for that year and then the rollover of the remaining amount may be made.

8. Rollovers from a SEP or an Employer-IRA follow the IRA to IRA rollover rules since your contributions under these types of plans are funded directly into your own IRA.

Rollovers to Roth IRAs. You are not permitted to make a qualified rollover contribution to a Roth IRA from any IRA plan (other than another Roth IRA) if your AGI for the year during which the rollover is made exceeds $100,000 or you are a married individual filing a separate return. AGI means the adjusted gross income determined from the year during which the rollover is made, but reduced by the taxable amount of an IRA distribution includible in income but only with respect to such amount that was rolled over to a Roth IRA. Taxable IRA distributions that are not rolled over to a Roth IRA are included in the AGI amount. Qualified rollovers between Roth IRAs are permitted regardless of your AGI.

Taxation in Rolling Over from Traditional IRA to Roth IRA. Any rollovers from an IRA to a Roth IRA after 12/31/98 will be fully includible in income the year in which rolled over. The 10% premature distribution tax shall not apply to the taxable amount of an IRA rolled to a Roth IRA. Income tax withholding will apply to the distribution.

Contribution Conversion of Traditional IRA to Roth IRA. Generally, the conversion of a traditional IRA to a Roth IRA is treated as a distribution and subsequent rollover conversion contribution. However, if an individual decides by their tax filing deadline (not including extensions) to transfer a current year contribution plus earnings thereon from an IRA to a Roth IRA, no amount shall be includible in gross income as long as no deduction was taken for the contribution. In addition, you are permitted to "convert" a contribution plus earnings from a Roth IRA to a traditional IRA by your tax filing deadline, including extensions.

Qualified Rollover Contribution. This term includes: (a) Rollovers between Roth IRA accounts; and (b) Traditional IRA to a Roth IRA. Qualified rollovers must meet the general IRA rollover rules outlined above, except that the 12 month rollover restriction shall not apply to rollovers between a traditional IRA and a Roth IRA. However, the 12 month rule shall apply to rollovers between Roth IRAs. Rollovers from employer-sponsored plans, such as qualified plans and 403(b)s, to a Roth IRA are not permitted. However, you could roll over from the employer plan to a traditional IRA, and then roll over to a Roth IRA. A rollover conversion from a SEP IRA (provided the 2-year holding period has been met) to a Roth IRA is permitted.

Rollovers from Employer-sponsored Plans. Employer-Sponsored Plans Eligible for Rollovers to IRAs - Rollovers to IRAs are permitted if you have received an eligible rollover distribution from one of the following:

1. A qualified plan under Section 401(a);
2. A qualified annuity under Section 403(a); or
3. A Tax-Sheltered Annuity (TSA) or Custodial Account under Section 403(b).

Eligible rollover distributions before 1/1/93: Eligible rollover distributions from a qualified plan, annuity or TSA include a qualified total distribution, a partial distribution or a total distribution to you as an eligible alternate payee under a qualified domestic relations order (QDRO). (The following citations are from the Internal Revenue Code prior to its amendment under the Unemployment Compensation Amendments Act of 1992.)

A Qualified Total Distribution includes either a lump sum distribution (as defined under ss.402(e)(4)(A)), a plan termination distribution (as defined under ss.402(a)(5)(E)(i)(I)), or a distribution of accumulated deductible employee contributions (as defined under ss.402(a)(5)(E)(i)(III)). A Partial Distribution is also permitted to be rolled over if it meets the requirements under ss.402(a)(5)(D). A spouse or former spouse may make a rollover pursuant to a QDRO (as defined under ss.414(p)) if it meets the requirements under ss.402(a)(6)(F).

The following special rules apply to a rollover from an employer-sponsored plan to an IRA:

1. The rollover must be completed no later than the 60th day after the day the distribution was received by you.

2. You are required to make an irrevocable election indicating that this transaction will be treated as a rollover contribution.

3. You are not required to contribute the entire amount you received from the qualified plan, qualified annuity or TSA distribution.

4. If you are age 70 1/2 or older and wish to roll over your qualified plan, qualified annuity or TSA distribution to an IRA, your must first satisfy the minimum distribution requirement for that year and then the rollover of the remaining amount may be made.

5. If your distribution consists of money which was nondeductible employee contributions, these amounts may not be rolled over to an IRA.

6. If your distribution consists of property (i.e., stocks) you may either roll over the same property (the same stock) or you may sell the distributed property and roll over the proceeds from the sale. This is true whether the proceeds from the sale are more or less than the fair market value of the property on the date of distribution. You may not keep the property received in the distribution and roll over cash which represents the fair market value of the property.

Conduit IRAs Before 1/1/93. A conduit IRA is an IRA which contains only qualified total distributions from qualified plans, annuities and TSAs. The IRA is then used as a "holding account" until you subsequently roll that IRA back into another qualified plan, annuity or TSA. In order to take advantage of this conduit treatment, you must establish a separate IRA plan into which the qualified total distribution will be rolled over. When you decide to roll the conduit IRA back into a qualified plan or TSA, the entire balance in the IRA plan must be distributed. However, you are not required to roll over the entire amount into a qualified plan or TSA. Any amounts not rolled back into a qualified plan or TSA will be taxed to you at ordinary income tax rates. A surviving spouse who rolls a qualified total distribution to the spouse's own IRA may not use that IRA as a Conduit IRA.

Eligible rollover distributions after 12/31/92: Eligible rollover distributions from a qualified plan, annuity, or TSA generally include any distribution which is not:

1. part of a series of substantially equal payments that are made at least once a year and that will last for:
a.) your lifetime (or your life expectancy), or b.) your lifetime and your beneficiary's lifetime (or joint life expectancies), or c.) a period of ten years or more.

2. attributable to your required minimum distribution for the year;

3. attributable to your "after-tax" employee contributions to the plan, since these amounts will be non-taxable when they are paid to you; or

4. attributable to a "hardship" distribution from a 401(k) plan.

Direct rollover to another plan. You can elect a direct rollover of all or any portion of your payment that is an "eligible rollover distribution," as described above. In a direct rollover, the eligible rollover distribution is paid directly from the Plan to an IRA or another employer plan that accepts rollovers. If you elect a direct rollover, you are not taxed on the payment until you later take it out of the IRA or the employer plan, and you will not be subject to the 20% mandatory income tax withholding otherwise applicable to Eligible Rollover Distributions which are paid directly to you. Your employer is required to provide you with a Notice regarding the effects of electing or not electing a direct rollover to an IRA or another employer plan. Although a direct rollover is accomplished similar to a transfer, the Custodian must report the direct rollover on Form 5498 as a rollover contribution.

Eligible rollover distribution paid to you. If you choose to have your eligible rollover distribution paid to you (instead of electing a direct rollover), you will receive only 80% of the payment, because the plan administrator is


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required  to  withhold  20% of the  payment and send it to the IRS as income tax withholding to be credited against your taxes. However, you may still roll over the payment to an IRA within 60 days of receiving the distribution. The amount rolled over will not be taxed until you take it out of the IRA. If you want to roll over 100% of the payment to an IRA, you must replace the 20% that with withheld from other sources. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over. In either event, the 20% that was withheld can be claimed on your income tax return as a credit toward that year's tax liability.

Conduit IRAs after 12/31/92. A direct rollover (or rollover within 60 days of receipt) of any eligible rollover distribution may be treated as a "Conduit IRA," provided that a separate IRA is established for purposes of retaining the ability to later roll these funds back into a qualified plan or 403(b) plan, however, the amount distributed must be rolled over to the qualified plan or 403(b) plan. In addition, a surviving spouse may also treat such conduit IRA for purposes of rolling over into the surviving spouse's qualified plan or 403(b) plan.

Special rules for surviving spouses, alternative payees, and other beneficiaries. If you are a surviving spouse, you may choose to have an eligible rollover distribution paid in a direct rollover to an IRA or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to an IRA, but you cannot roll it over to an employer plan. If you are the spouse or former spouse alternate payee with respect to a Qualified Domestic Relations Order, you may have the payment paid as a direct rollover or paid to you which you may roll over to an IRA or another employer plan. If you are a beneficiary other than the surviving spouse, you cannot choose a direct rollover and you cannot roll over the payment yourself.

L. SPOUSAL IRA CONTRIBUTIONS

Eligibility. An individual may make spousal IRA contributions on behalf of himself and his spouse if he is eligible to establish and contribute to an IRA in his own right (i.e., he must have "compensation" which is includible in his gross income). If you (the compensated spouse) are over the age of 70 1/2 and your non-compensated spouse is under age 70 1/2, then a contribution may still be made for the year into the IRA established by your non- compensated spouse. You must file a joint tax return for the year for which the contribution is made.

Limitation on contributions. In order to make spousal IRA contributions, separate IRAs are established for the individual and for his spouse. The maximum allowed limit on spousal contributions which may be deducted by the contributing spouse in a given tax year is the lesser of 100% of his compensation or $6,000 for tax years 2002-2004, $8,000 for tax years 2005- 2007, and $10,000 for tax year 2008. This amount may be increased with cost-of-living adjustments in 2009 and beyond. The maximum amount allowed as a deduction may be divided between the individual's IRA and the Spousal IRA in any manner provided the amount contributed to either IRA is not more than the maximum individual contribution limit as outlined in Section C above.

If  your  spouse  will  attain  the  age of 50 by the  end of the  taxable  year
(December 31), and is eligible you may make an additional "Catch-Up" contribution to the spouse's IRA. The maximum additional contribution limit is $500 for tax years 2002-2005 and $1,000 for tax years 2006 and beyond.

Miscellaneous. Each spouse becomes the owner or "Depositor" of his own IRA account and must execute the Adoption Agreement establishing the account. Once an IRA is established for a non-working spouse, the spouse, as the owner and "Depositor" of that IRA, becomes subject to all of the privileges, rules and restrictions applicable to IRAs generally.

M. FORM 5329

You must file IRS Form 5329 with your tax return for each tax year during which a premature distribution takes place or less than the required minimum amount is distributed.

If you are under age 59 1/2 and receive a premature distribution from your IRA, an additional 10% income tax will apply on the taxable amount of the distribution.

If you make an excess contribution to your IRA and it is not corrected on a timely basis, an excise tax of 6% is imposed on the excess amount. This tax will apply each year to any part or all of the excess which remains in your account.

If you are age 70 1/2 or over or if you should die, and the appropriate required minimum distributions are not made from your IRA, an additional tax of 50% is imposed upon the difference between what should have been distributed and what was actually distributed.

N. ADDITIONAL SELF-DIRECTION REQUIREMENTS UNDER THE STERLING TRUST COMPANY IRA-FINANCIAL DISCLOSURE

Under the Sterling Trust Company Self-Directed Traditional Individual Retirement Custodial Account, you are required to direct the Custodian with respect to the investment of funds in your account. In the absence of direction from you, or your Representative (as described in Section "O" below), the Custodian will not make or dispose of any investments or distribute any funds held in the account. The Custodian has no power or duty to question the direction of a specified investment, to review any investments held in the account or to make any suggestions to you with respect to the investment, retention or disposition of any asset in the account. The Custodian will not be liable for any loss of any kind which may result by reason of any action taken by it in accordance with direction from you or your Representative, or by reason of any failure to act because of the absence of any directions. The Custodian may refuse to execute an investment direction if it determines in its discretion that the investment would not be administratively feasible.

INVESTMENT OF IDLE CASH. In the event that cash is received by the Custodian for which there is no investment direction, or if cash in the account is less than the Custodian's applicable minimum reinvestment amount, the Custodian shall transfer said cash to an interest-bearing cash account of the Custodian's choice. All such cash shall remain invested in the interest-bearing cash account, earning interest which shall be posted to the account no less than monthly, until investment direction is received, or until the accumulated balance equals or exceeds the minimum reinvestment amount.

UNRELATED BUSINESS TAXABLE INCOME. There is an exception to the tax-exempt status of your IRA when you invest in any security which is debt- financed, or a limited partnership which actively conducts a trade or business rather than receiving passive income or which is publicly traded. Unrelated Business Taxable Income (UBTI) from such an investment may be taxable to your account if it exceeds $1,000 in any tax year. For purposes of the $1,000 limit, all of your IRA accounts are considered to be one account. These taxes are an expense of your account and should be paid by you using assets in the account, and should be filed utilizing IRS Form 990-T. Sterling Trust Company does not calculate UBTI for your account and does not prepare Form 990-T. If your account has any investment which generates UBTI, you are responsible for preparing or having prepared on behalf of your IRA account the appropriate 990-T form. Upon completion, the form should be forwarded to Sterling Trust Company for filing, along with instructions to pay any required tax.

ASSET VALUATION. Sterling Trust Company shall periodically value the assets in your IRA account utilizing various outside sources available to it. However, Sterling Trust Company shall not guarantee the accuracy of prices obtained from quotation services, independent appraisal services, investment sponsors or parties related thereto or other outside sources. Values for brokerage accounts shall be equal to the total equity value of the account, and shall reflect only those assets which are priced by the brokerage firm. Individual assets held within the brokerage account shall not be listed or priced individually on statements furnished by Sterling Trust Company.

In the absence of direction from the Secretary of the Treasurer or his authorized representative to the contrary, the value of illiquid assets such as limited partnerships, limited liability companies, or privately-held stock, shall be determined by a fair market value from the investment sponsor or other source chosen by Sterling Trust Company in its sole discretion. Promissory notes and privately-offered corporate debt may have valuations reflected at the face value shown on the original note or debt instrument, or if the note is such that it is subject to an amortization schedule, valuation may be shown at amortized value.

If the investment sponsor is unwilling or unable to provide a fair market value, then Sterling Trust Company may list the value of the illiquid asset at its original acquisition cost or carry forward the last known value. Assets which are reported by the investment sponsor as having no market value, are in bankruptcy, or other relevant condition exists, may reflect a valuation of zero on Sterling Trust Company's periodic statement.

For investments that are not publicly tradeable on a securities exchange, the Sterling Trust Company shall seek a valuation of such securities from the sponsor/issuer of the investment. If a value is not received within ninety (90) days after request, then, upon notice from Sterling Trust Company, it is the duty of the Accountholder to provide Sterling Trust Company with the fair market value of the investment from the investment sponsor or from an independent appraisal service of the Accountholder's choice, provided such appraisal service is acceptable to Sterling Trust Company. Sterling Trust Company reserves the right to resolve differences in values in any manner it


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002          20

--------------------------------------------------------------------------------

deems appropriate. If the Accountholder fails to do so, within six (6) months after notice, then Sterling Trust Company shall be authorized, entitled and directed to distribute such investment in-kind at fair market value, which may be original acquisition cost or the last known value, to the Accountholder.

GROWTH IN VALUE. As stated in Articles IX and X of the Sterling Trust Company Traditional Individual Retirement Account Custodial Agreement, the assets of the IRA will be invested only in accordance with directions received from you or your Representative. Sterling Trust Company permits you to invest the assets of your IRA in a wide variety of acceptable investments, but Sterling Trust Company offers no investment advice as to which investments may be best for your Account. Your Sterling Trust Self- Directed IRA account is not FDIC-insured, nor guaranteed by Sterling Trust Company, nor by any government agency or any other entity. Because your Sterling Trust account is self-directed, you assume sole responsibility for the success or failure of your investments. The value of assets in the Account that will be available to you at any given time will depend upon the amount of your contributions, the mix of permitted assets, and the performance of the investment(s) you have chosen. Accordingly, growth in value of your Account is not guaranteed, and the value at any given point in time in the future is impossible to predict. Types of investments deemed to be acceptable to Sterling Trust Company are based on administrative factors unrelated to the prudence, merit, or viability of the investment. Sterling Trust Company evaluates only administrative feasibility with respect to any investment, and does not recommend or evaluate the merits or suitability of any investment. The decision by Sterling Trust Company to accept or reject any investment or category of investments does not constitute an opinion as to the prudence, viability, or advisability of the investment, nor does it constitute investment advice to you on the part of Sterling Trust Company.

O. REPRESENTATIVE PROVISIONS

If you have designated a Representative in Section 5 of the Sterling Trust Company Traditional Individual Retirement Custodial Account Adoption Agreement, or on a form acceptable to Sterling Trust Company, your designation is subject to the following provisions:

1. You recognize that Sterling Trust Company is entitled to rely on directions from your Representative, and you agree that Sterling Trust Company shall be under no duty to make an investigation with respect to any instructions received from your Representative. You also recognize that your Representative may choose to communicate investment directions to Sterling Trust Company via an agent, such as his office staff or broker/dealer organization;

2. You are solely responsible for managing the investment of your IRA Account, and for directing your Representative. All instructions, directions, and/or confirmations received by Sterling Trust Company from your Representative, shall be assumed to have been authorized by you;

3. You recognize that such Representative is your agent, and not an agent, employee, or representative of Sterling Trust Company;

4. You understand that your Representative may be a registered representative of a broker dealer organization, a financial advisor, or other person that you deem acceptable.

5. You understand that Sterling Trust Company has not made and will not make any recommendation or investigation with respect to your Representative, nor does Sterling Trust Company compensate your Representative in any manner.

6. You may remove your Representative and either designate a new Representative or choose not to designate any representative, by written notice to Sterling Trust Company on a form acceptable to Sterling. However, removal of a Representative will not have the effect of canceling any instruction, direction, or confirmation which has been received by Sterling Trust Company from the Representative prior to the date that notice of removal is received and processed by Sterling Trust Company; and

7. You agree to indemnify and hold Sterling Trust Company harmless from any and all liability or claims, including, but not limited to, damages, court costs, legal fees, and costs of investigation as a result of (i) any loss or diminution of your IRA funds resulting from changes in the market value of such funds; (ii) reliance or action taken in reliance on written or oral instructions received from you or your Representative; (iii) any exercise or failure to exercise investment direction authority by you or by your Representative; (iv) Sterling Trust Company's refusal on advice of counsel to act in accordance with any exercise of investment direction by you or your Representative; (v) any other act or failure to act by you or your Representative; (vi) any prohibited transaction or plan disqualification due to any actions taken or not taken by Sterling Trust Company in reliance on directions from you or your Representative; or (vii) any other act Sterling Trust Company takes in good faith hereunder.

P. CUSTODIAN FEES

A schedule of the fees and charges of Sterling Trust Company is included in the Adoption Agreement of your IRA account. This schedule may be amended from time to time upon 30 days' written notice to you. Sterling Trust Company reserves the right to charge additional fees over and above those shown on the fee schedule for extraordinary services or expenses. Examples of extraordinary services include, but are not limited to, stop payment fees, incoming or outgoing wire charges, checks returned for insufficient funds, safekeeping fees for tangible assets, or the administrative review of a private placement. You are responsible for the payment of all fees, expenses or other charges relating to your IRA account. If you do not pay such charges upon billing, or if you make an automatic withdrawal election, the fees,expenses and charges will be withdrawn from the assets of your account.

Sterling Trust Company performs all subaccounting and interest posting functions (where applicable) for the omnibus demand deposit and interest bearing money market accounts. Sterling Trust Company may receive a fee for these services, paid directly from the bank, money market sponsor, or affiliate of either entity. Such fees, if any, shall be a per-account administrative charge similar to costs which would be borne directly by the bank or fund sponsor, or paid to a third-party transfer agent for similar services. No subaccounting fee will be borne by you or your IRA account.

Q. IRS APPROVAL AS TO FORM

The Sterling Trust Company Traditional Individual Retirement Custodial Account Agreement is treated as approved as to form by the Internal Revenue Service since it utilizes precise language of Form 5305-A currently provided by the Internal Revenue Service, plus additional language permitted by such form. The Internal Revenue Service approval is a determination only as to the form of the account, and does not represent a determination of the merits of the account.

R. SUBSTITUTION OF NON-BANK CUSTODIAN

The non-bank Custodian shall substitute another trustee or custodian if the non-bank Custodian receives Notice from the Commissioner of Internal Revenue that such substitution is required because it has failed to comply with the requirements of Regulations section 1.408-2(e).

S. ADDITIONAL INFORMATION

Additional information regarding Individual Retirement Accounts may be obtained from any district office of the Internal Revenue Service. In particular, you may wish to obtain IRS Publication 590 (Individual Retirement Arrangements).


--------------------------------------------------------------------------------
Sterling Trust Company (C) 2002          21

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN SUPPLEMENTS HERETO OR IN SUPPLEMENTAL SALES LITERATURE ISSUED BY THE COMPANY AND REFERRED TO IN THIS PROSPECTUS OR IN SUPPLEMENTS THERETO, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES OR ANY OF SUCH SHARES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

--------------------------------------------------------------------------------

                            ICON INCOME FUND TEN, LLC

                         $100,000,000 (Maximum Offering)
                                 100,000 Shares
                    (Minimum Capitalization of 1,200 Shares)
                               $1,000.00 per Share
                      Minimum Investment: 5 Shares ($5,000)
    (50 Shares for foreign investors; 3 Shares for IRAs and qualified plans;
                 no minimum for investors in another ICON Fund)

                                   PROSPECTUS
                              ICON SECURITIES CORP.
                                 Dealer-Manager
                               February ____, 2003

                              ICON Securities Corp.
                          100 Fifth Avenue, Tenth Floor
                            New York, New York 10011
                                 (212) 418-4700

UNTIL _________________, 2003 (90 DAYS FROM THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT FOR THIS OFFERING, AS AMENDED), ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              ICON SECURITIES CORP.
                                  800-435-5697
                             WWW.ICONSECURITIES.COM

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

      The estimated expenses of the Company in connection with the offering (assuming the sale of the maximum of $150,000,000 of shares) are as follows:

Securities and Exchange Commission Registration Fee......................$12,135
National Association of Securities Dealers, Inc. Filing Fee..............$15,500
Blue Sky Expenses.......................................................$105,000
Due Diligence Fees and Expenses.........................................$750,000
Legal Fees and Expenses.................................................$250,000
Accounting Fees and Expenses............................................$110,000
Printing................................................................$820,000
Sales Literature........................................................$480,000
Advertising and Sales...................................................$390,000
Expense Reimbursements...................................................$34,000
Miscellaneous............................................................$40,000
                                                                      ----------
Total.................................................................$3,006,635
                                                                      ==========

ITEM 14. Indemnification of Directors and Officers

      Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless its members or manager or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in a limited liability company's operating agreement.

      Section 6.3 of the Operating Agreement of the Company, included in the prospectus as Exhibit A, provides for indemnification of the manager, its affiliates and individual officers under certain circumstances. Reference is made to such section of the Operating Agreement, and to "Summary of the
Operating           Agreement--Indemnification"          and          "FIDUCIARY
RESPONSIBILITY--Indemnification" in the prospectus.

      The above discussion of Section 18-108 and of our Operating Agreement is not intended to be exhaustive and is respectively qualified in its entirety by such statute and our Operating Agreement.

ITEM 15. Recent Sales of Unregistered Securities

      Inapplicable.

ITEM 16. Exhibits and Financial Statement Schedules

      (a) Exhibits.

            See Exhibits Index.

      (b) Financial Statement Schedules.

            All schedules have been omitted as the requested information is inapplicable or is presented in the prospectus, the balance sheets, financial statements or related notes.

ITEM 17. Undertakings

      (a) Rule 415 Offering.

            The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)  That  all  post-effective   amendments  will  comply  with  the
applicable  forms,   rules  and  regulations  of  the  Securities  and  Exchange
Commission in effect at the time such post-effective amendments are filed.

            (5) To send to each member at least on an annual basis a detailed statement of any transactions with the manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

            (6) To send to the members, within 45 days after the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

            (7) To send to the members the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the manager of the Company (or controlling persons of the manager or of the Company) pursuant to the provisions described under Item 14 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the manager or controlling person of the manager or of the Company in the successful defense of any action suit or proceeding) is asserted by any such manager or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (c) The Company further undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 describing each lease transaction not described in the prospectus or a prior supplement to the registration statement promptly after there arises a reasonable probability that such transaction will be acquired if the transaction would require a commitment by the Company of an amount of offering proceeds in excess of 10 percent of the offering proceeds received as of that date by the Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 28, 2003.

                         ICON Income Fund TEN, LLC
                         (a Delaware limited liability company)

                         By: ICON Capital Corp.
                             Manager

                         By: /s/ Paul B. Weiss
                             ---------------------
                             Name: Paul B. Weiss
                             Title: President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on this 28th day of February, 2003.

      Signatures               Title(s)
      ----------               --------


/s/ Beaufort J. B. Clarke      Chief Executive Officer and Chairman of ICON
-------------------------      Capital Corp., the Manager of the Company
 Beaufort J. B. Clarke


    /s/ Paul B. Weiss         President of ICON Capital Corp.
-------------------------
     Paul B. Weiss

  /s/ Thomas W. Martin        Executive Vice President, Treasurer and Director
-------------------------     of ICON Capital Corp.
     Thomas W. Martin

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    EXHIBITS
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                            ICON INCOME FUND TEN, LLC

                            ICON INCOME FUND TEN, LLC
                                  EXHIBIT INDEX

Exhibit     Description
No.         -----------
--
            Underwriting Agreements
1.1         Form of Dealer-Manager Agreement*
1.2         Form of Selling  Dealer  Agreement*  Articles  of  Incorporation  or
            Corresponding Instruments
3.1         Certificate of Formation of ICON Income Fund Ten, LLC filed with the
            Delaware Secretary of State on January 2, 2003* Instruments Defining
            the Rights of Security Holders
4.1         ICON  Income  Fund Ten,  LLC's  Operating  Agreement  is included as
            Exhibit A to the prospectus*
4.2         Subscription  Agreement,  including  the member  signature  page and power of  attorney,  is  included  as  Exhibit C to the  prospectus*
            Opinion Re: Legality
5.1         Opinion  of Greene  Radovsky  Maloney & Share  LLP with  respect  to securities being registered* Opinion Re: Tax Matters
8.1         Opinion  of Greene  Radovsky  Maloney & Share  LLP with  respect  to certain tax matters* Material Contracts
10.1        Form of Escrow Agreement* Consents of Experts and Counsel
23.1        Consent of KPMG LLP*
23.2        Consent of [Hays & Company, LLC]*
23.3        Consent  of Greene  Radovsky  Maloney & Share  LLP  appears  in that
            firm's  opinion   (Exhibit  5.1)  and  is  incorporated   herein  by
            reference*
23.4        Consent  of Greene  Radovsky  Maloney & Share  LLP  appears  in that
            firm's  opinion   (Exhibit  8.1)  and  is  incorporated   herein  by
            reference* Additional Exhibits
99.1        Table VI - Acquisition of Equipment by the Prior Public Programs*

----------------------
*     Filed herewith.